This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 28, 2006
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-130408) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

FREE WRITING PROSPECTUS
(TO PROSPECTUS DATED JULY 28, 2006)
                                ---------------
                                 $1,417,352,000
                                 (Approximate)

                      MERRILL LYNCH MORTGAGE TRUST 2006-C2
                               as Issuing Entity

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                         IXIS REAL ESTATE CAPITAL INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                          as Sponsors and Loan Sellers
                                ---------------
     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 126 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately
$1,542,696,552 and the other characteristics described in this prospectus supplement.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE S-46 OF
THIS PROSPECTUS SUPPLEMENT AND ON PAGE 18 OF THE ACCOMPANYING BASE PROSPECTUS.

     The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in
September 2006. The offered certificates will accrue interest from August 1,
2006. The pass-through rates for some classes of the offered certificates will be variable. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

                                                               APPROXIMATE
                          EXPECTED         APPROXIMATE           INITIAL
                          RATINGS         INITIAL TOTAL       PASS-THROUGH       ASSUMED FINAL          RATED FINAL
                        MOODY'S/S&P     PRINCIPAL BALANCE         RATE         DISTRIBUTION DATE     DISTRIBUTION DATE
                       -------------   -------------------   --------------   -------------------   ------------------

Class A-1 ..........      Aaa/AAA          $ 46,567,000      %                    June 2011            August 2043
Class A-2 ..........      Aaa/AAA          $ 95,000,000      %                   January 2016          August 2043
Class A-3 ..........      Aaa/AAA          $110,000,000      %                    June 2016            August 2043
Class A-4 ..........      Aaa/AAA          $435,122,000      %                    July 2016            August 2043
Class A-1A .........      Aaa/AAA          $393,198,000      %                    July 2016            August 2043
Class AM ...........      Aaa/AAA          $154,270,000      %                   August 2016           August 2043
Class AJ ...........      Aaa/AAA          $109,917,000      %                   August 2016           August 2043
Class B ............       Aa2/AA          $ 30,854,000      %                   August 2016           August 2043
Class C ............      Aa3/AA-          $ 15,427,000      %                   August 2016           August 2043
Class D ............        A2/A           $ 26,997,000      %                   August 2016           August 2043

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, IXIS Securities North
America Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are
the underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith
Incorporated is acting as lead manager and sole bookrunning manager with respect to the offered certificates. IXIS Securities North America Inc.,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about August 17, 2006. We expect to receive from this offering
approximately $        in sale proceeds, plus accrued interest on the offered
certificates from and including August 1, 2006, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us.

MERRILL LYNCH & CO.                                IXIS SECURITIES NORTH AMERICA
GOLDMAN, SACHS & CO.                                              MORGAN STANLEY

           The date of this prospectus supplement is August   , 2006

                                                       TABLE OF CONTENTS

                                                      PROSPECTUS SUPPLEMENT

                                                                                                                            Page
                                                                                                                            ----

     Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with

                                       S-3

                                       S-4

Annex A-1    --    Certain Characteristics of the Mortgage Loans
Annex A-2    --    Certain Statistical Information Regarding the Mortgage Loans
Annex A-3    --    Mortgage Pool Prepayment Profile
Annex A-4    --    Hadley Center II Amortization Schedule
Annex B      --    Certain Characteristics Regarding Multifamily Properties
Annex C      --    Structural and Collateral Term Sheet
Annex D      --    Form of Trustee Report
Annex E      --    Global Clearance, Settlement And Tax Documentation Procedures

                                       S-5

      The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision
(including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

      A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

       IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS
                SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

      Information about the offered certificates is contained in two separate documents--

      o     this prospectus supplement, which describes the specific terms of the offered certificates; and

      o     the accompanying base prospectus, which provides general
            information, some of which may not apply to the offered
            certificates.

      You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying base prospectus.

      The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

      This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

      Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this prospectus supplement and the accompanying base prospectus. Accordingly references to "we," "us," "our"
and "depositor" in either this prospectus supplement or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                                       S-6

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

      The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

      The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

      Each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that:

      o     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

      o     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any
            Certificates in, from or otherwise involving the United Kingdom.

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the Relevant Implementation Date) it has not made and will not make an offer of offered certificates to the public in that Relevant Member
State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of offered certificates to the public in that
Relevant Member State:

      (a)   in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

                                       S-7

      (b)   at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in
            securities;

      (c)   at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (d)   at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of offered certificates to the public" in relation to any offered certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

      Until October , 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                       S-8

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2006-C2 CERTIFICATES

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2006-C2, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2

                                                              APPROX.
                                                                % OF
                             APPROX. %    APPROX. INITIAL     INITIAL                       APPROX.       WEIGHTED
              EXPECTED         TOTAL      TOTAL PRINCIPAL     MORTGAGE    PASS-THROUGH      INITIAL       AVERAGE
              RATINGS         CREDIT        BALANCE OR          POOL          RATE        PASS-THROUGH      LIFE        PRINCIPAL
 CLASS      MOODY'S/S&P       SUPPORT     NOTIONAL AMOUNT     BALANCE      DESCRIPTION        RATE        (YEARS)        WINDOW
-------     -----------      ---------    ---------------    ---------    ------------    ------------    --------    -------------

Offered Certificates
A-1           Aaa/AAA          30.000%    $    46,567,000       3.019%                         %             2.838    09/06 - 06/11
A-2           Aaa/AAA          30.000%    $    95,000,000       6.158%                         %             7.421    06/11 - 01/16
A-3           Aaa/AAA          30.000%    $   110,000,000       7.130%                         %             9.682    01/16 - 06/16
A-4           Aaa/AAA          30.000%    $   435,122,000      28.205%                         %             9.857    06/16 - 07/16
A-1A          Aaa/AAA          30.000%    $   393,198,000      25.488%                         %             9.485    09/06 - 07/16
AM            Aaa/AAA          20.000%    $   154,270,000      10.000%                         %             9.940    07/16 - 08/16
AJ            Aaa/AAA          12.875%    $   109,917,000       7.125%                         %             9.986    08/16 - 08/16
B             Aa2/AA           10.875%    $    30,854,000       2.000%                         %             9.986    08/16 - 08/16
C             Aa3/AA-           9.875%    $    15,427,000       1.000%                         %             9.986    08/16 - 08/16
D              A2/A             8.125%    $    26,997,000       1.750%                         %             9.986    08/16 - 08/16

Certificates Not Offered

E              A3/A-            7.000%    $    17,355,000       1.125%                         %             9.986    08/16 - 08/16
F            Baa1/BBB+          5.375%    $    25,069,000       1.625%                         %             9.986    08/16 - 08/16
G            Baa2/BBB           4.375%    $    15,427,000       1.000%                         %             9.986    08/16 - 08/16
H            Baa3/BBB-          3.375%    $    15,427,000       1.000%                         %             9.986    08/16 - 08/16
J             Ba1/BB+           2.750%    $     9,642,000       0.625%                         %             9.986    08/16 - 08/16
K             Ba2/BB            2.500%    $     3,857,000       0.250%                         %             9.986    08/16 - 08/16
L             Ba3/BB-           2.125%    $     5,785,000       0.375%                         %             9.986    08/16 - 08/16
M              B1/B+            1.875%    $     3,856,000       0.250%                         %             9.986    08/16 - 08/16
N              B2/B             1.625%    $     3,857,000       0.250%                         %             9.986    08/16 - 08/16
P              B3/B-            1.375%    $     3,857,000       0.250%                         %             9.986    08/16 - 08/16
Q              NR/NR            0.000%    $    21,212,551       1.375%                         %            11.993    08/16 - 08/26
X             Aaa/AAA            N/A      $ 1,542,696,551       N/A         Variable           %             N/A           N/A

      In reviewing the foregoing table, prospective investors should note that--

      o     The class A-1, A-2, A-3, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J,
            K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this prospectus supplement as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

                                       S-9

      o     The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

      o     For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class
            A-1, A-2, A-3, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K, L, M,
            N, P and Q certificates outstanding from time to time.

      o     The actual total principal balance or notional amount, as
            applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

      o     The ratings shown in the table are those expected from Moody's
            Investors Service, Inc. and Standard & Poor's Ratings Services, a
            division of The McGraw-Hill Companies, Inc., respectively. It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in August 2043. See "Ratings" in this prospectus supplement.

      o     The percentages indicated under the column "Approx. % Total Credit
            Support" with respect to the class A-1, A-2, A-3, A-4 and A-1A certificates represent the approximate credit support for those classes of certificates, collectively.

      o     Each class of certificates identified in the table as having a
            "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

      o     Each class of certificates identified in the table as having a "WAC
            Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

            (a)   the initial pass-through rate identified in the table with respect to that class, and

            (b)   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

      o     Each class of certificates identified in the table as having a "WAC"
            pass-through rate will have a variable pass-through rate equal to either: (a) a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time; or (b) a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, minus a specified percentage.

      o     The pass-through rate for the class X certificates will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total principal balance of the class X certificates will generally equal the excess, if any, of--

            1.    a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

            2.    the pass-through rate from time to time on the class of
                  principal balance certificates whose total principal balance constitutes the subject component.

                                      S-10

      o     The initial pass-through rates listed in the table for the class X certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

      o     As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

      o     As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

      o     The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

            1.    each mortgage loan with an anticipated repayment date is paid in full on that date,

            2.    no mortgage loan is otherwise prepaid prior to maturity,

            3.    no defaults or losses occur with respect to the mortgage
                  loans, and

            4.    no extensions of maturity dates of mortgage loans occur.

            See "Yield and Maturity Considerations--Weighted Average Lives" in
            this prospectus supplement.

      o     The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I,
            R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this prospectus supplement.

      o     When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

            1.    without regard to any increase in the mortgage interest rate that may occur in connection with a default,

            2.    without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the certificates,

            3.    without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated repayment date, is not repaid in full on or before that
                  anticipated repayment date, and

            4.    net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trust
                  administration fee accrue,

            as that net mortgage interest rate for that mortgage loan, unless it accrues interest on the basis of a 360-day year consisting of twelve
            30-day months, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

      The offered certificates will evidence beneficial ownership interests in the assets of the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and

                                      S-11

manufactured housing community mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this prospectus supplement.

      The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of August 1, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates.
The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available
Information" in the accompanying base prospectus.

                                                     RELEVANT PARTIES

ISSUING ENTITY............................   Merrill Lynch Mortgage Trust 2006-C2, a New York common law trust, is the entity that will hold and own the mortgage loans and in whose name the certificates will be issued. See "Transaction Participants--The Issuing
                                             Entity" in this prospectus supplement and "The Trust Fund--Issuing Entities"
                                             in the accompanying base prospectus.

DEPOSITOR.................................   We are Merrill Lynch Mortgage Investors, Inc., the depositor of the series
                                             2006-C2 securitization transaction. We are a special purpose Delaware corporation. Our address is 4 World Financial Center, 16th Floor, 250 Vesey
                                             Street, New York, New York 10080 and our telephone number is (212) 449-1000.
                                             We will acquire the mortgage loans and transfer them to the issuing entity.
                                             We are an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the
                                             sponsors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
                                             underwriters. See "Transaction Participants--The Depositor" in this prospectus supplement and "The Depositor" in the accompanying base prospectus.

SPONSORS / MORTGAGE LOAN SELLERS..........   Merrill Lynch Mortgage Lending, Inc., IXIS Real Estate Capital Inc.,
                                             Prudential Mortgage Capital Funding, LLC and Artesia Mortgage Capital
                                             Corporation will be the sponsors with respect to the series 2006-C2 securitization transaction. Merrill Lynch Mortgage Lending, Inc. is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith
                                             Incorporated, one of the underwriters. Prudential Mortgage Capital Funding,
                                             LLC is an affiliate of Prudential Mortgage Capital Company, LLC, one of the
                                             originators, and an affiliate of one of the master servicers, Prudential
                                             Asset Resources, Inc. IXIS Real Estate Capital Inc. is an affiliate of IXIS
                                             Securities North America Inc., one of the underwriters.

                                             We will acquire the mortgage loans that will back the certificates from the sponsors, each of which originated or acquired from an affiliate or a third party the mortgage loans to be transferred to the issuing entity.
                                             Accordingly, the sponsors are also referred to as mortgage loan sellers in this prospectus supplement.

                                      S-12

                                             The following table shows the number of mortgage loans that we expect will be sold to us by each sponsor and the respective percentages that those mortgage loans represent of the initial mortgage pool balance, the initial loan group
                                             1 balance and the initial loan group 2 balance.

                                                            AGGREGATE
                                              NUMBER OF    CUT-OFF DATE  % OF INITIAL    % OF INITIAL   % OF INITIAL
                                              MORTGAGE      PRINCIPAL      MORTGAGE      LOAN GROUP 1   LOAN GROUP 2
              MORTGAGE LOAN SELLER              LOANS        BALANCE     POOL BALANCE      BALANCE        BALANCE
-------------------------------------------   ---------  --------------  -------------   ------------   ------------

1. Merrill Lynch Mortgage Lending, Inc.          30      $  531,555,835     34.46%          24.58%         63.33%
2. IXIS Real Estate Capital Inc.                 38         460,935,835     29.88%          34.58%         16.13%
3. Prudential Mortgage Capital Funding, LLC      30         358,032,793     23.21%          25.84%         15.52%
4. Artesia Mortgage Capital Corporation          28         192,172,089     12.46%          15.00%          5.02%
                                              ---------  --------------  -------------   ------------   ------------
                                                126      $1,542,696,552    100.00%         100.00%        100.00%
                                              =========  ==============  =============   ============   ============

                                             See "Transaction Participants--The Sponsors, Mortgage Loan Sellers and
                                             Originators" in this prospectus supplement and "The Sponsor" in the accompanying base prospectus.

ORIGINATORS...............................   Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller. See "Transaction
                                             Participants--The Sponsors, Mortgage Loan Sellers and Originators" in this prospectus supplement.

TRUSTEE...................................   LaSalle Bank National Association, a national banking association, whose principal offices are located in Chicago, Illinois, will act as trustee on behalf of all the certificateholders. The corporate trust office of LaSalle
                                             Bank is located at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois
                                             60603, Attention: Global Securities and Trust Services--Merrill Lynch
                                             Mortgage Trust 2006-C2. The trustee will be responsible for distributing payments to certificateholders and delivering or otherwise making available certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans. In addition, the trustee will also be primarily responsible for back-up advancing. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. See "Transaction Participants--The Trustee" in
                                             this prospectus supplement.

MASTER SERVICERS..........................   Upon initial issuance of the certificates, Wachovia Bank, National
                                             Association, a national banking association, and Prudential Asset Resources,
                                             Inc., a Delaware corporation, will act as the master servicers with respect to the mortgage loans. Its servicing offices are located at NC 1075, 8739
                                             Research Drive URP1, Charlotte, North Carolina 28262 and its telephone number is (800) 326-1334. Prudential Asset Resources, Inc. is an affiliate of
                                             Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, and an affiliate of Prudential Mortgage Capital Company, LLC, an originator.
                                             Its servicing offices are located at 2200 Ross Avenue, Suite 4900E, Dallas,
                                             Texas 75201.

                                      S-13

                                             Wachovia Bank, National Association will act as master servicer with respect to the mortgage loans that we acquire from Merrill Lynch Mortgage Lending,
                                             Inc., IXIS Real Estate Capital Inc. and Artesia Mortgage Capital Corporation.
                                             Prudential Asset Resources, Inc. will act as master servicer with respect to the mortgage loans that we acquire from Prudential Mortgage Capital Funding,
                                             LLC.

                                             The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers: (a) mortgage loans as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) mortgage loans as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicers will be the primary parties responsible for making delinquency advances and servicing advances under the pooling and servicing agreement. See
                                             "Transaction Participants--The Master Servicers and the Special Servicer" in
                                             this prospectus supplement.

SPECIAL SERVICER..........................   Upon initial issuance of the certificates, J.E. Robert Company, Inc., a
                                             Virginia corporation, will act as special servicer with respect to the mortgage loans and any related foreclosure properties. The special servicer will be primarily responsible for making decisions and performing certain servicing functions, including work-outs and foreclosures, with respect to the mortgage loans that, in general, are in default or as to which default is reasonably foreseeable and for liquidating foreclosure properties that are acquired as part of the assets of the issuing entity. See "Transaction
                                             Participants--The Master Servicers and the Special Servicer" in this prospectus supplement.

PRIMARY SERVICER..........................   Upon initial issuance of the certificates, Capmark Finance Inc., a California corporation, will act as primary servicer with respect to the mortgage loans sold to the depositor by IXIS Real Estate Capital Inc. Wachovia Bank,
                                             National Association, will pay the primary servicing fees of Capmark. See
                                             "Transaction Participants--The Primary Servicer" in this prospectus supplement.

SIGNIFICANT OBLIGORS......................   The mortgage loan identified on Annex A-1 to this prospectus supplement as
                                             ARC Portfolio, represents a portion of the initial mortgage pool balance in excess of 10% and therefore, the related borrower will be considered a significant obligor. See Annex C, "Description of the Ten Largest Mortgage
                                             Loans or Groups of Cross-Collateralized Mortgage Loans--ARC Portfolio" in
                                             this prospectus supplement.

RLJ PORTFOLIO TRUST MORTGAGE LOAN,
   MASTER SERVICER AND SPECIAL SERVICER...   Notwithstanding the foregoing, the mortgage loan identified on Annex A-1 to this prospectus supplement as RLJ Portfolio will be serviced and administered pursuant to the Wachovia Bank Commercial Mortgage Trust Commercial Mortgage
                                             Pass-Through Certificates Series 2006-C27 pooling and servicing

                                      S-14

                                             agreement (the governing document for the Wachovia Bank series 2006-C27 commercial mortgage securitization) upon the closing of that commercial mortgage securitization (which is expected to be shortly after the closing of the 2006-C2 securitization), which provides for servicing arrangements that are similar but not identical to those under the pooling and servicing agreement. In that regard--

                                             o     Wells Fargo Bank, N.A., which is the trustee under the series 2006-C27 pooling and servicing agreement, will, in that capacity, be the mortgagee of record for the mortgage loan secured by the ARC Portfolio mortgaged real property;

                                             o     Wachovia Bank, National Association, which is the master servicer under the series 2006-C27 pooling and servicing agreement, will, in that capacity, be the master servicer for the RLJ Portfolio trust mortgage loan; and

                                             o     LNR Partners, Inc., which is the special servicer under the series
                                                   2006-C27 pooling and servicing agreement, will, in that capacity, be the special servicer of the RLJ Portfolio trust mortgage loan.

                                             The controlling class representative will not be permitted to replace the special servicer under the 2006-C27 pooling and servicing agreement.

                                             Prior to the closing of the series 2006-C27 securitization, the RLJ Portfolio loan combination will be serviced pursuant to an interim servicing agreement, which is substantially similar to the series 2006-C27 Pooling and Servicing
                                             Agreement.

                                             References in this prospectus supplement, however, to the trustee, the applicable master servicer and the special servicer will mean the trustee, the master servicer and the special servicer under the series 2006-C2 pooling and servicing agreement unless the context clearly indicates otherwise.

CONTROLLING CLASS OF CERTIFICATEHOLDERS...   The holders--or, if applicable, beneficial owners--of certificates representing a majority interest in a designated controlling class of the certificates will have the right, subject to the conditions described under
                                             "Servicing of the Mortgage Loans--The Controlling Class Representative and
                                             the Loan Combination Controlling Parties" and "--Replacement of the Special
                                             Servicer" in this prospectus supplement, to--

                                             o     replace the special servicer; and

                                             o     select a representative that may direct and advise the special servicer on various servicing matters with respect to the mortgage loans, except to the extent that the holder of a related A-note loan, which holder is described under "--The Loan Combination Controlling Parties" below, may exercise those, or similar, rights

                                      S-15

                                                   with respect to the mortgage loan (loan number 3) that we identify on
                                                   Annex A-1 to this prospectus supplement as being secured by the RLJ
                                                   Portfolio mortgaged real property.

                                             Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. The initial controlling class of certificateholders will be the class Q certificateholders.

THE LOAN COMBINATION CONTROLLING
   PARTIES................................   As indicated under "--The Mortgage Loans and the Mortgaged Real
                                             Properties--The Loan Combinations" below, three (3) mortgage loans are each part of a loan combination that is comprised of that mortgage loan (or, in the case of the ARC Portfolio mortgage loan, is comprised of two mortgage loans), which will be transferred to the issuing entity, and one or more other loans that will not be transferred to the issuing entity.

                                             In the case of two (2) of the three (3) loan combinations referred to above, which are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as ARC Portfolio and The Lake in the Woods, respectively, the controlling class representative will have the right to direct and advise the applicable master servicer and special servicer on various servicing matters regarding the related loan combination.

                                             In the case of one (1) of the three (3) loan combinations referred to above, which is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as RLJ Portfolio, such mortgage loan will be serviced by the servicing parties under and pursuant to the pooling and servicing agreement governing the Wachovia Bank series 2006-C27 securitization upon the closing of such securitization as described above under "--RLJ Portfolio Trust Mortgage Loan, Master Servicer and Special
                                             Servicer." The controlling class representative of the Wachovia Bank series
                                             2006-C27 securitization (as designee of the holder of one the related A-note loans that will be included in such securitization), will have the right, in lieu of the controlling class representative, to direct and advise the master servicer and the special servicer under the series 2006-C27 pooling and servicing agreement on various servicing matters with respect to the mortgage loan combination and the related mortgaged real property. The controlling class representative will have consultation rights in respect of certain servicing actions involving the RLJ Portfolio loan combination.

                                             See "Description of the Mortgage Pool--The Loan Combinations--The ARC
                                             Portfolio Loan Combination" and "--The RLJ Portfolio Loan Combination" and
                                             "Servicing of the Mortgage Loans--The Controlling Class Representative and
                                             the Loan Combination Controlling Parties" in this prospectus supplement.

                                      S-16

                                                RELEVANT DATES AND PERIODS

CUT-OFF DATE..............................   References in this prospectus supplement to the "cut-off date" mean, individually and collectively, as the context may require, with respect to each mortgage loan, the related due date of that mortgage loan in August 2006 or, with respect to any mortgage loan that has its first due date in
                                             September 2006, August 1, 2006. All payments and collections received on each mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity.

CLOSING DATE..............................   The date of initial issuance for the offered certificates will be on or about
                                             August 17, 2006.

DETERMINATION DATE........................   For any distribution date, the fourth business day prior to the distribution date.

                                             Notwithstanding the foregoing, the applicable master servicer may make its determination as to the collections received in respect of certain mortgage loans as of a later date during each month because those mortgage loans provide for monthly debt service payments to be due on a day later than the first day of each month, but which, subject to the applicable business day convention, is not later than the 11th day of each month.

                                             With respect to any distribution date, references in this prospectus supplement to "determination date" mean, as to each mortgage loan, the applicable determination date occurring in the same month as that distribution date.

DISTRIBUTION DATE.........................   Payments on the offered certificates are scheduled to occur monthly, commencing in September 2006. During any given month, the distribution date will be the 12th day of such month or, if the 12th day is not a business day, the next succeeding business day.

RECORD DATE...............................   The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date, except that the last payment on any offered certificate will be made only upon presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION DATE.............   The rated final distribution date for each class of the offered certificates is the distribution date in August 2043.

ASSUMED FINAL DISTRIBUTION DATES..........   Set forth opposite each class of offered certificates in the table below is the distribution date on which the principal balance of that class is expected to be paid in full, assuming, among other things, no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the mortgage loans after the initial issuance of the certificates. For purposes of the table, each

                                      S-17

                                             mortgage loan with an anticipated repayment date is assumed to be repaid in full on its anticipated repayment date.

                                                                                      MONTH AND YEAR OF ASSUMED FINAL
                                                      CLASS                                  DISTRIBUTION DATE
                                             -----------------------                  --------------------------------

                                                       A-1                                       June 2011
                                                       A-2                                      January 2016
                                                       A-3                                       June 2016
                                                       A-4                                       July 2016
                                                      A-1A                                       July 2016
                                                       AM                                       August 2016
                                                       AJ                                       August 2016
                                                        B                                       August 2016
                                                        C                                       August 2016
                                                        D                                       August 2016

                                             See the maturity assumptions described under "Yield and Maturity
                                             Considerations" in this prospectus supplement for further assumptions that were taken into account in determining the assumed final distribution dates.

COLLECTION PERIOD.........................   On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. In general, each collection period--

                                             o     will relate to a particular distribution date;

                                             o     will be approximately one month long;

                                             o     will begin on the day after the determination date in the immediately preceding month or, in the case of the first collection period, will begin immediately following the cut-off date; and

                                             o     will end on the determination date in the month of the related distribution date.

                                             However, the collection period for any distribution date for certain mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date because the determination dates for those mortgage loans may not be the same as the determination date for the rest of the mortgage pool. Accordingly, there may be more than one collection period with respect to some distribution dates.

                                             With respect to any distribution date, references in this prospectus supplement to "collection period" mean, as to each mortgage loan, the applicable collection period ending in the month in which that distribution date occurs.

INTEREST ACCRUAL PERIOD...................   The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The

                                      S-18

                                             interest accrual period with respect to each class of interest-bearing certificates for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest will be calculated with respect to each class of interest-bearing certificates assuming that each interest accrual period consists of 30 days and each year consists of 360 days.

                                         DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL...................................   The issuing entity will issue 25 classes of the certificates with an approximate total principal balance at initial issuance equal to
                                             $1,542,696,551. Ten (10) of those classes of the certificates are being offered by this prospectus supplement. The classes offered by this prospectus supplement are identified on the cover hereof. The remaining classes of the certificates will be offered separately in a private offering.

REGISTRATION AND DENOMINATIONS............   We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

                                             You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                             Denominations" in this prospectus supplement and under "Description of the
                                             Certificates--Book-Entry Registration" in the accompanying base prospectus.

PAYMENTS

A. GENERAL................................   For purposes of making distributions with respect to the class A-1, A-2, A-3,
                                             A-4 and A-1A certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 106 mortgage loans, with an initial loan group 1 balance of $1,149,498,250 and representing approximately 74.51% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 20 mortgage loans, with an initial loan group 2 balance of $393,198,302 and representing approximately
                                             25.49% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

                                             On each distribution date, to the extent of available funds attributable to the mortgage loans as described below, which available funds will be net of specified expenses of the issuing entity, including all servicing fees, trust administration fees and other compensation, the trustee will make payments of interest

                                      S-19

                                             and, except in the case of the class X certificates, principal to the holders of the following classes of certificates in the following order:

                                                   PAYMENT ORDER                     CLASS
                                             --------------------------    -------------------------

                                                         1                      A-1, A-2, A-3,
                                                                                A-4, A-1A and X
                                                         2                            AM
                                                         3                            AJ
                                                         4                             B
                                                         5                             C
                                                         6                             D
                                                         7                             E
                                                         8                             F
                                                         9                             G
                                                         10                            H
                                                         11                            J
                                                         12                            K
                                                         13                            L
                                                         14                            M
                                                         15                            N
                                                         16                            P
                                                         17                            Q

                                             Payments of interest in respect of the class A-1, A-2, A-3 and A-4 certificates will be made pro rata, based on entitlement, to the extent of available funds attributable to the mortgage loans in loan group 1. Payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2.
                                             Payments of interest on the class X certificates will be made without regard to loan groups. If, on any distribution date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid with respect to any of the class A-1, A-2, A-3, A-4, A-1A and/or X certificates, then the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                             The allocation of principal payments among the class A-1, A-2, A-3, A-4 and
                                             A-1A certificates also takes into account loan groups and is described under
                                             "--Payments--Payments of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to payments of principal. See "Description of the Offered Certificates--Payments--Priority
                                             of Payments" in this prospectus supplement.

                                             No payments or other collections on the A-note non trust loans described under "--The Mortgage Loans and the Mortgaged Real Properties--Loan
                                             Combinations" below, which are not assets of the issuing entity, will be available for distributions on the certificates. See "Description of the
                                             Mortgage Pool--Loan Combination" in this prospectus supplement.

                                      S-20

B.  PAYMENTS OF INTEREST..................   Each class of certificates (other than the class Z, R-I and R-II certificates) will bear interest.  With respect to each interest-bearing class of certificates that interest will accrue during each interest accrual period based upon--

                                             o     the pass-through rate applicable for the particular class of certificates for that interest accrual period;

                                             o     the total principal balance or notional amount, as the case may be, of the particular class of certificates outstanding immediately prior to the related distribution date; and

                                             o     the assumption that each year consists of twelve 30 day months.

                                             A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered
                                             Certificates--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective interest-bearing classes of the certificates (other than the class X certificates).

                                             On each distribution date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of: (a) all interest accrued with respect to your class of offered certificates during the related interest accrual period; plus (b) any interest that was payable with respect to your class of offered certificates on all prior distribution dates, to the extent not previously paid; less (c) except in the case of the class X certificates, your class's share of any shortfalls in interest collections due to prepayments on mortgage loans that are not offset by certain payments made by, in each case, the applicable master servicer.

                                             If, as described below under "--Payments of Principal," collections of principal are insufficient to make a full reimbursement for nonrecoverable advances, those amounts may be reimbursed from interest on the mortgage loans, thereby reducing the amount of interest otherwise distributable on the interest-bearing certificates on the related distribution date.

                                             See "Description of the Offered Certificates--Payments--Payments of
                                             Interest," "--Payments--Priority of Payments" and "--Calculation of
                                             Pass-Through Rates" in this prospectus supplement.

C.  PAYMENTS OF PRINCIPAL.................   The class X, R-I, R-II and Z certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under "--Payments--General" above, however, the holders of each class of principal balance certificates will be

                                      S-21

                                             entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. The trustee will be required to make payments of principal in a specified sequential order to ensure that--

                                             o     no payments of principal will be made to the holders of the class E, F,
                                                   G, H, J, K, L, M, N, P or Q certificates until the total principal balance of the offered certificates is reduced to zero;

                                             o     no payments of principal will be made to the holders of the class AM,
                                                   AJ, B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                                             o     except as described under "--Amortization, Liquidation and Payment
                                                   Triggers" below, payments of principal will be made--

                                                   (i)   to, first, the holders of the class A-1 certificates, until the total principal balance of such certificates is reduced to zero, second, the holders of the class A-2 certificates, until the total principal balance of such certificates is reduced to zero, third, the holders of the class A-3 certificates, until the total principal balance of such certificates is reduced to zero, and fourth, the holders of the class A-4 certificates, until the total principal balance of such certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 1 and, after the total principal balance of the class A-1A certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 2, and

                                                   (ii)  to the holders of the class A-1A certificates, until the total principal balance of such certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 2 and, after the total principal balance of the class A-1, A-2, A-3 and A-4 certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 1.

                                             The total payments of principal to be made on the principal balance certificates on any distribution date will generally be a function of--

                                             o     the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either

                                      S-22

                                                   received as of the end of that collection period or advanced by the applicable master servicer or the trustee; and

                                             o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

                                             However, if the applicable master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance, together with any interest accrued on that advance, that it has determined is not ultimately recoverable out of collections on the related mortgage loan, then that advance, together with interest accrued on that advance, will be reimbursed first out of payments and other collections of principal on all the mortgage loans, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date, prior to being reimbursed out of payments and other collections of interest on all the mortgage loans.

                                             Additionally, if any advance, together with interest accrued on that advance, with respect to a defaulted mortgage loan remains unreimbursed following the time that the mortgage loan is modified and returned to performing status, then (even though that advance has not been deemed nonrecoverable from collections on the related mortgage loan) the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance, with interest, on a monthly basis, out of payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for advances that are nonrecoverable on a loan-specific basis as described in the prior paragraph, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date.

                                             Reimbursements of the advances described in the prior two paragraphs will generally be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal with respect to the class A-1, A-2, A-3, A-4 or A-1A certificates may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not primarily relate to such class of certificates.

                                             If any advance described above is not reimbursed in whole on any distribution date due to insufficient principal collections and, solely in the case of an advance that is nonrecoverable on a loan-specific basis, interest collections on the mortgage pool during

                                      S-23

                                             the related collection period, then the portion of that advance which remains unreimbursed will be carried over, and continue to accrue interest, for reimbursement on the following distribution date.

                                             The payment of certain default-related or otherwise unanticipated expenses with respect to any mortgage loan may reduce the amounts allocable as principal of that mortgage loan and, accordingly, the principal distributions on the principal balance certificates.

                                             See "Description of the Offered Certificates--Payments--Payments of
                                             Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D.  AMORTIZATION, LIQUIDATION AND
    PAYMENT TRIGGERS......................   As a result of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates could be reduced to zero at a time when the class A-1, A-2, A-3, A-4 and A-1A certificates remain outstanding. See "--Description of the Offered
                                             Certificates--Allocation of Losses on the Mortgage Loans and Other
                                             Unanticipated Expenses" below. If the total principal balance of the class
                                             AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates is reduced to zero at a time when the class A-1, A-2, A-3, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, any payments of principal will be distributed to the holders of the outstanding class A-1,
                                             A-2, A-3, A-4 and A-1A certificates, pro rata, rather than sequentially, in accordance with their respective principal balances and without regard to loan groups.

E. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD MAINTENANCE
   CHARGES................................   You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans. Any distributions of those amounts would be in addition to the distributions of principal and interest described above.

                                             If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments
                                             of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                                             o     the holders of any of the class A-1, A-2, A-3, A-4, A-1A, AM, AJ, B, C,
                                                   D, E, F, G and/or H certificates that are then entitled to receive payments of principal with respect to the loan group that includes the prepaid mortgage loan; and/or

                                             o     the holders of the class X certificates.

                                      S-24

                                             All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the issuing entity and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

                                             See "Description of the Offered Certificates--Payments--Payments of
                                             Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

F.  FEES AND EXPENSES.....................   The amounts available for distribution on the certificates on any distribution date will generally be net of the following amounts:

           TYPE / RECIPIENT                                       AMOUNT/SOURCE                               FREQUENCY
--------------------------------------   ---------------------------------------------------------------    --------------

FEES

Master Servicing Fee / Master            Payable with respect to each and every mortgage loan held by          Monthly
   Servicers                             the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing
                                         entity.  With respect to each such mortgage loan, the master servicing fee will: (1) generally be calculated for the same number of days and on the same principal amount as interest accrues or is deemed to accrue on that mortgage loan; (2)
                                         accrue at an annual rate that ranges, on a loan-by-loan basis, from 0.0200% to 0.1350% per annum; and (3) be payable (a)
                                         monthly from amounts allocable as interest with respect to that mortgage loan and/or (b) if the subject mortgage loan and any related foreclosure property has been liquidated on behalf of, among others, the certificateholders, out of general
                                         collections on the mortgage pool.  Master servicing fees with respect to any mortgage loan will include the primary servicing fees payable by the applicable master servicer to any
                                         sub-servicer with respect to that mortgage loan.

Additional Master Servicing              o    Prepayment interest excesses (that result after such           Time to time
   Compensation / Master Servicers            prepayment interest excesses are netted against prepayment interest shortfalls as further discussed herein) collected on mortgage loans that are the subject of a principal
                                              prepayment in full or in part after their respective due
                                              dates in any collection period;

                                         o    All interest and investment income earned on amounts on          Monthly
                                              deposit in accounts maintained by a master servicer, to
                                              the extent not otherwise payable to the borrowers;

                                         o    On non-specially serviced mortgage loans, late payment         Time to time
                                              charges and default interest actually collected with
                                              respect to the subject mortgage loan accrued during any
                                              collection period such mortgage loan was non-specially
                                              serviced, but only to the extent not otherwise allocable
                                              to pay the following items with respect to the subject
                                              mortgage loan: (i) interest on advances; or (ii)
                                              additional trust fund expenses currently payable or
                                              previously paid with respect to the subject mortgage loan
                                              or related mortgaged real property from collections on the mortgage pool and not previously reimbursed;

                                         o    100%--or, if the consent of the special servicer is            Time to Time
                                              required with respect to the subject action, 50%-- of each assumption fee, modification fee, defeasance fee,
                                              extension fee other similar fee or fees actually paid by a borrower with respect to any assumption, modification,
                                              defeasance or other agreement entered into by the
                                              applicable master servicer; and

                                      S-25

           TYPE / RECIPIENT                                       AMOUNT/SOURCE                               FREQUENCY
--------------------------------------   ---------------------------------------------------------------    --------------

                                         o    100% of assumption application fees.                           Time to Time

Special Servicing Fee / Special          Payable with respect to each mortgage loan that is being              Monthly
   Servicer                              specially serviced or as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity.  With respect to each such mortgage loan, the special servicing fee will: (a) accrue for the same number of days and on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; (b) accrue at a special servicing fee rate of 0.25% per annum; and (c) be payable monthly from general collections on the mortgage pool.

Workout Fee / Special Servicer           Payable with respect to each specially serviced mortgage loan       Time to time
                                         that the special servicer successfully works out.  The workout fee will be payable out of, and will be calculated by
                                         application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it is not returned to special servicing by
                                         reason of an actual or reasonably foreseeable default.

Principal Recovery Fee / Special         Subject to the exceptions described under "The Pooling and          Time to time
   Servicer                              Servicing Agreement--Servicing and Other Compensation and
                                         Payment of Expenses--Principal Special Servicing
                                         Compensation--The Principal Recovery Fee" in this prospectus supplement, payable with respect to:  (a) each specially
                                         serviced mortgage loan--or any replacement mortgage loan
                                         substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b)
                                         any specially serviced mortgage loan or foreclosure property as to which the special servicer receives any liquidation
                                         proceeds, sale proceeds, insurance proceeds or condemnation proceeds.  As to each such specially serviced mortgage loan or foreclosure property, the principal recovery fee will be
                                         payable from, and will be calculated by application of a
                                         principal recovery fee rate of 1.0% to, the related payment or proceeds.

Additional Special Servicing             o    All interest and investment income earned on amounts on          Monthly
   Compensation / Special Servicer            deposit in accounts maintained by the special servicer;

                                         o    On specially serviced mortgage loans, late payment charges     Time to time
                                              and default interest actually collected with respect to
                                              the subject mortgage loan accrued during any collection
                                              period such mortgage loan was a specially serviced, but
                                              only to the extent not otherwise allocable to pay the
                                              following items with respect to the subject mortgage loan:
                                              (i) interest on advances; or (ii) additional trust fund
                                              expenses currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real
                                              property from collections on the mortgage pool and not
                                              previously reimbursed;

                                         o    With respect to any specially serviced mortgage loan, 100%     Time to time
                                              of assumption fees or modification fees actually paid by a borrower with respect to any assumption or modification;
                                              and

                                         o    With respect to any non-specially serviced mortgage loan,      Time to time
                                              if the consent of the special servicer is required with
                                              respect to the subject action,  50% of assumption fees,
                                              modification fees, defeasance fees, and other fees
                                              actually paid by a borrower with respect to any
                                              assumption,  modification, defeasance or other agreement
                                              entered into by the applicable master servicer.

                                      S-26

           TYPE / RECIPIENT                                       AMOUNT/SOURCE                               FREQUENCY
--------------------------------------   ---------------------------------------------------------------    --------------

Trust Administration Fee / Trustee       Payable out of general collections on the mortgage pool and,          Monthly
                                         for any distribution date, will equal one month's interest at
                                         0.00155% per annum with respect to each and every mortgage loan held by the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been
                                         acquired as foreclosure property as part of the assets of the issuing entity.

Additional Trust Administration          All interest and investment income earned on amounts on deposit       Monthly
   Compensation/ Trustee                 in accounts maintained by the trustee.

EXPENSES

Servicing Advances / Trustee, Master     To the extent of funds available, the amount of any servicing       Time to time
   Servicers or Special Servicer         advances.(1)

Interest on Servicing Advances /         At a rate per annum equal to a published prime rate, accrued on     Time to time
   Master Servicers, Special Servicer    the amount of each outstanding servicing advance.(2)
   or Trustee

P&I Advances / Master Servicers and      To the extent of funds available, the amount of any P&I             Time to Time
   Trustee                               advances.(1)

Interest on P&I Advances / Master        At a rate per annum equal to a published prime rate, accrued on     Time to Time
   Servicers and Trustee                 the amount of each outstanding P&I advance.(2)

Indemnification Expenses / Trustee and   Amount to which such party is entitled to indemnification under     Time to time
   any director, officer, employee or    the pooling and servicing agreement.(3)
   agent of the Trustee; Depositor,
   Master Servicers or Special
   Servicer and any director, officer,
   employee or agent of Depositor, the
   Master Servicers or Special
   Servicer

_______________________

(1)   Reimbursable out of collections on the related mortgage loan, except that:
      (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

                                             The foregoing fees and expenses will generally be payable prior to distribution on the offered certificates. If any of the foregoing fees and expenses are identified as being payable out of a particular source of funds, then the subject fee or expense, as the case may be, will be payable out of that particular source of funds prior to any application of those funds to make payments with respect to the offered certificates. In addition, if any of the foregoing fees and expenses are identified as being payable out of general collections with respect to the mortgage pool, then the

                                      S-27

                                             subject fee or expense, as the case may be, will be payable out of those general collections prior to any application of those general collections to make payments with respect to the offered certificates. Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for these fees and expenses, as well as information regarding other fees and expenses, is set forth under "Description of the Offered Certificates--Fees and Expenses" in
                                             this prospectus supplement.

G.  PAYMENTS OF ADDITIONAL INTEREST.......   On each distribution date, any additional interest collected during the related collection period on a mortgage loan with an anticipated repayment date will be distributed to the holders of the class Z certificates. See
                                             "Description of the Offered Certificates--Payments--Payments of Additional
                                             Interest" in this prospectus supplement.

ALLOCATION OF LOSSES ON THE MORTGAGE LOANS
   AND OTHER UNANTICIPATED EXPENSES.......   Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable on a loan-specific basis and/or default-related and other unanticipated expenses of the issuing entity (such as interest on advances, special servicing fees, workout fees and liquidation fees), the total principal balance of the mortgage pool, less any related outstanding advances of principal, may fall below the total principal balance of the principal balance certificates. For purposes of this determination only, effect will not be given to any reductions of the principal balance of any mortgage loan for payments of principal collected on the mortgage loans that were used to reimburse any advances outstanding after a workout of another mortgage loan to the extent those advances are not otherwise determined to be nonrecoverable on a loan-specific basis. If and to the extent that those losses, reimbursements and expenses cause the total principal balance of the mortgage pool, less any related outstanding advances of principal, to be less than the total principal balance of the principal balance certificates following the payments made on the certificates on any distribution date, the total principal balances of the following classes of principal balance certificates will be successively reduced in the following order, until the deficit is eliminated:

                                      S-28

                                                            REDUCTION ORDER                           CLASS
                                                      ---------------------------          -------------------------

                                                                   1                                    Q
                                                                   2                                    P
                                                                   3                                    N
                                                                   4                                    M
                                                                   5                                    L
                                                                   6                                    K
                                                                   7                                    J
                                                                   8                                    H
                                                                   9                                    G
                                                                  10                                    F
                                                                  11                                    E
                                                                  12                                    D
                                                                  13                                    C
                                                                  14                                    B
                                                                  15                                    AJ
                                                                  16                                    AM
                                                                  17                              A-1, A-2, A-3,
                                                                                                   A-4 and A-1A

                                             Any reduction to the total principal balances of the class A-1, A-2, A-3, A-4 and A-1A certificates will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups.

                                             See "Description of the Offered Certificates--Reductions to Certificate
                                             Principal Balances in Connection with Realized Losses and Additional Trust
                                             Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS..................   Except as described below, each master servicer will be required to make advances of principal and/or interest due on the mortgage loans master serviced thereby with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee must make any of those advances that the applicable master servicer is required to but fails to make. As described under "Description of the Offered Certificates--Advances of
                                             Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
                                             this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at a published prime rate, as described in that section of this prospectus supplement.

                                             Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any advance that it determines, in its reasonable judgment, will not be recoverable (together with interest accrued on that advance) from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of non-recoverability made by a master servicer. The special servicer may also determine that any interest and/or principal advance made or proposed to be made by a master servicer or the trustee is not or will not be, as applicable, recoverable, together with interest accrued on that advance, from proceeds of the mortgage loan to which that

                                      S-29

                                             advance relates, and the applicable master servicer and the trustee will be entitled to rely on any determination of nonrecoverability made by the special servicer and will be required to act in accordance with that determination.

                                             In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage Loans--Required Appraisals" in, and describe in the glossary to, this prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for that mortgage loan, the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving mortgage loans with relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, subject to the discussion below regarding the loan combinations, it is determined that:

                                             o     the sum of the principal balance of the subject mortgage loan plus other delinquent amounts due under the subject mortgage loan exceeds

                                             o     an amount generally equal to:

                                                   1.    90% of the new estimated value of the related mortgaged real property, which value may be reduced by the special servicer based on its review of the related appraisal and other relevant information; plus

                                                   2.    certain other amounts such as escrow funds,

                                             then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, which will be deemed to be reduced by any outstanding advances of principal in respect of that mortgage loan. In the event advances of interest are so reduced, funds available to make payments on the certificates then outstanding will be reduced.

                                             The calculation of any appraisal reduction amount in respect of any trust mortgage loan that is part of a loan combination will take into account the related B-note loan, if applicable. The special servicer will determine whether an appraisal reduction amount exists with respect to any of those loan combinations based on a calculation that generally treats the subject loan combination as if it were a single mortgage loan. Any resulting appraisal reduction amount with respect to any of those loan combinations will be allocated, first (if applicable) to the related B-note loan (up to the amount of the outstanding principal balance of that B-note loan), and then to the related mortgage loan held by the issuing entity and the other related A-note mortgage loans not held by the issuing entity, on a pro rata basis. The amount of advances of interest on each of the

                                      S-30

                                             mortgage loans held by the issuing entity that is part of a loan combination will be reduced so as to take into account any appraisal reduction amount allocable to the subject mortgage loan.

                                             None of the master servicers or the trustee will be required to make advances of principal and/or interest with respect to any mortgage loan that is not held by the issuing entity.

                                             See "Description of the Offered Certificates--Advances of Delinquent Monthly
                                             Debt Service Payments and Reimbursement of Advances" and "Servicing of the
                                             Mortgage Loans--Required Appraisals" in this prospectus supplement. See also
                                             "Description of the Governing Documents--Advances" in the accompanying base prospectus.

REPORTS TO CERTIFICATEHOLDERS.............   On each distribution date, the trustee will make available on its internet website, initially located at www.etrustee.net, or provide on request, to the registered holders of the offered certificates, a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee reports will detail, among other things, the distributions made to the certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.

                                             You may also review on the trustee's website, initially located at
                                             www.etrustee.net, or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans.

                                             See "Description of the Offered Certificates--Reports to Certificateholders;
                                             Available Information" in this prospectus supplement.

OPTIONAL AND OTHER TERMINATION............   Specified parties to the transaction may purchase all of the mortgage loans and any foreclosure properties held by the issuing entity, and thereby terminate the issuing entity, when the aggregate principal balance of the mortgage loans, less any outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance.

                                             In addition, if, following the date on which the total principal balance of the offered certificates is reduced to zero, all of the remaining certificates (but excluding the class Z, R-I and R-II certificates) are held by the same certificateholder, the issuing entity may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and any foreclosure properties held by the issuing entity at the time of exchange.

                                             See "Description of the Offered Certificates--Termination" in this prospectus supplement.

                                      S-31

                                   THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL...................................   In this section, we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                             o     "Description of the Mortgage Pool";

                                             o     "Risk Factors--Risks Related to the Mortgage Loans";

                                             o     Annex A-1--Certain Characteristics of the Mortgage Loans;

                                             o     Annex A-2--Certain Statistical Information Regarding the Mortgage
                                                   Loans;

                                             o     Annex A-3--Mortgage Pool Prepayment Profile;

                                             o     Annex A-4--Hadley Center II Amortization Schedule;

                                             o     Annex B--Certain Characteristics Regarding Multi-family Properties; and

                                             o     Annex C--Description of the Ten Largest Mortgage Loans or Groups of
                                                   Cross-Collateralized Mortgage Loans.

                                             When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to be transferred to the issuing entity, please note that--

                                             o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

                                             o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

                                             o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

                                             o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the initial

                                      S-32

                                                   loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

                                             o     when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

                                             o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents;

                                             o     unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan held by the issuing entity that is part of a loan combination includes the related A-note loans not included in the issuing entity;

                                             o     unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan held by the issuing entity that is part of a loan combination excludes the related B-note loan not included in the issuing entity;

                                             o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
                                                   5% larger or smaller than indicated;

                                             o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

                                             o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

                                      S-33

SUBSTITUTIONS, ACQUISITIONS AND
   REMOVALS OF MORTGAGE LOANS.............   On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and will transfer the mortgage loans to the issuing entity. Except as contemplated in the following paragraphs regarding the replacement of a defective mortgage loan, no mortgage loan may otherwise be added to the assets of the issuing entity.

                                             Each sponsor, with respect to each mortgage loan transferred by it to us for inclusion in the pool as assets held by the issuing entity, will:

                                             o     make, as of the date of initial issuance of the offered certificates, and subject to any applicable exceptions, the representations and warranties generally described under "Description of the Mortgage
                                                   Pool--Representations and Warranties" in this prospectus supplement;
                                                   and

                                             o     agree to deliver the loan documents described under "Description of the
                                                   Mortgage Pool--Assignment of the Mortgage Loans" in this prospectus supplement.

                                             If there exists a breach of any of those representations and warranties, or if there exists a document defect with respect to any mortgage loan, which breach or document defect materially and adversely affects the value of the subject mortgage loan or the interests of the certificateholders, and if that breach or document defect is not cured within the period contemplated under
                                             "Description of the Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement, then the affected mortgage loan will be subject to repurchase or substitution as described under "Description of the Mortgage
                                             Pool--Repurchases and Substitutions" in this prospectus supplement.

                                             If any mortgage loan experiences payment defaults similar to the payment defaults that would result in a transfer of servicing from the applicable master servicer to the special servicer, then it will be subject to a fair value purchase option on the part of the special servicer, the holder--or, if applicable, the beneficial owner--of certificates representing the largest percentage interest of voting rights allocated to the controlling class or an assignee of the foregoing, as described under "Servicing of the Mortgage
                                             Loans--Realization Upon Defaulted Mortgage Loans--Fair Value Call" in this prospectus supplement.

                                             If, in the case of any mortgage loan held by the issuing entity, there exists additional debt that is secured by the related mortgaged real property or by an interest in the related borrower, which additional debt is not held by the issuing entity, then the lender on that additional debt may be entitled to acquire that mortgage loan--generally at a price no less than the unpaid principal balance of the subject mortgage loan, plus interest, exclusive of default interest, accrued thereon--upon the

                                      S-34

                                             occurrence of a default or, in some cases, a reasonably foreseeable default.

                                             The issuing entity will be subject to optional termination as discussed under
                                             "Description of the Offered Certificates--Termination" in this prospectus supplement.

PAYMENT AND OTHER TERMS...................   Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of the mortgage loans is secured by a first mortgage lien on the fee or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. Each mortgage lien will be subject to the limited permitted encumbrances that we describe in the glossary to this prospectus supplement.

                                             All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any sponsor or by any of the parties to the pooling and servicing agreement.

                                             Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the mortgage loan.

A.  Amortizing Balloon Loans..............   Fifty-eight (58) of the mortgage loans, representing approximately 40.80% of the initial mortgage pool balance (50 mortgage loans in loan group 1, representing approximately 46.49% of the initial loan group 1 balance, and 8 mortgage loans in loan group 2, representing approximately 24.18% of the initial loan group 2 balance), provide for:

                                             o     the amortization of principal commencing, in each such case, no later than the first regular payment date following origination;

                                             o     an amortization schedule that is significantly longer than its remaining term to stated maturity; and

                                             o     a substantial payment of principal on its maturity date.

                                             These 58 balloon mortgage loans do not include any of the balloon mortgage loans described under "--Partial Interest-Only Balloon Loans" or
                                             "--Interest-Only Balloon Loans" below.

B.  Partial Interest-Only Balloon Loans...   Fifty-six (56) of the mortgage loans, representing approximately 40.77% of the initial mortgage pool balance (47 mortgage loans in loan group 1, representing approximately 46.32% of the initial loan group 1 balance, and 9 mortgage loans in loan group 2,

                                      S-35

                                             representing approximately 24.54% of the initial loan group 2 balance), require:

                                             o     the payment of interest only on each due date until the expiration of a designated period;

                                             o     the amortization of principal following the expiration of that interest-only period based on an amortization schedule that is significantly longer than its remaining term to stated maturity; and

                                             o     a substantial payment of principal on its maturity date.

                                             One (1) mortgage loan (loan number 13), representing approximately 1.17% of the initial mortgage pool balance and approximately 1.57% of the initial loan group 1 balance, provides for the payment of interest only for the first 12 months of the loan term, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity (such schedule is attached hereto as Annex A-4), and then an interest-only period for the last 12 months of the loan term, with a substantial payment of principal to be due on the maturity date.

C.  Interest-Only Balloon Loans...........   Seven (7) of the mortgage loans, representing approximately 16.48% of the initial mortgage pool balance (5 mortgage loans in loan group 1, representing approximately 5.51% of the initial loan group 1 balance, and 2 mortgage loans in loan group 2, representing approximately 48.55% of the initial loan group
                                             2 balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

D.  ARD Loans.............................   Three (3) of the mortgage loans, representing approximately 1.20% of the initial mortgage pool balance (2 mortgage loans in loan group 1, representing approximately 0.68% of the initial loan group 1 balance, and 1 mortgage loan in loan group 2, representing approximately 2.73% of the initial loan group 2 balance), which are commonly referred to as hyper-amortization loans or ARD loans, each provide for material changes to their terms to encourage the related borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for each of those ARD loans. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The changes to the loan terms, which, in each case, will become effective as of the related anticipated repayment date, include:

                                             o     accrual of interest at a rate in excess of the initial mortgage interest rate with the additional interest to be deferred and payable only after the outstanding principal balance of the subject mortgage loan is paid in full; and

                                      S-36

                                             o     applying excess cash flow from the mortgaged real property to pay down the principal amount of the subject mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                             One (1) of the above-identified three (3) ARD loans, representing approximately 0.20% of the initial mortgage pool balance and approximately
                                             0.27% of the initial loan group 1 balance, each requires:

                                             o     the payment of interest only until the expiration of a designated period; and

                                             o     the amortization of principal following the expiration of that interest-only period.

E.  Fully Amortizing Loans................   Two (2) of the mortgage loans, representing approximately 0.76% of the initial mortgage pool balance and approximately 1.01% of the initial loan group 1 balance, respectively, has a payment schedule that provides for the payment of principal of the subject mortgage loan substantially in full by its maturity date.

LOAN COMBINATIONS.........................   Three (3) mortgage loans are, in each case, part of a loan combination comprised of two (2) or more mortgage loans that are obligations of the same borrower, only one of which (or, in the case of ARC Portfolio, two of which)
                                             will be transferred to the issuing entity. The remaining mortgage loans in each loan combination will not be transferred to the issuing entity, however all of the mortgage loans in the subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. In the case of the RLJ Portfolio loan combination, the mortgage loans that will not be transferred to the issuing entity are, in general, equal in priority in respect of payment with the mortgage loan in the same loan combination that has been transferred to the issuing entity, but only to the extent set forth in the related co-lender or intercreditor agreement. In the case of the ARC Portfolio loan combination, the mortgage loans transferred to the issuing entity consist of an A-note mortgage loan and a B-note mortgage loan. The mortgage loan that will not be transferred to the issuing entity is, in general, (i) senior in priority in respect of payment of principal with the A-note mortgage loan in the ARC
                                             Portfolio loan combination that has been transferred to the issuing entity,
                                             (ii) equal in priority in respect of payment of interest with the A-note mortgage loan in the ARC Portfolio loan combination that has been transferred to the issuing entity and (iii) senior in priority in respect of payment of interest and principal to the B-note mortgage loan in the ARC Portfolio loan combination that has been transferred to the issuing entity but, in each case, only to the extent set forth in the related co-lender or intercreditor agreement. In the case of The Lake in the Woods loan combination, the mortgage loan

                                      S-37

                                             transferred to the issuing entity consists of an A-note mortgage loan. The mortgage loan that that has been transferred to the issuing entity is, in general, senior in priority in respect of payment with the B-note mortgage loan in The Lake in the Woods Portfolio loan combination that has not been transferred to the issuing entity, but only to the extent set forth in the related co-lender or intercreditor agreement. All of the mortgage loans comprising a given loan combination are cross-defaulted, but none of the loan combinations is cross-collateralized or cross-defaulted with any other loan combination.

                                             The following mortgage loans are each part of a loan combination:

MORTGAGED REAL PROPERTY NAME (AS     CUT-OFF DATE     % OF INITIAL       ORIGINAL PRINCIPAL       U/W NCF DSCR AND CUT-OFF
IDENTIFIED ON ANNEX A-1 TO THIS       PRINCIPAL       MORTGAGE POOL      BALANCE OF RELATED        DATE LOAN-TO-VALUE OF
     PROSPECTUS SUPPLEMENT)            BALANCE           BALANCE         NON-TRUST LOAN(S)        ENTIRE LOAN COMBINATION
--------------------------------    --------------   ---------------    --------------------     -------------------------

ARC Portfolio                        $170,000,000        11.02%           $    60,000,000                  1.51x
                                                                                                          68.83%
RLJ Portfolio                        $95,367,640          6.18%           $   409,181,230                  1.37x
                                                                                                          70.50%
The Lake in the Woods                $13,289,667          0.86%           $       850,000                  1.09x
                                                                                                          83.17%

                                             See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans constituting such loan combination. Also, see "Description of the Mortgage Pool--Additional Loan and Property
                                             Information--Additional and Other Financing" in this prospectus supplement.

DELINQUENCY STATUS........................   None of the mortgage loans was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time since the date of its origination. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

PREPAYMENT LOCK-OUT PERIODS...............   Except as described under "Description of the Mortgage Pool--Terms and
                                             Conditions of the Mortgage Loans--Prepayment Lock-out Periods" in this prospectus supplement with respect to four (4) mortgage loans (loan numbers
                                             1, 80, 110 and 124), all of the mortgage loans restrict prepayment for a particular period commonly referred to as a lock-out period and, in most cases (see "--Defeasance" below), a period during which the subject mortgage loan may be defeased but not prepaid. The weighted average remaining lock-out period and defeasance period of the mortgage loans is approximately 104 payment periods.

DEFEASANCE................................   One hundred six (106) of the mortgage loans, representing approximately
                                             77.24% of the initial mortgage pool balance (90 mortgage loans in loan group
                                             1, representing approximately

                                      S-38

                                             85.87% of the initial loan group 1 balance, and 16 mortgage loans in loan group 2, representing approximately 52.01% of the initial loan group 2 balance), permit the related borrower, under certain conditions, to obtain a full or, in certain cases, a partial release of the mortgaged real property from the mortgage lien by delivering U.S. Treasury obligations or other non-callable government securities as substitute collateral. None of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all debt service payments on the defeased mortgage loan or portion thereof allocated to the related mortgaged real property, including any balloon payment.

                                             One (1) of the mortgage loans referred to in the prior paragraph (loan number
                                             1), representing approximately 11.02% of the initial mortgage pool balance and approximately 43.24% of the initial loan group 2 balance, respectively, at the option of the borrower, allows for prepayment with yield maintenance for the initial two years of the loan term prior to the start of the defeasance period, or defeasance or yield maintenance at any time after the
                                             24th month from the closing date of the securitization for the last note in the related loan combination. One (1) of the mortgage loans referred to in the prior paragraph (loan number 68), representing approximately 0.44% of the initial mortgage pool balance and approximately 1.73% of the initial loan group 2 balance, allows for prepayment with yield maintenance or defeasance, at the option of the borrower, at any time after the 25th month from the closing date of the securitization.

PREPAYMENT CONSIDERATION..................   Twenty (20) of the mortgage loans, representing approximately 22.76% of the initial mortgage pool balance (16 mortgage loans in loan group 1, representing approximately 14.13% of the initial loan group 1 balance, and 4 mortgage loans in loan group 2, representing approximately 47.99% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during all or part of the loan term and, in all but four (4) cases (loan numbers 1, 80, 110 and
                                             124), following an initial prepayment lock-out period. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Prepayment
                                             Consideration" in this prospectus supplement.

                                                             [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

                                      S-39

ADDITIONAL STATISTICAL INFORMATION........   The mortgage pool will have the following general characteristics as of the cut-off date:

                                                                        MORTGAGE POOL       LOAN GROUP 1      LOAN GROUP 2
                                                                       ---------------    ----------------   -------------

Initial mortgage pool/loan group balance...........................     $1,542,696,552     $1,149,498,250     $393,198,302
Number of mortgage loans...........................................                126                106               20
Number of mortgaged real properties................................                235                153               82
Percentage of investment grade, shadow rated loans(1)..............              7.25%              9.73%            0.00%
Average cut-off date principal balance.............................         12,243,623         10,844,323       19,659,915
Largest cut-off date principal balance.............................        170,000,000        111,805,891      170,000,000
Smallest cut-off date principal balance............................            958,051            958,051        2,350,000
Weighted average mortgage interest rate............................            6.1621%            6.1773%          6.1174%
Highest mortgage interest rate.....................................            7.1760%            7.1760%          6.4100%
Lowest mortgage interest rate......................................            5.4400%            5.4400%          5.6700%
Number of cross-collateralized loans...............................                  7                  7                0
Cross-collateralized loans as a percentage of initial mortgage
   pool/loan group balance.........................................              1.22%              1.63%            0.00%
Number of multi-property mortgage loans............................                  6                  3                3
Multi-property mortgage loans as a percentage of initial mortgage
   pool/loan group balance.........................................             20.69%             10.91%           49.28%
Weighted average underwritten debt service coverage ratio(2).......              1.33x              1.33x            1.35x
Highest underwritten debt service coverage ratio...................              2.24x              2.24x            1.51x
Lowest underwritten debt service coverage ratio....................              1.09x              1.09x            1.11x
Weighted average cut-off date loan-to-value ratio(2)...............             69.91%             69.41%           71.38%
Highest cut-off date loan-to-value ratio...........................             80.26%             80.26%           79.38%
Lowest cut-off date loan-to-value ratio............................             40.95%             40.95%           57.32%
Weighted average original term to maturity or anticipated repayment
   date (months)...................................................                120                121              118
Longest original term to maturity or anticipated repayment date
   (months)........................................................                240                240              120
Shortest original term to maturity or anticipated repayment date
   (months)........................................................                 60                 84               60
Weighted average remaining term to maturity or anticipated
   repayment date (months).........................................                119                120              117
Longest remaining term to maturity or anticipated repayment date
   (months)........................................................                240                240              120
Shortest remaining term to maturity or anticipated repayment date
   (months)........................................................                 57                 82               57

_____________________

(1)   It has been confirmed to us by each of Moody's and/or S&P, in accordance with their respective methodologies, that loan number 2 has credit characteristics consistent with an investment grade-rated obligation.

(2)   In the case of each of eight (8) mortgage loans (loan numbers 14, 19, 30,
      34, 61, 71, 82 and 109), the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit. See the footnotes to Annex A-1 to this prospectus supplement for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans identified above.

                                      S-40

PROPERTY TYPE.............................   The table below shows the number of and the total cut-off date principal balance and percentages of the initial mortgage pool balance, the loan group
                                             1 balance and the loan group 2 balance, respectively, secured by mortgaged real properties operated primarily for each indicated purpose:

                                 NUMBER OF
                                 MORTGAGED                             % OF INITIAL       % OF INITIAL      % OF INITIAL
                                    REAL       TOTAL CUT-OFF DATE      MORTGAGE POOL      LOAN GROUP 1      LOAN GROUP 2
      PROPERTY TYPES             PROPERTIES   PRINCIPAL BALANCE(1)      BALANCE(1)         BALANCE(1)        BALANCE(1)
---------------------------      ----------   --------------------     -------------      ------------      ------------

Retail                               55         $   494,835,375            32.08%             43.05%             0.00%
   Retail-Anchored(2)                23             325,197,920            21.08              28.29              0.00
   Retail-Unanchored                 12              74,391,232             4.82               6.47              0.00
   Retail-Shadow-Anchored(2)         12              69,115,773             4.48               6.01              0.00
   Retail-Single Tenant               8              26,130,450             1.69               2.27              0.00
Multifamily                          83             403,508,302            26.16               0.90            100.00
   Multifamily                       24             233,508,302            15.14               0.90             56.76
   Manufactured Housing
     Communities                     59             170,000,000            11.02               0.00             43.24
Hospitality                          51             245,658,108            15.92              21.37              0.00
Office(3)                            27             208,866,615            13.54              18.17              0.00
Other                                 1             111,805,891             7.25               9.73              0.00
Industrial                           11              49,844,623             3.23               4.34              0.00
Mixed Use                             5              23,882,828             1.55               2.08              0.00
Self Storage                          2               4,294,811             0.28               0.37              0.00
                                 ----------   --------------------     -------------      ------------      ------------
TOTAL:                              235         $ 1,542,696,552           100.00%            100.00%           100.00%

_______________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)   In the case of five (5) mortgage loans (loan numbers 45, 47, 59, 73 and
      125), the related mortgaged real properties are medical offices or a portion of such mortgaged property is primarily utilized as a medical office.

                                      S-41

PROPERTY LOCATION.........................   The mortgaged real properties are located in 38 states. The following table sets forth the indicated information regarding those states where 5% or more of mortgaged real properties, based on allocated loan balance, are located.

                                 NUMBER OF
                                 MORTGAGED                             % OF INITIAL       % OF INITIAL      % OF INITIAL
                                    REAL       TOTAL CUT-OFF DATE      MORTGAGE POOL      LOAN GROUP 1      LOAN GROUP 2
           STATE                 PROPERTIES   PRINCIPAL BALANCE(1)      BALANCE(1)         BALANCE(1)        BALANCE(1)
---------------------------      ----------   --------------------     -------------      ------------      ------------

California                           24         $    326,801,340           21.18%             27.02%             4.12%
   Southern(2)                       12              257,206,994           16.67              22.38              0.00
   Northern(2)                       12               69,594,346            4.51               4.65              4.12
Massachusetts                         3               91,736,960            5.95               6.50              4.32
Texas                                32               88,319,804            5.73               4.72              8.67
Florida                              12               80,468,350            5.22               3.66              9.78
Ohio                                  5               74,702,020            4.84               6.50              0.00
Other                               159              880,668,077           57.09              51.60             73.12
                                 ----------   --------------------     -------------      ------------      ------------
TOTAL:                              235         $  1,542,696,552          100.00%            100.00%           100.00%

_______________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California
      includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS......................   The table below shows the number of, as well as the total cut-off date principal balance and percentage of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance, respectively, secured by mortgaged real properties for which the significant encumbered interest is as indicated:

                                 NUMBER OF
  ENCUMBERED INTEREST IN         MORTGAGED                             % OF INITIAL       % OF INITIAL      % OF INITIAL
    THE MORTGAGED REAL              REAL       TOTAL CUT-OFF DATE      MORTGAGE POOL      LOAN GROUP 1      LOAN GROUP 2
         PROPERTY                PROPERTIES   PRINCIPAL BALANCE(1)      BALANCE(1)         BALANCE(1)        BALANCE(1)
---------------------------      ----------   --------------------     -------------      ------------      ------------

Fee(2)                              232         $ 1,525,880,452            98.91%             98.54%           100.00%
Leasehold                             3              16,816,100             1.09               1.46              0.00
                                 ----------   --------------------     -------------      ------------      ------------
TOTAL:                              235         $ 1,542,696,552           100.00%            100.00%           100.00%

_______________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                                      S-42

                                           LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES...........   The trustee or its agent will make elections to treat designated portions of the assets of the issuing entity as two separate real estate mortgage investment conduits or REMICs under sections 860A through 860G of the
                                             Internal Revenue Code of 1986, as amended. The designations for each of those two REMICs are as follows:

                                             o     REMIC I, the lower tier REMIC, which will consist of, among other things--

                                                   1.    the mortgage loans, and

                                                   2.    various other related assets; and

                                             o     REMIC II, which will hold the non-certificated regular interests in
                                                   REMIC I.

                                             The class R-I and R-II certificates will represent the respective residual interests in those REMICs.

                                             Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

                                             The portion of the assets held by the issuing entity that is represented by the class Z certificates will entitle the holders of those certificates to receive any additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, and will constitute a grantor trust for federal income tax purposes. That additional interest will be excluded from the
                                             REMICs referred to above.

                                             The offered certificates will be treated as regular interests in REMIC II.
                                             This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                             It is anticipated that the class and class certificates will be issued with a premium, that the class and class certificates will be issued with more than a de minimis amount of original issue discount and that the class , , , and certificates will be issued with a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                      S-43

                                             The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for
                                             U.S. federal income tax purposes, will be that, subsequent to any date of determination--

                                             o     each mortgage loan with an anticipated repayment date will be paid in full on that date,

                                             o     no mortgage loan will otherwise be prepaid prior to maturity, and

                                             o     there will be no extension of maturity for any mortgage loan.

                                             However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all.

                                             For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying base prospectus.

ERISA CONSIDERATIONS......................   We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, employee benefit plans and other retirement plans or arrangements subject to--

                                             o     Title I of the Employee Retirement Income Security Act of 1974, as
                                                   amended, or

                                             o     section 4975 of the Internal Revenue Code of 1986, as amended,

                                             will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Merrill Lynch, Pierce, Fenner & Smith
                                             Incorporated by the U.S. Department of Labor.

                                             If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or section 4975 of the Internal
                                             Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA
                                             Considerations" in this prospectus supplement and in the accompanying base prospectus.

LEGAL INVESTMENT..........................   The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                             All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements

                                      S-44

                                             or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal Investment" in this prospectus supplement and in the accompanying base prospectus.

INVESTMENT CONSIDERATIONS.................   The rate and timing of payments and other collections of principal on or with respect to the mortgage loans -- and, in particular, in the case of the class
                                             A-1, A-2, A-3 and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- may affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3 and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 --
                                             could result in a lower than anticipated yield. In the case of the offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3 and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield.

                                             The yield on any offered certificate with a variable or capped pass-through rate, could also be adversely affected if the mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                             See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying base prospectus.

                                      S-45

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

      YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH
UNDER "RISK FACTORS" IN THE ACCOMPANYING BASE PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING BASE PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

      THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND UNDER "RISK FACTORS" IN
THE ACCOMPANYING BASE PROSPECTUS ARE NOT THE ONLY ONES RELATING TO YOUR OFFERED
CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR
THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

      THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT
INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM
THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN
FACTORS, INCLUDING RISKS DESCRIBED BELOW, ELSEWHERE IN THIS PROSPECTUS
SUPPLEMENT AND IN THE ACCOMPANYING BASE PROSPECTUS.

      IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-4 AND A-1A CERTIFICATES

      If you purchase class AM, AJ, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the
            certificates;

      o     the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

      o     the characteristics and quality of the mortgage loans.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying base prospectus.

                                      S-46

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

      If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

      Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o     the rate, timing and amount of payments on your offered
            certificates.

      The frequency, timing and amount of payments on your offered certificates will depend on:

      o     the pass-through rate for, and other payment terms of, your offered certificates;

      o     the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      o     repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

      o     the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

      o     servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

                                      S-47

      In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3 and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-3 and A-4 certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

      See "Description of the Mortgage Pool," "Servicing of the Mortgage Loans,"
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

      If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, and
A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3 and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group
2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

      Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this prospectus supplement.

      The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

      Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

                                      S-48

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lockout period;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges or prepayment premiums;

      o     the applicable master servicer's or the special servicer's ability to enforce yield maintenance charges and prepayment premiums;

      o     the failure to meet certain requirements for the release of escrows;

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers, the special servicer or the trustee will be required to advance any yield maintenance charges.

      With respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as ARC Portfolio, representing approximately 11.02% of the initial mortgage pool balance and approximately 43.24% of the initial loan group
2 balance, the related non-trust A-Note mortgage loan is a floating rate note that is secured by the same mortgaged real property as the mortgage loan included in the issuing entity. Such non-trust A-Note has a shorter maturity date than the mortgage loan included in the issuing entity, and as such, the related borrower may refinance the entire mortgage loan (inclusive of the portion of such loan being deposited into the issuing entity) before the stated
maturity date of the mortgage loan included in the issuing entity.

      Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans.
No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

      In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in

                                      S-49

part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

      The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE TO
RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES
AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

      To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE ISSUING ENTITY CAN CREATE RISKS

      You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

      Prudential Asset Resources, Inc., one of the initial master servicers, is an affiliate of Prudential Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers, and Prudential Mortgage Capital Company, LLC, one of
the originators. This affiliation could cause a conflict with that master servicer's duties to

                                      S-50

the issuing entity under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction.

      A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer and each of their affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

      The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

      In addition, in connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. See "Description of the Mortgage Pool--The Loan
Combinations and "Servicing of the Mortgage Loans--The Controlling Class
Representative and the Loan Combination Controlling Parties" in this prospectus supplement.

      The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO INCREASED
RISK OF DECLINE IN A PARTICULAR INDUSTRY

      The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Fifty-five (55) of the mortgaged real properties, which represent security for approximately 32.08% of the initial mortgage pool balance and approximately
43.05% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties."

                                      S-51

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Fifty-one (51) of the mortgaged real properties, which represent security for approximately 15.92% of the initial mortgage pool balance and approximately
21.37% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. In addition, for certain of the mortgage loans secured by hospitality properties that are a franchise of a national or regional hotel chain, the related franchise agreement is scheduled to terminate during the term of the related mortgage loan.

      For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties."

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Twenty-four (24) of the mortgaged real properties, which represent security for approximately 15.14% of the initial mortgage pool balance (one (1)
property securing a mortgage loan in loan group 1, representing approximately
0.90% of the initial loan group 1 balance, and 23 properties securing mortgage loans in loan group 2, representing approximately 56.76% of the initial loan group 2 balance) are fee and/or leasehold interests in multifamily properties.
Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties."

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Twenty-seven (27) of the mortgaged real properties, which represent security for approximately 13.54% of the initial mortgage pool balance and approximately 18.17% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties."

      In the case of five (5) mortgage loans (loan numbers 45, 47, 59, 73 and
125), which represent approximately 2.23% of the initial mortgage pool balance and approximately 3.00% of the initial loan group 1 balance, the related mortgaged real properties are medical offices or a portion thereof is primarily utilized as a medical office. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties
May Secure Mortgage Loans Underlying a Series of Offered Certificates and Each
Type of Income-Producing Property May Present Special Risks as Collateral for a
Loan--Health Care Related Properties."

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

      Fifty-nine (59) of the mortgaged real properties, which represent security for approximately 11.02% of the initial mortgage pool balance, and one (1)
mortgage loan in loan group 2, representing approximately 43.24% of the initial loan group 2 balance, are fee and/or leasehold interests in manufactured housing community

                                      S-52

properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks."

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Eleven (11) of the mortgaged real properties, which represent security for approximately 3.23% of the initial mortgage pool balance and approximately 4.34%
of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties."

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Two (2) of the mortgaged real properties, which represent security for approximately 0.28% of the initial mortgage pool balance and approximately 0.37%
of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities."

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP AND COOPERATIVELY OWNED PROPERTIES

      Five (5) mortgage loans (loan numbers 13, 14, 40, 56 and 83), representing in the aggregate approximately 3.86% of the initial mortgage pool balance (3 mortgage loans in loan group 1, representing approximately 3.56% of the initial loan group 1 balance, and 2 mortgage loans in loan group 2, representing approximately 4.73% of the initial loan group 2 balance), are, or may become, secured in whole or part by the related borrower's interest in residential and/or commercial condominium units. Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. See
"Risk Factors--Lending on Condominium Units Creates Risks for Lenders That Are
Not Present When Lending on Non-Condominiums" in the base prospectus.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIES

      The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

      o     the successful operation and value of the mortgaged real property;
            and

      o     the related borrower's ability to sell or refinance the mortgaged real property.

                                      S-53

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

      The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee or any of their respective affiliates or any other person or entity.

      All of the mortgage loans are or should be considered nonrecourse loans.
If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

      The borrower under certain of the mortgage loans has given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

      In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for

                                      S-54

significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR A
FEW MAJOR TENANTS

      In the case of 68 mortgaged real properties, securing approximately 30.78%
of the initial mortgage pool balance and approximately 41.31% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 37 of those properties, securing approximately 15.80% of the initial mortgage pool balance and approximately 21.21% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50%
or more of the particular property. In the case of 16 mortgaged real properties, securing approximately 3.72% of the initial mortgage pool balance and approximately 4.99% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate on or prior to the term of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance" in the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial, manufactured housing and office properties may adversely affect the income produced by a mortgaged real property. Under the
Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.
One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. For example, k-mart, which is a major tenant at certain of the mortgaged real properties emerged from bankruptcy in 2003. See "Risk Factors--Bankruptcy Proceedings Entail Certain Risks" in this prospectus supplement and "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Dependence on a Single Tenant or a Small Number of Tenants Makes
a Property Riskier Collateral" in the accompanying base prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

      o     space in the mortgaged real properties could not be leased or re-leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;
            or

      o     rental payments could not be collected for any other reason.

                                      S-55

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. In addition, certain other mortgaged real properties may be leased in whole or part to tenants who may have specific termination rights under their leases that may be exercised prior to the related loan maturity dates under certain circumstances or upon notice. Failure by the borrower to relet the vacated space may have a material adverse impact on the borrower's ability to meet its obligation under the terms of the mortgage loan documents. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

      Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

      If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED.

      Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions

                                      S-56

described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

      Mortgaged real properties located in California, Massachusetts, Texas and
Florida will represent approximately 21.18%, 5.95%, 5.73% and 5.22%, respectively, by allocated loan amount, of the initial mortgage pool balance;
mortgaged real properties located in California, Massachusetts, Ohio and
Illinois will represent approximately 27.02%, 6.50%, 6.50% and 4.99%, respectively, of the initial loan group 1 balance; and mortgaged real properties located in Indiana, Florida, Georgia and Texas will represent approximately
10.36%, 9.78%, 8.86% and 8.67%, respectively, of the initial loan group 2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "-- Certain
State-Specific Considerations" below and "Risk Factors--Geographic Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying base prospectus.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

      Twenty-four (24) mortgaged real properties representing approximately
21.18%, by allocated loan amount, of the initial mortgage pool balance are located in California. Mortgaged real properties located in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure.
Public notice of either a trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by a trustee, if foreclosed pursuant to a trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

      121 of the mortgage loans, representing approximately 98.05% of the initial mortgage pool balance (102 mortgage loans in loan group 1, representing approximately 98.31% of the initial loan group 1 balance, and 19 mortgage loans in loan group 2, representing approximately 97.27% of the initial loan group 2 balance), are balloon loans that will each have a substantial remaining principal balance at their stated maturity dates. In addition, three (3)
mortgage loans, representing approximately 1.20% of the initial mortgage pool balance (two (2) mortgage loans in loan group 1, representing approximately
0.68% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 2.73% of the initial loan group 2 balance), provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case

                                      S-57

depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

      o     the value of the related mortgaged real property;

      o     the level of available mortgage interest rates at the time of sale or refinancing;

      o     the borrower's equity in the mortgaged real property;

      o     the financial condition and operating history of the borrower and the mortgaged real property,

      o     tax laws;

      o     prevailing general and regional economic conditions;

      o     the fair market value of the related mortgaged real property;

      o     reductions in applicable government assistance/rent subsidy programs; and

      o     the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

      Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

      The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

      o     The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity represents approximately 11.02% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans in loan group 1 represents approximately 9.73% of the initial loan group 1 balance, and the largest mortgage loan in loan group 2 represents approximately 43.24% of the initial loan group 2 balance.

      o     The five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 34.02% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 34.55% of the initial loan group 1 balance, and the five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans in loan group 2 represent approximately 63.35% of the initial loan group 2 balance.

      o     The ten (10) largest mortgage loans and groups of
            cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 44.41% of the initial mortgage pool balance. The ten (10) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 45.82% of the initial loan group 1 balance, and the ten (10) largest mortgage loans and groups of
            cross-collateralized mortgage loans in loan group 2 represent approximately 81.24% of the initial loan group 2 balance.

                                      S-58

      See "Description of the Mortgage Pool--General," "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

ONE OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE ISSUING ENTITY IS
BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A
DIFFERENT SECURITIZATION; THEREFORE, THE SERIES 2006-C2 CERTIFICATEHOLDERS WILL
HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THAT MORTGAGE LOAN.

      The mortgage loan identified on Annex A-1 to this prospectus supplement as
RLJ Portfolio is secured on a pari passu basis with three other mortgage loans by a single mortgage instrument encumbering the RLJ Portfolio mortgaged real property. The other three mortgage loans will not be included in the issuing entity. All of those three mortgage loans secured by the RLJ Portfolio mortgaged real property have been or will be separately securitized and one of which will directly back the Wachovia Bank Commercial Mortgage Trust Commercial Mortgage
Pass-Through Certificates Series 2006-C27 commercial mortgage securitization. An intercreditor agreement governs the relationship between the holders of the four
RLJ Portfolio mortgage loans and generally provides that all of those mortgage loans will be serviced and administered pursuant to the Wachovia 2006-C27 securitization pooling and servicing agreement (the governing document for the
Wachovia 2006-C27 securitization) upon the closing of that commercial mortgage securitization (which is expected to be shortly after the closing of the 2006-C2 securitization). Neither the series 2006-C2 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the Wachovia 2006-C27 securitization issuing entity, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the Wachovia
2006-C27 securitization pooling and servicing agreement, except as related to the trust's rights to receive payments of principal and interest on the RLJ
Portfolio mortgage loan included in the issuing entity and certain rights to payments of servicing fees and to reimbursement for advances. However, the issuing entity, as the holder of the RLJ Portfolio mortgage loan, will be a third-party beneficiary of the Wachovia 2006-C27 securitization pooling and servicing agreement. Furthermore, the master servicer, the special servicer and trustee under the series 2006-C2 pooling and servicing agreement may not independently exercise remedies following a default with respect to the RLJ
Portfolio mortgage loan. The series 2006-C2 controlling class representative will be entitled to consult with the master servicer and special servicer under the Wachovia 2006-C27 securitization pooling and servicing agreement regarding servicing actions proposed to be taken in respect of the RLJ Portfolio loan combination. The master servicer and special servicer under the Wachovia
2006-C27 securitization pooling and serving agreement are required to service the RLJ Portfolio loan group in accordance with the servicing standard set forth in the Wachovia 2006-C27 securitization pooling and servicing agreement on behalf of the Wachovia 2006-C27 securitization certificateholders, the series
2006-C2 certificateholders and the holders of the other portions of the RLJ
Portfolio loan combination, as a collective whole.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDER OF A PARI PASSU
COMPANION LOAN THAT IS PART OF A LOAN COMBINATION WITH A MORTGAGE LOAN INCLUDED
IN THE MORTGAGE POOL MAY CONFLICT WITH YOUR INTERESTS

      Two (2) mortgage loans (loan numbers 1 and 3), which are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as ARC Portfolio and RLJ Portfolio, respectively, representing approximately
17.20% of the initial mortgage pool balance in the aggregate (in the case of ARC
Portfolio, approximately 43.24% of the initial loan group 2 balance and, in the case of the RLJ Portfolio, approximately 8.30% of the initial loan group 1 balance), are each one of a group of loans, that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged real property. In the case of ARC Portfolio, the other loan in this loan combination and, in the case of the RLJ Portfolio, the other loans in this loan combination, will not be included as assets of the issuing entity.

      With respect to the RLJ Portfolio loan combination, as described under
"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement, the controlling class representative of the Wachovia 2006-C27 securitization will have the right, in lieu of the controlling class representative of the 2006-C2 securitization to direct and advise the master servicer and the special servicer under the Wachovia 2006-C27

                                      S-59

securitization pooling and servicing agreement on various servicing matters with respect to the mortgage loans in the related loan combination and the related mortgaged real property.

      In connection with exercising any of the foregoing rights, the holder of a
A-note non-trust loan may have interests that conflict with your interests.

      See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

      In the case of three (3) mortgaged real properties (identified by loan numbers 61, 79 and 99) representing approximately 1.09% of the initial mortgage pool balance and approximately 1.46% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Ground Leases" in this prospectus supplement. See also
"Risk Factors--Lending on Ground Leases Creates Risks for Lenders that Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

      Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

      In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

      In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the
accompanying base prospectus.

                                      S-60

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

      Three (3) mortgage loans, which represent approximately 18.06% of the initial mortgage pool balance (1 mortgage loan in loan group, representing approximately 8.30%, and 2 mortgage loans in loan group 2, representing approximately 46.62%), are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity, loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the trust but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See "Description of the Mortgage Pool--The Loan
Combinations" and "Description of the Mortgage Pool--Additional Loan and
Property Information--Additional and Other Financing" in this prospectus supplement.

      In the case of one (1) mortgage loan (loan number 92), which represents approximately 0.30% of the initial mortgage pool balance and approximately 0.41%
of the initial loan group 1 balance, the related borrower is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

      Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

      In the case of sixteen (16) of the mortgage loans, representing approximately 19.07% of the initial mortgage pool balance (12 mortgage loans in loan group 1, representing approximately 21.77% of the initial loan group 1 balance, and 4 mortgage loans in loan group 2, representing approximately 11.19%
of the initial loan group 2 balance), as identified under "Description of the
Mortgage Pool--Additional Loan and Property Information--Additional and Other
Financing" in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

      Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

      The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

      We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

      Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will

                                      S-61

permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

      Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

      In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

      In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by

                                      S-62

multifamily apartment buildings, which may reduce (perhaps significantly)
amounts available for payment on the related mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

      Nine (9) separate groups of mortgage loans, representing approximately
11.92% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control.
Mortgaged real properties owned by affiliated borrowers are likely to:

      o     have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

      o     have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

      See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

      In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance," "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

      We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

      Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial Facilities are Subject to Unique Risks

                                      S-63

Which May Reduce Payments on Your Certificates," "--Self Storage Facilities are
Subject to Unique Risks Which May Reduce Payments on Your Certificates" and
"--Manufactured Housing Community Properties, Mobile Home Parks and Recreational
Vehicle Parks are Subject to Unique Risks Which May Reduce Payments on Your
Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

      The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

      If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

      o     a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

      o     the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

      o     liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

      o     the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

      A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" was taken. See "Description of the
Mortgage Pool--Assessments of Property Condition--Environmental Assessments" for
further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

      We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

      See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments." Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

                                      S-64

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

      Licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans, to assess--

      o     the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

      o     the general condition of the site, buildings and other improvements located at each property.

      The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.
See "Risk Factors--Risks Related to the Mortgage Loans--Reserves to Fund Capital
Expenditures May Be Insufficient and This May Adversely Affect Payments on Your
Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

      Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
The appraisals for certain of the mortgaged real properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Annex A-1".

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

      The mortgage pool will include thirteen (13) mortgage loans, representing approximately 21.91% of the initial mortgage pool balance (10 mortgage loans in loan group 1, representing approximately 12.55% of the initial loan group 1 balance, and 3 mortgage loans in loan group 2, representing approximately 49.28%
of the initial loan group 2 balance), that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in

                                      S-65

Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliate
Borrowers" in this prospectus supplement, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

      Twelve (12) of the mortgage loans referred to in the preceding paragraph, representing approximately 20.81% of the initial mortgage pool balance (10 mortgage loans in loan group 1, representing approximately 12.55% of the initial loan group 1 balance, and 2 mortgage loans in loan group 2, representing approximately 44.96% of the initial loan group 2 balance), are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

      o     such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
            and

      o     the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration"
            or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

      We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

      Eight (8) mortgage loans, representing approximately 19.05% of the initial mortgage pool balance (7 mortgage loans in group 1, representing approximately
10.77% of the initial loan group 1 balance, and 1 mortgage loan in group 2, representing approximately 43.24% of the initial loan group 2 balance), are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      The borrowers under two (2) of the mortgage loans (loan numbers 79 and
98), representing in aggregate approximately 0.63% of the initial mortgage pool balance (1 mortgage loan in group 1, representing approximately 0.49% of the initial loan group 1 balance, and 1 mortgage loan in group 2, representing approximately 1.07% of the initial loan group 2 balance), are either individuals or are not structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. For example, in the case of one (1)
mortgage loan (loan number 79), representing approximately 0.36% of the initial mortgage pool balance and representing 0.49% of the initial loan group 1 balance, the related borrower is not a special purpose entity and does not own the mortgaged property. The mortgage loan is instead guaranteed by the borrower's sole member (which owns the mortgaged property) and such guaranty is secured by a Maryland indemnity deed of trust. The guarantor is a special purpose entity formed for the purpose of owning the related mortgaged property.
Further, some of the borrowing entities may

                                      S-66

have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED REAL PROPERTIES

      Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

      Twelve (12) of the mortgage loans (loan numbers 8, 33, 37, 44, 46, 52, 55,
63, 77, 78, 90 and 100) , representing approximately 7.70% of the initial mortgage pool balance (10 mortgage loans in loan group 1,

                                      S-67

representing approximately 8.32% of the initial loan group 1 balance, and 2 mortgage loans in loan group 2, representing approximately 5.87% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans may permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy,

                                      S-68

a court will enforce such restrictions against a subordinated lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr.
N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern
District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

      From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE

      There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged real properties that have been subject to foreclosure proceedings. In this respect, the principals of certain borrowers have been involved in foreclosure proceedings within the last 10 years. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged real properties securing the pooled mortgage loans and/or their respective affiliates.

      If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

                                      S-69

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

      The successful operation of a property depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

      Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defect, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans,"
"--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

      Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Risks Related to Geographic Concentration" "--Certain State-Specific
Considerations" in this prospectus supplement. See also "Legal Aspects of
Mortgage Loans--Foreclosure--One Action and Security First Rules" in the
accompanying base prospectus.

                                      S-70

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

      The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. The issuing entity will be able to perform construction work on a foreclosed real property only through an independent contractor (more than 90 days after acquisition), and then only if construction was at least 10% complete at the time default on the related mortgage loan became imminent. Any net income from the operation and management of any such property that is not qualifying
"rents from real property," within the meaning of section 856(d) of the Internal
Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

      Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

      o     a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

      o     the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

      Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest.

                                      S-71

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

      Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from
April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners'
multiperil. The TRIA Extension Act will expire on December 31, 2007. The TRIA
Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

      Each master servicer, with respect to each of the mortgage loans that it is servicing, including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents.
Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty

                                      S-72

insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

      o     such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

      o     such insurance is not available at any rate.

      If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

      If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

      Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. In addition, with respect to certain of the mortgage loans, terrorism insurance coverage is required only with respect to "certified acts of terrorism," as defined in the TRIA.
Additionally, in the case of certain mortgage loans that are secured by mortgaged real properties that are not located in or near major metropolitan areas, the terrorism insurance coverage required may be limited to acts of domestic terrorism (i.e., non-certified acts of terrorism under TRIA).

      Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

      IN THE EVENT THAT ANY MORTGAGED REAL PROPERTY SECURING A MORTGAGE LOAN
SUSTAINS DAMAGE AS A RESULT OF AN UNINSURED ACT OR IF THE INSURANCE POLICIES
WITH RESPECT TO THAT MORTGAGED REAL PROPERTY DO NOT ADEQUATELY COVER THE DAMAGE
SUSTAINED, SUCH DAMAGED MORTGAGED REAL PROPERTY MAY NOT GENERATE ADEQUATE CASH
FLOW TO PAY, AND/OR PROVIDE ADEQUATE COLLATERAL TO SATISFY, ALL AMOUNTS OWING
UNDER SUCH MORTGAGE LOAN, WHICH COULD RESULT IN A DEFAULT ON THAT MORTGAGE LOAN
AND, POTENTIALLY, LOSSES ON SOME CLASSES OF THE CERTIFICATES.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus supplement.

                                      S-73

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying base prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this prospectus supplement and the accompanying base prospectus. The forward-looking statements made in this prospectus supplement are accurate as of the date stated
on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the 126 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,542,696,552. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below. The mortgage loan identified on Annex
A-1 to this prospectus supplement as ARC Portfolio consists of an A-note mortgage loan and a B-note mortgage loan. See "--The ARC Portfolio Loan
Combination" below.

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-4 and A-1A certificates, as described under "Description of the Offered
Certificates," the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 106 mortgage loans, representing approximately 74.51% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 20 mortgage loans, representing approximately 25.49% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties
(representing approximately 95.58%, by balance, of all the mortgage loans secured by multifamily properties and 100.00%, by balance, of the mortgage loans secured by manufactured housing community properties). Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

      The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $958,051 to $170,000,000 and the average of those cut-off date principal balances is $12,243,623; the cut-off date principal balances of the mortgage loans in loan group 1 range from $958,051 to $111,805,891, and the average of those cut-off date principal balances is $10,844,323; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$2,350,000 to $170,000,000, and the average of those cut-off date principal balances is $19,659,915.

      When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the Non-Trust Loans, which will not be included in the trust.

                                      S-74

      Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

      You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

      We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

      o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

      o     when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

      o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii)
            an allocated loan balance specified in the related loan documents;

      o     unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of a Loan Combination includes the related
            Non-Trust Loan;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

                                      S-75

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS

      The mortgage loans that will constitute the primary assets of the issuing entity will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

      Merrill Lynch Mortgage Lending, Inc. originated or acquired 30 of the mortgage loans to be included in the issuing entity, representing approximately
34.46% of the initial mortgage pool balance (comprised of 24 mortgage loans in loan group 1, representing approximately 24.58% of the initial loan group 1 balance, and 6 mortgage loans in loan group 2, representing approximately 63.33%
of the initial loan group 2 balance).

      IXIS Real Estate Capital Inc. originated or acquired 38 of the mortgage loans to be included in the trust fund, representing approximately 29.88% of the initial mortgage pool balance (comprised of 33 mortgage loans in loan group 1, representing approximately 34.58% of the initial loan group 1 balance, and 5 mortgage loans in loan group 2, representing approximately 16.13% of the initial loan group 2 balance).

      Prudential Mortgage Capital Funding, LLC originated or acquired 30 of the mortgage loans to be included in the issuing entity, representing approximately
23.21% of the initial mortgage pool balance (comprised of 24 mortgage loans in loan group 1, representing approximately 25.84% of the initial loan group 1 balance, and 6 mortgage loans in loan group 2, representing approximately 15.52%
of the initial loan group 2 balance).

      Artesia Mortgage Capital Corporation originated or acquired 28 of the mortgage loans to be included in the issuing entity, representing approximately
12.46% of the initial mortgage pool balance (comprised of 25 mortgage loans in loan group 1, representing approximately 15.00% of the initial loan group 1 balance, and 3 mortgage loans in loan group 2, representing approximately 5.02%
of the initial loan group 2 balance).

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

      The mortgage pool will include 13 mortgage loans, representing approximately 21.91% of the initial mortgage pool balance (10 mortgage loans in loan group 1, representing approximately 12.55% of the initial loan group 1 balance, and 3 mortgage loans in loan group 2, representing approximately 49.28%
of the initial loan group 2 balance), that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                      S-76

      Six (6) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

      o     the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

      o     the satisfaction of certain criteria set forth in the related loan documents;

      o     the satisfaction of certain leasing goals or other performance tests;

      o     the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral;
            and/or

      o     receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

      The table below shows each group of mortgaged real properties that:

      o     are owned by the same or affiliated borrowers; and

      o     secure in total two or more mortgage loans that are not
            cross-collateralized and that represent in the aggregate at least
            1.0% of the initial mortgage pool balance.

                                             NUMBER OF STATES
                                                WHERE THE       AGGREGATE CUT-OFF    % OF INITIAL
         LOAN                                 PROPERTIES ARE     DATE PRINCIPAL      MORTGAGE POOL
GROUP   NUMBER        PROPERTY NAMES            LOCATED(1)          BALANCE             BALANCE
-----   ------   -------------------------   ----------------   -----------------    -------------

  1        6     The Promenade of Westlake          1             42,371,816.59          2.75%
  1       10     The Shops of Fairlawn                            21,440,203.45          1.39
                                                                -----------------    -------------
                                                                  63,812,020.04          4.14%
                                                                =================    =============

  2       14     Shops at Yorktown                  1             17,500,000.00          1.13%
  2       18     Lawndale Plaza                                   16,400,000.00          1.06
  2       107    CVS-Armingo                                       3,423,359.87          0.22
                                                                -----------------    -------------
                                                                  37,323,359.87          2.42%
                                                                =================    =============

  3       64     D'Andrea Pointe                    2              7,259,010.14          0.47%
  3       65     Walerga Plaza                                     7,081,645.71          0.46

  3       93     Wildcreek Plaza                                   4,691,324.34          0.30
  3       105    Antelope Marketplace                              3,573,348.90          0.23
                                                                -----------------    -------------
                                                                  22,605,329.09          1.47%
                                                                =================    =============

  4       52     Madera Royale Plaza                2              8,270,000.00          0.54%
  4       55     Rainbow Professional                              7,980,000.00          0.52
                                                                -----------------    -------------
                                                                  16,250,000.00          1.05%
                                                                =================    =============

__________________________

(1)   Total represents number of states where properties within the subject group are located.

                                      S-77

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

      Due Dates. Thirty-five (35) of the mortgage loans, representing approximately 37.28% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. Fifty-two (52)
of the mortgage loans, representing approximately 46.29% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the fifth day of each month. Eleven (11) of the mortgage loans, representing approximately
3.97% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the seventh day of each month. None of the mortgage loans referred to above has a grace period that extends payments beyond the seventh day of any calendar month. Further, twenty-eight (28) of the mortgage loans, representing approximately 12.46% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the eleventh day of each month without any grace period.

      Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans," each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

      The mortgage interest rate for each of the mortgage loans is shown on
Annex A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 5.4400% per annum to 7.1760% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.1621%
per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 5.4400% to 7.1760% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.1773% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.6700%
to 6.4100% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.1174% per annum.

      Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

      All of the mortgage loans will accrue interest on an Actual/360 Basis.

      Partial Interest-Only Balloon Loans. Fifty-six (56) of the mortgage loans, representing approximately 40.77% of the initial mortgage pool balance (47 mortgage loans in loan group 1, representing approximately 46.32% of the initial loan group 1 balance, and 9 mortgage loans in loan group 2, representing approximately 24.54% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

      One (1) mortgage loan (loan number 13), representing approximately 1.17%
of the initial mortgage pool balance and approximately 1.57% of the initial loan group 1 balance, provides for the payment of interest only for the first 12 months of the loan term, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity (such schedule is attached hereto as Annex A-4), and then an interest-only period for the last 12 months of the loan term, with a substantial payment of principal to be due on the maturity date.

      Interest-Only Balloon Loans. Seven (7) of the mortgage loans, representing approximately 16.48% of the initial mortgage pool balance (5 mortgage loans in loan group 1, representing approximately 5.51% of the initial loan group 1 balance, and 2 mortgage loans in loan group 2, representing approximately 48.55%
of the initial loan group 2 balance) require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

                                      S-78

      Amortizing Balloon Loans. Fifty-eight (58) of the mortgage loans, representing approximately 40.80% of the initial mortgage pool balance (50 mortgage loans in loan group 1, representing approximately 46.49% of the initial loan group 1 balance, and 8 mortgage loans in loan group 2, representing approximately 24.18% of the initial loan group 2 balance), are characterized by--

      o     an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

      o     a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

      These 58 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" above and
"--Interest-Only Balloon and ARD Loans" below.

      ARD Loans. Three (3) of the mortgage loans, representing approximately
1.20% of the initial mortgage pool balance (2 mortgage loans in loan group 1, representing approximately 0.68% of the initial loan group 1 balance, and 1 mortgage loan in loan group 2, representing approximately 2.73% of the initial loan group 2 balance), are characterized by the following features:

      o     a maturity date that is more than 20 years following origination;

      o     the designation of an anticipated repayment date that is generally 5 to 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

      o     the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

      o     until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

      o     from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

      o     the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

      o     from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

      One (1) of the above-identified three (3) ARD loans, representing approximately 0.20% of the initial mortgage pool balance and approximately 0.27%
of the initial loan group 1 balance, require the payment of interest only until the expiration of a designated period and the payment of principal following the interest only period.

                                      S-79

      As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

      In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

      Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

      Fully Amortizing Loans. Two (2) of the mortgage loans, representing approximately 0.76% of the initial mortgage pool balance (2 mortgage loans are in loan group 1, representing approximately 1.01% of the initial loan group 1 balance), is characterized by--

      o     constant monthly debt service payments throughout the substantial term of the mortgage loan; and

      o     amortization schedules that are approximately equal to the actual terms of the mortgage loan.

      These fully amortizing loans have neither--

      o     an anticipated repayment date; nor

      o     the associated repayment incentives.

      Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

      Voluntary Prepayment Provisions. In general (except as described below under "--Prepayment Lock-out Periods" below), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

      o     a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

      o     an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

      All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to 36 payments including the stated maturity date or anticipated repayment date.
Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after the anticipated repayment date.

      The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement. A prepayment profile of the mortgage pool is contained in Annex A-3.

                                      S-80

      As described below under "--Defeasance Loans," most of the mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or properties from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

      Prepayment Lock-out Periods. Except as described below in the second following sentence, in the case of 122 of the mortgage loans, representing approximately 88.31% of the initial mortgage pool balance, the related loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 104 months (approximately 104 months for the mortgage loans in loan group 1 and approximately 107 months for the mortgage loans in loan group
2). In the case of four (4) mortgage loans (loan numbers 1, 80, 110 and 124), representing in the aggregate approximately 11.69% of the initial mortgage pool balance, the related borrower may prepay the mortgage loan on any payment date with the payment of yield maintenance amount or a prepayment penalty.

      In the case of one (1) mortgage loan (loan number 1), representing approximately 11.02% of the initial mortgage pool balance and approximately
43.24% of the initial loan group 2 balance, the related non-trust A-Note mortgage loan is a floating rate note that is secured by the same mortgaged real property as the mortgage loan included in the issuing entity. Such non-trust
A-Note has a shorter maturity date than the mortgage loan included in the issuing entity, and as such, the related borrower may refinance the entire mortgage loan (inclusive of the portion of such loan being deposited into the issuing entity) before the stated maturity date of the mortgage loan included in the issuing entity.

      In the case of one (1) mortgage loan (loan number 68), representing approximately 0.44% of the initial mortgage pool balance and approximately 1.73%
of the initial loan group 2 balance, following the expiration of the prepayment lock-out period, the borrower may either prepay the mortgage loan in whole with the payment of a prepayment premium or yield maintenance charge or defease the mortgage loan in whole by pledging certain government securities and obtaining the release of the mortgaged real properties from the lien of the mortgage.

      In the case of one (1) mortgage loan (loan number 31), representing approximately 0.86% of the initial mortgage pool balance and approximately 1.16%
of the initial loan group 1 balance, following the expiration of the prepayment lock-out period, the borrower may either partially prepay the mortgage loan along with the payment of a prepayment premium or yield maintenance charge and obtain the release of the mortgaged property known as the Beltway Industrial
Building or partially defease the mortgage loan by pledging certain government securities and obtaining the release of the Beltway Industrial Building property from the lien of the mortgage.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the
Mortgaged Real Properties," "--Terms and Conditions of the Mortgage Loans--Other
Prepayment Provisions" and "--Mortgage Loans Which May Require Principal
Paydowns" below.

      Prepayment Consideration. Twenty (20) of the mortgage loans, representing approximately 22.76% of the initial mortgage pool balance (16 mortgage loans in loan group 1, representing approximately 14.13% of the initial loan group 1 balance, and 4 mortgage loans in loan group 2, representing approximately 47.99%
of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--

                                      S-81

Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance Charges or Defeasance
Provisions May Not Fully Protect Against Prepayment Risk" in this prospectus supplement, "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your
Offered Certificates May Be Challenged As Being Unenforceable--Prepayment
Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default
Interest and Limitations on Prepayments" in the accompanying base prospectus.

      Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

      Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

      Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

      Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

      o     prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

                                      S-82

      Many of the mortgage loans permit one or more of the following types of transfers:

      o     transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

            1.    confirmation by each applicable rating agency that the
                  transfer will not result in a qualification, downgrade or
                  withdrawal of any of its then-current ratings of the
                  certificates; or

            2.    the reasonable acceptability of the transferee to the lender;

      o     a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

      o     transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     a transfer of non-controlling ownership interests in the related borrower;

      o     involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

      o     issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

      o     a transfer of ownership interests for estate planning purposes;

      o     changes in ownership between existing partners and members of the related borrower;

      o     a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

      o     transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

      o     other transfers similar in nature to the foregoing.

      Mortgage Loans Which May Require Principal Paydowns. Four (4) mortgage loans (loan numbers 14, 42, 61 and 69), representing approximately 2.72% of the initial mortgage pool balance and approximately 3.65% of the initial loan group
1 balance, are secured by letters of credit or cash reserves that in each such case:

      o     will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

      o     if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                      S-83

      The total amount of the letters of credit and/or cash reserves was
$3,769,030 as determined based on the balances of each letter of credit and/or cash reserve at the time of the closing of each of those mortgage loans.

      See also "--Other Prepayment Provisions" above.

      Defeasance Loans. One hundred six (106) mortgage loans, representing approximately 77.24% of the initial mortgage pool balance (90 mortgage loans in loan group 1, representing approximately 85.87% of the initial loan group 1 balance and 16 mortgage loans in loan group 2, representing approximately 52.01%
of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of Section 2(a)(16)
of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited. See "--Prepayment Lock-out Periods"
in this prospectus supplement.

      Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

      o     will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

      o     will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

      For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

      If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property to be released and the portion of the monthly debt service payments attributable to the property to be released, (ii) an estimated or otherwise determined sales price of the property to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real properties that are not being released. Thirty-two (32) mortgage loans, representing approximately 40.21% of the initial mortgage pool balance (26 mortgage loans in loan group 1, representing approximately 33.40% of the initial loan group 1 balance, and 6 mortgage loans in loan group 2, representing approximately 60.14% of the initial loan group 2 balance), permit the partial release of collateral in connection with partial defeasance.

      With respect to one (1) mortgage loan (loan number 23), representing approximately 0.38% of the initial mortgage pool balance and approximately 0.51%
of the initial loan group 1 balance, which is cross-collateralized and cross-defaulted with four other mortgage loans included in the trust (loan numbers 24, 25, 26 and 27), the mortgage loan may be defeased only in connection with the simultaneous defeasance in full of the other cross-collateralized and cross-defaulted mortgage loans. The other four mortgage loans may be defeased individually. In addition, in the case of one of the four mortgage loans (loan number 25), such mortgage loan may be defeased until the payment date in
November 7, 2010; on and after such payment date, the mortgaged real property securing such mortgage loan may be released only in connection with a prepayment of the mortgage loan, together with the applicable yield maintenance premium.

                                      S-84

      In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

      None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

      See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

      Collateral Substitution and Partial Releases Other Than In Connection With
Defeasance.

      Property Substitutions.

      In the case of one (1) mortgage loan (loan number 1), secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the ARC Portfolio, representing approximately 11.02% of the initial mortgage pool balance and approximately 43.24% of the initial loan group 2 balance, the related borrower may from time to time substitute a portion of the related mortgaged real property with another parcel of real properties subject to the satisfaction of certain conditions, including:

      o     the debt service coverage ratio with respect to the mortgaged properties that remains subject to the mortgage after such substitution equals or exceeds the greater of (A) the debt service coverage ratio on the closing date of 1.31x and (B) the lesser of
            (i) the debt service coverage ratio immediately prior to the substitution and (ii) 1.60x;

      o     the underwritten net cash flow, as determined by the lender, for the substitute property will equal or exceed the underwritten net cash flow, as determined by the lender, for the release property for the
            12-month period immediately preceding the date of property substitution; and

      o     receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the
            certificates.

      In the case of one (1) mortgage loan (loan number 3), secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the RLJ Portfolio, representing approximately 6.18% of the initial mortgage pool balance and approximately 8.30% of the initial loan group 1 balance, the related borrower has a one-time right to substitute a portion of the related mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, including:

      o     no event of default has occurred and is continuing;

      o     the debt service coverage ratio with respect to the mortgaged real property that remains subject to the mortgage after such
            substitution will not be reduced;

      o     the net operating income, as determined by the lender, for the substitute property will equal or exceed the net operating income, as determined by the lender, for the release property for the 3-year period immediately preceding the date of property substitution; and

      o     receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the
            certificates.

      Property Releases.

      In the case of one (1) mortgage loan (loan number 80), representing approximately 0.36% of the initial mortgage pool balance and approximately 0.48%
of the initial group 1 balance, the related loan documents permit

                                      S-85

a designated parcel of the related mortgaged property to be released from the lien of the related mortgage and the other applicable loan documents upon satisfaction of certain conditions, including, without limitation:

      o     concurrently with the effectiveness of such partial release, the borrower shall transfer its entire interest in the released parcel of the mortgaged property to a grantee that may be a third party purchaser or to an affiliate whether or not for value;

      o     the debt service coverage ratio immediately following such partial release with respect to the mortgaged property that remains subject to the mortgage is not less than the greater of (A) the debt service coverage ratio on the closing date of the mortgage loan and (B) the debt service coverage ratio immediately preceding such partial release;

      o     the loan to value ratio immediately following such partial release with respect to the mortgaged property that remains subject to the mortgage is not greater than sixty-five percent (65%) (based on an update of the appraisal prepared for the mortgage loan and acceptable to the lender in its reasonable discretion); and

      o     concurrently with the effectiveness of such partial release, the borrower pays down the outstanding principal balance by $1,000,000 and pays to the lender the yield maintenance premium calculated thereon in accordance with the loan documents.

      In the case of one (1) mortgage loan (loan number 110), representing approximately 0.21% of the initial mortgage pool balance and approximately 0.29%
of the initial group 1 balance, the related loan documents permit a designated parcel of the related mortgaged property to be released from the lien of the related mortgage and the other applicable loan documents upon satisfaction of certain conditions, including, without limitation:

      o     concurrently with the effectiveness of such partial release, the borrower shall transfer its entire interest in the released parcel of the mortgaged property to a third -party purchaser for value;

      o     the debt service coverage ratio at the time of such partial release is not less than the greater of (A) the debt service coverage ratio on the closing date of the mortgage loan and (B) the debt service coverage ratio immediately preceding such partial release; and

      o     concurrently with the effectiveness of such partial release, the borrower pays down the outstanding principal balance by $700,000 and the yield maintenance premium calculated thereon in accordance with the loan documents.

      Some of the mortgage loans that we intend to include in the issuing entity permit the release from the related mortgage lien, upon the satisfaction of certain conditions, of one or more designated undeveloped or non-income producing parcels or outparcels or portions of the related improvements that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan (but may not have been excluded from the appraised value of the related mortgaged real property), which appraised value is shown on Annex A-1 to this prospectus supplement.

MORTGAGE POOL CHARACTERISTICS

      General.  A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

                                      S-86

SIGNIFICANT MORTGAGE LOANS

      The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                 NUMBER                                 % OF       % OF
                                   OF                                 INITIAL    INITIAL                                 CUT-OFF
                                MORTGAGE                     % OF       LOAN       LOAN                                   DATE
                                 LOANS/       CUT-OFF      INITIAL    GROUP 1    GROUP 2                                PRINCIPAL
                    MORTGAGE   MORTGAGED        DATE       MORTGAGE   MORTGAGE   MORTGAGE                   PROPERTY     BALANCE
                      LOAN        REAL       PRINCIPAL       POOL       POOL       POOL       PROPERTY        SIZE         PER
    LOAN NAME        SELLER    PROPERTIES     BALANCE      BALANCE    BALANCE    BALANCE        TYPE       SF/UNIT(1)    SF/UNIT
-----------------   --------   ----------   ------------   --------   --------   --------   ------------   ----------   ---------

ARC Portfolio         MLML       1   59     $170,000,000    11.02%     0.00%      43.24%    Manufactured       14,930     $15,405
                                                                                              Housing

California Market
    Center(2)         IXIS       1    1      $111,805,89     7.25%     9.73%       0.00%       Other        1,911,458         $58
RLJ Portfolio         MLML       1   43      $95,367,640     6.18%     8.30%       0.00%    Hospitality         5,427     $92,970
Mall at Whitney
     Field            IXIS       1    1      $74,750,000     4.85%     6.50%       0.00%       Retail         664,974        $112
Embassy Suites-
   San Diego          PMCF       1    1      $72,874,488     4.72%     6.34%       0.00%    Hospitality           337    $216,245
The Promenade
  of Westlake         PMCF       1    1      $42,371,817     2.75%     3.69%       0.00%       Retail         258,054        $164
Maui Coast Hotel      IXIS       1    1      $41,465,012     2.69%     3.61%       0.00%    Hospitality           265    $156,472
City Centre
   Building           AMCC       1    1      $30,000,000     1.94%     2.61%       0.00%       Office         220,368        $136
Pavilion Court
   Apartments         MLML       1    1      $24,987,441     1.62%     0.00%       6.35%    Multifamily           377     $66,280
The Shops of
   Fairlawn           PMCF       1    1      $21,440,203     1.39%     1.87%       0.00%       Retail         133,334        $161
                                --- ----    ------------   --------   --------   --------
TOTAL/WEIGHTED
   AVERAGE                      10  110      $685,062,49     4.41%     2.63%      49.59%
                                === ====    ============   ========   ========   ========

                            CUT-OFF
                             DATE
                              LTV
    LOAN NAME       DSCR     RATIO
-----------------   -----   -------

ARC Portfolio       1.51x   68.83%

California Market
    Center(2)       1.84x   54.54%
RLJ Portfolio       1.37x   70.50%
Mall at Whitney
     Field          1.09x   78.60%
Embassy Suites-
   San Diego        1.30x   60.23%
The Promenade
  of Westlake       1.15x   76.21%
Maui Coast Hotel    1.33x   70.76%
City Centre
   Building         1.41x   71.86%
Pavilion Court
   Apartments       1.20x   78.09%
The Shops of
   Fairlawn         1.18x   74.45%
TOTAL/WEIGHTED
   AVERAGE          1.42X   68.10%

_____________________

(1)   Property size is indicated in square feet, except with respect to hospitality properties (in which case it is indicated in rooms).

(2)   It has been confirmed to us by Moody's and S&P, in accordance with their respective methodologies, that the credit characteristics of the
      California Market Center mortgage loan is consistent with investment grade-rated obligations.

      See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

      General. The mortgage pool will include three (3) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan (or, in the case of the ARC Portfolio
Loan Combination, mortgage loans) that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

                                      S-87

      The table below identifies each mortgage loan that is part of a Loan
Combination.

                                                               RELATED      U/W DSCR (NCF) AND CUT-OFF
                 MORTGAGE LOANS THAT ARE                      NON-TRUST     DATE LOAN-TO-VALUE RATIO OF
                PART OF A LOAN COMBINATION                     LOAN(S)        ENTIRE LOAN COMBINATION
----------------------------------------------------------   ------------   ---------------------------
  MORTGAGED REAL PROPERTY                     % OF INITIAL
NAME (AS IDENTIFIED ON ANNEX   CUT-OFF DATE     MORTGAGE       ORIGINAL                  CUT-OFF DATE
   A-1 TO THIS PROSPECTUS       PRINCIPAL         POOL        PRINCIPAL      U/W NCF     LOAN-TO-VALUE
        SUPPLEMENT)              BALANCE        BALANCE        BALANCE        DSCR           RATIO
----------------------------   ------------   ------------   ------------   ---------   ---------------

1. ARC Portfolio               $170,000,000      11.02%       $60,000,000     1.51x         68.83%
2. RLJ Portfolio                $95,367,640       6.18%      $409,181,230     1.37x         70.50%
3. The Lake in the Woods        $13,289,667       0.86%          $850,000     1.09x         83.17%

      The ARC Portfolio Loan Combination

      General. The ARC Portfolio Trust Mortgage Loan, which has a cut-off date principal balance of $170,000,000, representing approximately 11.02% of the initial mortgage pool balance and approximately 43.24% of the initial loan group
2 balance, is part of the Loan Combination that we refer to as the ARC Portfolio
Loan Combination. The ARC Portfolio Trust Mortgage Loan consists of an A-note mortgage loan (the "ARC Portfolio A Note Trust Mortgage Loan") and a B-note mortgage loan (the "ARC Portfolio B Note Trust Mortgage Loan"), secured by the same Mortgaged Property. The ARC Portfolio Loan Combination consists of the ARC
Portfolio Trust Mortgage Loan and an A-note non-trust loan (the "ARC Portfolio A
Note Non-Trust Mortgage Loan), which is not included in this trust. The ARC
Portfolio B Note Trust Mortgage Loan is subordinate to the ARC Portfolio A Note
Trust Mortgage Loan and the ARC Portfolio A Note Non-Trust Mortgage Loan to the
extent set forth in the ARC Portfolio Intercreditor Agreement. The ARC Portfolio
A-Note Non-Trust Loan is secured by the same mortgage instrument encumbering the
ARC Portfolio Mortgaged Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the ARC Portfolio Loan Combination are governed by the ARC Portfolio
Intercreditor Agreement.

      Priority of Payments. Pursuant to the ARC Portfolio Intercreditor
Agreement, prior to the occurrence and continuance of an ARC Portfolio
Triggering Event, collections on the ARC Portfolio Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of Advances and interest thereon, incurred under the pooling and servicing agreement)
generally in the following manner, to the extent of available funds:

      (a)   first, to the issuing entity, as holder of the ARC Portfolio A Note
            Trust Mortgage Loan, and to the holder of the ARC Portfolio A Note
            Non-Trust Mortgage Loan, on a pari passu and pro rata basis (in proportion to the respective amounts of the interest then due and payable on each such note during the related interest accrual period for such note) in an amount equal to the accrued and unpaid interest
            (excluding default interest) during the related interest accrual period for such note on the ARC Portfolio A Note Trust Mortgage Loan principal balance and ARC Portfolio A Note Non-Trust Mortgage Loan principal balance at their respective interest rates;

      (b)   next, to the holder of the ARC Portfolio A Note Non-Trust Mortgage
            Loan, in an amount equal to all principal payments received on the
            ARC Portfolio Loan Combination, to be applied in reduction of the
            ARC Portfolio A Note Non-Trust Mortgage Loan principal balance until reduced to zero;

      (c)   next, to the issuing entity, as holder of the ARC Portfolio A Note
            Trust Mortgage Loan, in an amount equal to its pro rata portion of all principal payments received on the ARC Portfolio Loan
            Combination (calculated based on the ARC Portfolio Trust Mortgage
            Loan principal balance), to be applied in reduction of the ARC
            Portfolio A Note Trust Mortgage Loan principal balance;

                                      S-88

      (d)   next, to the issuing entity, as holder of the ARC Portfolio B Note
            Trust Mortgage Loan, in an amount equal to the accrued and unpaid interest (excluding default interest) on the ARC Portfolio B Note
            Trust Mortgage Loan principal balance at the applicable interest rate;

      (e)   next, to the issuing entity, as holder of the ARC Portfolio B Note
            Trust Mortgage Loan, in an amount equal to its pro rata portion of all principal payments received on the ARC Portfolio Loan
            Combination (calculated based on the ARC Portfolio Trust Mortgage
            Loan principal balance), to be applied in reduction of the Note B
            Principal Balance;

      (f)   next, to the issuing entity, as holder of the ARC Portfolio A Note
            Trust Mortgage Loan, in an amount equal to any prepayment premium actually received in respect of ARC Portfolio A Note Trust Mortgage
            Loan;

      (g)   next, to the issuing entity, as holder of the ARC Portfolio B Note
            Trust Mortgage Loan, in an amount equal to any prepayment premium actually received in respect of the ARC Portfolio B Note Trust
            Mortgage Loan;

      (h)   next, to the issuing entity, as holder of the ARC Portfolio Trust
            Mortgage Loan, and the holder of the ARC Portfolio A Note Non-Trust
            Mortgage Loan, in an amount equal to any and all other fees
            (including, without limitation, any late charges) payable by the ARC
            Portfolio Borrower pursuant to the terms of the loan documents, in accordance with their respective percentage interests, to the extent actually paid and not payable to the a master servicer, special servicer and trustee pursuant to the pooling and servicing agreement;

      (i)   next, to the issuing entity, as holder of the ARC Portfolio Trust
            Mortgage Loan, and the holder of the ARC Portfolio A Note Non-Trust
            Mortgage Loan, in an amount equal to any default interest in excess of the interest paid in accordance with clauses (a) or (d) above, in accordance with their respective percentage interests, to the extent actually paid and not payable to the a master servicer, special servicer and trustee pursuant to the pooling and servicing agreement; and

      (j)   next, if any excess amount is paid by the ARC Portfolio Borrower or otherwise and is not required to be returned to the ARC Portfolio
            Borrower or to a party other than the issuing entity, as holder of the ARC Portfolio Trust Mortgage Loan, and the holder of the ARC
            Portfolio A Note Non-Trust Mortgage Loan, under the loan documents, and not otherwise applied in accordance with the foregoing clauses
            (a) through (i), such amount shall be paid to the issuing entity, as holder of the ARC Portfolio Trust Mortgage Loan, and the holder of the ARC Portfolio A Note Non-Trust Mortgage Loan pro rata in accordance with their original principal balances.

      Pursuant to the ARC Portfolio Intercreditor Agreement, subsequent to the occurrence and during the continuation of a ARC Portfolio Triggering Event, collections on the ARC Portfolio Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of Advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

      (a)   first, to the issuing entity, as holder of the ARC Portfolio A Note
            Trust Mortgage Loan, and to the holder of the ARC Portfolio A Note
            Non-Trust Mortgage Loan, on a pari passu and pro rata basis (in proportion to the respective amounts of the interest then due and payable on each such note during the related interest accrual period for such note) in an amount equal to the accrued and unpaid interest
            (excluding default interest) during the related interest accrual period for such note on the ARC Portfolio A Note Trust Mortgage Loan principal balance and ARC Portfolio A Note Non-Trust Mortgage Loan principal balance at their respective interest rates;

      (b)   next, to the issuing entity, as holder of the ARC Portfolio A Note
            Trust Mortgage Loan, and to the holder of the ARC Portfolio A Note
            Non-Trust Mortgage Loan on a pari passu and pro rata

                                      S-89

            basis, in an amount equal to all principal payments received on the
            ARC Portfolio Loan Combination, to be applied in reduction of the
            ARC Portfolio A Note Trust Mortgage Loan and ARC Portfolio A Note
            Non-Trust Mortgage Loan principal balances until reduced to zero;

      (c)   next, to the issuing entity, as holder of the ARC Portfolio B Note
            Trust Mortgage Loan, in an amount equal to the accrued and unpaid interest (excluding default interest) on the ARC Portfolio B Note
            Trust Mortgage Loan principal balance at the applicable interest rate;

      (d)   next, to the issuing entity, as holder of the ARC Portfolio B Note
            Trust Mortgage Loan, all amounts received on the ARC Portfolio Loan
            Combination, to be applied in reduction of the Note B Principal
            Balance until reduced to zero;

      (e)   next, to the issuing entity, as holder of the ARC Portfolio A Note
            Trust Mortgage Loan, in an amount equal to any prepayment premium actually received in respect of ARC Portfolio A Note Trust Mortgage
            Loan;

      (f)   next, to the issuing entity, as holder of the ARC Portfolio B Note
            Trust Mortgage Loan, in an amount equal to any prepayment premium actually received in respect of the ARC Portfolio B Note Trust
            Mortgage Loan;

      (g)   next, to the issuing entity, as holder of the ARC Portfolio Trust
            Mortgage Loan, and the holder of the ARC Portfolio A Note Non-Trust
            Mortgage Loan, in an amount equal to any and all other fees
            (including, without limitation, any late charges) payable by the ARC
            Portfolio Borrower pursuant to the terms of the loan documents, in accordance with their respective percentage interests, to the extent actually paid and not payable to the a master servicer, special servicer and trustee pursuant to the pooling and servicing agreement;

      (h)   next, to the issuing entity, as holder of the ARC Portfolio Trust
            Mortgage Loan, and the holder of the ARC Portfolio A Note Non-Trust
            Mortgage Loan, in an amount equal to any default interest in excess of the interest paid in accordance with clauses (a) or (c) above, in accordance with their respective percentage interests, to the extent actually paid and not payable to the a master servicer, special servicer and trustee pursuant to the pooling and servicing agreement;

      (i)   next, to the issuing entity, as holder of the ARC Portfolio B Note
            Trust Mortgage Loan, in an amount equal to any and all other fees
            (including, without limitation, any late charges) payable by the ARC
            Portfolio Borrower pursuant to the terms of the loan documents, in accordance with their respective percentage interests, to the extent actually paid and not payable to the a master servicer, special servicer and trustee pursuant to the pooling and servicing agreement;

      (j)   next, to the issuing entity, as holder of the ARC Portfolio B Note
            Trust Mortgage Loan, in an amount equal to any default interest in excess of the interest paid in accordance with clauses (a), (c) or
            (h) above, in accordance with its respective percentage interest, to the extent actually paid and not payable to the a master servicer, special servicer and trustee pursuant to the pooling and servicing agreement;

      (k)   next, if the proceeds of any foreclosure sale or any liquidation of the ARC Portfolio Loan Combination or related mortgaged property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(j) and, as a result of a workout the ARC
            Portfolio B Note Trust Mortgage Loan principal balance has been reduced, such excess amount shall be paid to the issuing entity, as holder of the ARC Portfolio B Note Trust Mortgage Loan in an amount up to the reduction, if any, of the ARC Portfolio B Note Trust
            Mortgage Loan principal balance as a result of such workout; and

      (l)   lastly, if any excess amount is paid by the ARC Portfolio Borrower or otherwise and is not required to be returned to the ARC Portfolio
            Borrower or to a party other than the issuing entity, as holder of the ARC Portfolio Trust Mortgage Loan, and the holder of the ARC
            Portfolio A Note

                                      S-90

            Non-Trust Mortgage Loan, under the loan documents, and not otherwise applied in accordance with the foregoing clauses (a) through (k), such amount shall be paid to the issuing entity, as holder of the
            ARC Portfolio Trust Mortgage Loan, and the holder of the ARC
            Portfolio A Note Non-Trust Mortgage Loan pro rata in accordance with their original principal balances.

      Consent Rights. The ARC Portfolio Controlling Party, which initially will be the controlling class representative, will be entitled to consult with the special servicer, and the special servicer may not take any of the actions listed under "--Rights and Powers of the Controlling Class Representative and
the Loan Combination Controlling Parties" herein without the consent of the ARC
Portfolio Controlling Party.

      Non-Trust Loan Noteholder Consultation Rights. Pursuant to the ARC
Portfolio Intercreditor Agreement, the applicable master servicer or the special servicer, as applicable, will be required (i) to use reasonable efforts to consult with the related Non-Trust Loan Noteholder in connection with (A) any adoption or implementation of a business plan submitted by the ARC Portfolio
Borrower with respect to the ARC Portfolio Mortgaged Property, (B) the execution or renewal of any lease (if a lender approval is provided for in the applicable loan documents), (C) the release of any escrow held in conjunction with the ARC
Portfolio Loan Combination to the ARC Portfolio Borrower not expressly required by the terms of the loan documents or under applicable law, (D) material alterations on the ARC Portfolio Mortgaged Property if approval by the lender is required by the loan documents, (E) material change in any ancillary loan documents, (F) the waiver of any notice provisions related to prepayment, or (G)
any substitution or release permitted by the loan documents; and (ii) to use reasonable efforts to consult with the related Non-Trust Loan Noteholder upon the occurrence of any event of default with respect to the ARC Portfolio Loan
Combination and to consider alternative actions recommended by the related
Non-Trust Loan Noteholder.

      Notwithstanding the foregoing, if the related Non-Trust Loan Noteholder fails to notify the applicable master servicer or special servicer, as applicable, of its response of any such action specified in the previous paragraph within ten (10) Business Days after delivery to such Non-Trust Loan
Noteholder by the applicable master servicer or special servicer, as applicable, of written notice of such action, together with all information reasonably requested information in the master servicer's possession to formulate a response, such action by the applicable master servicer or special servicer, as applicable, will be deemed to have been communicated to the related Non-Trust
Loan Noteholder; provided that, if the special servicer or a master servicer, as applicable, determines that immediate action is necessary to protect the interests of the certificateholders and related Non-Trust Noteholders, that servicer may take any such action without waiting for the response of the related Non-Trust Loan Noteholder.

      The RLJ Portfolio Loan Combination

      General. The RLJ Portfolio Trust Mortgage Loan, which has a cut-off date principal balance of $95,367,640, representing approximately 6.18% of the initial mortgage pool balance and approximately 8.30% of the initial loan group
1 balance, is part of the Loan Combination that we refer to as the RLJ Portfolio
Loan Combination. The RLJ Portfolio Loan Combination consists of the RLJ
Portfolio Trust Mortgage Loan and three pari passu A-note non-trust loans (the
"RLJ Portfolio A Note Non-Trust Mortgage Loans"), which are not included in this trust, but are secured by the same Mortgaged Property. The RLJ Portfolio Loan
Combination will be serviced under the Other Pooling and Servicing Agreement upon the closing of the Wachovia Bank Commercial Mortgage Trust Commercial
Mortgage Pass-Through Certificates Series 2006-C27 securitization (which is expected to be shortly after the closing of the 2006-C2 securitization). Prior to the closing of the series 2006-C27 securitization, the RLJ Portfolio Loan
Combination will be serviced pursuant to an interim servicing agreement, which is substantially similar to the Other Pooling and Servicing Agreement. The relative rights of the holders of the loans comprising the RLJ Portfolio Loan
Combination are governed by the RLJ Portfolio Intercreditor Agreement.

      Priority of Payments. Pursuant to the RLJ Portfolio Intercreditor
Agreement collections on the RLJ Portfolio Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after application to unpaid servicing fees, unreimbursed

                                      S-91

costs and expenses and/or reimbursement of Advances and interest thereon, incurred under the Other Pooling and Servicing Agreement) generally in the following manner, to the extent of available funds:

      (a)   first, to the issuing entity, as holder of the RLJ Portfolio Trust
            Mortgage Loan, and to the holders of the RLJ Portfolio A Note
            Non-Trust Mortgage Loans, on a pari passu and pro rata basis (in proportion to the respective amounts of the interest then due and payable on each such note during the related interest accrual period for such note) in an amount equal to the accrued and unpaid interest
            (excluding default interest) during the related interest accrual period for such note on the RLJ Portfolio Trust Mortgage Loan principal balance and RLJ Portfolio A Note Non-Trust Mortgage Loans principal balances, respectively, at their respective interest rates;

      (b)   next, to the issuing entity, as holder of the RLJ Portfolio Trust
            Mortgage Loan, and to the holders of the RLJ Portfolio A Note
            Non-Trust Mortgage Loans, on a pari passu and pro rata basis, in an amount equal to all principal payments received on the RLJ Portfolio
            Loan Combination, to be applied in reduction of the RLJ Portfolio
            Trust Mortgage Loan principal balance and RLJ Portfolio A Note
            Non-Trust Mortgage Loans principal balances until reduced to zero;

      (c)   next, to the issuing entity, as holder of the RLJ Portfolio Trust
            Mortgage Loan, and to the holders of the RLJ Portfolio A Note
            Non-Trust Mortgage Loans, on a pari passu and pro rata basis, in an amount equal to the accrued and unpaid interest (excluding default interest) on the RLJ Portfolio Trust Mortgage Loan principal balance and RLJ Portfolio A Note Non-Trust Mortgage Loans principal balances, respectively, at the applicable interest rate;

      (d)   next, to the issuing entity, as holder of the RLJ Portfolio Trust
            Mortgage Loan, and to the holders of the RLJ Portfolio A Note
            Non-Trust Mortgage Loans, on a pari passu and pro rata basis, in an amount equal to any prepayment premium actually received in respect of RLJ Portfolio Trust Mortgage Loan; and

      (e)   lastly, if any excess amount is paid by the RLJ Portfolio Borrower or otherwise and is not required to be returned to the RLJ Portfolio
            Borrower or to a party other than the issuing entity, as holder of the RLJ Portfolio Trust Mortgage Loan, and the holders of the RLJ
            Portfolio A Note Non-Trust Mortgage Loans, under the loan documents, and not otherwise applied in accordance with the foregoing clauses
            (a) through (d), such amount shall be paid to the issuing entity, as holder of the RLJ Portfolio Trust Mortgage Loan, and the holders of the RLJ Portfolio A Note Non-Trust Mortgage Loans, pro rata, in accordance with their original principal balances.

      RLJ Portfolio Consultation Rights. Pursuant to the RLJ Portfolio
Intercreditor Agreement, the Other Master Servicer or the Other Special
Servicer, as applicable, will be required (i) to use reasonable efforts to consult with the controlling class representative in connection with (A) any adoption or implementation of a business plan submitted by the RLJ Portfolio
Borrower with respect to the RLJ Portfolio Mortgaged Property, (B) the execution or renewal of any lease (if a lender approval is provided for in the applicable loan documents), (C) the release of any escrow held in conjunction with the RLJ
Portfolio Loan Combination to the RLJ Portfolio Borrower not expressly required by the terms of the loan documents or under applicable law, (D) material alterations on the RLJ Portfolio Mortgaged Property if approval by the lender is required by the loan documents, (E) material change in any ancillary loan documents, or (F) the waiver of any notice provisions related to prepayment; and
(ii) to use reasonable efforts to consult with the controlling class representative upon the occurrence of any event of default with respect to the
RLJ Portfolio Loan Combination and to consider alternative actions recommended by the controlling class representative.

      Notwithstanding the foregoing, (I) if the controlling class representative fails to notify the Other Master Servicer or the Other Special Servicer, as
applicable, of its approval or disapproval of any such proposed action within ten (10) Business Days after delivery to such controlling class representative by the Other Master Servicer or the Other Special Servicer, as applicable, of written notice of such a proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, such proposed action by the Other Master Servicer or the Other Special Servicer, as
applicable, will be deemed to have been approved by the

                                      S-92

controlling class representative, (II) if the controlling class representative has not approved (or been deemed to have approved) such a proposed action within ten (10) Business Days after delivery to controlling class representative by the
Other Master Servicer or the Other Special Servicer, as applicable, of written notice of such proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, and such proposed action would not violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard, then the Other Master Servicer or the
Other Special Servicer, as applicable, may take such proposed action, (III) the controlling class representative will not be permitted to approve or disapprove of an action of the Other Master Servicer or the Other Special Servicer, as
applicable, that would cause the Other Master Servicer or the Other Special
Servicer, as applicable, to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard, the RLJ Portfolio Intercreditor Agreement, the
REMIC provisions of the Code or the related loan documents, and (IV) the Other
Master Servicer or the Other Special Servicer, as applicable, may act without the controlling class representative's approval if it reasonably believes in good faith that immediate action is required to protect the RLJ Portfolio
Mortgaged Property.

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan in August 2006, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

      Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

      o     Sixty-eight (68) of the mortgaged real properties, securing approximately 30.78% of the initial mortgage pool balance and approximately 41.31% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an
            industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

      o     Thirty-seven (37) of the mortgaged real properties, securing approximately 15.80% of the initial mortgage pool balance and approximately 21.21% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an
            industrial/warehouse property that is leased to one or more major tenants that each occupies at least 50% of the net rentable area of the particular property.

      o     Sixteen (16) of the mortgaged real properties, securing
            approximately 3.72% of the initial mortgage pool balance and approximately 4.99% of the initial loan group 1 balance, are substantially leased to a single tenant.

      o     There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

      o     Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this prospectus supplement for information regarding lease term expirations with respect to the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed use mortgaged real property.

                                      S-93

      o     One (1) of the mortgaged real properties, representing security for approximately 1.03% of the initial mortgage pool balance and approximately 4.04% of the initial loan group 2 balance, is a multifamily rental property that has a material tenant concentration of students. Those kinds of mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

      o     Three (3) of the mortgaged real properties, representing security for approximately 1.39% of the initial mortgage pool balance and approximately 5.46% of the initial loan group 2 balance, are multifamily rental properties that receive rent subsidies from the
            United States Department of Housing and Urban Development under its
            Section 42 Housing Assistance Program or have tenants whose rents are subsidized under its Section 8 Housing Choice Voucher Program or are otherwise subsidized.

      o     With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
            (including mortgaged real properties leased to a single tenant).
            These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

      o     With respect to certain of the mortgage loans, one or more tenants
            (which may include significant tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related mortgage loan. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

      o     With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

      Ground Leases. In the case of each of 3 mortgaged real properties securing, in whole or partially, 3 mortgage loans, which represent approximately
1.09% of the initial mortgage pool balance and approximately 1.46% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case (except as specified below), the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

      See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

      Additional and Other Financing.

      Additional Secured Debt.

      In the case of each of the Loan Combination Trust Mortgage Loans, the related mortgage also secures the related Non-Trust Loan(s), which will not be included in the issuing entity. See "--The Loan Combinations" above for a description of certain aspects of the Loan Combinations.

      In the case of one (1) mortgage loan (loan number 92), representing approximately 0.30% of the initial mortgage pool balance (representing approximately 0.41% of the initial loan group 1 balance), the borrower is

                                      S-94

permitted to incur subordinate debt secured by a lien on the related mortgaged property in an amount no greater than $250,000, subject to satisfaction of various conditions, including satisfaction of loan-to-value and debt service coverage ratio tests. In lieu of incurring subordinate debt, the owner of the borrower is permitted to incur mezzanine debt secured by pledges of its equity interest in the borrower.

      Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement. See also, "Risk Factors--Additional
Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage
Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying base prospectus.

      Mezzanine Debt. In the case of three (3) mortgage loans, representing approximately 1.82% of the initial mortgage pool balance (2 mortgage loans in loan group 1, representing approximately 1.28% of the initial loan group 1 balance, and 1 mortgage loan in loan group 2, representing approximately 3.38%
of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

                                                        ORIGINAL
                                        MORTGAGE       MEZZANINE                                         INTEREST RATE
 LOAN    LOAN        MORTGAGED        CUT-OFF DATE        DEBT       AGGREGATE DEBT   MATURITY DATE OF   ON MEZZANINE
NUMBER   GROUP     PROPERTY NAME         BALANCE        BALANCE         BALANCE        MEZZANINE LOAN        LOAN
------   -----   ------------------   -------------   ------------   --------------   ----------------   -------------

  33       2     The Lake in the       $13,289,667       $400,000    $14,539,667(1)      July 1, 2016        13.25%
                 Woods
  42       1     800 King Street       $10,500,000     $1,550,000      $12,050,000     August 5, 2011        12.00%
  97       1     Southern Community     $4,220,000       $300,000      $ 4,520,000     August 5, 2016        12.50%
                 Bank Building

___________________

(1)   Includes non-trust B note in the original amount of $850,000.

      In the case of each of the above described mortgage loans with existing mezzanine debt, the mezzanine loan was made by the related mortgage loan seller as mezzanine lender simultaneously with the origination of the mortgage loan and is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

      o     has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable
            non-consolidation opinion letter by counsel, and

      o     has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

      In the case of one mortgage loan (loan number 2), representing approximately 7.25% of the initial mortgage pool balance and approximately 9.73%
of the initial loan group 1 balance, an affiliate of the related borrower has outstanding a $20 million revolving credit facility with IXIS Real Estate
Capital Inc., as lender, secured by, among other things, 49% of the equity interests in the borrower and guaranteed by the sponsor of the borrower.

                                      S-95

      In the case of 14 mortgage loans, representing approximately 17.94% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 21.40% of the initial loan group 1 balance, and 3 mortgage loans in loan group 2, representing approximately 7.81% of the initial loan group 2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

      o     consent of the mortgage lender;

      o     satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

      o     subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

      o     confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                                   MAXIMUM     MINIMUM
                                                  MORTGAGE LOAN   COMBINED    COMBINED
 LOAN    LOAN                                     CUT-OFF DATE    LTV RATIO     DSCR
NUMBER   GROUP      MORTGAGED PROPERTY NAME          BALANCE      PERMITTED   PERMITTED
------   -----   ------------------------------   -------------   ---------   ---------

  3        1     RLJ Portfolio                      $95,367,640      80%        1.30x

  5        1     Embassy Suites - San Diego(1)      $72,874,488      65%        1.40x

  19       2     Lake Pointe Apartments             $16,200,000      85%        1.15x

  35       1     Radisson Hotel                     $12,500,000      75%        1.25x

  41       1     Metro Distribution Center          $10,632,302      80%        1.15x
  42       1     800 King Street                    $10,500,000      NAP         NAP
  45       1     Inland Valley Medical Center       $10,200,000      80%        1.25x
  48       1     Cruse Crossing Shopping Center      $9,120,000      80%        1.20x
  54       1     Capistrano Home Center              $8,000,000      80%        1.15x
  58       2     Bridgepoint(2)                      $7,700,000      85%        1.05x
  68       2     University City Portfolio           $6,800,000      80%        1.10x
  69       1     Staybridge Suites Cranbury          $6,500,000      75%        1.40x
  79       1     Pulaski Highway(3)                  $5,600,000      85%        1.20x
  92       1     401 S.W. 12th Avenue                $4,695,077      70%        1.20x

_______________________

(1)   The indebtedness is permitted only in connection with a sale or transfer of the related mortgaged property.

(2)   The indebtedness is permitted only on or after December 5, 2007.

(3)   With respect to this mortgage loan which is secured, pursuant to a
      Maryland indemnity deed of trust, by the ground leasehold interest in the related property held by the sole member of the borrower, the mezzanine indebtedness is permitted only in connection with the exercise of such sole member's option to purchase the fee interest in the related property and only in an amount sufficient to purchase the fee interest.

      While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the
Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to
the Mortgaged Real Property Which May Adversely Affect Payment on Your
Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this prospectus supplement.

                                      S-96

      Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Some borrowers are also permitted to incur unsecured indebtedness subject to the execution of a subordination agreement with the lender.
Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

      In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of one (1) mortgage loan (loan number
16), representing approximately 1.10% of the initial mortgage pool balance, the related borrowers have incurred, or are permitted to incur, subordinate unsecured indebtedness other than trade payables or indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property.

      Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

      o     the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

      o     whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

            1.    to satisfy the entire mortgage loan; or

            2.    taking into account the cost of repair, to pay down the
                  mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

      Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

      Lockboxes. Sixty-one (61) mortgage loans, representing approximately
59.77% of the initial mortgage pool balance (53 mortgage loans in loan group 1, representing approximately 57.83% of the initial loan group 1 balance and 8 mortgage loans in loan group 2, representing approximately 65.47% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

      o     LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily and manufactured housing properties, income is collected and deposited in the lockbox account by the borrower/manager of

                                      S-97

            the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

            1.    in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

            2.    to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

            In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

            For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

      o     SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

            1.    a failure to pay the related mortgage loan in full on or
                  before any related anticipated repayment date; or

            2.    a decline by more than a specified amount, in the net
                  operating income of the related mortgaged real property; or

            3.    a failure to meet a specified debt service coverage ratio; or

            4.    an event of default under the mortgage.

            For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

                                      S-98

      The 61 mortgage loans referred to above provide for lockbox accounts as follows:

                                  NUMBER OF   % OF INITIAL    % OF INITIAL LOAN   % OF INITIAL LOAN
                                  MORTGAGE    MORTGAGE POOL   GROUP 1 PRINCIPAL   GROUP 2 PRINCIPAL
         LOCKBOX TYPE               LOANS        BALANCE           BALANCE             BALANCE
-------------------------------   ---------   -------------   -----------------   -----------------

LOCKBOXES*

Hard                                 27          32.03%            40.45%               7.42%
Soft at Closing, Springing Hard       4          12.27%             1.68%              43.24%
None at Closing, Springing Hard      30          15.47%            15.70%              14.82%
                                  ---------   -------------   -----------------   -----------------
                                     61          59.77%            57.83%              65.47%

__________________________

*     Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

      Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

      o     hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

            1.    the outstanding principal balance of the mortgage loan; and

            2.    the full insurable replacement cost or insurable value of the improvements located on the insured property;

      o     if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency
            Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

            1.    the outstanding principal balance of the related mortgage
                  loan;

            2.    the full insurable replacement cost or insurable value of the improvements on the insured property; and

            3.    the maximum amount of insurance available under the National
                  Flood Insurance Act of 1968;

      o     commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

      o     business interruption or rent loss insurance.

      Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

      In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. For one (1) of the mortgage loans representing approximately 0.53% of the initial mortgage pool balance and approximately 0.71%
of the initial loan group 1 balance, the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss, probable loss or scenario expected loss in excess of 20% of the estimated replacement cost of the improvements.

                                      S-99

      Each master servicer (with respect to each of the mortgage loans serviced by it, including those of such mortgage loans that have become specially serviced mortgage loans), and the special servicer, with respect to REO
Properties, will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

      Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by each of Moody's and S&P
(or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements. In addition to the foregoing, neither master servicer will be required to cause to be maintained or to itself obtain and maintain any earthquake or environmental insurance policy unless a policy providing such coverage was in effect either at the time of the origination of the related mortgage loan or at the time of initial issuance of the certificates.

      In some cases, however, insurance may not be available from insurers that are rated by either of Moody's or S&P. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

      Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses"
in the accompanying base prospectus.

      With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

      o     to restore the mortgaged real property; or

      o     towards payment of the mortgage loan.

      If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

      The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or a master force-placed insurance policy insuring (or entitling the applicable party to obtain insurance) against

                                      S-100

hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

      o     are not paid because of the deductible clause; and

      o     would have been paid if an individual hazard insurance policy referred to above had been in place.

      The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. All of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

      Appraisals. All of the mortgaged real properties for the mortgage loans were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute and in each case the appraiser certified that the appraisal complied with the regulations issued under the Federal Institutions Reform,
Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

      Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties securing the mortgage loans during the 15-month period ending on the cut-off date.

      In the case of seven (7) mortgaged real properties securing seven (7)
separate mortgage loans (loan numbers 16.02, 31.02, 48, 66, 68.03, 74 and 114), representing approximately 2.25% of the initial mortgage pool balance (5 properties securing mortgage loans in loan group 1, representing approximately
2.40% of the initial loan group 1 balance, and 2 properties securing mortgage loans in loan group 2, representing approximately 1.81% of the initial loan group 2 balance) and representing approximately 2.40% of the initial loan group
1 balance and approximately 1.81% of the initial loan group 2 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property.

      The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

      If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a

                                      S-101

mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

      o     those conditions were remediated or abated prior to the closing date; or

      o     a letter was obtained from the applicable regulatory authority stating that no further action was required; or

      o     an environmental insurance policy (which was not for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the
            responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

      o     that condition is not known to have affected the mortgaged real property.

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

      o     the establishment of an operation and maintenance plan to address the issue, or

      o     in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

      In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

      In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

      o     to carry out the specific remedial measures prior to closing;

      o     carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      o     to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

      Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no

                                      S-102

assurance that recommended operations and maintenance plans have been or will be implemented or if implemented, will continue to be complied with.

      In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

      o     the mortgaged real property had not been affected or had been minimally affected,

      o     the potential for the problem to affect the mortgaged real property was limited, or

      o     a person responsible for remediation had been identified.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

      o     us,

      o     any of the other parties to the pooling and servicing agreement,

      o     any of the mortgage loan sellers,

      o     any of the underwriters, or

      o     the affiliates of any of these parties.

      There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

      See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

      Secured Creditor Environmental Insurance Policy. Certain of the related mortgaged real properties may be covered by individual secured creditor impaired property environmental insurance policies. In general, each policy insures the issuing entity against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgaged real properties during the applicable policy periods, which periods continue at least five years beyond the maturity date of the mortgage loans to which they relate, provided no foreclosure has occurred.
Subject to certain conditions and exclusions, each insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance, against (i) losses resulting from default under the mortgage loans to which they relate if on site environmental conditions in violation of the applicable environmental standards are discovered at the mortgaged real properties during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) clean-up costs discovered by the insured resulting from environmental conditions in violation of the applicable environmental standards at or emanating from the mortgaged real properties, and
(iii) losses from third-party claims against the trust during the policy period for any losses for bodily injury, property damage or related claim expenses caused by conditions in violation of applicable environmental standards.

      The premiums for each of the secured creditor impaired property policies described above, have been or, as of the date of initial issuance of the offered certificates, will have been paid in full. We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                      S-103

      Engineering Assessments. In connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared during the 15-month period preceding the cut-off date.

      The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

ASSIGNMENT OF THE MORTGAGE LOANS

      On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

      In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

      o     either:

            1.    the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

            2.    if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o     the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     either:

            1.    a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

            2.    a certified copy of that assignment as sent for recording;

      o     either:

            1.    a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
                  recordable form except for completion of the assignee's name if delivered in blank and except for missing recording
                  information; or

            2.    a certified copy of that assignment as sent for recording;

                                      S-104

      o     an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

      o     in those cases where applicable, the original or a copy of the related ground lease;

      o     originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

      o     (i) for all mortgage loans other than those acquired from Prudential
            Mortgage Capital Funding, LLC, a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer) and (ii) for all mortgage loans that are acquired from Prudential Mortgage Capital Funding, LLC, the original of any related letter of credit (a copy of which will be required to be delivered to the applicable master servicer).

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

      The trustee is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer or the special servicer is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      If--

      o     any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

      o     that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions," provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued; and

      o     the date on which all recording information necessary to complete the subject document is received by the trustee,

                                      S-105

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

      In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

      (a)   The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

      (b)   Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

      (c)   The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
            below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (d)   The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1),
            (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

      (e)   It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

      (f)   There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal,

                                      S-106

            subject only to Permitted Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (g)   The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

      (h)   If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

      (i)   Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

      In addition to the above-described representations and warranties, each mortgage loan seller will also make additional representations and warranties regarding the mortgage loans being sold by them to depositor, which (subject to certain exceptions specified in each mortgage loan purchase agreement), will include representations and warranties generally to the following effect:

      o     the borrower is obligated to be in material compliance with environmental laws and regulations;

      o     the mortgage loan is eligible to be included in a REMIC;

      o     there are no liens for delinquent real property taxes on the related mortgaged real property;

      o     the related borrower is not the subject of bankruptcy proceedings;

      o     if applicable, a mortgage loan secured by a borrower's leasehold interest contains certain provisions for the benefit of the lender;
            and

      o     the borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

      In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for

                                      S-107

its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

      o     the unpaid principal balance of that mortgage loan at the time of purchase, plus

      o     all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Additional Interest), plus

      o     all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee or the issuing entity in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

      o     other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

      o     if the circumstances (which are discussed under "Servicing of the
            Mortgage Loans--Servicing and Other Compensation and Payment of
            Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

      If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (1) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (2) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the cut-off date; and (B) the weighted average loan-to-value ratio of the remaining related Crossed Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the lesser of (1) the weighted average loan-to-value ratio for all such Crossed Loans, including the affected Crossed Loan, at the time of repurchase or substitution and (2) the weighted average loan-to-value ratio for all such Crossed Loans, including the affected Crossed Loan, as of the cut-off date. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

      To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise

                                      S-108

remedies against the Primary Collateral securing its respective affected Crossed
Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

      Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

      o     the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

      o     the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

      o     the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time or to fulfill any obligations on its part that may arise. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or a material document defect if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

      A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after

                                      S-109

the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

      In connection with the issuance of the certificates, the issuing entity will be Merrill Lynch Mortgage Trust 2006-C2, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. Merrill Lynch Mortgage Trust 2006-C2 is sometimes referred to in this prospectus supplement and the accompanying base prospectus as "trust" or the
"trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, and any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

      The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

      The trust will not have any directors, officers or employees. The trustee, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

      Because the issuing entity will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws.
Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series 2006-C2 securitization transaction. We will acquire the mortgage loans from the mortgage loan sellers and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The
Depositor."

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

      MERRILL LYNCH MORTGAGE LENDING, INC. Merrill Lynch Mortgage Lending, Inc.
("MLML"), our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner &
Smith Incorporated, one of the underwriters, will transfer to us, for inclusion in the series 2006-C2 securitization transaction, 30 mortgage loans, representing approximately 34.46% of the initial mortgage pool balance. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994. MLML securitized, in registered public offerings, approximately: (a) $1.45 billion of multifamily and commercial mortgage loans during 2005; (b) $1.97 billion of multifamily and commercial mortgage loans during 2004; and (c) $4.83 billion of multifamily and commercial

                                      S-110

mortgage loans during 2003. For additional information regarding MLML, see "The
Sponsor" in the accompanying base prospectus.

      IXIS REAL ESTATE CAPITAL INC. IXIS Real Estate Capital Inc. ("IXIS RE"),
is a sponsor of this transaction and one of the mortgage loan sellers. IXIS RE is an affiliate of IXIS Securities North America Inc., one of the underwriters.
IXIS RE originated and underwrote all of the mortgage loans it is selling to the depositor, which represent 29.88% of the initial mortgage pool balance.

      IXIS RE, formerly known as CDC Mortgage Capital Inc., is a New York corporation. IXIS RE is a wholly-owned subsidiary of IXIS Capital Markets North
America Inc., which is more than a 95% owned subsidiary of IXIS North America
Inc., a wholly-owned subsidiary of IXIS Corporate & Investment Bank ("IXIS
CIB"), a fully licensed bank under French law. The executive offices of IXIS RE are located at 9 West 57th Street, New York, New York 10019, telephone number
(212) 891-6152.

      IXIS RE primarily engages in originating, purchasing and securitizing commercial and residential mortgage loans. IXIS RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. IXIS CIB and its affiliates are engaged in a wide range of banking and investment banking activities in France and internationally.

      IXIS RE's Commercial Real Estate Securitization Program

      IXIS RE's primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for IXIS RE's securitization program. Substantially all mortgage loans originated by IXIS RE are sold to securitizations as to which IXIS RE acts as a mortgage loan seller.
IXIS RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in 1998. As of December 31, 2005, the total amount of commercial mortgage loans originated and securitized by IXIS RE and its predecessors is in excess of $7 billion. In its fiscal year ended
December 31, 2005, IXIS RE securitized in excess of $2.8 billion of commercial mortgage loans.

      IXIS RE's annual commercial mortgage loan originations have grown from approximately $870 million in 1999 to approximately $3.4 billion in 2005. The commercial mortgage loans originated by IXIS RE include both fixed- and floating-rate loans and both smaller "conduit" loans and large loans. IXIS RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. IXIS RE originates loans in every state.

      IXIS RE originates or acquires mortgage loans and, together with other sponsors or mortgage loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, IXIS
Capital Markets North America Inc., and with other underwriters, IXIS RE works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. IXIS RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, mortgage loan sellers and/or depositors. Neither IXIS RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitization.

      Underwriting Standards

      Loan Analysis and Approval. Conduit mortgage loans originated by IXIS RE will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved.
Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

                                      S-111

      The IXIS RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the IXIS RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, IXIS RE also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Additional Loan and Property Information--Zoning and Building Code
Compliance" and "Assessments of Property Condition."

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from IXIS RE and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. IXIS RE's
underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, IXIS may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, IXIS RE's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by IXIS there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, IXIS RE's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. IXIS RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. IXIS RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by IXIS RE.

      PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC.

      Overview

      Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital

                                      S-112

Company, LLC ("PMCC"), an affiliate of PMCF, originated and underwrote all of the mortgage loans sold by PMCF to the depositor in this transaction, which represent 23.21% of the initial mortgage pool balance.

      PMCF is a wholly-owned subsidiary of PMCC and an affiliate of Prudential
Asset Resources, Inc., one of the master servicers in this transaction. PMCF and
PMCC's ultimate beneficial owner is Prudential Financial, Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway Center, 8th Floor, 100
Mulberry Street, Newark, New Jersey 07102. PMCF's telephone number is (888)
263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans arc in turn primarily sold through
CMBS securitizations.

      PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1 2003, through March 31, 2006, PMCC originated for securitization approximately 550 mortgage loans, having a total original principal amount of approximately $7.74 billion, which were assigned to PMCF, and approximately $5.74 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 17 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $5.74 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $5.44 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2005, PMCC originated and assigned to PMCF approximately 226 mortgage loans for securitization, having an aggregate principal balance of approximately $2.35 billion.

      The property types most frequently securing mortgage loans originated by
PMCC for securitization are office, retail, and multifamily properties. However,
PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California and Texas; however, each securitization may include other states with significant concentrations.

      At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization,
PMCF works with the Rating Agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF,
Morgan Stanley Mortgage Capital Inc. ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC, acts as depositor and
(ii) the "PWR" program, in which PMCF, Bear Stearns Commercial Mortgage, Inc.
("BSCMI"), Wells Fargo Bank and other sellers act as sellers, and an affiliate of BSCMI acts as depositor. Prior to this transaction, PMCF sold approximately
$612.20 million of mortgage loans under the IQ program and approximately $4.66 billion of mortgage loans under the PWR program.

      Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and PMCC, a master servicer in this transaction, services the mortgage loans on PMCF's behalf. See "--The Master Servicers and Special Servicer" in this prospectus supplement.

      PMCC's Underwriting Standards

      General. PMCC originates and underwrites loans through its offices in
Newark, New York, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the mortgage loans in this transaction were originated by PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

                                      S-113

      Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and
(iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process.
Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" and "Description of the Mortgage Pool--Assessments of Property
Condition."

      Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

      The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans"
in this prospectus supplement.

      Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to he funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some eases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and consequently such requirements may be modified and/or waived in connection with particular loans.

      ARTESIA MORTGAGE CAPITAL CORPORATION. Artesia Mortgage Capital Corporation
("Artesia") is a Delaware Corporation, with its principal offices in Issaquah,
Washington. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank.
Dexia Bank, which is rated "AA+" by Fitch, "AA" by S&P and "Aa2" by Moody's, is part of Dexia Group, a diversified financial services firm located in Brussels,
Belgium with a balance sheet of 506 billion Euros ($603 billion) and a stock market capitalization of approximately 22 billion Euros ($26 billion) as of
December 2005.

                                      S-114

      Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions.

      Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

      Artesia's Securitization Program.

      Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans --which are average-sized loans by industry standards -- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by
Artesia have been originated, directly or through correspondents, by Artesia.
During the fiscal years 2001 through 2005, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.5 million in 2001, to approximately $610.1 million in 2003, and to approximately $1.5 billion in 2005.

      When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see "--Artesia's Underwriting Standards" below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

      In addition, in the normal course of its securitization program, Artesia may acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

      In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into an issuing entity for a series of securities.

      Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

      o     file and/or record various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

                                      S-115

      Artesia's Underwriting Standards.

      General. Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Artesia's Underwriting
Standards" section.

      Loan Analysis. Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances,
Artesia's underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants.
Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

      Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more
--depending on loan size--specified credit committees of Artesia or Dexia Bank.
The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses, capital
            expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

                                      S-116

      o     the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under "--Additional
Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property.
For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia's judgment of improved property performance in the future and/or other relevant factors.

      While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratios presented in this prospectus supplement.

                                      S-117

      Loan-to-Value Ratio. Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

      o     the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example,
Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia's judgment of improved property performance in the future and/or other relevant factors.

      Additional Debt. When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

      The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

      Assessments of Property Condition. As part of the underwriting process,
Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      Appraisals. Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition,
Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The
Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and
Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Environmental Assessment. Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually

                                      S-118

be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase
II environmental assessment with respect to the subject real property.

      Engineering Assessment. In connection with the origination process,
Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      Seismic Report. If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether--

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            Artesia to be sufficient to pay off the related mortgage loan in full;

      o     the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance.

      Escrow Requirements. Based on its analysis of the real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee

                                      S-119

from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Notwithstanding the foregoing discussion under this "--Artesia's
Underwriting Standards" section, Artesia may include mortgage loans in an issuing entity which vary from, or do not comply with, Artesia's underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

THE MASTERS SERVICERS AND THE SPECIAL SERVICER

      Wachovia Bank, National Association

      Wachovia Bank, National Association ("Wachovia"), will be a master servicer under the pooling and servicing Agreement, with respect to the mortgage loans sold to the depositor by Merrill Lynch Mortgage Investors, Inc., IXIS Real
Estate Capital Inc. and Artesia Mortgage Capital Corporation. Wachovia is a
national banking association organized under the laws of the United States of
America and is a wholly-owned subsidiary of Wachovia Corporation. Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years.
Wachovia's primary servicing system runs on Enable US software. Wachovia reports to trustees in the CMSA format. Wachovia's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

      Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs
(formerly known as McCracken) Strategy software, and Wachovia reports to trustees in the CMSA format. The table below sets forth information about
Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

                                        AS OF      AS OF     AS OF       AS OF
     COMMERCIAL AND MULTIFAMILY       DECEMBER    DECEMBER  DECEMBER   MARCH 31,
           MORTGAGE LOANS             31, 2003    31, 2004  31, 2005     2006
------------------------------------  --------    --------  --------   ---------
By Approximate Number...............   10,015      15,531    17,641     18,223
By Approximate Aggregate Unpaid
   Principal Balance (in Billions)..    $88.6      $141.3    $182.5     $197.8

      Within this portfolio, as of March 31, 2006, are approximately 15,811 commercial and multifamily mortgage loans, with an unpaid principal balance of approximately $168.4 billion related to commercial mortgage backed securities or commercial real estate collateralized debt securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of May 31, 2006, were located in all 50 states, the
District of Columbia, Guam, Mexico, the Virgin Islands and Puerto Rico and
include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

      Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

                                      S-120

      The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:
                        SECURITIZED         OUTSTANDING      OUTSTANDING
                      MASTER SERVICED        ADVANCES         ADVANCES
      DATE            PORTFOLIO (UPB)*     (P&I AND SA)*     AS % OF UPB
-----------------     ----------------     -------------     -----------
December 31, 2003     $74,461,414,561       $84,616,014         0.1%
December 31, 2004     $113,159,013,933     $129,858,178         0.1%
December 31, 2005     $142,222,662,628     $164,516,780         0.1%

___________________

*     "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "SA" means servicing advances.

      Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                             FITCH       S&P
                            -------    --------
Primary Servicer             CPS2+      Strong
Master Servicer              CMS2       Strong

      The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by
Moody's and "F1+" by Fitch.

      Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

      o     monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

      o     provision of Strategy and Strategy CS software;

      o     identification, classification, imaging and storage of documents;

      o     analysis and determination of amounts to be escrowed for payment of taxes and insurance;

      o     entry of rent roll information and property performance data from operating statements;

      o     tracking and reporting of flood zone changes;

      o     tracking, maintenance and payment of rents due under ground leases;

      o     abstracting of insurance requirements contained in loan documents;

      o     comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

      o     abstracting of leasing consent requirements contained in loan documents;

                                      S-121

      o     legal representation;

      o     assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

      o     maintenance and storage of letters of credit;

      o     tracking of anticipated repayment dates for loans with such terms;

      o     reconciliation of deal pricing, tapes and annexes prior to securitization;

      o     entry of new loan data and document collection;

      o     initiation of loan payoff process and provision of payoff quotes;

      o     printing, imaging and mailing of statements to borrowers;

      o     performance of property inspections;

      o     performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

      o     review of financial spreads performed by sub-servicers;

      o     review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

      o     performance of UCC searches and filing of UCCs.

      Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Pursuant to an interim servicing agreement between Wachovia and
MLML, as mortgage loan seller (the "MLML Mortgage Loan Seller"), Wachovia acts as primary servicer with respect to mortgage loans owned by the MLML Mortgage
Loan Seller from time to time, including, prior to their inclusion in the issuing entity, some or all of the underlying mortgage loans being contributed by the MLML Mortgage Loan Seller. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by the MLML Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the issuing entity. Pursuant to an interim servicing agreement between Wachovia and Artesia, as mortgage loan seller (the "Artesia Mortgage
Loan Seller"), Wachovia acts as primary servicer with respect to mortgage loans owned by the Artesia Mortgage Loan Seller from time to time, including, prior to their inclusion in the issuing entity, some or all of the underlying mortgage loans being contributed by the Artesia Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the Artesia Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the issuing entity.

      Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement on the day any amount is to be disbursed by Wachovia, that amount is to be transferred by Wachovia to a common disbursement account prior to disbursement.

      Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion,
Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

                                      S-122

      Wachovia is also the master servicer under the Other Pooling and Servicing
Agreement, which governs the servicing of the RLJ Portfolio Loan Combination.

      There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      The information set forth herein regarding Wachovia has been provided by
it.

PRUDENTIAL ASSET RESOURCES, INC.

      Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as a master servicer with respect to those mortgage loans sold by Prudential
Mortgage Capital Funding, LLC to the depositor for deposit into the issuing entity. PAR is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential Financial, Inc., and an affiliate of Prudential
Mortgage Capital Company, LLC, one of the originators and an affiliate of
Prudential Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR's principal offices are located at 2200 Ross Avenue, Suite 4900E,
Dallas, TX 75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for the CMBS transactions, Fannie Mae and FHA.

      PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements.
Recently, PAR has modified some of its policies and procedures to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

      PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody's.
There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year end:

 COMMERCIAL MORTGAGE
        LOANS                  2005               2004               2003
----------------------   -----------------  -----------------  -----------------
CMBS..................   $   9,031,936,108  $   6,820,173,095  $   5,286,632,411
                         -----------------  -----------------  -----------------
Total.................   $  46,502,629,927  $  44,396,359,820  $  35,642,879,817

      The information set forth in this prospectus supplement concerning PAR has been provided by it.

      The Special Servicer

      J.E. Robert Company, Inc. ("JER"), a Virginia corporation, will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the specially serviced mortgage loans and REO properties. JER Investors Trust Inc., an affiliate of JER, is anticipated to be the controlling class representative and the purchaser of certain of the non-offered certificates with respect to the transaction described in this prospectus supplement. The principal offices of JER are located at 1650 Tysons
Boulevard, Suite 1600, McLean, Virginia, and its telephone number is
703-714-8000.

                                      S-123

      JER, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

      o     Acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

      o     Equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

      o     Investing in high-yielding real estate loans; and

      o     Investing in, and managing as special servicer, unrated,
            non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

      In the ordinary course of business for JER and its affiliates, the assets of JER and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

      JER has substantial experience in working out mortgage loans and have been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. JER has a special servicer rating of "CSSI" from Fitch. JER is also on S&P's Select
Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked
"STRONG" by S&P. The ratings of JER as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

      The number of commercial mortgage loan securitizations serviced by JER has increased from 10 as of December 31, 2003 to 17 as of December 31, 2005. JER
acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

      Since its inception in 1981 and through December 31, 2005, JER as special servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from 2003 through 2005,
JER in its capacity as special servicer has resolved over $475 million of U.S.
commercial and multifamily mortgage loans. As of December 31, 2005, JER was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million. Those commercial real assets include mortgage loans secured by the same type of income producing properties as those securing the mortgage loans backing the certificates.

      All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. Certain of the duties of the special servicer and the provisions of the pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" "--Realization Upon
Defaulted Mortgage Loans" and "--REO Properties." Certain terms of the pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"--Replacement of the Special Servicer." JER will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the pooling and servicing agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the Servicing
Standard. JER is not aware of any unique factors involved in servicing the mortgage loans in this transaction.

                                      S-124

      JER has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by JER as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to JER's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of any related B note if in connection with a Loan Combination). The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the pooling and servicing agreement.

      JER occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

      JER does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly will not have any material impact on the mortgage pool performance or the performance of the certificates. JER does not have any advancing obligations for principal interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. JER is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. JER has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

      JER will not have any primary custodial responsibility for original documents evidencing the underlying mortgage loans. Under very limited circumstances set forth in the pooling and servicing agreement, JER may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular mortgage loans or
REO property. To the extent that JER has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and JER's policies, procedures and processes.

      From time-to-time, JER may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. JER does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against JER, or of which any of its property is the subject, that is material to the certificateholders.

      JER is not an affiliate of the depositor, the sponsors, the issuing entity, the master servicer, the trustee or any originator of any underlying mortgage loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between JER, on the one hand, and the depositor, the sponsors, mortgage loan sellers and originators or the issuing entity, on the other hand.
In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, between JER, on the one hand, and the Depositor, the sponsors, mortgage loan sellers and originators or the issuing entity, on the other hand, that currently exist or that existed during the past two years.

      No securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer has experienced an event of default as a result of any action on inaction performed by JER as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by JER with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer.

                                      S-125

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

THE PRIMARY SERVICER

Capmark

      Capmark Finance Inc. ("Capmark") will be a primary servicer and will be responsible for the servicing and administration of certain of the mortgage loans pursuant to the pooling and servicing agreement. Its servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

      Capmark is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995.
As of March 31, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $129.6 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from
2003 to 2005 in respect of which Capmark has acted as master servicer.

                                              YEARS (AMTS IN $ BILLIONS)
                                             ----------------------------
                                               2003     2004      2005
                                             --------  -------  ---------
CMBS (US)..............................         99.0    100.2     122.4
Other..................................        103.3     97.0     102.8
                                             --------  -------  ---------
Total..................................        202.3    197.2     225.2
                                             ========  =======  =========

      Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB.
These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

      No securitization transaction involving commercial mortgage loans in which
Capmark was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of Capmark as master servicer, including a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

      GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

      Capmark Servicer Ireland (formerly known as GMAC Commercial Mortgage
Servicing (Ireland) Limited) opened in January 2000 and is headquartered in
Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for
Capmark's portfolio in the United States.

      CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

      Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing
India Private Limited report to the same managing director of Capmark.

                                      S-126

      From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

THE TRUSTEE

      LaSalle Bank National Association will be the trustee under the pooling and servicing agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of
April 30, 2006, LaSalle serves as trustee or paying agent on over 425 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch Ratings. The
depositor, the master servicers and the special servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite
1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services
- Merrill Lynch Mortgage Trust 2006-C2 or at such other address as the trustee may designate from time to time.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicers, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicers, the trustee will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicers, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicers.

                                      S-127

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We, the depositor, are affiliated with the following parties: (i) Merrill
Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, and (ii)
Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

      Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors,
Inc, the depositor, and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated,
one of the underwriters.

      Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, one of the originators, and
Prudential Asset Resources, Inc., one of the master servicers, are affiliates.

      JER Investors Trust Inc., an affiliate of J.E. Robert, Inc., the initial special servicer, is anticipated to be the controlling class representative and the purchaser of certain of the non-offered classes of certificates.

      LaSalle Bank National Association and Merrill Lynch Mortgage Lending, Inc.
("MLML") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      LaSalle Bank National Association and Prudential Mortgage Capital Funding,
LLC ("PMCF") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PMCF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by PMCF to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      LaSalle Bank National Association and IXIS Real Estate Capital Inc.,
formerly known as CDC Mortgage Capital Inc. ("IXIS"), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to
IXIS for certain commercial mortgage loans originated or purchased by it.
Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by IXIS to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The servicing of the mortgage loans in the issuing entity (other than the
RLJ Portfolio Trust Mortgage Loan) will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

      The servicing of the RLJ Portfolio Loan Combination will be governed exclusively by the Other Pooling and Servicing Agreement and the RLJ Portfolio
Intercreditor Agreement. All decisions, consents, waivers,

                                      S-128

approvals and other actions in respect of the RLJ Portfolio Loan Combination will be effected in accordance with the Other Pooling and Servicing Agreement.
Consequently, the servicing provisions set forth herein will not be applicable to the RLJ Portfolio Loan Combination, the servicing of which will instead be governed by the Other Pooling and Servicing Agreement. The servicing standard under the Other Pooling and Servicing Agreement is substantially similar to the
Servicing Standard under the pooling and servicing agreement.

      The pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the issuing entity for which it is responsible, directly or through sub-servicers, in accordance with--

      o     any and all applicable laws; and

      o     the express terms of the pooling and servicing agreement and the respective mortgage loans.

      Furthermore, to the extent consistent with the preceding paragraph, the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the issuing entity for which it is responsible in accordance with the Servicing Standard.

      In general, the master servicers will be responsible for the servicing and administration of--

      o     all mortgage loans as to which no Servicing Transfer Event has occurred; and

      o     all worked out mortgage loans as to which no new Servicing Transfer
            Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the issuing entity with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

      Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties. None of the masters servicers or the special servicer will have responsibility for the performance by either of the other servicers of its respective obligations and duties under the pooling and servicing agreement.

      The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing
Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

      The ARC Portfolio Loan Combination will be serviced by the applicable master servicer and the special servicer in accordance with the pooling and servicing agreement and the related Loan Combination Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the related master servicing fee.

                                      S-129

      With respect to each master servicer, the master servicing fee:

      o     will be earned with respect to each and every mortgage loan in the issuing entity that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

            1.    each such mortgage loan, if any, that becomes a specially
                  serviced mortgage loan; and

            2.    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

      o     in the case of each applicable mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be any of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at the related master servicing fee rate;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                  mortgage loan; and

            4.    be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject
                  mortgage loan and any related REO Property has been
                  liquidated, out of general collections on the mortgage pool.

      For purposes of this prospectus supplement, master servicing fees include primary servicing fees. Each master servicer will be the primary servicer for certain of the mortgage loans it is responsible for servicing.

      The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.0200% per annum to 0.1350% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.0233% per annum as of the cut-off date. That master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of a master servicer.

      Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Account"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

      The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

      Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the applicable master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls incurred with respect to mortgage loans serviced by such master servicer; and

                                      S-130

      o     the sum of the following components of that master servicer's total servicing compensation for that same collection period--

            1.    that portion of the master servicing fees received by such master servicer for such collection period at a rate of 0.01%
                  per annum; and

            2.    the total amount of Prepayment Interest Excesses that were collected during the subject collection period with respect to mortgage loans serviced by such master servicer;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, the applicable master servicer will be required to pay to the issuing entity an amount equal to the entire Prepayment Interest Shortfall without any limitation of the kind described in clause 1 and 2 of the second bullet point of this paragraph.

      Additionally, if any Prepayment Interest Excesses exist with respect to the mortgage loans serviced by one master servicer, while Prepayment Interest
Shortfalls exist with respect to the mortgage loans serviced by the other master servicer, such Prepayment Interest Excesses and Prepayment Interest Shortfalls
shall be netted against each other. If, after such application of Prepayment
Interest Excesses to Prepayment Interest Shortfalls, (A) Prepayment Interest
Excesses still remain, such amounts shall be payable to the master servicer as to which such Prepayment Interest Excesses relate or (B) Prepayment Interest
Shortfalls still remain, such amounts shall be payable to the issuing entity by the Master Servicer as to which such Prepayment Interest Shortfalls relate in accordance with the second preceding paragraph.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

      Any payments made by the master servicers with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment
Interest Shortfalls is less than the total of all the Prepayment Interest
Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

      o     the special servicing fee;

      o     the workout fee; and

      o     the principal recovery fee.

                                      S-131

      The Special Servicing Fee.  The special servicing fee:

      o     will be earned with respect to--

            1.    each specially serviced mortgage loan, if any; and

            2.    each mortgage loan, if any, as to which the corresponding
                  mortgaged real property has become REO Property; and

      o     with respect to each such mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be any of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at a special servicing fee rate of 0.25% per annum;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

            4.    will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
                  Properties, that are on deposit in the master servicers'
                  collection accounts from time to time.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained
(and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.
Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

      The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

      o     the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of

                                      S-132

            the Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

      o     except as described under "--Realization Upon Defaulted Mortgage
            Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon
            Defaulted Mortgage Loans" below;

      o     the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under
            "Description of the Offered Certificates--Termination" in this prospectus supplement; and

      o     the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties in the issuing entity at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

      Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

      Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to ARC Portfolio Loan Combination may be paid out of collections on the entire Loan Combination, with such amounts being deducted first, in respect of collections on the ARC Portfolio B Note Trust Mortgage Loan and then, in respect of collections on the ARC Portfolio A Note Trust Mortgage
Loan and the ARC Portfolio A Note Non-Trust Mortgage Loan, pro rata.

      Any special servicing fees, workout fees and principal recovery fees with respect to The Lake in the Woods Loan Combination may be paid out of collections on the entire Loan Combination, with such amounts being deducted first, in respect of collections on the B-Note Non-Trust Mortgage Loan and then, in respect of collections on The Lake in the Woods A-Note Trust Mortgage Loan.

      If the RLJ Portfolio Loan Combination becomes a specially serviced mortgage loan under the Other Pooling and Servicing Agreement, the Other Special
Servicer will be entitled to similar compensation pursuant to such Other Pooling and Servicing Agreement. If funds received in respect of the RLJ Portfolio Trust
Mortgage Loan are insufficient to pay such compensation to the Other Special
Servicer, a pro rata portion of such amounts will be withdrawn from general collections in the Collection Account. The special servicer is not entitled to the foregoing fees with respect to the RLJ Portfolio Trust Mortgage Loan.

      Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls).

                                      S-133

      In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

      o     any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

            1.    to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

            2.    to reimburse the issuing entity for any interest on Advances that were made with respect to that mortgage loan or the
                  related mortgaged real property, which interest was paid to the applicable master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that
                  mortgage loan,

            3.    to pay, or to reimburse the issuing entity for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing
                  Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

            4.    to pay, or to reimburse the issuing entity for, any other
                  expenses (other than special servicing fees, workout fees and principal recovery fees) incurred with respect to that
                  mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional Trust Fund Expense; and

      o     any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

      Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. None of the master servicers or the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

      Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

      The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request 10 business days, if reasonably practicable, and in any event at least five business days, prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.

                                      S-134

      If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

      o     if the failure continues for five more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of non-recoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

      If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
and Reimbursement of Advances" in this prospectus supplement.

      The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

      Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

                                      S-135

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the
            Offered Certificates--Advances of Delinquent Monthly Debt Service
            Payments and Reimbursement of Advances" in this prospectus supplement.

      The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

      Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related B-Note Non-Trust Loan(s)), as a collective whole.

      The master servicers, special servicer and trustee under the pooling and servicing agreement will not have any obligation or authority to supervise the
Other Master Servicer, Other Special Servicer or the Other Trustee or to make servicing advances with respect to the RLJ Loan Combination.

      For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

ISSUING ENTITY ADMINISTRATION COMPENSATION

      The trustee will be entitled to a monthly fee for its services, which fees
(in the aggregate) will--

      o     accrue at a rate of 0.00155% per annum,

      o     accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

      o     be calculated on the same interest accrual basis as is applicable to each mortgage loan.

      The trust administration fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

      In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this prospectus supplement. It will be--

      o     entitled to retain any interest or other income earned on those funds, and

      o     required to cover any losses of principal of those investments from its own funds.

      The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company
(other than itself or an affiliate) holding the distribution account or the interest reserve account.

                                      S-136

SUB-SERVICERS

      Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Either master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer.

      The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to the ARC Portfolio Loan Combination, for benefit of the related Non-Trust Loan Noteholder(s), will be a third party beneficiary under such agreement; (d) permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e)
does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and
(f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the issuing entity. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan; and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

      The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of the ARC Portfolio Loan Combination and The Lake in the Woods
Loan Combination, the related Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the Non-Trust Loan Noteholder(s) for the
performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

                                      S-137

PRIMARY SERVICING AGREEMENT

      Under a primary servicing agreement (the "Capmark Primary Servicing
Agreement"), Capmark Finance Inc. ("Capmark"), as primary servicer with respect to all mortgage loans in the issuing entity that were contributed by IXIS Real
Estate Capital Inc. ("IXIS RE"), will perform substantially all of the servicing duties of Wachovia Bank, National Association ("Wachovia") described under
"Servicing of the mortgage loans--General" in this prospectus supplement with respect to such mortgage loans, except for advancing and remitting funds to the trustee.

      Payments received by Capmark as primary servicer with respect to the mortgage loans it is primary servicing are required to be deposited into a segregated custodial account, and are not commingled with funds relating to any mortgage loans that are not included in the issuing entity.

      In consideration of the performance of its servicing obligations, the
Capmark Primary Servicer will be paid a servicing fee, which is included in the administrative cost rate for the applicable mortgage loans as set forth on Annex
A-1. In addition, Capmark will be entitled to all or a portion of the additional compensation described under "Servicing of the Mortgage Loans--Servicing and
Other Compensation and Payment of Expenses" in this prospectus supplement with respect to the IXIS RE mortgage loans.

      The rights and obligations of Capmark may be terminated by Wachovia if an event of default occurs under the Capmark Primary Servicing Agreement. However,
Wachovia is authorized under the Capmark Primary Servicing Agreement to waive any event of default under the Capmark Primary Servicing Agreement. If the
Master Servicer terminates the Capmark Primary Servicer under the Capmark
Primary Servicing Agreement or the parties otherwise agree to terminate the
Capmark Primary Servicing Agreement, Wachovia will be required to itself perform its servicing responsibilities under the Pooling and Servicing Agreement until a new primary servicer, if any, is appointed.

      Any successor primary servicer is required to be authorized to transact business in the states in which the related mortgaged properties are located if required by applicable law.

      Under the Capmark Primary Servicing Agreement, Capmark will indemnify the
Master Servicer with respect to any liability or expense incurred as a result of any breach by Capmark of a representation or warranty made thereunder, any willful misfeasance, bad faith or negligence by Capmark in the performance of its duties thereunder or by Capmark's reckless disregard of obligations and duties thereunder.

      The information set forth in the preceding paragraphs in this section
"--The Primary Serving Agreement" concerning Capmark has been provided by it.
Capmark makes no representations as to the validity or sufficiency of the
Pooling and Servicing Agreement (other than as to its being a valid obligation of Capmark), the certificates, the mortgage loans, this prospectus supplement
(other than as to the accuracy of the information regarding Capmark set forth in this section and the section entitled "Transaction Participants--The Primary
Servicer") or any related documents.

THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION CONTROLLING
PARTIES

      Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates. The class A-1, A-2, A-3, A-4 and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

                                      S-138

      Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

      o     select a representative having the rights and powers described under
            "--Rights and Powers of The Controlling Class Representative and the
            Loan Combination Controlling Parties" below; or

      o     replace an existing controlling class representative.

      The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

      o     the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

      o     the resignation or removal of the person acting as controlling class representative; or

      o     a determination by the trustee that the controlling class of certificateholders has changed.

      The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, each master servicer and the special servicer with--

      o     written confirmation of its acceptance of its appointment;

      o     an address and facsimile number for the delivery of notices and other correspondence; and

      o     a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

      Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

      Rights and Powers of the Controlling Class Representative and the Loan
Combination Controlling Parties. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative, among others, by the special servicer.

      If, within 10 business days of receiving an asset status report that relates to a mortgage loan and relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

                                      S-139

      The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report (it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a
10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

      In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the second following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing
Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

      No direction of the controlling class representative in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law, any applicable Loan
Combination Intercreditor Agreement or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of the ARC Portfolio Loan Combination, the holder(s) of the related Non-Trust Loan(s)) in accordance with the Servicing
Standard and to maintain the REMIC status of REMIC I and REMIC II, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC II under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the issuing entity to any claim, suit or liability or (d) expand the scope of the applicable master servicer's, the trustee's or special servicer's responsibilities under the pooling and servicing agreement.

      In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions (other than in respect of the RLJ Portfolio Loan Combination), and the special servicer will not be permitted to take (or consent to the applicable master servicer taking)
any of the following actions with respect to the mortgage loans in the issuing entity as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5)
business days the 10 business days during which the special servicer can object to the applicable master servicer waiving Additional Interest or taking actions described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions"
and "--Modifications, Waivers, Amendments and Consents" below):

      o     any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

      o     any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

      o     any proposed sale of any defaulted mortgage loan or any REO
            Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--

                                      S-140

            Termination" in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted Mortgage
            Loans--Fair Value Call" in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional
            Interest), expenses and fees;

      o     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

      o     any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d)
            in connection with a full or partial defeasance of that mortgage loan;

      o     any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

      o     any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

      o     any determination that an insurance-related default is an Acceptable
            Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

      o     any waiver of insurance required under the related loan documents
            (except as contemplated in the preceding bullet).

      Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties in the issuing entity as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling Class
Representative and the Loan Combination Controlling Parties" subsection, may--

      o     require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including the applicable master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

      o     result in an adverse tax consequence for the trust;

                                      S-141

      o     expose the trust, us, the applicable master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

      o     materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement.

      o     cause any master servicer or the special servicer to act, or fail to act, in a manner that violates the Servicing Standard.

The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding five bullets.

      Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative (or, if applicable, the related Loan Combination Controlling Party) has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      NOTWITHSTANDING THE FOREGOING DISCUSSION, WITH RESPECT TO THE RLJ
PORTFOLIO LOAN COMBINATION, THE CONTROLLING CLASS REPRESENTATIVE WILL HAVE NO
APPROVAL RIGHTS FOR ACTIONS THE OTHER MASTER SERVICER AND OTHER SPECIAL SERVICER
TAKE IN REGARD TO THE RLJ PORTFOLIO LOAN COMBINATION. THE CONTROLLING CLASS
REPRESENTATIVE OF THE OTHER SECURITIZATION WILL ACT AS LOAN COMBINATION
CONTROLLING PARTY WITH RESPECT TO THE RLJ PORTFOLIO LOAN COMBINATION. AS
DESIGNEE OF THE HOLDER OF THE RLJ PORTFOLIO TRUST MORTGAGE LOAN, THE CONTROLLING
CLASS REPRESENTATIVE WILL SOLELY HAVE THE RIGHT TO CONSULT WITH THE OTHER MASTER
SERVICER AND OTHER SPECIAL SERVICER REGARDING SUCH SERVICING ACTIONS AS
DESCRIBED ABOVE UNDER "LOAN COMBINATIONS--THE RLJ PORTFOLIO LOAN COMBINATION."

      WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE COULD HAVE ON THE ACTIONS OF THE SPECIAL
SERVICER AND, IN SOME CASES, THE APPLICABLE MASTER SERVICER.

      Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the applicable master servicer and the special servicer. The special servicer on behalf of the issuing entity will, subject to the discussion under "Description of the
Governing Documents--Matters Regarding the Master Servicer, the Special
Servicer, the Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative, but only if--

      o     the special servicer or the issuing entity are also named parties to the same action; and

      o     in the sole reasonable judgment of the special servicer:

            1.    the controlling class representative acted in good faith,
                  without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

            2.    there is no potential for the special servicer or the issuing entity to be an adverse party in the action as regards the controlling class representative.

      The controlling class representative and the Non-Trust Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition,

                                      S-142

the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the Non-Trust Loan Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to the RLJ Portfolio Loan Combination, the related Non-Trust
Loan Noteholders may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a Non-Trust Loan Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

      Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      o     written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

      o     the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

      Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

      If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

      With respect to the RLJ Portfolio Loan Combination, the related Loan
Combination Controlling Party will have the right, subject to the conditions and restrictions set forth in the pooling and servicing agreement and the applicable intercreditor agreement, to cause the special servicer to be terminated without cause with respect to the related Loan Combination.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

      If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

      o     to receive all notices described under "--The Controlling Class
            Representative and the Loan Combination Controlling Parties" and
            "--Replacement of the Special Servicer" above; and

      o     to exercise directly all rights described under "--The Controlling
            Class Representative and the Loan Combination Controlling Parties"
            and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

                                      S-143

      Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above and "--Modifications, Waivers, Amendments and Consents" below, the applicable master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the issuing entity, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the applicable master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard. However, subject to the related loan documents and applicable law, neither the applicable master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

      o     in respect of any mortgage loan that--

            1.    has a principal balance of $35,000,000 or more (with respect to S&P in the case of a due-on-sale clause), $20,000,000 or more (with respect to S&P in the case of a due-on-encumbrance clause) or $25,000,000 or more (with respect to Moody's) at the time of determination or has, whether (a) individually,
                  (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more (with respect to S&P in the case of a
                  due-on-sale clause and with respect to Moody's) or 2% or more
                  (with respect to S&P in the case of a due-on-encumbrance
                  clause) of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

            2.    is one of the ten largest mortgage loans (which for this
                  purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

      o     where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, a master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, none of the master servicers or the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

      With respect to the RLJ Portfolio Loan Combination, the Other Master
Servicer and Other Special Servicer will be required to enforce, on behalf of the issuing entity (and the other Non-Trust Loan Holders), any right the lender under the RLJ Portfolio Loan Combination may have under either a due-on-sale or due-on-encumbrance clause in accordance with the Other Pooling and Servicing
Agreement.

                                      S-144

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The special servicer, with respect to any specially serviced mortgage loan, may, consistent with the Servicing Standard, agree to:

      o     modify, waive or amend any term of the subject mortgage loan;

      o     extend the maturity of the subject mortgage loan;

      o     defer or forgive the payment of interest on and principal of the subject mortgage loan;

      o     defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

      o     permit the release, addition or substitution of collateral securing the subject mortgage loan;

      o     permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

      o     provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Controlling Parties" and "--Enforcement
of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

      The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

      o     affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

      o     affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

      o     in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

      Neither a master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

      Neither a master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

            1.    two years prior to the rated final distribution date; and

                                      S-145

            2.    if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years
                  (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

      Neither a master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

      o     cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

      o     result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC
            II under the Code; or

      o     adversely affect the status of any portion of the issuing entity that is intended to be a grantor trust under the Code.

      Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer.
Subject to the foregoing discussion, however, either master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

      o     approving certain waivers of non-material covenant defaults;

      o     approving certain leasing activity;

      o     waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

      o     approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar
            agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

      o     approving releases of unimproved parcels of a mortgaged real property;

      o     approving annual budgets to operate mortgaged real properties;

      o     approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or
            claims-paying ability ratings of insurance providers; and

      o     consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than
            $2,000,000.

      The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

      Notwithstanding the foregoing, in the case of an ARD Loan, the applicable master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due

                                      S-146

under the mortgage loan in full, including the entire principal balance.
However, the applicable master servicer's determination to waive the trust's right to receive that Additional Interest--

      o     must be in accordance with the Servicing Standard; and

      o     will be subject to approval by the special servicer and the controlling class representative.

      The pooling and servicing agreement will also limit the master servicers'
and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

      Neither a master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made in accordance with the Servicing Standard.

      All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

      Modifications, waivers, amendments and consents in respect of the RLJ
Portfolio Loan Combination will be administered by the Other Master Servicer or
Other Special Servicer, as applicable, in accordance with the Other Pooling and
Servicing Agreement.

REQUIRED APPRAISALS

      The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

      Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the applicable master servicer and the controlling class representative the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

      o     if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

                                      S-147

      o     with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

      General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable master servicer's collection account will be paid to the applicable master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans it is serving, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the mortgage loans, including principal prepayments;

      o     all payments on account of interest on the mortgage loans, including
            Additional Interest and Penalty Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

      o     all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

      o     all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
            below;

      o     any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
            "Description of the Mortgage Pool--Repurchases and Substitutions" in
            this prospectus supplement;

                                      S-148

      o     any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted
            Investments of funds held in the collection account;

      o     all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the
            Mortgage Pool--Additional Loan and Property Information--Hazard,
            Liability and Other Insurance" in this prospectus supplement;

      o     any amounts required to be transferred from the special servicer's
            REO account;

      o     any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest
            Shortfalls" above; and

      o     any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

      Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in that master servicer's collection account.

      Notwithstanding the foregoing, amounts received on the ARC Portfolio Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

      Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

      o     to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
            Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the
            Available Distribution Amount (calculated without regard to clauses
            (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and
            REO Properties, plus any amounts required to be remitted in respect of P&I advances;

      o     to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
            received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under
            "Description of the Offered Certificates--Advances of Delinquent
            Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

      o     to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of
            collections on that mortgage loan that are allocable as interest or, if

                                      S-149

            that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

      o     to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

            1.    a specially serviced mortgage loan; or

            2.    a mortgage loan as to which the related mortgaged real
                  property has become an REO Property;

      o     to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
            Compensation and Payment of Expenses" above;

      o     to reimburse the trustee or the special servicer/itself, in that order (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such
            Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and Other Compensation and Payment of Expenses"
            above and "Description of the Offered Certificates--Advances of
            Delinquent Monthly Debt Service Payments and Reimbursement of
            Advances" in this prospectus supplement;

      o     to reimburse the trustee or the special servicer/itself, in that order (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party (or made by the Other Master Servicer with respect to the RLJ Portfolio Trust Mortgage Loan under the Other
            Pooling and Servicing Agreement) under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other Compensation and
            Payment of Expenses" above and/or "Description of the Offered
            Certificates--Advances of Delinquent Monthly Debt Service Payments
            and Reimbursement of Advances" in this prospectus supplement;

      o     to pay the trustee or the special servicer/itself, in that order
            (with payments to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty
            Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

      o     in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
            "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

                                      S-150

      o     to pay for costs and expenses incurred by the issuing entity in connection with property inspections;

      o     to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
            Expenses--Additional Servicing Compensation" above;

      o     to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

      o     to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for costs and expenses incurred by the issuing entity in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

      o     to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
            reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
            Special Servicer, the Manager and Us" in the accompanying base prospectus;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the trustee in connection with consulting with the special servicer as to tax matters;

      o     to pay any other items described in this prospectus supplement as being payable from the collection account;

      o     to withdraw amounts deposited in the collection account in error;
            and

      o     to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

      The pooling and servicing agreement will prohibit the application of amounts received on the Non-Trust Loans to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO
Properties in the issuing entity that are not related to the related Loan
Combination.

      In addition, in general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

      o     the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

      o     the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or
            remittance, and

      o     the amount on deposit in the other master servicer's collection account is sufficient to make such payment, reimbursement or remittance in full or in part,

                                      S-151

then the other master servicer must make the payment, reimbursement or remittance from that other master servicer's collection account within a specified number of days following a written request from the first master servicer. The written request must indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the first master servicer that the first master servicer's collection account does not then have funds on deposit that are sufficient for the payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the issuing entity defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default. The Fair Value Call will not apply to the
RLJ Portfolio Loan Combination. Instead, the Other Pooling and Servicing
Agreement provides for a comparable fair value call option for the RLJ Portfolio
Trust Mortgage Loan, and any person who exercises the right to purchase the related Non-Trust Loans under the Other Pooling and Servicing Agreement must also purchase the RLJ Portfolio Trust Mortgage Loan from the trust.

      At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the issuing entity at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

      Notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the issuing entity if certain defaults on the related mortgage loan occur.

      Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing

                                      S-152

agreement, including workout and foreclosure consistent with the Servicing
Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

      If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the issuing entity of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

      If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The applicable master servicer or the trustee, as applicable, will be entitled to receive, out of the collection account, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

      Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

      The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Serviced
Loan Combination is involved, the certificateholders and the holder(s) of the related Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

      o     the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

                                      S-153

      o     either:

            1.    the report indicates that--

                  o     the particular mortgaged real property is in compliance
                        with applicable environmental laws and regulations; and

                  o     there are no circumstances or conditions present at the
                        mortgaged real property that have resulted in any
                        contamination for which investigation, testing,
                        monitoring, containment, clean-up or remediation could
                        be required under any applicable environmental laws and
                        regulations; or

            2.    the special servicer (who may rely conclusively on the report)
                  determines that taking the actions necessary to bring the
                  particular mortgaged real property into compliance with
                  applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to maximize the recovery to
                  certificateholders (or, if a Serviced Loan Combination is
                  involved, the certificateholders and the holder(s) of the
                  related Non-Trust Loan(s)), taking into account the time value of money.

      If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the trustee shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

      If the issuing entity acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

      o     any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

      o     unreimbursed (from the related mortgage loan) servicing expenses and
            Advances incurred with respect to the mortgage loan;

      o     any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

      o     any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

                                      S-154

      In the event a default has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments with respect to the RLJ Portfolio Loan Combination, the Other Special Servicer will be required to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise in accordance with the procedures set forth in the Other Pooling and
Servicing Agreement.

REO PROPERTIES

      If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property; or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the issuing entity assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

      Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

      The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

      In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Code; and

      o     is in accordance with the Servicing Standard.

      The special servicer must review the operation of each REO Property and consult with the trustee or any person appointed by the trustee to act as tax administrator to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

      Generally, net income from foreclosure property means income that does not qualify as "rents from real property" within the meaning of Section 856(c)(3)(A)
of the Code and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged real properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged real properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property would not constitute "rents from real property", or that all of such income would fail to so qualify if a separate charge is not stated for such

                                      S-155

non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on an REO Property owned by REMIC, such as a hotel, will not constitute "rents from real property".
Any of the foregoing types of income instead constitute "net income from foreclosure property", which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the net proceeds from the REO Property available for distribution to holders of Certificates. See "Federal Income Tax
Consequences-REMICs" in the accompanying prospectus.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence; and

      o     any portion of those amounts that may be retained as reserves as described in the next paragraph.

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

      The Other Special Servicer will be required to administer any REO Property related to the RLJ Portfolio Loan Combination in a substantially similar manner pursuant to the Other Pooling and Servicing Agreement.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2007, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year (or, in those cases involving mortgage loans with principal balances of $2,000,000 or less, once every two years), unless such mortgaged real property has been inspected in such calendar year by the special servicer. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written

                                      S-156

report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

      o     any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

      o     any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

      o     any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

      The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

      The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

      Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

      On or before May 1 of each year, beginning in 2007 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2007), each master servicer and the special servicer must deliver or cause to be delivered to the trustee and us, among others, the following items:

      o     a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain
            (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item
            1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending
            December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year;

      o     as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public

                                      S-157

            Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

      o     a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

      The pooling and servicing agreement will require that: (1) the trustee and any party to the pooling and servicing agreement (in addition to the master servicers and special servicer) that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2)
any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the trustee must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item 1108(a)(2)(i),
(ii) or (iii) of Regulation AB, must cause (or, in the case of a sub-servicer that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o     any failure by either master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

      o     any failure by either master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

      o     any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

                                      S-158

      o     a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to that master servicer by the trustee; or

      o     a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by
            certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee and any affected
            Non-Trust Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the trustee the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer or the special servicer, as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Securities and
            Exchange Commission, continues unremedied beyond the second business day after the time (plus any applicable grace period) specified in the pooling and servicing agreement; or

      o     it is determined that there is a breach by either master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

      o     a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

      o     a master servicer or the special servicer consents to the
            appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

      o     a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

                                      S-159

      o     either S&P or Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b)
            placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status"
            placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

      o     a master servicer or the special servicer is removed from S&P's
            Select Servicer List as a U.S. Commercial Mortgage Master Servicer
            or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described under "--Events of Default" above occurs with respect to the either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the issuing entity assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or the special servicer, as the case may be, under the pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as a successor master servicer or the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, that master servicer will have the right to continue to master service the mortgage loans it is responsible for servicing until the termination of such master servicer as a master servicer will be effective, as described below. Such master servicer as a terminated master servicer will be required to provide the trustee with the appropriate "request for proposal" material and the names of potential bidders within five business days following such termination, and the trustee will solicit good faith bids for such master servicer's rights to master service the mortgage loans in accordance with the pooling and servicing agreement (which rights will be subject to the continuation of the respective primary servicers as primary servicers in the absence of a primary servicing event of default by the respective primary servicer). The trustee will have 45 days from receipt of such "request for proposal" material to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the pooling and servicing agreement, provided that the rating agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the pooling and servicing agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

      Any costs and expenses associated with the transfer of the servicing function under the pooling and servicing agreement are required to be borne by the predecessor servicer and are required to be paid within 30 days of request therefor.

                                      S-160

      Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

      In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

      The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

      o     with limited exception, have a combined capital and surplus of at least $100,000,000; and

      o     be subject to supervision or examination by a federal or state banking authority.

      If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the issuing entity assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The certificates will be issued, on or about August 17, 2006, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the issuing entity will include:

      o     a segregated pool of mortgage loans;

      o     any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for those mortgage loans;

                                      S-161

      o     our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

      o     any REO Properties acquired by the issuing entity with respect to any of those mortgage loans that come into and continue in default;
            and

      o     those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the trustee's distribution account described under
            "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

      Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the issuing entity, unless the context clearly indicates otherwise.

      The certificates will include the following classes:

      o     the A-1, A-2, A-3, A-4, A-1A, AM, AJ, B, C and D classes, which are the classes of certificates that are offered by this prospectus supplement; and

      o     the X, E, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II classes, which are the classes of certificates that--

            1.    will be retained or privately placed by us; and

            2.    are not offered by this prospectus supplement.

      The class A-1, A-2, A-3, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K, L,
M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates.
The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

      On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

      The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

      The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-4, A-1A, AM, AJ, B, C, D, E,
F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately
$1,542,696,551, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

                                      S-162

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the monthly trustee report.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

      o     all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

      o     all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those
            certificates, for payment to beneficial owners of offered
            certificates through its participating organizations in accordance with DTC's procedures.

      The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex E hereto.

                                      S-163

DISTRIBUTION ACCOUNT

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

      Although the trustee may establish and maintain collections of Additional
Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the trustee's distribution account.

      Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

      o     all payments and other collections on the mortgage loans and any REO
            Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2.    payments and other collections received after the end of the related collection period;

            3.    amounts that are payable or reimbursable from the subject
                  master servicer's collection account to any person other than the certificateholders, including--

                  (1)   amounts payable to the subject master servicer or the
                        special servicer as compensation, including master
                        servicing fees, special servicing fees, workout fees,
                        principal recovery fees, assumption fees, modification
                        fees and, to the extent not otherwise applied to cover
                        interest on Advances and/or certain other actual or
                        potential Additional Trust Fund Expenses, Penalty
                        Interest and late payment charges,

                  (2)   amounts payable in reimbursement of outstanding
                        Advances, together with interest on those Advances,

                  (3)   amounts payable with respect to other expenses of the
                        trust, and

                  (4)   amounts payable at the request of the other master
                        servicer as described in the last paragraph under
                        "--Collection Account--Withdrawals" above.

            4.    amounts deposited in the subject master servicer's collection account in error;

      o     any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest
            Shortfalls incurred with respect to the mortgage loans during the related collection period;

      o     any P&I advances made with respect to that distribution date; and

      o     any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain

                                      S-164

            required deductions) in connection with the termination of the issuing entity as contemplated under "Description of the Offered
            Certificates--Termination" in this prospectus supplement.

      See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

      With respect to each distribution date that occurs during March, commencing in March 2007, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account"
below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

      Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

      o     to pay itself a monthly fee which is described under "--Trust
            Administration Compensation" above and any interest or other income earned on funds in the distribution account;

      o     to indemnify the trustee and various related persons, as described under "Description of the Governing Documents--Matters Regarding the
            Trustee" in the accompanying base prospectus;

      o     to indemnify itself and any corresponding related persons similar to those described in preceding bullet;

      o     to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

      o     to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and
            Other Taxes" in the accompanying base prospectus and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement;

      o     to pay any separate tax administrator any amounts reimbursable to it;

      o     to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

      o     to pay to either master servicer any amounts deposited by such master servicer in the distribution account not required to be deposited therein; and

      o     to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

      On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. For any distribution date, those funds will consist of three separate components--

      o     the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates as described

                                      S-165

            under "--Payments--Payments of Prepayment Premiums and Yield
            Maintenance Charges" below;

      o     the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below;
            and

      o     the remaining portion of those funds, which--

            1.    we refer to as the Available Distribution Amount; and

            2.    will be paid to the holders of all the certificates as
                  described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

      The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

      During January, except in a leap year, and February of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month (unless such distribution date is the final distribution date), withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest
(exclusive of Penalty Interest and Additional Interest and net of any master servicing fees and trust administration fees payable therefrom) accrued on the
Stated Principal Balance of the subject mortgage loan as of the end of the related collection period.

      During March of each calendar year, beginning in 2007 (or February, if the related distribution date is the final distribution date), the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

                                      S-166

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the recipient, general purpose, source and frequency of payments for those fees and expenses:

------------------------------------------------------------------------------------------------------------------------------------
                                                                             GENERAL
      TYPE / RECIPIENT                            AMOUNT                     PURPOSE               SOURCE               FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------
FEES
------------------------------------------------------------------------------------------------------------------------------------

Master Servicing Fee / Master    The master servicers will earn a master   Compensation    First, out of                 Monthly
   Servicers                     servicing fee with respect to each and                    collections of
                                 every mortgage loan in the trust,                         interest with respect
                                 including each specially serviced                         to the subject
                                 mortgage loan, if any, and each                           mortgage loan and
                                 mortgage loan, if any, as to which the                    then, if the subject
                                 corresponding mortgaged real property                     mortgage loan and any
                                 has become an REO Property. With                          related REO Property
                                 respect to each mortgage loan, the                        has been liquidated,
                                 master servicing fee will: (1)                            out of general
                                 generally be calculated for the same                      collections on deposit
                                 number of days and on the same                            in the collection
                                 principal amount as interest accrues or                   account.
                                 is deemed to accrue on that mortgage
                                 loan; and (2) accrue at an annual rate
                                 that ranges from 0.0200% to 0.1350% per
                                 annum. Master servicing fees with
                                 respect to any mortgage loan will
                                 include the primary servicing fees
                                 payable by the applicable master
                                 servicer to any sub-servicer with
                                 respect to that mortgage loan.
------------------------------------------------------------------------------------------------------------------------------------
Additional Master Servicing      o  Prepayment Interest Excesses (that     Compensation    Interest payments made     Time to time
   Compensation / Master            result after such Prepayment                           by the related
   Servicers                        Interest Excesses are netted against                   borrower intended to
                                    Prepayment Interest Shortfalls as                      cover interest accrued
                                    further discussed herein) collected                    on the subject
                                    on mortgage loans that are the                         principal prepayment
                                    subject of a principal prepayment in                   with respect to the
                                    full or in part after their                            subject mortgage loan
                                    respective due dates in any                            during the period from
                                    collection period;                                     and after the related
                                                                                           due date.
                                 ---------------------------------------------------------------------------------------------------
                                 o  All interest and investment income     Compensation    Interest and                  Monthly
                                    earned on amounts on deposit in                        investment income
                                    accounts maintained by the master                      related to the subject
                                    servicers, to the extent not                           accounts (net of
                                    otherwise payable to the borrowers;                    investment losses).
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                                      S-167

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                                                                             GENERAL
      TYPE / RECIPIENT                            AMOUNT                     PURPOSE               SOURCE               FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                                 o  On non-specially serviced mortgage     Compensation    Payments of late           Time to time
                                    loans, late payment charges and                        payment charges and
                                    default interest actually accrued                      default interest made
                                    with respect to the subject mortgage                   by borrowers with
                                    loan during any collection period                      respect to the
                                    when such mortgage loan was not                        mortgage loans.
                                    specially serviced, but only to the
                                    extent not otherwise allocable to
                                    pay the following items with respect
                                    to the subject mortgage loan: (i)
                                    interest on advances; or
                                    (ii) Additional Trust Fund Expenses
                                    currently payable or previously paid
                                    with respect to the subject mortgage
                                    loan or mortgaged real property from
                                    collections on the mortgage pool and
                                    not previously reimbursed;
                                 ---------------------------------------------------------------------------------------------------
                                 o  100%--or, if the consent of the        Compensation    Payments of the            Time to time
                                    special servicer is required with                      applicable fee(s) made
                                    respect to the subject action, 50%--                   by the borrower under
                                    of assumption fees, modification                       the subject mortgage
                                    fees, extension fees, defeasance                       loan.
                                    fees or other similar fee actually
                                    paid by a borrower with respect to
                                    any assumption, modification,
                                    defeasance or other agreement
                                    entered into by the applicable
                                    master servicers; and
                                 ---------------------------------------------------------------------------------------------------
                                 o  100% of assumption application fees.   Compensation    Payments of the            Time to time
                                                                                           applicable fee(s) made
                                                                                           by the borrower under
                                                                                           the subject mortgage
                                                                                           loan.
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Special Servicing Fee /          The special servicer will earn a          Compensation    Out of general                Monthly
   Special Servicer              special servicing fee with respect to                     collections on all the
                                 each mortgage loan that is being                          mortgage loans and any
                                 specially serviced or as to which the                     REO Properties in the
                                 corresponding mortgaged real property                     issuing entity on
                                 has become an REO Property. With                          deposit in the master
                                 respect to each such mortgage loan                        servicers' collection
                                 described in the preceding sentence,                      accounts.
                                 the special servicing fee will: (a)
                                 accrue for the same number of days and
                                 on the same principal amount as
                                 interest accrues or is deemed to accrue
                                 from time to time on that mortgage
                                 loan; (b) accrue at a special servicing
                                 fee rate of 0.25% per annum; and (c) be
                                 payable monthly from general
                                 collections on the mortgage pool.
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                                      S-168

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                                                                             GENERAL
      TYPE / RECIPIENT                            AMOUNT                     PURPOSE               SOURCE               FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

Workout Fee / Special Servicer   The special servicer will, in general,    Compensation    Out of each collection     Time to time
                                 be entitled to receive a workout fee                      of interest (other than
                                 with respect to each specially                            default interest) and
                                 serviced mortgage loan that it                            principal received on
                                 successfully works out. The workout                       the subject mortgage
                                 fee will be payable out of, and will                      loan.
                                 be calculated by application of a
                                 workout fee rate of 1.0% to, each
                                 collection of interest and principal
                                 received on the subject mortgage loan
                                 for so long as it is not returned to
                                 special servicing by reason of an
                                 actual or reasonably foreseeable
                                 default.
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Principal Recovery Fee /         Subject to the exceptions described       Compensation    Out of the full,            Time to time
   Special Servicer              under "The Pooling and Servicing                          partial or discounted
                                 Agreement--Servicing and Other                            payoff obtained from
                                 Compensation and Payment of                               the related borrower
                                 Expenses--Principal Special Servicing                     and/or liquidation
                                 Compensation--The Principal Recovery                      proceeds (exclusive of
                                 Fee" in this prospectus supplement,                       any portion of that
                                 the special servicer will, in general,                    payment or proceeds
                                 be entitled to receive a principal                        that represents a
                                 recovery fee with respect to: (a)                         recovery of default
                                 each specially serviced mortgage                          interest) in respect of
                                 loan--or any replacement mortgage loan                    the related specially
                                 substituted for it--as to which the                       serviced mortgage loan
                                 special servicer obtains a full or                        or related REO
                                 discounted payoff from the related                        Property, as the case
                                 borrower; and (b) any specially                           may be.
                                 serviced mortgage loan or REO Property
                                 as to which the special servicer
                                 receives any liquidation proceeds,
                                 sale proceeds, insurance proceeds or
                                 condemnation proceeds. As to each
                                 such specially serviced mortgage loan
                                 or foreclosure property, the principal
                                 recovery fee will be payable from, and
                                 will be calculated by application of a
                                 principal recovery fee rate of 1.0%
                                 to, the related payment or proceeds.
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Additional Special Servicing     o  All interest and investment income     Compensation    Interest and investment      Monthly
   Compensation / Special           earned on amounts on deposit in                        income related to the
   Servicer                         accounts maintained by the special                     subject accounts (net
                                    servicer;                                              of investment losses).
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                                      S-169

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                                                                             GENERAL
      TYPE / RECIPIENT                            AMOUNT                     PURPOSE               SOURCE               FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

                                 o  On specially serviced loans            Compensation    Payments of late           Time to time
                                    serviced mortgage loans, late                          payment charges and
                                    payment charges and default                            default interest made
                                    interest actually collected with                       by borrowers in respect
                                    respect to the subject mortgage                        of the mortgage loans.
                                    loan accrued during any collection
                                    period such mortgage loan was
                                    specially serviced, but only to the
                                    extent not otherwise allocable to
                                    pay the following items with
                                    respect to the subject mortgage
                                    loan: (i) interest on advances; or
                                    (ii) additional trust fund expenses
                                    currently payable or previously
                                    paid with respect to the subject
                                    mortgage loan or mortgaged real
                                    property from collections on the
                                    mortgage pool and not previously
                                    reimbursed;
                                 ---------------------------------------------------------------------------------------------------
                                 o  With respect to any specially          Compensation    Payments of the            Time to time
                                    serviced mortgage loan, 100% of                        applicable fee(s) made
                                    assumption fees or modification                        by the borrower under
                                    fees actually paid by a borrower                       the subject mortgage
                                    with respect to any assumption or                      loan.
                                    modification; and
                                 ---------------------------------------------------------------------------------------------------
                                 o  With respect to any performing         Compensation    Payments of the            Time to time
                                    mortgage loan, if the consent of                       applicable fee(s) made
                                    the special servicer is required                       by the borrower under
                                    with respect to the subject action,                    the subject mortgage
                                    50% of assumption fees,                                loan.
                                    modification fees and other fees
                                    actually paid by a borrower with
                                    respect to any assumption,
                                    modification or other agreement
                                    entered into by the applicable
                                    master servicer.
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Trust Administration Fee /       o  The trust administration fee, for      Compensation    General collections on       Monthly
   Trustee                          any distribution date, will equal                      the mortgage loans and
                                    one month's interest at 0.00155%                       any REO Properties on
                                    per annum with respect to each and                     deposit in the master
                                    every mortgage loan in the trust,                      servicers' collection
                                    including each specially serviced                      accounts and/or the
                                    mortgage loan, if any, and each                        trustee's distribution
                                    mortgage loan, if any, as to which                     account.
                                    the corresponding mortgaged real
                                    property has become an REO Property.
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Additional Trust                 All interest and investment income        Compensation    Interest and investment      Monthly
   Administration Compensation   earned on amounts on deposit in                           income related to the
   / Trustee                     accounts maintained by the trustee.                       subject account (net of
                                                                                           investment losses).
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                                      S-170

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                                                                             GENERAL
      TYPE / RECIPIENT                            AMOUNT                     PURPOSE               SOURCE               FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------
EXPENSES
------------------------------------------------------------------------------------------------------------------------------------

Servicing Advances / Trustee,    To the extent of funds available, the     Reimbursement   Amounts on deposit in      Time to time
   Master Servicers or           amount of any servicing advances.(1)      of expenses     the applicable master
   Special Servicer                                                                        servicer's collection
                                                                                           account that
                                                                                           represent (a)
                                                                                           payments made by the
                                                                                           related borrower to
                                                                                           cover the item for
                                                                                           which such servicing
                                                                                           advance was made or
                                                                                           (b) liquidation
                                                                                           proceeds,
                                                                                           condemnation
                                                                                           proceeds, insurance
                                                                                           proceeds and, if
                                                                                           applicable, REO
                                                                                           revenues (in each
                                                                                           case, if applicable,
                                                                                           net of any principal
                                                                                           recovery fee or
                                                                                           workout fee payable
                                                                                           therefrom) received
                                                                                           in respect of the
                                                                                           particular mortgage
                                                                                           loan or related REO
                                                                                           Property, provided
                                                                                           that if the
                                                                                           applicable master
                                                                                           servicer, special
                                                                                           servicer or trustee
                                                                                           determines that a
                                                                                           servicing advance is
                                                                                           not recoverable out
                                                                                           of collections on the
                                                                                           related underlying
                                                                                           mortgage loan, then
                                                                                           out of general
                                                                                           collections on the
                                                                                           mortgage loans and
                                                                                           any REO Properties in
                                                                                           the issuing entity on
                                                                                           deposit in the
                                                                                           applicable master
                                                                                           servicer's collection
                                                                                           account or, if funds
                                                                                           in that master
                                                                                           servicer's collection
                                                                                           account are
                                                                                           insufficient, the
                                                                                           other master
                                                                                           servicer's collection
                                                                                           account.
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Interest on servicing            At a rate per annum equal to a            Payment of      First, out of default      Time to time
   advances / Master             published prime rate, accrued on the      interest on     interest and late
   Servicers, Special            amount of each outstanding servicing      Servicing       payment charges on
   Servicer or Trustee           advance.(2)                               Advances        the related mortgage
                                                                                           loan and then, after
                                                                                           or at the same time
                                                                                           that advance is
                                                                                           reimbursed, out of
                                                                                           any other amounts
                                                                                           then on deposit in
                                                                                           the applicable master
                                                                                           servicer's collection
                                                                                           account or, if funds
                                                                                           in that master
                                                                                           servicer's collection
                                                                                           account are
                                                                                           insufficient, the
                                                                                           other master
                                                                                           servicer's collection
                                                                                           account.
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                                      S-171

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                                                                             GENERAL
      TYPE / RECIPIENT                            AMOUNT                     PURPOSE               SOURCE               FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

P&I Advances / Master            To the extent of funds available, the     Reimbursement   Amounts on deposit in      Time to time
   Servicer and Trustee          amount of any P&I advances.(1)            of P&I          the applicable master
                                                                           Advances        servicer's collection
                                                                           made with       account that represent
                                                                           respect to      late collections of
                                                                           the mortgage    interest and principal
                                                                           pool            (net of related master
                                                                                           servicing, workout and
                                                                                           principal recovery
                                                                                           fees) received in
                                                                                           respect of the related
                                                                                           mortgage loans or REO
                                                                                           Property as to which
                                                                                           such P&I advance was
                                                                                           made, provided that if
                                                                                           the applicable master
                                                                                           servicer or trustee
                                                                                           determines that a P&I
                                                                                           advance is not
                                                                                           recoverable out of
                                                                                           collections on the
                                                                                           related underlying
                                                                                           mortgage loan, then
                                                                                           out of general
                                                                                           collections on the
                                                                                           mortgage loans and any
                                                                                           REO Properties in the
                                                                                           issuing entity on
                                                                                           deposit in the
                                                                                           applicable master
                                                                                           servicer's collection
                                                                                           account or, if funds
                                                                                           in that master
                                                                                           servicer's collection
                                                                                           account are
                                                                                           insufficient, the
                                                                                           other master
                                                                                           servicer's collection
                                                                                           account.
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Interest on P&I Advances /       At a rate per annum equal to a            Payment of      First, out of default      Time to time
   Master Servicers and          published prime rate, accrued on the      interest on     interest and late
   Trustee                       amount of each outstanding P&I            P&I advances    payment charges on the
                                 advance.(2)                                               related mortgage loan
                                                                                           and then, after or at
                                                                                           the same time that
                                                                                           advance is reimbursed,
                                                                                           out of any other
                                                                                           amounts then on
                                                                                           deposit in the
                                                                                           applicable master
                                                                                           servicer's collection
                                                                                           account or, if funds
                                                                                           in that master
                                                                                           servicer's collection
                                                                                           account are
                                                                                           insufficient, the
                                                                                           other master
                                                                                           servicer's collection
                                                                                           account.
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Indemnification Expenses/        Amount to which such party is entitled    Indemnification General collections on     Time to time
   Trustee and any director,     to indemnification under the pooling                      the mortgage loans and
   officer, employee or agent    and servicing agreement.(3)                               any REO Properties on
   of the Trustee; Depositor,                                                              deposit in the
   Master Servicers or                                                                     applicable master
   Special Servicer and any                                                                servicer's collection
   director, officer,                                                                      account or, if funds
   employee or agent of                                                                    in that master
   Depositor, either Master                                                                servicer's collection
   Servicer or the Special                                                                 account are
   Servicer                                                                                insufficient, the
                                                                                           other master
                                                                                           servicer's collection
                                                                                           account and/or the
                                                                                           trustee's distribution
                                                                                           account.
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___________________________________

(1)   Reimbursable out of collections on the related mortgage loan, except that:
      (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a

                                      S-172

      specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

                                      S-173

CALCULATION OF PASS-THROUGH RATES

      The pass-through rates for the class certificates will, in the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of
Prospectus Supplement--Overview of the Series 2006-C2 Certificates" in this prospectus supplement.

      The pass-through rates for the class certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of (a) the Weighted Average Net Mortgage Rate for the related distribution date and (b) the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of
Prospectus Supplement--Overview of the Series 2006-C2 Certificates" in this prospectus supplement.

      The pass-through rates for the class certificates will, in the case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal the Weighted Average Net Mortgage Rate for the related distribution date minus, in the case of the class certificates, a class margin.
That class margin will be % in the case of the class certificates, % in the case of the class certificates and % in the case of the class certificates.

      The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the respective classes of the principal balance certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

      For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

      The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

      General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

      In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

                                      S-174

      Payments of Interest. All of the classes of the certificates (except for the class Z, R-I and R-II certificates) will bear interest.

      With respect to each interest-bearing class of the certificates that interest will accrue during each related interest accrual period based upon--

      o     the pass-through rate with respect to that particular class of certificates for that interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of that particular class of certificates outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months.

      On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates reduced (except in the case of the class X certificates) by the product of:

      o     the amount of any Net Aggregate Prepayment Interest Shortfall for
            that distribution date; multiplied by

      o     a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of certificates and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates (exclusive of the class X certificates).

      If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they or it, as applicable, are/is entitled on any distribution date, then they or it, as applicable, will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments"
below.

      Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates on any given distribution date will equal the Principal
Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the
Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-4 or A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

      As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

      o     reduced by any Nonrecoverable Advance, with interest thereon, or any
            Workout-Delayed Reimbursement Amount with respect to any mortgage loan (or, in the case of a servicing advance, the related Loan
            Combination) that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

      o     increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that

                                      S-175

            was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

      If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3 and A-4 certificates on each distribution date as follows:

      o     first, to the class A-1 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

            2.    the total principal balance of the class A-1 certificates
                  outstanding immediately prior to that distribution date;

      o     second, to the class A-2 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable the A-1 certificates as described in the preceding bullet, and

            2.    the total principal balance of the class A-2 certificates
                  outstanding immediately prior to that distribution date;

      o     third, to the class A-3 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-1 and/or A-2 certificates as
                  described in the preceding two bullets, and

            2.    the total principal balance of the class A-3 certificates
                  outstanding immediately prior to that distribution date; and

      o     fourth, to the class A-4 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-1, A-2 and/or A-3 certificates as described in the preceding three bullets, and

            2.    the total principal balance of the class A-4 certificates
                  outstanding immediately prior to that distribution date.

                                      S-176

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

      o     the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

      o     the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

      If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3 and A-4 certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1, A-2, A-3 and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the
Loan Group 2 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan Group 1 Principal Distribution Amount for
that distribution date described in the second preceding paragraph): first, to the class A-1 certificates, up to the extent necessary to retire that class of certificates; second, to the class A-2 certificates, up to the extent necessary to retire that class of certificates; third, to the class A-3 certificates, up to the extent necessary to retire that class of certificates; and fourth, to the class A-4 certificates, up to the extent necessary to retire that class of certificates.

      Notwithstanding the foregoing, if any of two or more of the A-1, A-2, A-3,
A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-4 and A-1A classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

      Following the retirement of the class A-1, A-2, A-3, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o     the portion of that Principal Distribution Amount that remains unallocated; and

      o     the total principal balance of the particular class immediately prior to that distribution date.

                ORDER OF ALLOCATION                  CLASS
            ---------------------------   ---------------------------
                         1                            AM
                         2                            AJ
                         3                             B
                         4                             C
                         5                             D
                         6                             E
                         7                             F
                         8                             G
                         9                             H
                        10                             J
                        11                             K
                        12                             L
                        13                             M
                        14                             N
                        15                             P
                        16                             Q

      In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-4 and A-1A certificates is

                                      S-177

reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates, then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments"
below mean, in the case of any class of principal balance certificates, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates, on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

      In limited circumstances, the total principal balance of a class of principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of
Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for such Distribution Date.

      Priority of Payments. On each distribution date, the trustee will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

  ORDER OF        RECIPIENT CLASS OR
  PAYMENT               CLASSES                          TYPE AND AMOUNT OF PAYMENT
-------------------------------------------------------------------------------------------------------

     1                   X*           From the entire Available Distribution Amount, interest up to the total interest payable on that class, without regard
                                      to loan groups

                     A-1, A-2,        From the portion of the Available Distribution Amount
                   A-3 and A-4*       attributable to the mortgage loans in loan group 1,
                                      interest up to the total interest payable on those classes, pro rata, based on entitlement

                       A-1A*          From the portion of the Available Distribution Amount
                                      attributable to the mortgage loans in loan group 2,
                                      interest up to the total interest payable on such class

     2               A-1, A-2,        Principal up to the Loan Group 1 Principal Distribution
                   A-3 and A-4**      Amount (and, if the class A-1A certificates are retired,
                                      any remaining portion of the Loan Group 2 Principal
                                      Distribution Amount), to (a) the class A-1 certificates,
                                      (b) the class A-2 certificates, (c) the class A-3
                                      certificates and (d) the class A-4 certificates, in that
                                      order, in the case of each such class until retired

                       A-1A**         Principal up to the Loan Group 2 Principal Distribution
                                      Amount (and, if the class A-4 certificates are
                                      retired, any remaining portion of the Loan Group 1
                                      Principal Distribution Amount), until the class A-1A
                                      certificates are retired

     3             A-1, A-2, A-3,     Reimbursement up to the loss reimbursement amounts for those
                   A-4 and A-1A       classes, pro rata, based on entitlement, without regard
                                      to loan groups
-------------------------------------------------------------------------------------------------------
     4                     AM         Interest up to the total interest payable on that class

     5                     AM         Principal up to the portion of the Principal Distribution Amount allocable to that class

     6                     AM         Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------

                                      S-178

  ORDER OF         RECIPIENT CLASS OR
  PAYMENT               CLASSES                          TYPE AND AMOUNT OF PAYMENT
-------------------------------------------------------------------------------------------------------

     7                     AJ         Interest up to the total interest payable on that class

     8                     AJ         Principal up to the portion of the Principal Distribution Amount allocable to that class

     9                     AJ         Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     10                    B          Interest up to the total interest payable on that class

     11                    B          Principal up to the portion of the Principal Distribution Amount allocable to that class

     12                    B          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     13                    C          Interest up to the total interest payable on that class

     14                    C          Principal up to the portion of the Principal Distribution Amount allocable to that class

     15                    C          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     16                    D          Interest up to the total interest payable on that class

     17                    D          Principal up to the portion of the Principal Distribution Amount allocable to that class

     18                    D          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     19                    E          Interest up to the total interest payable on that class

     20                    E          Principal up to the portion of the Principal Distribution Amount allocable to that class

     21                    E          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     22                    F          Interest up to the total interest payable on that class

     23                    F          Principal up to the portion of the Principal Distribution Amount allocable to that class

     24                    F          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     25                    G          Interest up to the total interest payable on that class

     26                    G          Principal up to the portion of the Principal Distribution Amount allocable to that class

     27                    G          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     28                    H          Interest up to the total interest payable on that class

     29                    H          Principal up to the portion of the Principal Distribution Amount allocable to that class

     30                    H          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     31                    J          Interest up to the total interest payable on that class

     32                    J          Principal up to the portion of the Principal Distribution Amount allocable to that class

     33                    J          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     34                    K          Interest up to the total interest payable on that class

     35                    K          Principal up to the portion of the Principal Distribution Amount allocable to that class

     36                    K          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     37                    L          Interest up to the total interest payable on that class

     38                    L          Principal up to the portion of the Principal Distribution Amount allocable to that class

     39                    L          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     40                    M          Interest up to the total interest payable on that class

     41                    M          Principal up to the portion of the Principal Distribution Amount allocable to that class

     42                    M          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------

                                      S-179

 ORDER OF          RECIPIENT CLASS OR
  PAYMENT               CLASSES                          TYPE AND AMOUNT OF PAYMENT
-------------------------------------------------------------------------------------------------------

     43                    N          Interest up to the total interest payable on that class

     44                    N          Principal up to the portion of the Principal Distribution Amount allocable to that class

     45                    N          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     46                    P          Interest up to the total interest payable on that class

     47                    P          Principal up to the portion of the Principal Distribution Amount allocable to that class

     48                    P          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     49                    Q          Interest up to the total interest payable on that class

     50                    Q          Principal up to the portion of the Principal Distribution Amount allocable to that class

     51                    Q          Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------
     52               R-I and R-II    Any remaining portion of the Available Distribution Amount

______________________

*     If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-4, A-1A and X classes, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes, pro rata based on entitlement.

**    No payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-3 certificates is reduced to zero.
      Furthermore, for purposes of receiving distributions of principal from the
      Loan Group 1 Principal Distribution Amount, the class A-1, A-2, A-3 and
      A-4 certificates will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2
      Principal Distribution Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3 and A-4 certificates, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-2, A-3, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H,
      J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection with
      Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of the class A-1, A-2, A-3, A-4, A-1A,
AM, AJ, B, C, D, E, F, G and/or H certificates (or, for so long as the class
A-1A and A-4 certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates, the product of--

      o     the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o     a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates, as the case may be, on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, the amount of principal payable with respect to the subject class of certificates, on that distribution date from collections on the loan group that

                                      S-180

            includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution Amount (or, so long as the class A-4 and
            A-1A certificates are outstanding, the Loan Group 1 Principal
            Distribution Amount or the Loan Group 2 Principal Distribution
            Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

      The discount rate applicable to any class of principal balance certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

      o     with the same coupon, the issue with the lowest yield will be selected; or

      o     with maturity dates equally close to the maturity date or
            anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

      The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

      Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

      NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

      o     the collectability of any prepayment premium or yield maintenance charge.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" and "--Other Prepayment
Provisions" in this prospectus supplement.

      Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

      Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the certificates;

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the certificates; and

      o     the amount of all fees payable to the applicable master servicer, the special servicer and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

                                      S-181

      Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

      o     first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

      o     second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Serviced Loan Combination).

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED
LOSSES AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates.

      On each distribution date, following the payments to be made to the certificateholders on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

          ORDER OF ALLOCATION                   CLASS
      ----------------------------     -------------------------
                   1                              Q
                   2                              P
                   3                              N
                   4                              M
                   5                              L
                   6                              K
                   7                              J
                   8                              H
                   9                              G
                   10                             F
                   11                             E
                   12                             D
                   13                             C
                   14                             B
                   15                             AJ
                   16                             AM
                   17                       A-1, A-2, A-3,
                                            A-4 and A-1A*

_______________________

*     Pro rata and pari passu based on the respective total principal balances thereof.

      All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

                                      S-182

      In no event will the total principal balance of any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table have been reduced to zero.

      A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and
Additional Interest, also will be treated as a Realized Loss. Furthermore, any
Nonrecoverable Advance reimbursed from principal collections will constitute a
Realized Loss.

      Some examples of Additional Trust Fund Expenses are:

      o     any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other issuing entity assets;

      o     any unanticipated, non-mortgage loan specific expenses of the trust, including--

            1.    any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
                  Governing Documents--Matters Regarding the Trustee" in the
                  accompanying base prospectus;

            2.    any reimbursements and indemnification to either master
                  servicer, the special servicer, us and/or various related
                  persons described under "Description of the Governing
                  Documents--Matters Regarding the Master Servicer, the Special
                  Servicer, the Manager and Us" in the accompanying base
                  prospectus; and

            3.    any federal, state and local taxes, and tax-related expenses, payable out of the issuing entity assets, as described under
                  "Federal Income Tax Consequences--Taxation of Owners of REMIC
                  Residual Certificates--Prohibited Transactions Tax and Other
                  Taxes" in the accompanying base prospectus; and

      o     any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a Non-Trust Loan Holder by the trust, in its capacity as holder of the related mortgage loan in the issuing entity that is part of the related Serviced Loan
            Combination, pursuant to the related Loan Combination Intercreditor
            Agreement; and

      o     any amounts expended on behalf of the issuing entity to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in
            this prospectus supplement.

                                      S-183

      From time to time, the Principal Distribution Amount may include items
+that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total
Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount
(and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

      Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case on mortgage loans it is required to service and net of related master servicing fees and, in the case of the RLJ Portfolio Trust Mortgage Loan, the
Other Master Servicer's servicing fee, that:

      o     were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period; and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

      The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

      o     the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

      o     a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

      In the case of any Loan Combination Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject Loan Combination Trust Mortgage Loan. Each Loan
Combination will be treated as single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to the ARC Portfolio Loan Combination will be allocated first to the ARC Portfolio
B Note Trust Mortgage Loan, up to the outstanding principal balance thereof, and then to the ARC Portfolio Trust Mortgage Loan and the ARC

                                      S-184

Portfolio A Note Non-Trust Mortgage Loan, pro rata. Any Appraisal Reduction
Amount with respect to the RLJ Portfolio Loan Combination will be allocated pro rata among the RLJ Portfolio Trust Mortgage Loan and the related Non-Trust
Loans. Any Appraisal Reduction Amount with respect to The Lake in the Woods Loan
Combination will be allocated first to the B-Note Non-Trust Mortgage Loan, up to the outstanding principal balance thereof, and then to the A-Note Trust Mortgage
Loan.

      With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates on that distribution date (or a combination of both methods).

      The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan. See "--The
Trustee" below.

      The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be required to act in accordance with such determination.
If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance from amounts on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicer's collection account) together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any
REO Properties on deposit in the applicable master servicer's collection account from time to time subject to the limitations and requirements described below.
See also "Description of the Governing Documents--Advances" in the accompanying base prospectus and "Servicing of the Mortgage Loans--Collection Account" in
this prospectus supplement.

      The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicer's collection account) subject to the limitations for reimbursement of the P&I advances described below.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

                                      S-185

      o     each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

      None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan.

      Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account and the other master servicer's collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection accounts, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer and the other master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement
Amount (which includes interest on the subject Advance) will be reimbursable
(together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, from amounts on deposit in the master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it (or in the case of the RLJ
Portfolio Trust Mortgage Loan from amounts in its collection account received from the Other Master Servicer) during the related collection period (net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Workout-Delayed
Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the master servicer during subsequent collection periods. Workout-Delayed
Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the
Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable Advance and taking into account factors such as all other outstanding Advances, either (a) has determined that such
Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from late collections or any other recovery on or in respect of the related mortgage loan or successor REO mortgage loan, or (b) has determined that such
Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed
Reimbursement Amounts (that have not been reimbursed to the party that made such
Advance) or unreimbursed nonrecoverable advances, would not be ultimately recoverable from the principal portion of future general collections on the mortgage loans and REO

                                      S-186

Properties. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on
Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" above. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Reports by the Trustee. Based solely on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The trustee report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties, including the following items of information:

      o     the applicable record date, interest accrual period, determination date and distribution date;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reduction of the total principal balance thereof;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to interest;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
            Trust Fund Expenses;

      o     the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

      o     (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related
            Determination Date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

      o     the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

                                      S-187

      o     the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such
            distribution date;

      o     the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
            determination date;

      o     the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
            Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
            (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special servicer, in bankruptcy
            proceedings;

      o     as to each mortgage loan referred to in the preceding bullet above,
            (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

      o     with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in connection with such liquidation ;

      o     with respect to any REO Property included in the issuing entity that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in respect of the related mortgage loan in connection with such liquidation;

      o     the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

      o     any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

      o     the pass-through rate for each class of interest-bearing
            certificates for such distribution date;

      o     the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

      o     the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

      o     the aggregate of all Realized Losses and Additional Trust Fund
            Expenses that were allocated on such distribution date;

      o     the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized
            Losses and Additional Trust Fund Expenses on such distribution date;

      o     the certificate factor for each class of interest-bearing
            certificates immediately following such distribution date;

                                      S-188

      o     the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

      o     information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

      o     the original and then current credit support levels for each class of interest-bearing certificates;

      o     the original and then current ratings known to the trustee for each class of interest-bearing certificates;

      o     the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

      o     the value of any REO Property included in the issuing entity as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

      o     the amounts, if any, actually distributed with respect to the class
            Z certificates, the class R-I certificates and the class R-II certificates, respectively, on such distribution date; and

      o     any material information known to the trustee regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

      Recipients will be deemed to have agreed to keep the information contained in any trustee report confidential to the extent such information is not publicly available.

      The special servicer is required to deliver to the master servicers monthly, beginning in September 2006, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

      Each master servicer is required to deliver to the trustee monthly, beginning in September 2006, the CMSA loan periodic update file with respect to the subject distribution date.

      Monthly, beginning in December 2006, each master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

      o     a CMSA comparative financial status report;

      o     a CMSA delinquent loan status report;

      o     a CMSA historical loan modification and corrected mortgage loan report;

      o     a CMSA historical liquidation report;

      o     a CMSA REO status report;

      o     a CMSA loan level reserve/LOC report;

                                      S-189

      o     a CMSA advance recovery report;

      o     a CMSA servicer watchlist;

      o     a CMSA property file;

      o     a CMSA loan set-up file; and

      o     a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and each of the master servicers.

      In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by it and/or the special servicer:

      o     with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

      o     with respect to any mortgaged real property or REO Property, a CMSA
            NOI adjustment worksheet.

      Absent manifest error of which it has actual knowledge, none of the master servicers or the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of a master servicer or the special servicer, as the case may be. None of the trustee, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicers and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicers or the special servicer, as the case may be, for which it is not the original source.

      The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

      Information Available From Trustee. The trustee will, and the master servicers may, but are not required to, make available each month via their respective internet websites to any interested party (i) the trustee report,
(ii) the pooling and servicing agreement and (iii) the final prospectus supplement for the offered certificates and the accompanying base prospectus. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the
Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at
www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its CMBS customer service number: (312) 904-7989.

      The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

      The trustee and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The trustee and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

                                      S-190

      Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the issuing entity pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

      Other Information. The pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6,
8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession), the trustee (with respect to the items in clauses 1 through 10 below, to the extent those items are in its respective possessions), to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

            1.    the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

            2.    all trustee reports and monthly reports of the master
                  servicers delivered, or otherwise electronically made
                  available, to certificateholders since the date of initial issuance of the offered certificates;

            3.    all officer's certificates delivered to the trustee by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under
                  "Servicing of the Mortgage Loans--Evidence as to Compliance"
                  in this prospectus supplement;

            4.    all accountants' reports delivered to the trustee with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as
                  described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

            5.    the most recent inspection report with respect to each
                  mortgaged real property for a mortgage loan prepared by or on behalf of the applicable master servicer and delivered to the trustee as described under "Servicing of the Mortgage
                  Loans--Inspections; Collection of Operating Information" in
                  this prospectus supplement and any environmental assessment prepared as described under "Realization Upon Defaulted
                  Mortgage Loans--Foreclosure and Similar Proceedings" in this prospectus supplement;

            6.    the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the
                  Mortgage Loans--Inspections; Collection of Operating
                  Information" in this prospectus supplement;

                                      S-191

            7.    all modifications, waivers and amendments of the mortgage
                  loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special
                  servicer;

            8.    the servicing file relating to each mortgage loan;

            9.    any and all officer's certificates and other evidence
                  delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance; and

            10.   all reports filed with the SEC with respect to the issuing entity pursuant to Sections 13(a), 13(c), 14 or 15(d) of the
                  Securities Exchange Act of 1934, as amended.

      Copies of the foregoing items will be available from the trustee, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the trustee, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the trustee, the master servicers or the special servicer, as applicable, may require:

      o     in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

      The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

      At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

      o     2% in the aggregate in the case of the class X certificates, and

      o     in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

      The holders of the class R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See
"Description of the Certificates--Voting Rights" in the accompanying base prospectus.

                                      S-192

TERMINATION

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      o     the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

      o     the purchase of all of the mortgage loans and REO Properties remaining in the issuing entity by the holder (or, if applicable, the beneficial owner) of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder), a master servicer or the special servicer, in that order of preference, after the Stated
            Principal Balance of the mortgage pool has been reduced to less than
            1.0% of the initial mortgage pool balance.

      Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

      Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the issuing entity is required to be made at a price equal to:

      o     the sum of--

            1.    the then total principal balance of all the mortgage loans then included in the issuing entity (excluding any mortgage loans as to which the related mortgaged real properties have become REO Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with
                  respect to such mortgage loans, unreimbursed servicing
                  advances for those mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust Fund Expenses (including any Additional
                  Trust Fund Expenses previously reimbursed or paid by the
                  issuing entity but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

            2.    the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

      o     solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to the such master servicer under the pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

      In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates (but excluding the class Z, R-I and R-II certificates), are held by the same certificateholder, the issuing entity may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the issuing entity at the time of exchange.

                                      S-193

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor; and

      o     the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

      o     the pass-through rate for the certificate;

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

      Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates--Calculation of Pass-Through Rates" in this prospectus supplement. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

      Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the

                                      S-194

mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See
"Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and
Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group
1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans
(and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class
A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

      The yield on the class A-1, A-2, A-3 and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3 and A-4 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

      Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

                                      S-195

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

      o     the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on, or the total principal balance of, your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

      o     the quality of management of the mortgaged real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Mortgage Loans," "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

      The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan

                                      S-196

accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

      A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the mortgage loans
            (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date;
            or

      o     the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

      Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR," model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

                                      S-197

WEIGHTED AVERAGE LIVES

      The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

      For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is August 17, 2006, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

      o     multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

      o     summing the results; and

      o     dividing the sum by the total amount of the reductions in the principal balance of the certificate.

      The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the issuing entity or the optional termination of the trust. The purchase of a mortgage loan from the issuing entity will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

      The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.

                    PERCENTAGES OF THE CLOSING DATE PRINCIPAL
                     BALANCE OF THE CLASS A-1 CERTIFICATES

          DISTRIBUTION DATE                 0% CPR    25% CPR    50% CPR    75% CPR     100% CPR
---------------------------------------    --------   --------   --------   -------    ----------

Initial Percentage .....................      100       100        100        100         100
August 12, 2007 ........................       86        86         86         86          86
August 12, 2008 ........................       70        70         70         70          70
August 12, 2009 ........................       51        51         51         51          51
August 12, 2010 ........................       25        25         25         25          25
August 12, 2011 and thereafter .........        0         0          0          0           0
Weighted Average Life (in Years) .......      2.8       2.8        2.8        2.8         2.8

                                      S-198

                    PERCENTAGES OF THE CLOSING DATE PRINCIPAL
                     BALANCE OF THE CLASS A-2 CERTIFICATES

           DISTRIBUTION DATE                0% CPR    25% CPR    50% CPR    75% CPR     100% CPR
---------------------------------------    --------   --------   --------   -------    ----------

Initial Percentage .....................     100        100        100        100         100
August 12, 2007 ........................     100        100        100        100         100
August 12, 2008 ........................     100        100        100        100         100
August 12, 2009 ........................     100        100        100        100         100
August 12, 2010 ........................     100        100        100        100         100
August 12, 2011 ........................      97         97         96         95          82
August 12, 2012 ........................      81         77         73         69          65
August 12, 2013 ........................      56         47         39         31           0
August 12, 2014 ........................      37          3          0          0           0
August 12, 2015 ........................      18          0          0          0           0
August 12, 2016 and thereafter .........       0          0          0          0           0
Weighted Average Life (in Years) .......     7.4        6.8        6.6        6.4         6.3

                    PERCENTAGES OF THE CLOSING DATE PRINCIPAL
                     BALANCE OF THE CLASS A-3 CERTIFICATES

           DISTRIBUTION DATE                0% CPR    25% CPR    50% CPR    75% CPR     100% CPR
---------------------------------------    --------   --------   --------   -------    ----------

Initial Percentage....................       100        100        100        100         100
August 12, 2007.......................       100        100        100        100         100
August 12, 2008.......................       100        100        100        100         100
August 12, 2009.......................       100        100        100        100         100
August 12, 2010.......................       100        100        100        100         100
August 12, 2011.......................       100        100        100        100         100
August 12, 2012.......................       100        100        100        100         100
August 12, 2013.......................       100        100        100        100          52
August 12, 2014.......................       100        100         78         56          37
August 12, 2015.......................       100         69         40         24           9
August 12, 2016 and thereafter........         0          0          0          0           0
Weighted Average Life (in Years)......       9.7        9.2        8.7        8.3         7.7

                    PERCENTAGES OF THE CLOSING DATE PRINCIPAL
                     BALANCE OF THE CLASS A-1A CERTIFICATES

           DISTRIBUTION DATE                0% CPR    25% CPR    50% CPR    75% CPR     100% CPR
---------------------------------------    --------   --------   --------   -------    ----------

Initial Percentage....................       100        100        100        100         100
August 12, 2007.......................       100        100        100        100         100
August 12, 2008.......................        99         99         99        99           99
August 12, 2009.......................        99         99         99        99           99
August 12, 2010.......................        98         98         98        98           98
August 12, 2011.......................        95         95         95        95           95
August 12, 2012.......................        94         94         94        94           94
August 12, 2013.......................        94         94         94        94           94
August 12, 2014.......................        93         93         93        93           93
August 12, 2015.......................        92         92         92        92           92
August 12, 2016 and thereafter........         0          0          0         0            0
Weighted Average Life (in Years)......       9.5        9.5        9.5       9.5          9.3

                                      S-199

                    PERCENTAGES OF THE CLOSING DATE PRINCIPAL
                      BALANCE OF THE CLASS A-4 CERTIFICATES

           DISTRIBUTION DATE                0% CPR    25% CPR    50% CPR    75% CPR     100% CPR
---------------------------------------    --------   --------   --------   -------    ----------

Initial Percentage....................       100        100        100        100         100
August 12, 2007.......................       100        100        100        100         100
August 12, 2008.......................       100        100        100        100         100
August 12, 2009.......................       100        100        100        100         100
August 12, 2010.......................       100        100        100        100         100
August 12, 2011.......................       100        100        100        100         100
August 12, 2012.......................       100        100        100        100         100
August 12, 2013.......................       100        100        100        100         100
August 12, 2014.......................       100        100        100        100         100
August 12, 2015.......................       100        100        100        100         100
August 12, 2016 and thereafter........         0          0          0          0           0
Weighted Average Life (in Years)......       9.9        9.8        9.8        9.8         9.6

                    PERCENTAGES OF THE CLOSING DATE PRINCIPAL
                      BALANCE OF THE CLASS AM CERTIFICATES

           DISTRIBUTION DATE                0% CPR    25% CPR    50% CPR    75% CPR     100% CPR
---------------------------------------    --------   --------   --------   -------    ----------

Initial Percentage....................       100        100        100        100         100
August 12, 2007.......................       100        100        100        100         100
August 12, 2008.......................       100        100        100        100         100
August 12, 2009.......................       100        100        100        100         100
August 12, 2010.......................       100        100        100        100         100
August 12, 2011.......................       100        100        100        100         100
August 12, 2012.......................       100        100        100        100         100
August 12, 2013.......................       100        100        100        100         100
August 12, 2014.......................       100        100        100        100         100
August 12, 2015.......................       100        100        100        100         100
August 12, 2016 and thereafter........         0          0          0          0           0
Weighted Average Life (in Years)......       9.9        9.9        9.9        9.9         9.8

                    PERCENTAGES OF THE CLOSING DATE PRINCIPAL
                      BALANCE OF THE CLASS AJ CERTIFICATES

           DISTRIBUTION DATE                0% CPR    25% CPR    50% CPR    75% CPR     100% CPR
---------------------------------------    --------   --------   --------   -------    ----------

Initial Percentage....................       100        100        100        100         100
August 12, 2007.......................       100        100        100        100         100
August 12, 2008.......................       100        100        100        100         100
August 12, 2009.......................       100        100        100        100         100
August 12, 2010.......................       100        100        100        100         100
August 12, 2011.......................       100        100        100        100         100
August 12, 2012.......................       100        100        100        100         100
August 12, 2013.......................       100        100        100        100         100
August 12, 2014.......................       100        100        100        100         100
August 12, 2015.......................       100        100        100        100         100
August 12, 2016 and thereafter........         0          0          0          0           0
Weighted Average Life (in Years)......      10.0       10.0       10.0       10.0         9.8

                                      S-200

                    PERCENTAGES OF THE CLOSING DATE PRINCIPAL
                      BALANCE OF THE CLASS B CERTIFICATES

           DISTRIBUTION DATE                0% CPR    25% CPR    50% CPR    75% CPR     100% CPR
---------------------------------------    --------   --------   --------   -------    ----------

Initial Percentage....................       100        100        100        100         100
August 12, 2007.......................       100        100        100        100         100
August 12, 2008.......................       100        100        100        100         100
August 12, 2009.......................       100        100        100        100         100
August 12, 2010.......................       100        100        100        100         100
August 12, 2011.......................       100        100        100        100         100
August 12, 2012.......................       100        100        100        100         100
August 12, 2013.......................       100        100        100        100         100
August 12, 2014.......................       100        100        100        100         100
August 12, 2015.......................       100        100        100        100         100
August 12, 2016 and thereafter........         0          0          0          0           0
Weighted Average Life (in Years)......      10.0       10.0       10.0       10.0         9.9

                    PERCENTAGES OF THE CLOSING DATE PRINCIPAL
                      BALANCE OF THE CLASS C CERTIFICATES

           DISTRIBUTION DATE                0% CPR    25% CPR    50% CPR    75% CPR     100% CPR
---------------------------------------    --------   --------   --------   -------    ----------

Initial Percentage....................       100        100        100        100         100
August 12, 2007.......................       100        100        100        100         100
August 12, 2008.......................       100        100        100        100         100
August 12, 2009.......................       100        100        100        100         100
August 12, 2010.......................       100        100        100        100         100
August 12, 2011.......................       100        100        100        100         100
August 12, 2012.......................       100        100        100        100         100
August 12, 2013.......................       100        100        100        100         100
August 12, 2014.......................       100        100        100        100         100
August 12, 2015.......................       100        100        100        100         100
August 12, 2016 and thereafter........         0          0          0          0           0
Weighted Average Life (in Years)......      10.0       10.0       10.0       10.0        10.0

                    PERCENTAGES OF THE CLOSING DATE PRINCIPAL
                      BALANCE OF THE CLASS D CERTIFICATES

           DISTRIBUTION DATE                0% CPR    25% CPR    50% CPR    75% CPR     100% CPR
---------------------------------------    --------   --------   --------   -------    ----------

Initial Percentage....................       100        100        100        100         100
August 12, 2007.......................       100        100        100        100         100
August 12, 2008.......................       100        100        100        100         100
August 12, 2009.......................       100        100        100        100         100
August 12, 2010.......................       100        100        100        100         100
August 12, 2011.......................       100        100        100        100         100
August 12, 2012.......................       100        100        100        100         100
August 12, 2013.......................       100        100        100        100         100
August 12, 2014.......................       100        100        100        100         100
August 12, 2015.......................       100        100        100        100         100
August 12, 2016 and thereafter........         0          0          0          0           0
Weighted Average Life (in Years)......      10.0       10.0       10.0       10.0        10.0

      The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR.

                                      S-201

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

      Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

      Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, assuming the Other Pooling and Servicing Agreement is administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs and subject to any other assumptions set forth in the opinion, REMIC I and REMIC
II, respectively, will each qualify as a REMIC under the Code, and the arrangement under which the right to Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

      The assets of REMIC I will generally include (to the extent of the issuing entity's interest therein)--

      o     the mortgage loans;

      o     any REO Properties acquired on behalf of the certificateholders or a beneficial interest in the REO Property with respect to the RLJ
            Portfolio Trust Mortgage Loan acquired under the Other Pooling and
            Servicing Agreement;

      o     the master servicers' collection accounts;

      o     the special servicer's REO account; and

      o     the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD
            Loans.

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

      o     the class R-I certificates will evidence the sole class of residual interests in REMIC I;

      o     the class A-1, A-2, A-3, A-4, A-1A, X, AM, AJ, B, C, D, E, F, G, H,
            J, K, L, M, N, P and Q certificates will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

      o     the class R-II certificates will evidence the sole class of residual interests in REMIC II.

      The portion of the issuing entity consisting of Additional Interest on the
ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets.
See "Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying base prospectus.

                                      S-202

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

      It is anticipated that the class and certificates will be issued at a premium, that the class, and certificates will be issued with a de minimis amount of original issue discount and that the remaining classes of the offered certificates will not be issued with original issue discount and may be treated as having been issued at a premium for federal income tax purposes.

      If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

      o     the ARD Loans will be paid in full on their respective anticipated repayment dates;

      o     no mortgage loan will otherwise be prepaid prior to maturity; and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

      The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

      Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not

                                      S-203

actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT." Only 26.16% of the cut-off date principal balance of the mortgage loans are secured by real estate used for residential or certain other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, only a proportionate share of the offered certificates will be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. In addition, the offered certificates will be "qualified mortgages"
within the meaning of section 860G(a)(3) of the Code in the hands of another
REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

      Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

      In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

            1.    the borrower pledges substitute collateral that consist solely of certain government securities,

            2.    the related loan documents allow that substitution,

            3.    the lien is released to facilitate the disposition of the
                  property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC
                  offering with obligations that are not real estate mortgages,
                  and

            4.    the release is not within two years of the startup day of the
                  REMIC.

                                      S-204

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

      See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

      The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

      ERISA and section 4975 of the Code impose various requirements on--

      o     Plans, and

      o     persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

      A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the issuing entity are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code.
Whether the assets of the issuing entity will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S.
Department of Labor Regulation Section 2510.3-101.

      The U.S. Department of Labor has issued an individual prohibited transaction exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as
amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41, and as
subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

                                      S-205

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group, other than any of the Exemption Favored Parties;

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates;

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the
                  issuing entity must represent not more than the fair market value of the obligations; and

            3.    the sum of all payments made to and retained by the trustee, the master servicers, the special servicer and any
                  sub-servicer must represent not more than reasonable
                  compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's
                  reasonable expenses in connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of Moody's and S&P. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

      The Exemption also requires that the issuing entity meet the following requirements:

      o     the issuing entity assets must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

                                      S-206

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer or any
            sub-servicer, any provider of credit support, Exemption-Favored
            Party or borrower is, a Party in Interest with respect to the investing Plan;

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

      o     the continued holding of class A-1, A-2, A-3, A-4, A-1A, AM, AJ, B,
            C or D certificates by a Plan.

      However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

      o     the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

      o     the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

      o     the continued holding of such offered certificates by a Plan.

      Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the issuing entity assets.

      Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

                                      S-207

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

      Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

      Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them; or

      o     are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying base prospectus.

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York and for the
underwriters by Latham & Watkins LLP, New York, New York.

                                      S-208

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

               CLASS           MOODY'S             S&P
        ----------------    --------------    ---------------
         Class A-1               Aaa               AAA
         Class A-2               Aaa               AAA
         Class A-3               Aaa               AAA
         Class A-4               Aaa               AAA
         Class A-1A              Aaa               AAA
         Class AM                Aaa               AAA
         Class AJ                Aaa               AAA
         Class B                 Aa2               AA
         Class C                 Aa3               AA-
         Class D                  A2                A

      The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust;

      o     whether or to what extent prepayments of principal may be received on the mortgage loans;

      o     the likelihood or frequency of prepayments of principal on the mortgage loans;

      o     the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls; and

      o     whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                      S-209

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

      "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

      "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

      "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

      "ADDITIONAL INTEREST" means, with respect to any ARD Loan in the issuing entity, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

      "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the issuing entity that, in each case, generally:

      o     arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

      o     is not covered by a servicing advance or a corresponding collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

      "A-NOTE TRUST MORTGAGE LOAN" means the mortgage loan secured by the mortgaged real property identified as The Lake in the Woods, which A-Note Trust
Mortgage Loan has a cut-off date principal balance of $13,289,667 and a corresponding B-Note Non-Trust Loan that has an unpaid principal balance as of the cut-off date of $850,000;

      "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

      1.    "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
            Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the

                                      S-210

            appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication)
            of:

            (a)   the Stated Principal Balance of the subject mortgage loan;

            (b)   to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the
                  trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

            (c)   all accrued but unpaid (from related collections) master
                  servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
                  Additional Trust Fund Expenses with respect to the subject mortgage loan;

            (d)   all related unreimbursed Advances made by or on behalf of the applicable master servicer or the trustee with respect to the subject mortgage loan, together with (i) interest on those
                  Advances and (ii) any related Unliquidated Advances; and

            (e)   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related
                  mortgaged real property; and

      2.    "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any
            obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

      If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

      Each Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount
with respect to the ARC Portfolio Loan Combination will be allocated first to the ARC Portfolio B-Note Trust Mortgage Loan, up to the outstanding principal balance thereof, and then to the ARC Portfolio Trust Mortgage Loan. Any
Appraisal Reduction Amount with respect to the RLJ Portfolio Loan Combination will be allocated pro rata among the RLJ Portfolio Trust Mortgage Loan and the related Non-Trust Loans.

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

      o     the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

      o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

                                      S-211

      o     60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

      o     60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

      o     the mortgaged real property securing the mortgage loan becomes an
            REO Property; or

      o     any balloon payment on such mortgage loan has not been paid by its scheduled maturity date.

      For purposes of the foregoing, the Serviced Loan Combination will be treated as a single mortgage loan.

      "ARC PORTFOLIO A NOTE NON-TRUST MORTGAGE LOAN" means that loan that--

      o     is not part of the issuing entity, ---

      o     has been designated under the ARC Portfolio Intercreditor Agreement as "Note AFL," with an unpaid principal balance of $60,000,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the ARC Portfolio
            Mortgaged Property as is the ARC Portfolio B Note Trust Mortgage
            Loan and the ARC Portfolio A Note Trust Mortgage Loan.

      "ARC PORTFOLIO A NOTE TRUST MORTGAGE LOAN" means that loan that--

      o     is part of the issuing entity,

      o     has been designated under the ARC Portfolio Intercreditor Agreement as "Note AFX," with an unpaid principal balance of $90,000,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the ARC Portfolio
            Mortgaged Property as is the ARC Portfolio B Note Trust Mortgage
            Loan and the ARC Portfolio A Note Non-Trust Mortgage Loan.

      "ARC PORTFOLIO B NOTE TRUST MORTGAGE LOAN" means that loan that--

      o     is part of the issuing entity,

      o     has been designated under the ARC Portfolio Intercreditor Agreement as "Note B," with an unpaid principal balance of $80,000,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the ARC Portfolio
            Mortgaged Property as is the ARC Portfolio A Note Trust Mortgage
            Loan.

      "ARC PORTFOLIO BORROWER" means the borrower under the ARC Portfolio Loan
Combination.

      "ARC PORTFOLIO CONTROLLING PARTY" means, the controlling class representative (as the designee of the issuing entity as holder of the ARC
Portfolio Trust Mortgage Loan).

      "ARC PORTFOLIO INTERCREDITOR AGREEMENT" means, the co-lender agreement by and between the holders of the ARC Portfolio Trust Mortgage Loan and the ARC
Portfolio A Note Non-Trust Mortgage Loan. Following the inclusion of the ARC
Portfolio Trust Mortgage Loan in the issuing entity, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the ARC
Portfolio Intercreditor Agreement.

      "ARC PORTFOLIO LOAN COMBINATION" means, collectively, the ARC Portfolio
Trust Mortgage Loan and the ARC Portfolio A Note Non-Trust Mortgage Loan.

                                      S-212

      "ARC PORTFOLIO MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as ARC Portfolio.

      "ARC PORTFOLIO TRIGGERING EVENT" means any monetary event of default or non-monetary event of default of the ARC Portfolio Borrower which caused a
Servicing Transfer Event to occur with respect to the ARC Portfolio Trust
Mortgage Loan.

      "ARC PORTFOLIO TRUST MORTGAGE LOAN" means the ARC Portfolio A Note Trust
Mortgage Loan and the ARC Portfolio B Note Trust Mortgage Loan.

      "ARD LOAN" means any mortgage loan in, or to be included in, the issuing entity, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectus supplement.

      "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

      (a)   an amount equal to the sum, without duplication, of the following amounts:

            (i)     the aggregate of all amounts on deposit in the master
                    servicers' collection accounts and the trustee's
                    distribution account as of the close of business on the
                    related determination date and the amounts collected by or on behalf of the master servicers as of the close of
                    business on such determination date and required to be
                    deposited in the collection account;

            (ii)    the aggregate amount of all P&I advances made by either
                    master servicer or the trustee for distribution on the
                    certificates on that distribution date;

            (iii)   the aggregate amount transferred from the special servicer's
                    REO account and/or any separate custodial account maintained with respect to a Loan Combination to the applicable master servicer's collection account during the month of that
                    distribution date, on or prior to the date on which P&I
                    advances are required to be made in that month;

            (iv)    the aggregate amount deposited by the master servicers in
                    their collection accounts for that distribution date in
                    connection with Prepayment Interest Shortfalls and any
                    shortfalls in interest caused by the application of a
                    condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

            (v)     for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis or an
                    Actual/365 Basis deposited in the trustee's distribution
                    account;

      exclusive of

      (b)   any portion of the amounts described in clause (a) above that represents one or more of the following:

            (i)     any monthly debt service payments collected but due on a due date after the end of the related collection period;

            (ii)    all amounts in the master servicers' collection accounts or the trustee's distribution account that are payable or
                    reimbursable to any person other than the certificateholders from:

                    (A)   the master servicers' collection accounts, including,
                          but not limited to, servicing compensation, as
                          described under "Servicing of the Mortgage
                          Loans--Collection Account--Withdrawals" in this
                          prospectus supplement; and

                                      S-213

                    (B)   the trustee's distribution account, including, but not
                          limited to, trust administration fees, as described
                          under "Description of the Offered
                          Certificates--Distribution Account--Withdrawals" in
                          this prospectus supplement;

            (iii)   any prepayment premiums and yield maintenance charges;

            (iv)    any Additional Interest on the ARD Loans (which is
                    separately distributed to the holders of the class Z
                    certificates);

            (v)     if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan
                    that accrues interest on an Actual/360 Basis or an
                    Actual/365 Basis to be deposited in the trustee's interest reserve account and held for future distribution; and

            (vi)    any amounts deposited in the master servicers' collection
                    account or the trustee's distribution account in error.

      In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

      "B-NOTE NON-TRUST MORTGAGE LOAN" means, with respect to the A-Note Trust
Mortgage Loan, the other mortgage loan that--

      o     is not included in the issuing entity,

      o     is subordinate in right of payment to that A-Note Trust Mortgage
            Loan to the extent set forth in the related intercreditor agreement,
            and

      o     is secured by the same mortgage or deed of trust on the same mortgaged real property as that A-Note Trust Mortgage Loan.

      "CLEARSTREAM" means Clearstream Banking Luxembourg.

      "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about August 17, 2006.

      "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "CROSSED LOAN" means a mortgage loan in the issuing entity that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the issuing entity.

      "CROSSED GROUP" means a group of related Crossed Loans.

      "DTC" means The Depository Trust Company.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

      "EXEMPTION" means, collectively, Prohibited Transaction Exemption 90-29, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41, and
as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

                                      S-214

      "EXEMPTION-FAVORED PARTY" means any of--

      o     Merrill Lynch, Pierce, Fenner & Smith Incorporated;

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with any entity referred to in the prior bullet; and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

      "FITCH" means Fitch, Inc.

      "IRS" means the Internal Revenue Service.

      "LOAN COMBINATION" means any of the ARC Portfolio Loan Combination, the
RLJ Portfolio Loan Combination and The Lake in the Woods Loan Combination.

      "LOAN COMBINATION CONTROLLING PARTY" means any of the ARC Portfolio
Controlling Party and the RLJ Portfolio Controlling Party.

      "LOAN COMBINATION INTERCREDITOR AGREEMENT" means any of the ARC Portfolio
Intercreditor Agreement and the RLJ Portfolio Intercreditor Agreement.

      "LOAN COMBINATION TRUST MORTGAGE LOAN" means any of the ARC Portfolio
Trust Mortgage Loan and the RLJ Trust Mortgage Loan.

      "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

      "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the issuing entity:

      o     the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately
            $1,542,696,552; and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

      o     the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

      o     the pass-through rate for each class of certificates is as described in this prospectus supplement;

      o     there are no delinquencies or losses with respect to the mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o     there are no casualties or condemnations affecting the corresponding mortgaged real properties;

      o     each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is any of an
            Actual/360 Basis or a 30/360 Basis;

                                      S-215

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o     there are no breaches of our representations and warranties regarding the mortgage loans;

      o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

      o     each ARD Loan is paid in full on its anticipated repayment date;

      o     except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under
            "Description of the Offered Certificates--Termination";

      o     no mortgage loan is required to be repurchased by any mortgage loan seller;

      o     any mortgage loans that allow a choice between yield maintenance and defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance;

      o     no prepayment premiums or yield maintenance charges are collected;

      o     there are no Additional Trust Fund Expenses;

      o     payments on the offered certificates are made on the 12th day of each month, commencing in September 2006; and

      o     the offered certificates are settled on August 17, 2006.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

      o     the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

      o     the total payments made by the master servicers to cover those
            Prepayment Interest Shortfalls.

      "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trust administration fee is calculated; provided, however, that for purposes of calculating the Weighted Average Net Mortgage Rate and the respective pass-through rates for the various classes interest-bearing certificates, from time to time--

      o     the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates, and

      o     if any mortgage loan does not accrue interest on the basis of a
            360-day year consisting of twelve 30-day months, then the Net
            Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in

                                      S-216

            respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trust administration fee are calculated under the pooling and servicing agreement), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period
            (a) prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one-month periods prior to the due dates in January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

      As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 5.36845% per annum to 7.15445%, with a weighted average of those Net
Mortgage Rates of 6.13723% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property (or, in the case of a Loan Combination Trust Mortgage Loan, on or with respect to the related Loan Combination).

      "NON-TRUST LOAN NOTEHOLDER" means the holder of a Non-Trust Loan.

      "NON-TRUST LOAN" means any of the ARC Portfolio A-Note Non-Trust Loan, the
RLJ Portfolio A-Note Non-Trust Loans and the holder of the B-Note Non-Trust
Loan.

      "OTHER MASTER SERVICER" means Wachovia Bank, National Association, as master servicer of the Other Securitization, which will be responsible for the servicing and administration of the RLJ Portfolio Loan Combination under the
Other Pooling and Servicing Agreement.

      "OTHER SECURITIZATION" means the Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates Series 2006-C27, which holds the
RLJ Portfolio A Note Non-Trust designated as "Note A-1" in the RLJ Portfolio
Intercreditor Agreement.

      "OTHER SPECIAL SERVICER" means LNR Partners, Inc., as special servicer of the Other Securitization, which will be responsible for the servicing and administration of the RLJ Portfolio Loan Combination to the extent it becomes a specially serviced mortgage loan under the Other Pooling and Servicing
Agreement.

      "OTHER TRUSTEE" means Wells Fargo Bank, N.A., as trustee of the Other
Securitization.

      "OTHER POOLING AND SERVICING AGREEMENT" means that certain pooling and servicing agreement among Wachovia Commercial Mortgage Securities, Inc., the
Other Master Servicer, the Other Special Servicer and the Other Trustee.

      "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

                                      S-217

      "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default; and

      o     is in excess of all interest at the related mortgage interest rate.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the issuing entity:

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

      o     other matters to which like properties are commonly subject;

      o     the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

      o     if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
            cross-collateralized loans; and

      o     if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

provided, that, with respect to the second, third, fourth and fifth bullets above, none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

      "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

      o     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States; such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.
            Interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. In addition, such obligations may not have a rating from S&P with an "r" highlighter;

      o     repurchase agreements or obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and
            Moody's or such lower rating as will not result in an adverse

                                      S-218

            rating event, as evidenced in writing by the Rating Agencies; in addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

      o     federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in an adverse rating event, as evidenced in writing by the Rating Agencies; in addition, it may not have a rating from
            S&P with an "r" highlighter and its terms should have a
            predetermined fixed dollar amount of principal due at maturity that cannot vary or change; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

      o     commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in an adverse rating event, as evidenced in writing by the Rating Agencies; the commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; in addition, it may not have a rating from S&P with an "r" highlighter;
            interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

      o     money market funds which are rated in the highest applicable rating category of each of S&P and Moody's or such lower rating as will not result in an adverse rating event, as evidenced in writing by the
            Rating Agencies; in addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

      o     any other obligation or security acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each rating agency to each master servicer, the special servicer and the trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

      "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per

                                      S-219

annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trust administration fee rate (net of any Penalty Interest and
Additional Interest, if applicable).

      "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

      "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

      (a)   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties)
            for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by either master servicer or the trustee, as applicable, for such distribution date;

      (b)   the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

      (c)   with respect to any mortgage loan as to which the related stated
            maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
            made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause
            (a) above;

      (d)   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the
            Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

      (e)   if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance
            certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection

                                      S-220

period (although any of those amounts that were reimbursed from principal collections and are subsequently collected (notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

      If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

      "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of any
Loan Combination Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related Non-Trust Loan). If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty
Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan
(and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be
Realized Losses.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

      "REO PROPERTY" means any mortgaged real property that is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

      "RESTRICTED GROUP" means, collectively--

            1.    the trustee;

                                      S-221

            2.    the Exemption-Favored Parties;

            3.    us;

            4.    the master servicers;

            5.    the special servicer;

            6.    any sub-servicers;

            7.    the mortgage loan sellers;

            8.    each borrower, if any, with respect to mortgage loans
                  constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial
                  issuance of the offered certificates; and

            9.    any and all affiliates of any of the aforementioned persons.

      "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

      "RLJ PORTFOLIO BORROWER" means the borrower under the RLJ Portfolio Loan
Combination.

      "RLJ PORTFOLIO CONTROLLING PARTY" means, the controlling class representative of the Other Securitization.

      "RLJ PORTFOLIO INTERCREDITOR AGREEMENT" means, the co-lender agreement by and between the holders of the RLJ Portfolio Trust Mortgage Loan and the RLJ
Portfolio A Note Non-Trust Loans. Following the inclusion of the RLJ Portfolio
Trust Mortgage Loan in the issuing entity, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the RLJ
Portfolio Intercreditor Agreement.

      "RLJ PORTFOLIO LOAN COMBINATION" means, collectively, the RLJ Portfolio
Trust Mortgage Loan and the RLJ Portfolio A Note Non-Trust Loans.

      "RLJ PORTFOLIO MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as RLJ Portfolio.

      "RLJ PORTFOLIO TRUST MORTGAGE LOAN" means that loan that--

      o     is part of the issuing entity,

      o     has been designated under the RLJ Portfolio Intercreditor Agreement as "Note A-2," with an unpaid principal balance of $95,367,640 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the RLJ Portfolio
            Mortgaged Property as are the RLJ Portfolio A Note Non-Trust
            Mortgage Loans.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "SERVICED LOAN COMBINATION" means the ARC Portfolio Loan Combination.

                                      S-222

      "SERVICING STANDARD" means, with respect to each master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

      o     in the same manner in which, and with the same care, skill, prudence and diligence with which, each master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

      o     with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by the applicable master servicer or special servicer, as applicable, in its reasonable judgment) of the holders of the certificates and the issuing entity and, in the case of the Serviced
            Loan Combination, the holder of the related Non-Trust Loan; and

      o     without regard to--

            1.    any relationship that each master servicer or the special
                  servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the
                  transaction;

            2.    the ownership of any certificate by each master servicer or the special servicer, as the case may be, or by any of its affiliates;

            3.    the obligation of each master servicer or the special
                  servicer, as the case may be, to make Advances;

            4.    the right of each master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
                  agreement;

            5.    the ownership, servicing or management by each master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

            6.    any obligation of each master servicer or any of its
                  affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

            7.    any obligation of each master servicer or any of its
                  affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

            8.    any debt each master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

      1.    the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

                                      S-223

            (a)   except in the case of a balloon payment, for 60 days; or

            (b)   solely in the case of a delinquent balloon payment, for one day;

      2.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

      3.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a non-payment default (other than an Acceptable
            Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

      4.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      5.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged real property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

      o     with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

      o     with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o     with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

      If a Servicing Transfer Event exists with respect to the mortgage loan in a Serviced Loan Combination that will be included in the issuing entity or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination.

                                      S-224

      "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

      o     will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

      o     will be permanently reduced on each distribution date, to not less than zero, by--

            1.    all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
                  Principal Distribution Amount for such distribution date
                  pursuant to clause (a), clause (b), clause (c) and/or clause
                  (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary;

            2.    any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

            3.    any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

      With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

      o     all amounts, if any, collected with respect to the related REO
            Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution
            Amount for such distribution date pursuant to clause (a), clause
            (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

      o     any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

      "THE LAKE IN THE WOODS LOAN COMBINATION" means, collectively, the A-Note
Trust Mortgage Loan and the B-Note Non-Trust Mortgage Loan.

      "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

      o     is not a Nonrecoverable Advance;

      o     has been reimbursed to the party that made the Advance as a
            Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

      o     was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

      "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and
Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

      "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

                                      S-225

      "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

                                      S-226

      The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

            (A) References to "UW DSCR (x)" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x) provided in this prospectus supplement with respect to 57 mortgage loans, representing approximately 40.97% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of calculating the UW DSCR(x) provided in this prospectus supplement with respect to 7 mortgage loans, representing approximately 16.48% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method.

            As indicated in the footnotes to the table in the section captioned
      "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged
      Real Properties--Additional Statistical Information," the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a
      "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

            (B) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

            In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

            In determining the "revenue" component of UW Net Cash Flow for each
      Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements

                                      S-227

      with respect to the prior one to twelve month periods. For the other
      Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying a vacancy factor, without further regard to the terms
      (including expiration dates) of the leases shown thereon.

            In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used,
      (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c)
      assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

            The borrowers' financial information used to determine UW Net Cash
      Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

            (C) References to "Cut-off Date LTV %" or "LTV Ratio" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

            As indicated in the footnotes to the table in the section captioned
      "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged
      Real Properties--Additional Statistical Information," the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized"
      basis. See Annex A-1 to this prospectus supplement for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

            (D) References to "Maturity LTV %," "Maturity Date LTV Ratio" or
      "ARD LTV Ratio" are references to the ratio, expressed as a percentage, of the expected principal balance of a balloon loan on its scheduled maturity date (or an ARD Loan on its anticipated repayment date) (prior to any principal payments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the related mortgage loan seller prior to the cut-off date.

            (E) References to "Original Balance per Unit ($)" and "Cut-off Date
      Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

            (F) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

            (G) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trust

                                      S-228

      administration fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

            (H) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

            (I) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

            (J) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()" represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

            (K) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

            (L) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to
      (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

            (M) References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

            (N) References to "Upfront Engineering Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

            (O) References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

            (P) References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject

                                      S-229

      reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

            (Q) References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                      S-230

                             FOOTNOTES TO ANNEX A-1

1   MLML - Merrill Lynch Mortgage Lending, Inc., IXIS - IXIS Real Estate Capital
    Inc., PMCF - Prudential Mortgage Capital Funding, LLC, AMCC - Artesia
    Mortgage Capital Corporation

2   With respect to mortgage loan number 1, UW DSCR (x), Maturity LTV (%),
    Cut-Off Date LTV (%), Original Balance Per Unit ($) and Cut-Off Date Balance
    Per Unit ($) were calculated based on the aggregate principal balance of the
    ARC Portfolio Whole Loan.

3   With respect to mortgage loan number 3, UW DSCR (x), Maturity LTV (%),
    Cut-Off Date LTV (%), Original Balance Per Unit ($) and Cut-Off Date Balance
    Per Unit ($) were calculated based on the aggregate principal balance of the
    RLJ Portfolio Loan Combination.

4   With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Maturity LTV (%), UW DSCR (x)
    were calculated in the aggregate.

5   With respect to mortgage loan numbers 1, 8, 11, 15, 44, 112 and 115, the UW
    DSCR (x) is calculated using the IO Annual Payment.

6   With respect to mortgage loan numbers 14, 19, 30, 34, 61, 71, 82 and 109, the UW DSCR (x) is calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" UW DSCR (x) for each of the mortgage loans is 1.07x, 1.08x, 1.07x, 1.20x, 1.13x, 1.16x,
    1.15x and 1.17x respectively.

7   With respect to mortgage loans with partial interest only periods, Annual
    P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are shown after the expiration of the Interest Only Period.

8   With respect to mortgage loan number 14, the Cut-off Date LTV (%) and
    Maturity LTV (%) for the mortgage loans are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The
    "as-is" Cut-Off Date LTV (%) for the mortgage loan is 84.95%. The "as-is"
    Maturity LTV (%) is 74.63%.

9   With respect to mortgage loan numbers 13, 30, 59 and 109 the Cut-Off Date
    LTV (%) and Maturity LTV (%) was calculated using the full loan amount and the "as stabilized" Appraised Value ($). Using the full loan amount and the
    "as is" value the Cut-Off Date LTV (%) is 80.0%, 84.2%, 81.5% and 83.8%
    respectively. The "as-is" Maturity LTV (%) is 70.1%, 78.7%, 73.5% and 72.1%
    respectively.

10  With respect to mortgage loans secured by multiple properties each mortgage loan's Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD
    Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($), or based on allocations in the related loan documents.

11  With respect to mortgage loan number 58, on July 20, 2006, based on the terms of the loan agreement, the mortgage loan funded a $200,000 earnout.

12  The Admin. Fee (%) includes the primary servicing fee, master servicing fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

13  The Net Mortgage Rate (%) equates to the related Interest Rate (%) less the related Admin. Fee (%).

14  With respect to mortgage loan number 4, on July 19, 2006, based on the terms of the loan agreement, the mortgage loan was paid down by $750,000, the interest rate increased by 5 bps from 6.377% and the payment was recast based on the updated outstanding principal balance.

15  With respect to mortgage loan number 13, there are a total of 24 months of
    IO with 12 months occurring at the start of the loan term and the remaining months occurring during the last 12 months of the loan term. (Annex A-4)

16  With respect to mortgage loan number 74, the borrower is required to deposit
    $225,000 on the payment dates in July 2006 through August 2006 and $175,000 on the payment date in September 2006. Beginning in 2007, the borrower is required to deposit the Lender's calculated shortfall amount on the payment dates in July through September based on a calculation from the Loan
    Agreement.

17  With respect to mortgage loan number 54, the TI/LC reserve was prefunded at
    $250,000 at closing, with the requirement that if the reserve funds fall below $100,000, monthly impounds will commence. Borrower is not required to make monthly payments for any month the balance exceeds $100,000.

18  With respect to the property number 68.03 included in mortgage loan number
    68, the information presented is that of the multifamily component. There are six (6) additional ground floor retail units totaling 3,660 square feet and contributing $53,364 of underwritten rental income.

19  With respect to mortgage loan number 61, the appraisal value includes a tax abatement of $570,000.

20  With respect to those mortgaged properties indicating an Appraisal Date beyond the Cut-Off Date, the Appraised Value ($) and the corresponding
    Appraisal Date are based on stabilization.

21  With respect to mortgage loan numbers 8, 33, 37, 44, 46, 52, 55, 63, 77, 78,
    90 and 100, the borrowers own the related mortgaged real properties as tenants-in-common.

22  Mortgage loan number 1 provides for a prepayment premium that is equal to the greater of 1% of the outstanding principal indebtedness relating to the fixed rate component that is prepaid and the positive difference, if any, between (i) the present value on the date of prepayment (by acceleration or otherwise) of all future installments of principal and interest which the borrower would otherwise be required to pay with respect to the fixed rate component from the date of such prepayment through and including the maturity date absent such prepayment, including the unpaid principal amount which might otherwise be due upon the maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis"), on the date of such prepayment of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term of the loan absent such prepayment and (ii) the fixed rate component of the principal indebtedness on the date of such prepayment.

    Mortgage loan number 5 provides for a prepayment premium amount that is equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the
    Payment Differential and payable on each Payment Date over the remaining original term of this Note through and including the Maturity Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity
    Date. "Payment Differential" shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) 12 and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

    Mortgage loan numbers 32, 113, 116, 122 and 123 provide for a prepayment charge which shall mean an amount determined as of the date of any prepayment or acceleration of the mortgage loan, which will be the greater of (a) 1% of the principal amount prepaid, or (b) the amount obtained by subtracting (i) the sum of (x) the unpaid principal amount being prepaid, plus (y) the amount of interest thereon accrued to the date of such prepayment or acceleration, as the case may be, from (ii) the sum of the
    Current Values (defined below) of all amounts of principal and interest on the Note being prepaid or accelerated that would otherwise have become due on and after the date of such determination if the Note was not being prepaid or accelerated. The "Current Value" of any amount payable means such amount discounted (on a semiannual basis) to its present value on the date of determination at the Treasury Yield (defined below) per annum in accordance with the following formula: Current Value = amount payable /
    (1+d/2)^n; where "d" is the Treasury Yield per annum expressed as a decimal and "n" is an exponent equal to the number of semiannual periods.

    Mortgage loan number 36 provides for a yield maintenance premium which is a prepayment fee equal to the product obtained by multiplying: (A) the amount of Principal being prepaid, by (B) the excess (if any) of the Monthly Note
    Rate over the Assumed Reinvestment Rate(ARR) by

    (C) 1-(1/1+ARR)n/ARR. Where n = number of months remaining between the date of prepayment and the Open Prepayment. "ARR" = Assumed Reinvestment Rate,
    which is equal to one-twelfth (1/12) of the yield rate equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Stated Maturity Date, or (ii) the yield on the U.S.
    Treasury issue (primary issue) with a term equal to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen
    (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

    Mortgage loan numbers 44 and 60 provide for a prepayment premium that is amount equal to the sum of (i) all amounts incurred by lender in connection with the enforcement of its rights under the note, the mortgage, the loan agreement or any of the other loan documents, (ii) any amounts incurred by lender to protect the property or the lien or security created by the loan documents, or for taxes, assessments or insurance premiums as provided in the loan documents, and (iii) the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which the borrower would otherwise be required to pay under the note during the original term thereof absent such prepayment, including the unpaid principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity
    (adjusted to a "Mortgage Equivalent Basis"), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term thereof absent such prepayment and (y) the outstanding principal amount on the date of such prepayment.

    Mortgage loan numbers 47, 68, 98 and 126 provides for a prepayment premium that is equal to the greater of (i) one percent (1%) of the principal amount being prepaid or (ii) the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of this Note through and including the Maturity
    Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date. "Payment Differential" shall mean an amount equal to (i)
    the Note Rate less the Reinvestment Yield, divided by (ii) 12 and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

    Mortgage loan numbers 58, 80, 110 and 124 provide for the payment of a yield maintenance premium; the amount, if any (but in no event less than zero), equal to the present value of a series of payments each equal to the Payment
    Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of the Note up to and including the Open
    Prepayment Date and the assuming balloon payment otherwise payable on the
    Stated Maturity Date is paid on the Open Prepayment Date, discounted at the
    Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Open Prepayment Date. The term "Payment Differential" shall mean an amount equal to (i) the Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under the Note after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment
    Differential shall in no event be less than zero. The term "Reinvestment
    Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S.
    Obligations with a maturity date closest to the Open Prepayment Date, or
    (ii) the yield on U.S. Obligations with a term equal to the remaining average life of the indebtedness evidenced by the Note, with each such yield being based on the bid price for such issue as published in the Wall Street
    Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                           Annex A-2 (All Loans)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE      % OF INITIAL                REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGE      PRINCIPAL          POOL       MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
MORTGAGE LOAN SELLER         LOANS      BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                           30         531,555,835         34.46%    6.2345         119          1.37        70.68        66.02
IXIS                           38         460,935,835         29.88%    6.2108         117          1.37        68.06        59.81
PMCF                           30         358,032,793         23.21%    6.0133         121          1.23        70.98        61.57
AMCC                           28         192,172,089         12.46%    6.1218         120          1.31        70.26        64.52
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       126      $1,542,696,552        100.00%    6.1621         119          1.33X       69.91        62.95
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE      % OF INITIAL                REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGED     PRINCIPAL          POOL       MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
PROPERTY TYPE              PROPERTIES   BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                         55         494,835,375         32.08%    6.1516         121          1.20        73.58        65.54
  Anchored                     22         250,447,920         16.23%    6.0384         119          1.21        75.02        66.10
  Unanchored                   12          74,391,232          4.82%    6.2057         130          1.22        70.09        63.51
  Shadow Anchored              12          69,115,773          4.48%    6.2095         126          1.23        68.26        61.79
  Single Tenant                 8          26,130,450          1.69%    6.1420         119          1.27        69.47        58.55
Multifamily                    83         403,508,302         26.16%    6.1181         117          1.34        71.12        66.92
  Multifamily                  24         233,508,302         15.14%    6.0300         115          1.22        72.78        65.52
  Manufactured Housing         59         170,000,000         11.02%    6.2390         120          1.51        68.83        68.83
Hospitality                    51         245,658,108         15.92%    6.2577         119          1.37        65.88        57.42
Office                         27         208,866,615         13.54%    6.0940         117          1.32        70.52        64.08
Other                           1         111,805,891          7.25%    6.2400         118          1.84        54.54        46.67
Industrial                     11          49,844,623          3.23%    6.2683         119          1.29        73.49        65.00
Mixed Use                       5          23,882,828          1.55%    6.1086         117          1.27        73.66        62.69
Self Storage                    2           4,294,811          0.28%    6.3758         119          1.36        74.01        63.55
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       235      $1,542,696,552        100.00%    6.1621         119          1.33X       69.91        62.95
====================================================================================================================================

                                                           Annex A-2 (All Loans)

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE      % OF INITIAL                REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGED     PRINCIPAL          POOL       MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
PROPERTY STATE/LOCATION    PROPERTIES   BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

California                     24         326,801,340         21.18%    6.2130         118          1.46        60.80        53.38
  Southern                     12         257,206,994         16.67%    6.2579         118          1.52        58.98        51.69
  Northern                     12          69,594,346          4.51%    6.0474         118          1.25        67.51        59.66
Massachusetts                   3          91,736,960          5.95%    6.4014         119          1.11        78.74        70.59
Texas                          32          88,319,804          5.73%    6.2639         111          1.33        70.62        65.12
Florida                        12          80,468,350          5.22%    6.1748         118          1.43        69.43        63.00
Ohio                            5          74,702,020          4.84%    6.0240         114          1.19        74.83        64.22
Utah                           11          71,540,751          4.64%    6.0834         119          1.35        73.15        68.53
Pennsylvania                   11          66,899,378          4.34%    6.0142         119          1.23        76.07        67.81
Michigan                       11          65,083,959          4.22%    6.3023         119          1.24        76.07        68.44
Illinois                       13          61,734,950          4.00%    6.1653         119          1.33        73.66        66.09
Indiana                        20          58,134,135          3.77%    6.2024         119          1.36        72.96        67.50
Arizona                         5          57,245,736          3.71%    6.1480         134          1.27        70.19        67.81
Nevada                          7          56,665,334          3.67%    5.8681         117          1.24        70.46        63.38
Georgia                        10          53,557,609          3.47%    6.1577         120          1.41        72.21        69.43
Washington                      7          48,255,397          3.13%    6.0605         120          1.32        69.96        64.41
Hawaii                          1          41,465,012          2.69%    5.9350         119          1.33        70.76        59.96
New Jersey                      4          34,492,106          2.24%    5.9050         119          1.28        71.78        61.38
Minnesota                       2          27,688,088          1.79%    6.2913         119          1.28        70.18        57.94
Colorado                        8          27,634,645          1.79%    6.2344         119          1.37        69.76        64.20
Kentucky                        3          20,955,242          1.36%    6.0362         118          1.20        78.39        73.24
North Dakota                    3          20,552,174          1.33%    5.9012         120          1.32        73.40        65.80
North Carolina                  6          18,913,035          1.23%    5.9675         118          1.34        68.88        63.81
New York                        5          17,603,557          1.14%    6.2663         119          1.46        71.97        66.29
Connecticut                     1          14,830,000          0.96%    6.4450         119          1.10        65.91        62.03
Iowa                            5          14,265,217          0.92%    6.2390         120          1.51        68.83        68.83
Missouri                        3          11,963,989          0.78%    5.9672         117          1.28        72.48        60.84
Tennessee                       3          10,814,565          0.70%    6.2923         119          1.25        78.16        70.25
Oregon                          2          10,640,392          0.69%    6.0323         116          1.30        64.31        52.71
Delaware                        1          10,500,000          0.68%    6.1700         120          1.50        63.64        56.61
Arkansas                        3          10,120,701          0.66%    6.3789         174          1.28        67.10        58.64
Maryland                        2           9,396,100          0.61%    6.3800         120          1.25        69.97        58.96
South Carolina                  2           8,529,565          0.55%    6.2390         120          1.51        68.83        68.83
New Mexico                      2           6,727,053          0.44%    6.0805         119          1.36        70.15        62.46
Alaska                          1           5,984,734          0.39%    6.3960         118          1.33        58.10        45.72
Idaho                           1           5,940,000          0.39%    6.3400         120          1.37        68.28        64.17
Louisiana                       1           5,195,958          0.34%    6.2400         119          1.20        76.98        65.81
Virginia                        1           3,000,000          0.19%    6.1740         119          1.78        53.57        53.57
Kansas                          3           2,956,522          0.19%    6.2390         120          1.51        68.83        68.83
Oklahoma                        1           1,382,174          0.09%    6.2390         120          1.51        68.83        68.83
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       235      $1,542,696,552        100.00%    6.1621         119          1.33X       69.91        62.95
====================================================================================================================================

                                                           Annex A-2 (All Loans)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE      % OF INITIAL                REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL          POOL       MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
PRINCIPAL BALANCES ($)       LOANS      BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    958,051 - 2,999,999        18          37,523,701          2.43%    6.3709         119          1.36        64.21        56.12
  3,000,000 - 3,999,999        13          44,194,611          2.86%    6.1428         118          1.29        70.06        61.66
  4,000,000 - 4,999,999         9          40,285,788          2.61%    6.2153         126          1.23        70.40        61.42
  5,000,000 - 5,999,999        19         105,834,291          6.86%    6.2031         119          1.29        71.74        63.19
  6,000,000 - 6,999,999         6          39,144,961          2.54%    6.2407         119          1.34        72.08        62.66
  7,000,000 - 7,999,999        12          89,838,582          5.82%    6.1100         119          1.31        71.99        64.58
  8,000,000 - 9,999,999         9          78,876,391          5.11%    6.0057         118          1.24        69.48        61.74
 10,000,000 - 12,999,999       12         134,043,014          8.69%    6.1568         119          1.27        71.16        62.63
 13,000,000 - 19,999,999       17         266,992,720         17.31%    6.0487         118          1.22        73.16        65.67
 20,000,000 - 49,999,999        6         181,164,473         11.74%    5.9909         119          1.26        73.38        65.79
 50,000,000 - 99,999,999        3         242,992,128         15.75%    6.3292         119          1.26        69.91        62.73
100,000,000 - 170,000,000       2         281,805,891         18.27%    6.2394         119          1.64        63.16        60.04
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       126      $1,542,696,552        100.00%    6.1621         119          1.33X       69.91        62.95
====================================================================================================================================

Minimum:            $958,051
Maximum:            $170,000,000
Average:            $12,243,623

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE      % OF INITIAL                REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF                   MORTGAGE      PRINCIPAL          POOL       MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
MORTGAGE RATES (%)           LOANS      BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     5.4400 - 5.5999            4          43,929,995          2.85%    5.4849         115          1.21        75.04        65.60
     5.6000 - 5.6999            5          57,566,088          3.73%    5.6543         116          1.23        75.39        65.40
     5.7000 - 5.7999            3          27,880,000          1.81%    5.7484         119          1.22        72.88        63.14
     5.8000 - 5.8999            5          56,639,827          3.67%    5.8411         117          1.18        72.08        61.01
     5.9000 - 5.9999           16         167,680,000         10.87%    5.9569         119          1.24        72.06        62.61
     6.0000 - 6.1499           16         160,024,077         10.37%    6.0703         124          1.30        72.82        68.02
     6.1500 - 6.2999           37         721,206,755         46.75%    6.2399         118          1.43        67.49        61.80
     6.3000 - 6.4499           27         241,600,057         15.66%    6.3866         117          1.22        70.78        63.59
     6.4500 - 6.5999            9          59,523,176          3.86%    6.5345         129          1.30        70.05        60.36
     6.6000 - 7.1760            4           6,646,578          0.43%    6.9399         119          1.46        64.41        56.09
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       126      $1,542,696,552        100.00%    6.1621         119          1.33X       69.91        62.95
====================================================================================================================================

Minimum:            5.4400
Maximum:            7.1760
Weighted Average:   6.1621

                                                           Annex A-2 (All Loans)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE      % OF INITIAL                REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF DEBT SERVICE      MORTGAGE      PRINCIPAL          POOL       MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
COVERAGE RATIOS (X)          LOANS      BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     1.09 - 1.19               11         235,398,635         15.26%    6.1139         118          1.14        74.97        66.91
     1.20 - 1.24               55         439,393,735         28.48%    6.1329         118          1.21        73.62        65.54
     1.25 - 1.29               25         178,106,582         11.55%    6.0444         118          1.27        71.31        63.23
     1.30 - 1.34               12         171,697,468         11.13%    6.1582         123          1.31        65.91        56.78
     1.35 - 1.39                7         133,942,528          8.68%    6.2795         119          1.37        70.19        62.77
     1.40 - 1.44                3          38,596,443          2.50%    6.1456         120          1.41        70.68        67.81
     1.45 - 1.49                3          25,000,000          1.62%    6.2300         120          1.46        66.03        64.70
     1.50 - 1.59                2         180,500,000         11.70%    6.2350         120          1.51        68.53        68.12
     1.60 - 1.99                7         132,669,927          8.60%    6.2694         118          1.82        55.38        47.60
     2.00 - 2.24                1           7,391,234          0.48%    6.3750         119          2.24        47.08        36.97
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       126      $1,542,696,552        100.00%    6.1621         119          1.33X       69.91        62.95
====================================================================================================================================

Minimum:            1.09x
Maximum:            2.24x
Weighted Average:   1.33x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE      % OF INITIAL                REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL          POOL       MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
LOAN-TO-VALUE RATIOS (%)     LOANS      BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     40.95 - 50.00              2           9,889,143          0.64%    6.2714         119          2.14        45.53        36.40
     50.01 - 60.00             13         174,210,587         11.29%    6.2524         118          1.67        55.50        48.22
     60.01 - 65.00             13         150,642,721          9.76%    6.2353         122          1.31        61.72        54.03
     65.01 - 70.00             24         343,475,577         22.26%    6.2117         121          1.38        68.13        65.28
     70.01 - 75.00             33         380,954,690         24.69%    6.1610         117          1.30        72.15        64.63
     75.01 - 77.50             15         185,646,950         12.03%    5.8654         116          1.20        75.97        65.88
     77.51 - 80.00             25         291,776,885         18.91%    6.2060         119          1.19        78.69        70.10
     80.01 - 80.26              1           6,100,000          0.40%    5.7900         119          1.23        80.26        72.24
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       126      $1,542,696,552        100.00%    6.1621         119          1.33X       69.91        62.95
====================================================================================================================================

Minimum:            40.95
Maximum:            80.26
Weighted Average:   69.91

                                                           Annex A-2 (All Loans)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE      % OF INITIAL                REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF MATURITY DATE     MORTGAGE      PRINCIPAL          POOL       MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
OR ARD LTV RATIOS (%)        LOANS      BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

  Fully Amortizing              2          11,650,736          0.76%    6.2263         237          1.26        63.03          N/A
     34.73 - 50.00              7         140,129,768          9.08%    6.2572         118          1.79        53.85        45.92
     50.01 - 55.00             15         153,628,273          9.96%    6.2659         118          1.33        60.76        52.03
     55.01 - 60.00             18         127,534,240          8.27%    6.0716         117          1.30        68.11        58.59
     60.01 - 62.50             14          97,184,165          6.30%    6.1190         118          1.20        67.88        61.49
     62.51 - 65.00             20         292,655,438         18.97%    6.1500         119          1.27        72.78        64.20
     65.01 - 67.50             19         180,821,715         11.72%    6.0257         118          1.25        75.29        66.41
     67.51 - 70.00             13         288,701,415         18.71%    6.1759         119          1.40        71.38        68.66
     70.01 - 74.09             18         250,390,801         16.23%    6.2015         116          1.20        77.63        71.45
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       126      $1,542,696,552        100.00%    6.1621         119          1.33X       69.91        62.95
====================================================================================================================================

Minimum:            34.73
Maximum:            74.09
Weighted Average:   62.95

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE      % OF INITIAL                REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF REMAINING         MORTGAGE      PRINCIPAL          POOL       MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
TERMS TO MATURITY (MOS.)     LOANS      BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

      57 - 60                   2          11,889,849          0.77%    6.2934          57          1.22        70.62        67.63
      61 - 84                   1           7,315,000          0.47%    6.3720          82          1.22        75.41        70.89
      85 - 120                121       1,511,840,967         98.00%    6.1595         119          1.33        69.94        62.88
     121 - 240                  2          11,650,736          0.76%    6.2263         237          1.26        63.03          N/A
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       126      $1,542,696,552        100.00%    6.1621         119          1.33X       69.91        62.95
====================================================================================================================================

Minimum:            57 mos.
Maximum:            240 mos.
Weighted Average:   119 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE      % OF INITIAL                REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF REMAINING STATED  MORTGAGE      PRINCIPAL          POOL       MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
AMORTIZATION TERMS (MOS.)    LOANS      BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 Interest Only                  7         254,210,000         16.48%    6.1871         120          1.47        68.46        68.46
           235 - 240            2          11,650,736          0.76%    6.2263         237          1.26        63.03          N/A
           241 - 300            6          40,646,060          2.63%    6.3065         118          1.51        61.30        48.08
           301 - 360          108       1,200,358,954         77.81%    6.1489         118          1.30        70.36        62.09
           361 - 420            3          35,830,801          2.32%    6.2386         119          1.20        77.45        69.88
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       126      $1,542,696,552        100.00%    6.1621         119          1.33X       69.91        62.95
====================================================================================================================================

Minimum:            235 mos.
Maximum:            420 mos.
Weighted Average:   355 mos.

                                                           Annex A-2 (All Loans)

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE      % OF INITIAL                REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGE      PRINCIPAL          POOL       MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
AMORTIZATION TYPES           LOANS      BALANCE ($)       BALANCE      RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Balloon                        58         629,413,567         40.80%    6.1652         118          1.38        68.02        57.98
IO-Balloon                     56         628,922,640         40.77%    6.1553         118          1.23        72.36        65.70
Interest Only                   7         254,210,000         16.48%    6.1871         120          1.47        68.46        68.46
ARD                             2          15,424,609          1.00%    5.8230         116          1.22        74.52        61.65
Fully Amortizing                2          11,650,736          0.76%    6.2263         237          1.26        63.03          N/A
IO-ARD                          1           3,075,000          0.20%    6.2800         118          1.21        79.87        72.57
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       126      $1,542,696,552        100.00%    6.1621         119          1.33X       69.91        62.95
====================================================================================================================================

ESCROW TYPES

--------------------------------------------------------------------
                                         AGGREGATE      % OF INITIAL
                           NUMBER OF    CUT-OFF DATE      MORTGAGE
                           MORTGAGE      PRINCIPAL          POOL
ESCROW TYPES                 LOANS      BALANCE ($)       BALANCE
--------------------------------------------------------------------
Real Estate Tax               110       1,450,453,326         94.02%
Insurance                     111       1,385,458,136         89.81%
Replacement Reserves          102       1,360,516,513         88.19%
TI/LC Reserves                 66         647,147,661         83.24%

LOCKBOX TYPES

--------------------------------------------------------------------

                                         AGGREGATE      % OF INITIAL
                           NUMBER OF    CUT-OFF DATE      MORTGAGE
                           MORTGAGE      PRINCIPAL          POOL
LOCKBOX TYPES                LOANS      BALANCE ($)       BALANCE
--------------------------------------------------------------------
Hard                           27         494,165,871         32.03%
None at Closing,
 Springing Hard                30         238,714,736         15.47%
Soft at Closing,
 Springing Hard                 4         189,262,138         12.27
--------------------------------------------------------------------

                                                           Annex A-2 (Loan Group 1)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGE      PRINCIPAL      LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
MORTGAGE LOAN SELLER         LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

IXIS                           33         397,514,022         34.58%    6.2429         119          1.40        67.27        59.01
PMCF                           24         297,013,412         25.84%    6.0275         122          1.24        70.83        61.00
MLML                           24         282,528,727         24.58%    6.2615         118          1.33        70.65        63.63
AMCC                           25         172,442,089         15.00%    6.1463         119          1.32        69.90        64.81
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       106      $1,149,498,250        100.00%    6.1773         120          1.33X       69.41        61.53
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGED     PRINCIPAL      LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
PROPERTY TYPE              PROPERTIES   BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                         55         494,835,375         43.05%    6.1516         121          1.20        73.58        65.54
  Anchored                     22         250,447,920         21.79%    6.0384         119          1.21        75.02        66.10
  Unanchored                   12          74,391,232          6.47%    6.2057         130          1.22        70.09        63.51
  Shadow Anchored              12          69,115,773          6.01%    6.2095         126          1.23        68.26        61.79
  Single Tenant                 8          26,130,450          2.27%    6.1420         119          1.27        69.47        58.55
Hospitality                    51         245,658,108         21.37%    6.2577         119          1.37        65.88        57.42
Office                         27         208,866,615         18.17%    6.0940         117          1.32        70.52        64.08
Other                           1         111,805,891          9.73%    6.2400         118          1.84        54.54        46.67
Industrial                     11          49,844,623          4.34%    6.2683         119          1.29        73.49        65.00
Mixed Use                       5          23,882,828          2.08%    6.1086         117          1.27        73.66        62.69
Multifamily                     1          10,310,000          0.90%    6.1420         119          1.19        61.15        61.15
Self Storage                    2           4,294,811          0.37%    6.3758         119          1.36        74.01        63.55
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       153      $1,149,498,250        100.00%    6.1773         120          1.33X       69.41        61.53
====================================================================================================================================

                                                           Annex A-2 (Loan Group 1)

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGED     PRINCIPAL      LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
PROPERTY STATE/LOCATION    PROPERTIES   BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

California                     23         310,601,340         27.02%    6.2304         118          1.48        60.49        53.09
  Southern                     12         257,206,994         22.38%    6.2579         118          1.52        58.98        51.69
  Northern                     11          53,394,346          4.65%    6.0982         118          1.29        67.75        59.86
Massachusetts                   1          74,750,000          6.50%    6.4270         119          1.09        78.60        71.19
Ohio                            5          74,702,020          6.50%    6.0240         114          1.19        74.83        64.22
Illinois                       12          57,374,080          4.99%    6.1597         119          1.31        74.03        65.88
Texas                          16          54,235,172          4.72%    6.2610         118          1.30        70.94        63.52
Utah                            6          52,643,828          4.58%    6.1129         119          1.35        72.83        69.01
Pennsylvania                    5          47,934,595          4.17%    5.9508         119          1.21        76.67        67.95
Washington                      6          45,905,397          3.99%    6.0503         119          1.32        70.60        65.20
Florida                         7          42,032,628          3.66%    6.3273         119          1.46        66.86        59.03
Nevada                          6          41,665,334          3.62%    5.8351         117          1.25        74.81        66.54
Hawaii                          1          41,465,012          3.61%    5.9350         119          1.33        70.76        59.96
Michigan                        9          36,223,475          3.15%    6.3962         119          1.23        75.45        67.07
New Jersey                      4          34,492,106          3.00%    5.9050         119          1.28        71.78        61.38
Arizona                         3          27,795,736          2.42%    6.2343         149          1.25        71.22        69.08
Minnesota                       2          27,688,088          2.41%    6.2913         119          1.28        70.18        57.94
Colorado                        6          21,758,558          1.89%    6.2331         119          1.33        70.01        62.95
Georgia                         3          18,715,000          1.63%    6.0062         119          1.23        78.49        70.55
Indiana                        13          17,392,729          1.51%    6.2448         119          1.35        71.47        65.30
Connecticut                     1          14,830,000          1.29%    6.4450         119          1.10        65.91        62.03
Missouri                        3          11,963,989          1.04%    5.9672         117          1.28        72.48        60.84
New York                        2          10,796,166          0.94%    6.2835         119          1.43        73.95        64.69
Oregon                          2          10,640,392          0.93%    6.0323         116          1.30        64.31        52.71
Delaware                        1          10,500,000          0.91%    6.1700         120          1.50        63.64        56.61
Arkansas                        3          10,120,701          0.88%    6.3789         174          1.28        67.10        58.64
Tennessee                       2           9,425,000          0.82%    6.3002         119          1.21        79.54        70.46
Maryland                        2           9,396,100          0.82%    6.3800         120          1.25        69.97        58.96
Kentucky                        2           7,655,242          0.67%    6.1687         118          1.29        77.03        71.85
Alaska                          1           5,984,734          0.52%    6.3960         118          1.33        58.10        45.72
Idaho                           1           5,940,000          0.52%    6.3400         120          1.37        68.28        64.17
Louisiana                       1           5,195,958          0.45%    6.2400         119          1.20        76.98        65.81
New Mexico                      1           4,117,923          0.36%    5.9800         119          1.27        70.99        58.42
Virginia                        1           3,000,000          0.26%    6.1740         119          1.78        53.57        53.57
North Carolina                  2           2,556,949          0.22%    6.4115         119          1.23        73.10        62.13
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       153      $1,149,498,250        100.00%    6.1773         120          1.33X       69.41        61.53
====================================================================================================================================

                                                           Annex A-2 (Loan Group 1)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL      LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
PRINCIPAL BALANCES ($)       LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    958,051 - 2,999,999        17          35,173,701          3.06%    6.3784         119          1.36        64.67        56.59
  3,000,000 - 3,999,999        13          44,194,611          3.84%    6.1428         118          1.29        70.06        61.66
  4,000,000 - 4,999,999         7          31,595,939          2.75%    6.1746         135          1.22        70.81        61.36
  5,000,000 - 5,999,999        19         105,834,291          9.21%    6.2031         119          1.29        71.74        63.19
  6,000,000 - 6,999,999         5          32,344,961          2.81%    6.2135         120          1.36        72.60        62.76
  7,000,000 - 7,999,999        10          74,288,582          6.46%    6.1145         126          1.33        71.13        63.10
  8,000,000 - 9,999,999         7          60,526,391          5.27%    6.0381         118          1.24        69.45        61.61
 10,000,000 - 14,999,999       12         140,563,483         12.23%    6.2638         119          1.26        69.72        62.70
 15,000,000 - 19,999,999        8         134,901,240         11.74%    6.0162         118          1.24        73.78        66.33
 20,000,000 - 49,999,999        4         135,277,032         11.77%    5.9510         119          1.27        73.30        64.56
 50,000,000 - 99,999,999        3         242,992,128         21.14%    6.3292         119          1.26        69.91        62.73
100,000,000 - 111,805,891       1         111,805,891          9.73%    6.2400         118          1.84        54.54        46.67
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       106      $1,149,498,250        100.00%    6.1773         120          1.33X       69.41        61.53
====================================================================================================================================

Minimum:            $958,051
Maximum:            $111,805,891
Average:            $10,844,323

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF                   MORTGAGE      PRINCIPAL      LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
MORTGAGE RATES (%)           LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     5.4400 - 5.5999            4          43,929,995          3.82%    5.4849         115          1.21        75.04        65.60
     5.6000 - 5.6999            3          31,881,235          2.77%    5.6367         118          1.22        76.85        66.88
     5.7000 - 5.7999            2          15,000,000          1.30%    5.7900         119          1.24        70.09        62.41
     5.8000 - 5.8999            3          29,710,295          2.58%    5.8276         116          1.22        72.84        60.32
     5.9000 - 5.9999           13         131,530,000         11.44%    5.9566         118          1.25        72.56        61.92
     6.0000 - 6.1499           14         127,824,077         11.12%    6.0789         125          1.30        73.11        67.75
     6.1500 - 6.2999           30         477,342,686         41.53%    6.2433         119          1.44        65.60        58.35
     6.3000 - 6.4499           24         226,110,208         19.67%    6.3880         118          1.22        70.89        63.71
     6.4500 - 6.5999            9          59,523,176          5.18%    6.5345         129          1.30        70.05        60.36
     6.6000 - 7.1760            4           6,646,578          0.58%    6.9399         119          1.46        64.41        56.09
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       106      $1,149,498,250        100.00%    6.1773         120          1.33X       69.41        61.53
====================================================================================================================================

Minimum:            5.4400
Maximum:            7.1760
Weighted Average:   6.1773

                                                           Annex A-2 (Loan Group 1)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF DEBT SERVICE      MORTGAGE      PRINCIPAL      LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
COVERAGE RATIOS (X)          LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     1.09 - 1.19                9         205,898,635         17.91%    6.1423         118          1.14        75.34        67.08
     1.20 - 1.24               46         325,780,286         28.34%    6.1509         119          1.21        73.26        65.36
     1.25 - 1.29               18         100,371,729          8.73%    6.0968         118          1.27        70.61        61.32
     1.30 - 1.34               11         169,347,468         14.73%    6.1568         123          1.31        66.03        56.90
     1.35 - 1.44               10         172,538,970         15.01%    6.2495         119          1.38        70.30        63.90
     1.45 - 1.49                3          25,000,000          2.17%    6.2300         120          1.46        66.03        64.70
     1.50 - 1.59                1          10,500,000          0.91%    6.1700         120          1.50        63.64        56.61
     1.60 - 1.79                5          18,366,127          1.60%    6.4899         119          1.70        62.44        55.04
     1.80 - 2.24                3         121,695,034         10.59%    6.2426         118          1.86        53.81        45.84
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       106      $1,149,498,250        100.00%    6.1773         120          1.33X       69.41        61.53
====================================================================================================================================

Minimum:            1.09x
Maximum:            2.24x
Weighted Average:   1.33x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL      LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
LOAN-TO-VALUE RATIOS (%)     LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     40.95 - 50.00              2           9,889,143          0.86%    6.2714         119          2.14        45.53        36.40
     50.01 - 60.00             11         156,860,587         13.65%    6.2803         118          1.71        55.20        47.60
     60.01 - 65.00             12         146,452,871         12.74%    6.2303         124          1.32        61.66        53.85
     65.01 - 70.00             19         119,775,577         10.42%    6.2853         123          1.27        67.26        60.95
     70.01 - 75.00             30         360,204,690         31.34%    6.1576         119          1.30        72.09        64.51
     75.01 - 77.50             13         156,882,098         13.65%    5.8977         116          1.20        75.85        66.10
     77.51 - 80.00             18         193,333,285         16.82%    6.2578         119          1.18        78.83        70.41
     80.01 - 80.26              1           6,100,000          0.53%    5.7900         119          1.23        80.26        72.24
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       106      $1,149,498,250        100.00%    6.1773         120          1.33X       69.41        61.53
====================================================================================================================================

Minimum:            40.95
Maximum:            80.26
Weighted Average:   69.41

                                                           Annex A-2 (Loan Group 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF MATURITY DATE     MORTGAGE      PRINCIPAL      LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
OR ARD LTV RATIOS (%)        LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 Fully Amortizing               2          11,650,736          1.01%    6.2263         237          1.26        63.03          N/A
     34.73 - 50.00              6         137,779,768         11.99%    6.2572         118          1.80        53.80        45.86
     50.01 - 55.00             14         138,628,273         12.06%    6.2990         118          1.34        61.02        51.76
     55.01 - 60.00             16         107,144,391          9.32%    6.0874         119          1.33        68.49        58.47
     60.01 - 62.50             12          80,584,165          7.01%    6.1525         118          1.20        67.74        61.51
     62.51 - 65.00             17         266,725,438         23.20%    6.1685         119          1.27        72.64        64.25
     65.01 - 67.50             16         140,917,664         12.26%    6.0600         119          1.26        74.60        66.54
     67.51 - 70.00             10          80,814,454          7.03%    6.0577         118          1.24        75.88        68.54
     70.01 - 74.09             13         185,253,360         16.12%    6.2408         118          1.20        77.57        71.51
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       106      $1,149,498,250        100.00%    6.1773         120          1.33X       69.41        61.53
====================================================================================================================================

Minimum:            34.73
Maximum:            74.09
Weighted Average:   61.53

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF REMAINING         MORTGAGE      PRINCIPAL      LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
TERMS TO MATURITY (MOS.)     LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

      82 - 84                   1           7,315,000          0.64%    6.3720          82          1.22        75.41        70.89
      85 - 114                  5          35,886,307          3.12%    5.5343         113          1.24        74.13        63.55
     115 - 120                 98       1,094,646,207         95.23%    6.1966         119          1.33        69.29        61.41
     121 - 240                  2          11,650,736          1.01%    6.2263         237          1.26        63.03          N/A
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       106      $1,149,498,250        100.00%    6.1773         120          1.33X       69.41        61.53
====================================================================================================================================

Minimum:            82 mos.
Maximum:            240 mos.
Weighted Average:   120 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF REMAINING STATED  MORTGAGE      PRINCIPAL      LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
AMORTIZATION TERMS (MOS.)    LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 Interest Only                  5          63,310,000          5.51%    6.1005         120          1.41        67.53        67.53
     235 - 240                  2          11,650,736          1.01%    6.2263         237          1.26        63.03          N/A
     241 - 300                  6          40,646,060          3.54%    6.3065         118          1.51        61.30        48.08
     301 - 360                 91       1,023,048,093         89.00%    6.1742         118          1.32        69.86        61.62
     361 - 420                  2          10,843,360          0.94%    6.3830         120          1.21        75.96        68.77
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       106      $1,149,498,250        100.00%    6.1773         120          1.33X       69.41        61.53
====================================================================================================================================

Minimum:            235 mos.
Maximum:            420 mos.
Weighted Average:   353 mos.

                                                           Annex A-2 (Loan Group 1)

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGE      PRINCIPAL      LOAN GROUP 1   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
AMORTIZATION TYPES           LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Balloon                        50         534,344,797         46.49%    6.1809         118          1.41        66.50        56.48
IO-Balloon                     47         532,422,640         46.32%    6.1843         118          1.24        72.66        65.91
Interest Only                   5          63,310,000          5.51%    6.1005         120          1.41        67.53        67.53
Fully Amortizing                2          11,650,736          1.01%    6.2263         237          1.26        63.03          N/A
ARD                             1           4,695,077          0.41%    5.8300         112          1.28        66.50        51.79
IO-ARD                          1           3,075,000          0.27%    6.2800         118          1.21        79.87        72.57
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       106      $1,149,498,250        100.00%    6.1773         120          1.33X       69.41        61.53
====================================================================================================================================

ESCROW TYPES

--------------------------------------------------------------------
                                         AGGREGATE
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL
                           MORTGAGE      PRINCIPAL      LOAN GROUP 1
ESCROW TYPES                 LOANS      BALANCE ($)        BALANCE
--------------------------------------------------------------------
Real Estate Tax                91       1,061,444,873         92.34%
Replacement Reserves           85       1,005,927,742         87.51%
Insurance                      92         996,449,683         86.69%
TI/LC Reserves                 66         647,147,661         83.24%

LOCKBOX TYPES

--------------------------------------------------------------------
                                         AGGREGATE
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL
                           MORTGAGE      PRINCIPAL      LOAN GROUP 1
LOCKBOX TYPES                LOANS      BALANCE ($)        BALANCE
--------------------------------------------------------------------
Hard                           25         464,991,352         40.45%
None at Closing,
 Springing Hard                25         180,448,244         15.70%
Soft at Closing,
 Springing Hard                 3          19,262,138          1.68%
--------------------------------------------------------------------

                                                           Annex A-2 (Loan Group 2)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGE      PRINCIPAL      LOAN GROUP 2   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
MORTGAGE LOAN SELLER         LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                            6         249,027,108         63.33%    6.2040         120          1.43        70.72        68.73
IXIS                            5          63,421,813         16.13%    6.0095         110          1.22        73.03        64.85
PMCF                            6          61,019,381         15.52%    5.9442         113          1.18        71.72        64.22
AMCC                            3          19,730,000          5.02%    5.9081         120          1.24        73.34        62.01
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        20      $  393,198,302        100.00%    6.1174         117          1.35X       71.38        67.07
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGED     PRINCIPAL      LOAN GROUP 2   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
PROPERTY TYPE              PROPERTIES   BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                    23         223,198,302         56.76%    6.0249         115          1.22        73.32        65.72
Manufactured Housing           59         170,000,000         43.24%    6.2390         120          1.51        68.83        68.83
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        82      $  393,198,302        100.00%    6.1174         117          1.35X       71.38        67.07
====================================================================================================================================

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGED     PRINCIPAL      LOAN GROUP 2   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
PROPERTY STATE/LOCATION    PROPERTIES   BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Indiana                         7          40,741,406         10.36%    6.1843         120          1.36        73.59        68.44
Florida                         5          38,435,722          9.78%    6.0080         117          1.40        72.25        67.34
Georgia                         7          34,842,609          8.86%    6.2390         120          1.51        68.83        68.83
Texas                          16          34,084,632          8.67%    6.2687          98          1.38        70.11        67.66
Arizona                         2          29,450,000          7.49%    6.0666         119          1.29        69.22        66.92
Michigan                        2          28,860,485          7.34%    6.1845         119          1.24        76.85        70.15
North Dakota                    3          20,552,174          5.23%    5.9012         120          1.32        73.40        65.80
Pennsylvania                    6          18,964,783          4.82%    6.1745         119          1.28        74.53        67.45
Utah                            5          18,896,923          4.81%    6.0011         119          1.33        74.05        67.20
Massachusetts                   2          16,986,960          4.32%    6.2890         119          1.20        79.38        67.96
North Carolina                  4          16,356,087          4.16%    5.8981         118          1.35        68.22        64.07
California                      1          16,200,000          4.12%    5.8800         118          1.11        66.75        58.99
Nevada                          1          15,000,000          3.81%    5.9600         119          1.23        58.37        54.58
Iowa                            5          14,265,217          3.63%    6.2390         120          1.51        68.83        68.83
Kentucky                        1          13,300,000          3.38%    5.9600         118          1.15        79.17        74.03
South Carolina                  2           8,529,565          2.17%    6.2390         120          1.51        68.83        68.83
New York                        3           6,807,391          1.73%    6.2390         120          1.51        68.83        68.83
Colorado                        2           5,876,087          1.49%    6.2390         120          1.51        68.83        68.83
Illinois                        1           4,360,870          1.11%    6.2390         120          1.51        68.83        68.83
Kansas                          3           2,956,522          0.75%    6.2390         120          1.51        68.83        68.83
New Mexico                      1           2,609,130          0.66%    6.2390         120          1.51        68.83        68.83
Washington                      1           2,350,000          0.60%    6.2600         120          1.32        57.32        48.98
Tennessee                       1           1,389,565          0.35%    6.2390         120          1.51        68.83        68.83
Oklahoma                        1           1,382,174          0.35%    6.2390         120          1.51        68.83        68.83
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        82      $  393,198,302        100.00%    6.1174         117          1.35X       71.38        67.07
====================================================================================================================================

                                                           Annex A-2 (Loan Group 2)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL      LOAN GROUP 2   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
PRINCIPAL BALANCES ($)       LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 2,350,000 - 3,499,999          1           2,350,000          0.60%    6.2600         120          1.32        57.32        48.98
 3,500,000 - 4,499,999          1           4,189,849          1.07%    6.4100          58          1.23        63.68        59.96
 4,500,000 - 5,499,999          1           4,500,000          1.14%    6.3200         120          1.27        73.77        63.15
 5,500,000 - 6,999,999          1           6,800,000          1.73%    6.3700         117          1.25        69.60        62.20
 7,000,000 - 9,999,999          4          33,900,000          8.62%    5.9859         104          1.25        72.55        66.21
10,000,000 - 12,999,999         3          34,909,532          8.88%    5.8508         119          1.23        77.29        66.70
13,000,000 - 19,999,999         6          90,661,480         23.06%    5.9996         118          1.19        73.04        64.39
20,000,000 - 170,000,000        3         215,887,441         54.91%    6.2113         120          1.45        69.85        68.95
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        20      $  393,198,302        100.00%    6.1174         117          1.35X       71.38        67.07
====================================================================================================================================

Minimum:            $2,350,000
Maximum:            $170,000,000
Average:            $19,659,915

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF                   MORTGAGE      PRINCIPAL      LOAN GROUP 2   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
MORTGAGE RATES (%)           LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     5.6700 - 5.7999            3          38,564,853          9.81%    5.6841         116          1.24        74.42        63.71
     5.8000 - 5.8999            2          26,929,532          6.85%    5.8561         118          1.15        71.24        61.77
     5.9000 - 6.0999            5          68,350,000         17.38%    5.9949         119          1.24        70.90        66.97
     6.1000 - 6.1999            2          33,537,441          8.53%    6.1722         119          1.22        76.42        68.65
     6.2000 - 6.4100            8         225,816,477         57.43%    6.2516         116          1.44        70.27        68.07
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        20      $  393,198,302        100.00%    6.1174         117          1.35X       71.38        67.07
====================================================================================================================================

Minimum:            5.6700
Maximum:            6.4100
Weighted Average:   6.1174

                                                           Annex A-2 (Loan Group 2)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF DEBT SERVICE      MORTGAGE      PRINCIPAL      LOAN GROUP 2   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
COVERAGE RATIOS (X)          LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     1.11 - 1.19                2          29,500,000          7.50%    5.9161         118          1.13        72.35        65.77
     1.20 - 1.24                9         113,613,449         28.89%    6.0812         113          1.21        74.65        66.07
     1.25 - 1.29                7          77,734,853         19.77%    5.9767         117          1.27        72.22        65.70
     1.30 - 1.39                1           2,350,000          0.60%    6.2600         120          1.32        57.32        48.98
     1.40 - 1.51                1         170,000,000         43.24%    6.2390         120          1.51        68.83        68.83
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        20      $  393,198,302        100.00%    6.1174         117          1.35X       71.38        67.07
====================================================================================================================================

Minimum:            1.11x
Maximum:            1.51x
Weighted Average:   1.35x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF CUT-OFF DATE      MORTGAGE      PRINCIPAL      LOAN GROUP 2   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
LOAN-TO-VALUE RATIOS (%)     LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     57.32 - 70.00              8         245,239,849         62.37%    6.1643         118          1.42        67.79        66.42
     70.01 - 72.50              1           8,550,000          2.17%    6.1610         119          1.29        71.55        63.64
     72.51 - 75.00              2          12,200,000          3.10%    6.2632          80          1.24        74.17        68.62
     75.01 - 77.50              2          28,764,853          7.32%    5.6890         116          1.23        76.67        64.67
     77.51 - 79.38              7          98,443,600         25.04%    6.1042         119          1.21        78.41        69.49
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        20      $  393,198,302        100.00%    6.1174         117          1.35X       71.38        67.07
====================================================================================================================================

Minimum:            57.32
Maximum:            79.38
Weighted Average:   71.38

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF MATURITY DATE     MORTGAGE      PRINCIPAL      LOAN GROUP 2   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
OR ARD LTV RATIOS (%)        LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     48.98 - 60.00              4          37,739,849          9.60%    5.9943         112          1.18        62.49        56.72
     60.01 - 65.00              5          42,530,000         10.82%    5.9585         118          1.25        72.00        62.83
     65.01 - 67.50              3          39,904,051         10.15%    5.9048         116          1.22        77.71        65.96
     67.51 - 70.00              3         207,886,960         52.87%    6.2219         120          1.46        69.63        68.70
     70.01 - 74.03              5          65,137,441         16.57%    6.0895         112          1.21        77.80        71.28
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        20      $  393,198,302        100.00%    6.1174         117          1.35X       71.38        67.07
====================================================================================================================================

Minimum:            48.98
Maximum:            74.03
Weighted Average:   67.07

                                                           Annex A-2 (Loan Group 2)

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
RANGE OF REMAINING         MORTGAGE      PRINCIPAL      LOAN GROUP 2   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
TERMS TO MATURITY (MOS.)     LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

      57 - 109                  2          11,889,849          3.02%    6.2934          57          1.22        70.62        67.63
     110 - 120                 18         381,308,453         96.98%    6.1120         119          1.35        71.40        67.05
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        20      $  393,198,302        100.00%    6.1174         117          1.35X       71.38        67.07
====================================================================================================================================

Minimum:            57 mos.
Maximum:            120 mos.
Weighted Average:   117 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
RANGE OF REMAINING         NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
STATED AMORTIZATION        MORTGAGE      PRINCIPAL      LOAN GROUP 2   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
TERMS (MOS.)                 LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 Interest Only                  2         190,900,000         48.55%    6.2159         120          1.49        68.77        68.77
     353 - 360                 17         177,310,861         45.09%    6.0032         114          1.22        73.24        64.77
     361 - 419                  1          24,987,441          6.35%    6.1760         119          1.20        78.09        70.36
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        20      $  393,198,302        100.00%    6.1174         117          1.35X       71.38        67.07
====================================================================================================================================

Minimum:            353 mos.
Maximum:            419 mos.
Weighted Average:   366 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                                  REMAINING                 WTD. AVG.    MATURITY
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   WTD. AVG.     TERM TO                   CUT-OFF       DATE
                           MORTGAGE      PRINCIPAL      LOAN GROUP 2   MORTGAGE    MATURITY/ARD   WTD. AVG.   DATE LTV    OR ARD LTV
AMORTIZATION TYPES           LOANS      BALANCE ($)        BALANCE     RATE (%)       (MOS.)      DSCR (X)    RATIO (%)    RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                   2         190,900,000         48.55%    6.2159         120          1.49        68.77        68.77
IO-Balloon                      9          96,500,000         24.54%    5.9953         114          1.21        70.71        64.49
Balloon                         8          95,068,770         24.18%    6.0773         116          1.22        76.55        66.39
ARD                             1          10,729,532          2.73%    5.8200         118          1.20        78.03        65.96
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        20      $  393,198,302        100.00%    6.1174         117          1.35X       71.38        67.07
====================================================================================================================================

ESCROW TYPES

--------------------------------------------------------------------
                                         AGGREGATE
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL
                           MORTGAGE      PRINCIPAL      LOAN GROUP 2
ESCROW TYPES                 LOANS      BALANCE ($)        BALANCE
--------------------------------------------------------------------
Real Estate Tax                19         389,008,453         98.93%
Insurance                      19         389,008,453         98.93%
Replacement Reserves           17         354,588,770         90.18%

LOCKBOX TYPES

--------------------------------------------------------------------
                                         AGGREGATE
                           NUMBER OF    CUT-OFF DATE    % OF INITIAL
                           MORTGAGE      PRINCIPAL      LOAN GROUP 2
LOCKBOX TYPES                LOANS      BALANCE ($)        BALANCE
--------------------------------------------------------------------
Soft at Closing,
 Springing Hard                 1         170,000,000         43.24%
None at Closing,
 Springing Hard                 5          58,266,492         14.82%
Hard                            2          29,174,520          7.42%
--------------------------------------------------------------------

                                                                       ANNEX A-3

MORTGAGE POOL PREPAYMENT PROFILE

                       PERCENT OF REMAINING BALANCE ANALYSIS1
                                                              % OF
                                                              REM         % OF REM
                                                            MORTGAGE      MORTGAGE
             MONTHS                     AGGREGATE             POOL          POOL
             SINCE    NUMBER OF         REMAINING           BALANCE        BALANCE
            CUT-OFF    MORTGAGE         PRINCIPAL          LOCK OUT/        YIELD
  PERIOD      DATE      LOANS            BALANCE          DEFEASANCE2   MAINTENANCE3
---------- --------- ----------- ----------------------- ------------- --------------

2/1/2007        6        126       $  1,539,102,063.93        88.28%        11.72%
2/1/2008       18        126       $  1,530,968,804.44        87.54%        12.46%
2/1/2009       30        126       $  1,521,431,957.44        84.78%        15.22%
2/1/2010       42        126       $  1,509,197,178.29        84.68%        15.32%
2/1/2011       54        126       $  1,493,792,421.37        78.09%        21.41%
2/1/2012       66        124       $  1,465,008,826.34        77.41%        21.57%
2/1/2013       78        124       $  1,446,266,517.69        77.27%        21.71%
2/1/2014       90        123       $  1,419,295,021.56        70.62%        21.97%
2/1/2015      102        123       $  1,397,949,128.94        70.45%        22.14%
2/1/2016      114        117       $  1,331,417,962.37        66.73%        22.47%
2/1/2017      126          2       $      7,343,855.62       100.00%         0.00%
2/1/2018      138          2       $      6,764,552.47       100.00%         0.00%
2/1/2019      150          2       $      6,147,633.75       100.00%         0.00%
2/1/2020      162          2       $      5,490,653.02       100.00%         0.00%
2/1/2021      174          2       $      4,792,012.46       100.00%         0.00%
2/1/2022      186          2       $      4,046,986.28       100.00%         0.00%
2/1/2023      198          2       $      3,253,564.63       100.00%         0.00%
2/1/2024      210          2       $      2,408,598.73       100.00%         0.00%
2/1/2025      222          2       $      1,509,177.80       100.00%         0.00%
2/1/2026      234          2       $        550,871.78        59.17%         0.00%

            % OF REM   % OF REM   % OF REM   % OF REM   % OF REM   % OF REM   % OF REM
            MORTGAGE   MORTGAGE   MORTGAGE   MORTGAGE   MORTGAGE   MORTGAGE   MORTGAGE
              POOL       POOL       POOL       POOL       POOL       POOL       POOL
             BALANCE    BALANCE    BALANCE    BALANCE    BALANCE    BALANCE   BALANCE
               6%        5%         4%        3%        2%        1 %       LOCK
  PERIOD     PENALTY    PENALTY    PENALTY    PENALTY    PENALTY    PENALTY     OPEN       TOTAL
---------- ---------- ---------- ---------- ---------- ---------- ---------- --------- ------------

2/1/2007       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2008       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2009       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2010       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2011       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.50%      100.00%
2/1/2012       0.00%      1.01%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2013       0.00%      0.00%      1.01%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2014       0.00%      0.00%      0.00%      1.02%      0.00%      0.00%     6.40%      100.00%
2/1/2015       0.00%      0.00%      0.00%      0.00%      1.02%      0.00%     6.40%      100.00%
2/1/2016       0.00%      0.00%      0.00%      0.00%      0.00%      1.05%     9.76%      100.00%
2/1/2017       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2018       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2019       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2020       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2021       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2022       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2023       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2024       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2025       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%      100.00%
2/1/2026       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%    40.83%      100.00%

--------------------
1 Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling Assumptions to be described in the offering prospectus.

2 Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

3 Loans which allow either defeasance or yield maintenance are shown as having yield maintenance.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-4

                     HADLEY CENTER II AMORTIZATION SCHEDULE

             DATE                                      BALANCE
            ---------                               --------------
            7/5/2006                                $18,000,000.00
            8/5/2006                                $18,000,000.00
            9/5/2006                                $18,000,000.00
            10/5/2006                               $18,000,000.00
            11/5/2006                               $18,000,000.00
            12/5/2006                               $18,000,000.00
            1/5/2007                                $18,000,000.00
            2/5/2007                                $18,000,000.00
            3/5/2007                                $18,000,000.00
            4/5/2007                                $18,000,000.00
            5/5/2007                                $18,000,000.00
            6/5/2007                                $18,000,000.00
            7/5/2007                                $17,980,335.02
            8/5/2007                                $17,963,331.74
            9/5/2007                                $17,946,247.77
            10/5/2007                               $17,926,335.98
            11/5/2007                               $17,909,076.49
            12/5/2007                               $17,888,994.02
            1/5/2008                                $17,871,557.34
            2/5/2008                                $17,854,037.94
            3/5/2008                                $17,830,970.09
            4/5/2008                                $17,813,258.11
            5/5/2008                                $17,792,735.67
            6/5/2008                                $17,774,842.28
            7/5/2008                                $17,754,143.45
            8/5/2008                                $17,736,066.95
            9/5/2008                                $17,717,904.68
            10/5/2008                               $17,696,944.42
            11/5/2008                               $17,678,596.52
            12/5/2008                               $17,657,455.76
            1/5/2009                                $17,638,920.51
            2/5/2009                                $17,620,297.30
            3/5/2009                                $17,593,495.09
            4/5/2009                                $17,574,656.35
            5/5/2009                                $17,553,038.34
            6/5/2009                                $17,534,007.65
            7/5/2009                                $17,512,202.99
            8/5/2009                                $17,492,978.55
            9/5/2009                                $17,473,662.89
            10/5/2009                               $17,451,581.15
            11/5/2009                               $17,432,069.07
            12/5/2009                               $17,409,796.34
            1/5/2010                                $17,390,086.01
            2/5/2010                                $17,370,282.16
            3/5/2010                                $17,342,408.49
            4/5/2010                                $17,322,378.42
            5/5/2010                                $17,299,602.02
            6/5/2010                                $17,279,368.85

                                    ANNEX A-4

                     HADLEY CENTER II AMORTIZATION SCHEDULE

             DATE                                      BALANCE
            ---------                               --------------
            7/5/2010                                $17,256,394.97
            8/5/2010                                $17,235,956.79
            9/5/2010                                $17,215,421.64
            10/5/2010                               $17,192,154.14
            11/5/2010                               $17,171,411.15
            12/5/2010                               $17,147,941.57
            1/5/2011                                $17,126,988.81
            2/5/2011                                $17,105,936.63
            3/5/2011                                $17,076,930.09
            4/5/2011                                $17,055,640.40
            5/5/2011                                $17,031,639.24
            6/5/2011                                $17,010,134.66
            7/5/2011                                $16,985,924.55
            8/5/2011                                $16,964,203.06
            9/5/2011                                $16,942,378.51
            10/5/2011                               $16,917,857.29
            11/5/2011                               $16,895,812.84
            12/5/2011                               $16,871,077.80
            1/5/2012                                $16,848,811.40
            2/5/2012                                $16,826,439.35
            3/5/2012                                $16,798,810.39
            4/5/2012                                $16,776,201.10
            5/5/2012                                $16,750,916.84
            6/5/2012                                $16,728,080.31
            7/5/2012                                $16,702,575.10
            8/5/2012                                $16,679,509.20
            9/5/2012                                $16,656,333.85
            10/5/2012                               $16,630,499.21
            11/5/2012                               $16,607,091.33
            12/5/2012                               $16,581,030.57
            1/5/2013                                $16,557,387.98
            2/5/2013                                $16,533,633.20
            3/5/2013                                $16,502,174.03
            4/5/2013                                $16,478,157.28
            5/5/2013                                $16,451,504.50
            6/5/2013                                $16,427,247.34
            7/5/2013                                $16,400,360.81
            8/5/2013                                $16,375,860.98
            9/5/2013                                $16,351,244.92
            10/5/2013                               $16,324,009.40
            11/5/2013                               $16,299,147.31
            12/5/2013                               $16,271,672.58
            1/5/2014                                $16,246,562.17
            2/5/2014                                $16,221,332.61
            3/5/2014                                $16,188,535.06
            4/5/2014                                $16,163,030.18
            5/5/2014                                $16,134,930.45
            6/5/2014                                $16,109,171.23

                                    ANNEX A-4

                     HADLEY CENTER II AMORTIZATION SCHEDULE

             DATE                                      BALANCE
            ---------                               --------------
            7/5/2014                                $16,080,824.19
            8/5/2014                                $16,054,808.26
            9/5/2014                                $16,028,668.88
            10/5/2014                               $15,999,952.21
            11/5/2014                               $15,973,552.56
            12/5/2014                               $15,944,582.80
            1/5/2015                                $15,917,920.44
            2/5/2015                                $15,891,131.57
            3/5/2015                                $15,856,918.92
            4/5/2015                                $15,829,840.61
            5/5/2015                                $15,800,210.99
            6/5/2015                                $15,772,863.62
            7/5/2015                                $15,772,863.62
            8/5/2015                                $15,772,863.62
            9/5/2015                                $15,772,863.62
            10/5/2015                               $15,772,863.62
            11/5/2015                               $15,772,863.62
            12/5/2015                               $15,772,863.62
            1/5/2016                                $15,772,863.62
            2/5/2016                                $15,772,863.62
            3/5/2016                                $15,772,863.62
            4/5/2016                                $15,772,863.62
            5/5/2016                                $15,772,863.62
            6/5/2016                                       0

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                               FOOTNOTE TO ANNEX B

Originator:   MLML - Merrill Lynch Mortgage Lending, Inc., IXIS - IXIS Real
              Estate Capital Inc., PMCF - Prudential Mortgage Capital Funding,
              LLC, AMCC - Artesia Mortgage Capital Corporation

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[Merrill Lynch LOGO]                                 [Prudential Financial LOGO]

[IXIS Real Estate Capital Inc. LOGO]              [ARTESIA A DEXIA COMPANY LOGO]

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                          $1,417,352,000 (APPROXIMATE)
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
   CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-1A, CLASS AM, CLASS AJ,
                          CLASS B, CLASS C AND CLASS D
--------------------------------------------------------------------------------
                      MERRILL LYNCH MORTGAGE TRUST 2006-C2
                                Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                          IXIS REAL ESTATE CAPITAL INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                       Sponsors and Mortgage Loan Sellers

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                        PRUDENTIAL ASSET RESOURCES, INC.
                                Master Servicers

                            J.E. ROBERT COMPANY, INC.
                                Special Servicer

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                  JULY 28, 2006

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                                IXIS SECURITIES NORTH AMERICA

GOLDMAN, SACHS & CO.                                              MORGAN STANLEY

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                INITIAL                          APPROX.
                              CERTIFICATE        APPROX.       PERCENTAGE
         EXPECTED RATINGS  PRINCIPAL BALANCE  TOTAL INITIAL    OF INITIAL       WEIGHTED       PRINCIPAL   ASSUMED FINAL
         ----------------     OR NOTIONAL         CREDIT        MORTGAGE        AVERAGE         WINDOW      DISTRIBUTION
 CLASS      MOODY'S  S&P       AMOUNT (1)        SUPPORT      POOL BALANCE  LIFE (YEARS)(2)  (MO./YR.)(2)      DATE(2)    RATE TYPE
-------    --------  ---   -----------------  -------------   ------------  ---------------  ------------  -------------  ---------

   A-1        Aaa    AAA      $ 46,567,000       30.000%          3.019%          2.838       09/06-06/11    06/12/2011      (3)
   A-2        Aaa    AAA      $ 95,000,000       30.000%          6.158%          7.421       06/11-01/16    01/12/2016      (3)
   A-3        Aaa    AAA      $110,000,000       30.000%          7.130%          9.682       01/16-06/16    06/12/2016      (3)
   A-4        Aaa    AAA      $435,122,000       30.000%         28.205%          9.857       06/16-07/16    07/12/2016      (3)
  A-1A        Aaa    AAA      $393,198,000       30.000%         25.488%          9.485       09/06-07/16    07/12/2016      (3)
   AM         Aaa    AAA      $154,270,000       20.000%         10.000%          9.940       07/16-08/16    08/12/2016      (3)
   AJ         Aaa    AAA      $109,917,000       12.875%          7.125%          9.986       08/16-08/16    08/12/2016      (3)
   B          Aa2     AA      $ 30,854,000       10.875%          2.000%          9.986       08/16-08/16    08/12/2016      (3)
   C          Aa3    AA-      $ 15,427,000        9.875%          1.000%          9.986       08/16-08/16    08/12/2016      (3)
   D           A2      A      $ 26,997,000        8.125%          1.750%          9.986       08/16-08/16    08/12/2016      (3)

NON-OFFERED CERTIFICATES(4)

                              INITIAL                              APPROX.
                            CERTIFICATE          APPROX.         PERCENTAGE      WEIGHTED
       EXPECTED RATINGS  PRINCIPAL BALANCE    TOTAL INITIAL      OF INITIAL       AVERAGE     PRINCIPAL   ASSUMED FINAL
       ----------------     OR NOTIONAL           CREDIT          MORTGAGE         LIFE        WINDOW      DISTRIBUTION
CLASS    MOODY'S   S&P        AMOUNT(1)          SUPPORT        POOL BALANCE    (YEARS)(2)  (MO./YR.)(2)      DATE(2)    RATE TYPE
-----    -------  ----   -----------------    -------------     ------------    ----------  ------------  -------------  ---------

  E         A3      A-     $   17,355,000         7.000%            1.125%         9.986     08/16-08/16    08/12/2016      (3)
  F        Baa1   BBB+     $   25,069,000         5.375%            1.625%         9.986     08/16-08/16    08/12/2016      (3)
  G        Baa2    BBB     $   15,427,000         4.375%            1.000%         9.986     08/16-08/16    08/12/2016      (3)
  H        Baa3   BBB-     $   15,427,000         3.375%            1.000%         9.986     08/16-08/16    08/12/2016      (3)
  J        Ba1     BB+     $    9,642,000         2.750%            0.625%         9.986     08/16-08/16    08/12/2016      (3)
  K        Ba2      BB     $    3,857,000         2.500%            0.250%         9.986     08/16-08/16    08/12/2016      (3)
  L        Ba3     BB-     $    5,785,000         2.125%            0.375%         9.986     08/16-08/16    08/12/2016      (3)
  M         B1      B+     $    3,856,000         1.875%            0.250%         9.986     08/16-08/16    08/12/2016      (3)
  N         B2      B      $    3,857,000         1.625%            0.250%         9.986     08/16-08/16    08/12/2016      (3)
  P         B3      B-     $    3,857,000         1.375%            0.250%         9.986     08/16-08/16    08/12/2016      (3)
  Q         NR      NR     $   21,212,551         0.000%            1.375%        11.993     08/16-08/26    08/12/2026      (3)
  X        Aaa     AAA     $1,542,696,551                                            N/A             N/A    08/12/2026      (3)

----------
(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%. The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal.

(2)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the offering prospectus.

(3)  The pass-through rates on the class A-1, A-2, A-3, A-4, A-1A, AM, AJ, B, C,
     D, E, F, G, H, J, K, L, M, N, P, Q and X certificates will equal any one of
     (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage, or (v) in the case of a class of certificates that does not have a principal balance but has a notional amount, the weighted average of the respective rates at which interest accrues from time to time on the respective components of that notional amount.

(4)  Not offered pursuant to the offering prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

TRANSACTION TERMS

ISSUE TYPE                       Sequential pay REMIC. Class A-1, A-2, A-3, A-4,
                                 A-1A, AM, AJ, B, C and D certificates are
                                 offered publicly. All other certificates will
                                 be privately placed with qualified
                                 institutional buyers, institutional accredited
                                 investors or non-U.S. persons in accordance
                                 with Regulation S.

CUT-OFF DATE                     References in this term sheet to the "cut-off
                                 date" mean, with respect to each mortgage loan,
                                 the related due date of that mortgage loan in
                                 August 2006 or, with respect to those mortgage
                                 loans, if any, that have their respective first
                                 payment dates in September 2006, August 1,
                                 2006.

OFFERING TERMS                   The commercial mortgage backed securities
                                 referred to in these materials, and the
                                 mortgage pool backing them, are subject to
                                 modification or revision (including the
                                 possibility that one or more classes of
                                 securities may be split, combined or eliminated
                                 at any time prior to issuance or availability
                                 of a final prospectus) and are offered on a
                                 "when, as and if issued" basis. You understand
                                 that, when you are considering the purchase of
                                 these securities, a contract of sale will come
                                 into being no sooner than the date on which the
                                 relevant class has been priced and we have
                                 confirmed the allocation of securities to be
                                 made to you. Any "indications of interest"
                                 expressed by you, and any "soft circles"
                                 generated by us, will not create binding
                                 contractual obligations for you or us.

MORTGAGE POOL                    The mortgage pool consists of 126 mortgage
                                 loans with an aggregate initial mortgage pool
                                 balance of $1,542,696,552 subject to a variance
                                 of plus or minus 5.0%. The mortgage loans are
                                 secured by 235 mortgaged real properties
                                 located throughout 38 states.

LOAN GROUPS                      For purposes of making distributions to the
                                 class A-1, A-2, A-3, A-4 and A-1A certificates,
                                 the pool of mortgage loans will be deemed to
                                 consist of two distinct groups, loan group 1
                                 and loan group 2. Loan group 1 will consist of
                                 106 mortgage loans, representing approximately
                                 74.5% of the initial mortgage pool balance and
                                 that are secured by the various property types
                                 that make up the collateral for those mortgage
                                 loans, and loan group 2 will consist of 20
                                 mortgage loans, representing approximately
                                 25.5% of the initial mortgage pool balance and
                                 that are secured by multifamily and
                                 manufactured housing community properties
                                 (approximately 97.4% of all the mortgage loans
                                 secured by multifamily and manufactured housing
                                 community properties).

ISSUING ENTITY                   Merrill Lynch Mortgage Trust 2006-C2

DEPOSITOR                        Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN                    Merrill Lynch Mortgage Lending, Inc.
                                 (MLML)...34.5% of the initial mortgage pool
                                 balance

SELLERS/SPONSORS                 IXIS Real Estate Capital Inc. (IXIS).............   29.9% of the initial mortgage pool balance
                                 Prudential Mortgage Capital Funding, LLC (PMCF)..   23.2% of the initial mortgage pool balance
                                 Artesia Mortgage Capital Corporation (AMCC)......   12.5% of the initial mortgage pool balance

UNDERWRITERS                     Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated
                                 IXIS Securities North America Inc.
                                 Goldman, Sachs & Co.
                                 Morgan Stanley & Co. Incorporated

TRUSTEE                          LaSalle Bank National Association

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

MASTER SERVICERS                 Wachovia Bank, National Association will act as
                                 master servicer with respect to the mortgage
                                 loans that we acquire from Merrill Lynch
                                 Mortgage Lending, Inc., IXIS Real Estate
                                 Capital Inc. and Artesia Mortgage Capital
                                 Corporation. Prudential Asset Resources, Inc.
                                 will act as master servicer with respect to the
                                 mortgage loans that we acquire from Prudential
                                 Mortgage Capital Funding, LLC.

SPECIAL SERVICER                 J.E. Robert Company, Inc., a Virginia
                                 corporation.

RATING AGENCIES                  Moody's Investors Service, Inc.
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc.

DENOMINATIONS                    $25,000 minimum for the offered certificates.

CLOSING DATE                     On or about August 17, 2006.

SETTLEMENT TERMS                 Book-entry through DTC for all offered
                                 certificates.

DETERMINATION DATE               For any distribution date, the fourth business
                                 day prior to the distribution date, except that
                                 in the case of certain mortgage loans, the
                                 applicable master servicer may make its
                                 determination as to the collections received as
                                 of a later date during each month.

DISTRIBUTION DATE                The 12th day of each month or, if the 12th day
                                 is not a business day, the next succeeding
                                 business day, beginning in September 2006.

DAY COUNT                        30/360

INTEREST DISTRIBUTIONS           Each class of offered certificates will be
                                 entitled on each distribution date to interest
                                 accrued during the prior calendar month at its
                                 pass-through rate for such distribution date on
                                 the outstanding certificate balance of such
                                 class immediately prior to such distribution
                                 date. Interest on the offered certificates will
                                 be calculated on the basis of twelve 30-day
                                 months and a 360-day year. Interest on the
                                 offered certificates will be distributed on
                                 each distribution date, to the extent of
                                 available funds, in sequential order of class
                                 designation, except that the class A-1, A-2,
                                 A-3, A-4, A-1A and X are pro rata and pari
                                 passu in entitlement to interest. In general,
                                 payments of interest in respect of the class
                                 A-1, A-2, A-3 and A-4 certificates will be made
                                 to the extent of available funds attributable
                                 to the mortgage loans in loan group 1, payments
                                 of interest in respect of the class A-1A
                                 certificates will be made to the extent of
                                 available funds attributable to the mortgage
                                 loans in loan group 2, and payments of interest
                                 in respect of the class X certificates will be
                                 made to the extent of available funds
                                 attributable to mortgage loans in both loan
                                 groups. However, if the application of
                                 available funds as described in the preceding
                                 sentence would result in an interest shortfall
                                 to any of those classes of certificates, then
                                 payments of interest will be made with respect
                                 to all of those classes on a pro rata (based on
                                 amount of interest accrued) and pari passu
                                 basis without regard to loan groups.

PRINCIPAL DISTRIBUTIONS          Except as described below, principal will be
                                 distributed on each distribution date, to the
                                 extent of available funds, to the most senior
                                 class of sequential pay certificates
                                 outstanding until its certificate balance is
                                 reduced to zero. Payments of principal will be
                                 generally made, to the extent of available
                                 funds, (i) to the class A-1, A-2, A-3 and A-4
                                 certificates, in that order, in an amount equal
                                 to the funds received or advanced with respect
                                 to principal on mortgage loans in loan group 1
                                 and, after the principal balance of the class
                                 A-1A certificates has been reduced to zero, the
                                 funds received or advanced with respect to
                                 principal on mortgage loans in loan group 2, in
                                 each case until the principal balance of the
                                 subject class of certificates is reduced to
                                 zero, and (ii) to the class A-1A certificates,
                                 in an amount equal to the funds received or
                                 advanced with respect to principal on mortgage
                                 loans in loan group 2 and, after the principal
                                 balance of the class A-4 certificates has been

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------
                                 reduced to zero, the funds received or advanced
                                 with respect to principal on mortgage loans in
                                 loan group 1, until the principal balance of
                                 the class A-1A certificates is reduced to zero.

                                 If, due to losses, the certificate balances of
                                 the class AM through class Q certificates are
                                 reduced to zero, payments of principal to the
                                 class A-1, A-2, A-3, A-4 and A-1A certificates
                                 (to the extent that any two or more of these
                                 classes are outstanding) will be made on a pro
                                 rata and pari passu basis without regard to
                                 loan groups. Following retirement of the class
                                 A-1, A-2, A-3, A-4 and A-1A certificates,
                                 amounts distributable as principal will be
                                 distributed (without regard to loan groups) on
                                 each distribution date, to the extent of
                                 available funds, to the class AM, AJ, B, C, D,
                                 E, F, G, H, J, K, L, M, N, P and Q
                                 certificates, in that order, in each case until
                                 the related certificate balance of the subject
                                 class of certificates is reduced to zero.

LOSSES                           Losses realized on the mortgage loans and
                                 certain default-related and other unanticipated
                                 expenses, if any, will be allocated to the
                                 class Q, P, N, M, L, K, J, H, G, F, E, D, C, B,
                                 AJ and AM certificates, in that order, and
                                 then, on a pro rata and pari passu basis to the
                                 class A-1, A-2, A-3, A-4 and A-1A certificates.

PREPAYMENT PREMIUMS AND
YIELD MAINTENANCE CHARGES        Any prepayment premiums or yield maintenance
                                 charges collected will be distributed to
                                 certificateholders on the distribution date
                                 following the collection period in which the
                                 prepayment premium was received. On each
                                 distribution date, the holders of each class of
                                 offered certificates and of the class E, F, G
                                 and H certificates then entitled to principal
                                 distributions (to the extent such prepayment
                                 premium or yield maintenance charge is
                                 collected from mortgage loans in the loan
                                 group, if applicable, from which such class of
                                 certificates is receiving payments of
                                 principal) will be entitled to a portion of
                                 prepayment premiums or yield maintenance
                                 charges equal to the product of (a) the amount
                                 of such prepayment premiums or yield
                                 maintenance charges, net of workout fees and
                                 principal recovery fees payable therefrom,
                                 multiplied by (b) a fraction, which in no event
                                 may be greater than 1.0, the numerator of which
                                 is equal to the excess, if any, of the
                                 pass-through rate of such class of certificates
                                 over the relevant discount rate, and the
                                 denominator of which is equal to the excess, if
                                 any, of the mortgage interest rate of the
                                 prepaid mortgage loan over the relevant
                                 discount rate, multiplied by (c) a fraction,
                                 the numerator of which is equal to the amount
                                 of principal distributable on such class of
                                 certificates on that distribution date, and the
                                 denominator of which is equal to the total
                                 principal distribution amount for that
                                 distribution date; provided that, if the A-4
                                 and A-1A classes were both outstanding (prior
                                 to any distributions) on such distribution
                                 date, then the number in clause (c) will be a
                                 fraction, the numerator of which is equal to
                                 the amount of principal distributable on the
                                 subject class of certificates on such
                                 distribution date with respect to the loan
                                 group that includes the prepaid mortgage loan,
                                 and the denominator of which is equal to the
                                 portion of the total principal distribution
                                 amount for such distribution date that is
                                 attributable to the loan group that includes
                                 the prepaid mortgage loan.

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed to the holders of the class X
                                 certificates.

                                 All prepayment premiums and yield maintenance
                                 charges payable as described above will be
                                 reduced, with respect to specially serviced
                                 mortgage loans, by an amount equal to certain
                                 expenses of the trust fund and losses realized
                                 in respect of the mortgage loans previously
                                 allocated to any class of certificates.

ADVANCES                         The applicable master servicer (solely with
                                 respect to those mortgage loans as to which it
                                 is acting as master servicer) and, if it fails
                                 to do so, the trustee will be obligated to make
                                 P&I advances and servicing advances, including
                                 advances of delinquent property taxes and
                                 insurance, but only to the extent that such
                                 advances are considered recoverable, and, in
                                 the case of P&I advances, subject to appraisal
                                 reductions that may occur.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

APPRAISAL REDUCTIONS             If any of certain adverse events or
                                 circumstances described in the offering
                                 prospectus occur or exist with respect to any
                                 mortgage loan or the mortgaged real property
                                 for any mortgage loan, that mortgage loan will
                                 be considered a required appraisal loan. An
                                 appraisal reduction will generally be made in
                                 the amount, if any, by which the principal
                                 balance of the required appraisal loan (plus
                                 other amounts overdue or advanced in connection
                                 with such loan) exceeds 90% of the appraised
                                 value of the related mortgaged real property
                                 plus all escrows and reserves (including
                                 letters of credit) held as additional
                                 collateral with respect to the mortgage loan.
                                 As a result of calculating an appraisal
                                 reduction amount for a given mortgage loan, the
                                 interest portion of any P&I advance for such
                                 loan will be reduced, which will have the
                                 effect of reducing the amount of interest
                                 available for distribution to the certificates.

                                 A required appraisal loan will cease to be a
                                 required appraisal loan when the related
                                 mortgage loan has been brought current for at
                                 least three consecutive months and no other
                                 circumstances exist which would cause such
                                 mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION             Each master servicer, the special servicer and
                                 certain certificateholders will have the option
                                 to terminate the trust and retire the then
                                 outstanding certificates, in whole but not in
                                 part, and purchase the remaining assets of the
                                 trust on or after the distribution date on
                                 which the stated principal balance of the
                                 mortgage loans is less than approximately 1.0%
                                 of the initial mortgage pool balance. Such
                                 purchase price will generally be at a price
                                 equal to the unpaid aggregate principal balance
                                 of the mortgage loans, plus accrued and unpaid
                                 interest and certain other additional trust
                                 fund expenses, and the fair market value of any
                                 REO properties acquired by the trust following
                                 foreclosure.

                                 In addition, if, following the date on which
                                 the total principal balances of the class A-1,
                                 A-2, A-3, A-4, A-1A, AM, AJ, B, C and D
                                 certificates are reduced to zero, all of the
                                 remaining certificates, except the class Z, R-I
                                 and R-II certificates, are held by the same
                                 certificateholder, the trust fund may also be
                                 terminated, subject to such additional
                                 conditions as may be set forth in the pooling
                                 and servicing agreement, in connection with an
                                 exchange of all the remaining certificates,
                                 except the class Z, R-I and R-II certificates,
                                 for all the mortgage loans and REO properties
                                 remaining in the trust fund at the time of
                                 exchange.

CONTROLLING CLASS                The most subordinate class of principal balance
                                 certificates that has a class certificate
                                 balance greater than 25% of its original
                                 certificate balance will be the controlling
                                 class of certificates; provided, however, that
                                 if no such class of principal balance
                                 certificates satisfies such requirement, the
                                 controlling class of certificates will be the
                                 most subordinate class of principal balance
                                 certificates with a class certificate balance
                                 greater than zero. The holder(s) of
                                 certificates representing a majority interest
                                 in the controlling class will have the right,
                                 subject to the conditions described in the
                                 offering prospectus, to replace the special
                                 servicer and select a representative that may
                                 direct and advise the special servicer on
                                 various servicing matters.

ERISA                            The offered certificates are expected to be
                                 eligible for purchase by employee benefit plans
                                 and other plans or arrangements, subject to
                                 certain conditions.

SMMEA                            The offered certificates will not be "mortgage
                                 related securities" for the purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

CONTACTS

  MERRILL LYNCH & CO.    IXIS SECURITIES NORTH AMERICA INC.
    John Mulligan                    Greg Murphy
(212) 449-3860 (Phone)         (212) 891-6282 (Phone)
 (212) 738-1491 (Fax)           (212) 891-3454 (Fax)

      Max Baker                    Scott Douglass
(212) 449-3860 (Phone)         (212) 891-5705 (Phone)
 (212) 738-1491 (Fax)           (212) 891-3421 (Fax)

      Rich Sigg           MORGAN STANLEY & CO. INCORPORATED
(212) 449-3860 (Phone)              Kara McShane
 (212) 738-1491 (Fax)          (212) 761-2164 (Phone)
                                (212) 507-5062 (Fax)
      David Rodgers
(212) 449-3611 (Phone)               Jon Miller
 (212) 449-7684 (Fax)          (212) 761-1317 (Phone)
                                (212) 507-6994 (Fax)
     Joseph Cuomo
(212) 449-3766 (Phone)          GOLDMAN, SACHS & CO.
 (212) 449-7684 (Fax)             Scott Wisenbaker
                               (212) 902-2858 (Phone)
                                (212) 902-1691 (Fax)

                                     Anthony Kim
                               (212) 357-7160 (Phone)
                                (212) 902-1691 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------
MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise, statistical information presented with respect to The Lake in the
Woods mortgage loan, which is part of a loan combination, excludes the related
B-note non-trust loan.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                                                ALL MORTGAGE         LOAN           LOAN
                                                                                   LOANS           GROUP 1         GROUP 2
                                                                              --------------   --------------   ------------

Initial mortgage pool balance .............................................   $1,542,696,552   $1,149,498,250   $393,198,302
Number of pooled mortgage loans ...........................................              126              106             20
Number of mortgaged properties ............................................              235              153             82
Percentage of investment grade loans(1) ...................................              7.2%             9.7%           0.0%
Average cut-off date principal balance ....................................       12,243,623       10,844,323     19,659,915
Largest cut-off date principal balance ....................................      170,000,000      111,805,891    170,000,000
Smallest cut-off date principal balance ...................................          958,051          958,051      2,350,000
Weighted average mortgage interest rate ...................................           6.1621%          6.1773%        6.1174%
Highest mortgage interest rate ............................................           7.1760%          7.1760%        6.4100%
Lowest mortgage interest rate .............................................           5.4400%          5.4400%        5.6700%
Number of cross collateralized mortgage loans .............................                7                7              0
Cross collateralized mortgage loans as % of IPB ...........................              1.2%             1.6%           0.0%
Number of multi property mortgage loans ...................................                6                3              3
Multi property mortgage loans as a % of IPB ...............................             20.7%            10.9%          49.3%
Weighted average underwritten debt service coverage ratio(2) ..............             1.33x            1.33x          1.35x
Maximum underwritten debt service coverage ratio ..........................             2.24x            2.24x          1.51x
Minimum underwritten debt service coverage ratio ..........................             1.09x            1.09x          1.11x
Weighted average cut-off date loan-to-value ratio(2) ......................            69.91%           69.41%         71.38%
Maximum cut-off date loan-to-value ratio ..................................            80.26%           80.26%         79.38%
Minimum cut-off date loan-to-value ratio ..................................            40.95%           40.95%         57.32%
Weighted average remaining term to maturity or anticipated
   repayment date (months).................................................              119              120            117
Maximum remaining term to maturity or anticipated repayment date (months)..              240              240            120
Minimum remaining term to maturity or anticipated repayment date (months)..               57               82             57
Weighted average remaining amortization term (months)(3) ..................              355              353            366
Maximum remaining amortization term (months) ..............................              420              420            419
Minimum remaining amortization term (months) ..............................              235              235            353

----------

(1)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, that the California Market Center Loan has credit characteristics consistent with investment-grade rated obligations.

(2)  The debt service coverage ratios and/or Cut-off Date loan-to-value ratios with respect to certain mortgage loans were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis.

(3)  Excludes mortgage loans that are interest-only for their entire term.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

                PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL

             % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE(1)

                       % OF INITIAL
                      MORTGAGE POOL
        STATE            BALANCE      RETAIL   HOSPITALITY   MULTIFAMILY   OFFICE
-------------------   -------------   ------   -----------   -----------   ------

California ........       21.2          5.7         4.7          1.7         1.6
   Southern(2) ....       16.7          2.9         4.7          0.7         1.2
   Northern(2) ....        4.5          2.9          --          1.1         0.4
Massachusetts .....        5.9          4.8          --          1.1          --
Texas .............        5.7          0.6         1.5          1.1         0.7
Florida ...........        5.2          0.7         1.3          1.0          --
Ohio ..............        4.8          4.1         0.2           --         0.5
Utah ..............        4.6           --         0.2          0.7         2.4
Pennsylvania ......        4.3          2.4          --          1.2         0.3
Michigan ..........        4.2          1.9         0.5          1.6          --
Illinois ..........        4.0          0.7         1.4           --         1.2
Indiana ...........        3.8           --         0.9          1.4          --
Arizona ...........        3.7          1.3          --          1.9         0.5
Nevada ............        3.7          1.0          --          1.0         1.5
Georgia ...........        3.5          0.6          --           --         0.6
Washington ........        3.1          0.8          --          0.2         2.1
Hawaii ............        2.7           --         2.7           --          --
New Jersey ........        2.2          1.3         0.4           --         0.5
Minnesota .........        1.8          1.0         0.8           --          --
Colorado ..........        1.8          0.5         0.8           --          --
Kentucky ..........        1.4          0.4         0.1          0.9          --
North Dakota ......        1.3           --          --          0.8          --
North Carolina.....        1.2          0.1          --          0.6         0.1
New York ..........        1.1          0.4          --           --          --
Connecticut .......        1.0          1.0          --           --          --
Iowa ..............        0.9           --          --           --          --
Missouri ..........        0.8           --          --           --         0.6
Tennessee .........        0.7          0.6          --           --          --
Oregon ............        0.7          0.4          --           --          --
Delaware ..........        0.7           --          --           --         0.7
Arkansas ..........        0.7          0.5          --           --          --
Maryland ..........        0.6          0.6          --           --          --
South Carolina.....        0.6           --          --           --          --
New Mexico ........        0.4          0.3          --           --          --
Alaska ............        0.4           --         0.4           --          --
Idaho .............        0.4          0.4          --           --          --
Louisiana .........        0.3           --          --           --          --
Virginia ..........        0.2           --          --           --         0.2
Kansas ............        0.2           --          --           --          --
Oklahoma ..........        0.1           --          --           --          --
                         -----         ----        ----         ----        ----
                         100.0%        32.1%       15.9%        15.1%       13.5%
                         =====         ====        ====         ====        ====

                      MANUFACTURED
        STATE            HOUSING     OTHER   INDUSTRIAL   MIXED USE   SELF STORAGE
-------------------   ------------   -----   ----------   ---------   ------------

California ........          --       7.2        0.2          --           --
 Southern2 ........          --       7.2         --          --           --
 Northern2 ........          --        --        0.2          --           --
Massachusetts .....          --        --         --          --           --
Texas .............         1.1        --         --         0.7           --
Florida ...........         1.5        --        0.7          --           --
Ohio ..............          --        --         --          --           --
Utah ..............         0.5        --        0.2         0.5           --
Pennsylvania ......         0.1        --        0.3          --           --
Michigan ..........         0.3        --         --          --           --
Illinois ..........         0.3        --        0.4          --           --
Indiana ...........         1.3        --        0.3          --           --
Arizona ...........          --        --         --          --           --
Nevada ............          --        --        0.2          --           --
Georgia ...........         2.3        --         --          --           --
Washington ........          --        --         --          --           --
Hawaii ............          --        --         --          --           --
New Jersey ........          --        --         --          --           --
Minnesota .........          --        --         --          --           --
Colorado ..........         0.4        --         --          --          0.1
Kentucky ..........          --        --         --          --           --
North Dakota ......         0.5        --         --          --           --
North Carolina.....         0.4        --         --          --           --
New York ..........         0.4        --        0.3          --           --
Connecticut .......          --        --         --          --           --
Iowa ..............         0.9        --         --          --           --
Missouri ..........          --        --        0.2          --           --
Tennessee .........         0.1        --         --          --           --
Oregon ............          --        --         --         0.3           --
Delaware ..........          --        --         --          --           --
Arkansas ..........          --        --         --          --          0.1
Maryland ..........          --        --         --          --           --
South Carolina.....         0.6        --         --          --           --
New Mexico ........         0.2        --         --          --           --
Alaska ............          --        --         --          --           --
Idaho .............          --        --         --          --           --
Louisiana .........          --        --        0.3          --           --
Virginia ..........          --        --         --          --           --
Kansas ............         0.2        --         --          --           --
Oklahoma ..........         0.1        --         --          --           --
                           ----       ---        ---         ---          ---
                           11.0%      7.2%       3.2%        1.5%         0.3%
                           ====       ===        ===         ===          ===

----------
(1)  The sum of the percentage calculations may not equal 100% due to rounding.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF        PRINCIPAL     MORTGAGE POOL
                                                     MORTGAGE LOANS       BALANCE         BALANCE
                                                     --------------   --------------   -------------

Interest Only ....................................          7         $  254,210,000       16.5%
Single Tenant ....................................         14         $   53,435,473        3.5%
Loans  (greater than)  50% Single Tenant .........         33         $  229,649,275       14.9%
Current Secondary Debt ...........................          7         $  422,170,159       27.4%
Future Secondary Debt Permitted ..................         15         $  283,765,243       18.4%
Lockbox ..........................................         61         $  922,142,745       59.8%
Escrow Type(1)
   TI/LC Reserves(2) .............................         66         $  647,147,661       83.2%
   Real Estate Tax ...............................        110         $1,450,453,326       94.0%
   Insurance .....................................        111         $1,385,458,136       89.8%
   Replacement Reserves ..........................        102         $1,360,516,513       88.2%

SELECT CHARACTERISTICS OF LOAN GROUP 1

                                                                       CUT-OFF DATE    % OF INITIAL
                                                        NUMBER OF        PRINCIPAL     LOAN GROUP 1
                                                     MORTGAGE LOANS       BALANCE         BALANCE
                                                     --------------   --------------   -------------

Interest Only ....................................         5          $   63,310,000          5.5%
Single Tenant ....................................        14          $   53,435,473          4.6%
Loans  (greater than)  50% Single Tenant .........        33          $  229,649,275         20.0%
Current Secondary Debt ...........................         4          $  221,893,531         19.3%
Future Secondary Debt Permitted ..................        12          $  253,065,243         22.0%
Lockbox ..........................................        53          $  664,701,733         57.8%
Escrow Type(1) ...................................
   TI/LC Reserves(2) .............................        66          $  647,147,661         83.2%
   Real Estate Tax ...............................        91          $1,061,444,873         92.3%
   Insurance .....................................        92          $  996,449,683         86.7%
   Replacement Reserves ..........................        85          $1,005,927,742         87.5%

SELECT CHARACTERISTICS OF LOAN GROUP 2

                                                                      CUT-OFF DATE   % OF INITIAL
                                                        NUMBER OF      PRINCIPAL     LOAN GROUP 2
                                                     MORTGAGE LOANS      BALANCE        BALANCE
                                                     --------------   ------------   ------------

Interest Only ....................................          2         $190,900,000      48.6%
Single Tenant ....................................        NAP              NAP           NAP
Loans  (greater than)  50% Single Tenant .........        NAP              NAP           NAP
Current Secondary Debt ...........................          3         $200,276,628      50.9%
Future Secondary Debt Permitted ..................          3         $ 30,700,000       7.8%
Lockbox ..........................................          8         $257,441,012      65.5%
Escrow Type(1)
   Real Estate Tax ...............................         19         $389,008,453      98.9%
   Insurance .....................................         19         $389,008,453      98.9%
   Replacement Reserves ..........................         17         $354,588,770      90.2%

----------
(1)  Includes only upfront and ongoing reserves.

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

MERRILL LYNCH MORTGAGE TRUST 2006-C2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

CUT-OFF DATE BALANCE ($)

                                           AGGREGATE
                                            CUT-OFF          % OF
         RANGE OF           NUMBER OF        DATE           INITIAL
       CUT-OFF DATE          MORTGAGE      PRINCIPAL       MORTGAGE
  PRINCIPAL BALANCES ($)      LOANS       BALANCE ($)    POOL BALANCE
-------------------------   ---------   --------------   -----------
958,051 -- 2,999,999            18      $   37,523,701        2.4%
3,000,000 -- 3,999,999          13          44,194,611        2.9%
4,000,000 -- 4,999,999           9          40,285,788        2.6%
5,000,000 -- 5,999,999          19         105,834,291        6.9%
6,000,000 -- 6,999,999           6          39,144,961        2.5%
7,000,000 -- 7,999,999          12          89,838,582        5.8%
8,000,000 -- 9,999,999           9          78,876,391        5.1%
10,000,000 -- 12,999,999        12         134,043,014        8.7%
13,000,000 -- 19,999,999        17         266,992,720       17.3%
20,000,000 -- 49,999,999         6         181,164,473       11.7%
50,000,000 -- 170,000,000        5         524,798,019       34.0%
                               ---      --------------      -----
TOTAL                          126      $1,542,696,552      100.0%
                               ===      ==============      =====

Min: $958,051   Max: $170,000,000   Avg. $12,243,623

DEBT SERVICE COVERAGE RATIO (X)

                                   AGGREGATE          % OF
                     NUMBER OF    CUT-OFF DATE       INITIAL
                     MORTGAGE      PRINCIPAL        MORTGAGE
RANGE OF DSCRS (X)     LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
 1.09 -- 1.19            11      $  235,398,635       15.3%
 1.20 -- 1.24            55         439,393,735       28.5%
 1.25 -- 1.29            25         178,106,582       11.5%
 1.30 -- 1.34            12         171,697,468       11.1%
 1.35 -- 1.39             7         133,942,528        8.7%
 1.40 -- 1.44             3          38,596,443        2.5%
 1.45 -- 1.49             3          25,000,000        1.6%
 1.50 -- 1.59             2         180,500,000       11.7%
 1.60 -- 1.99             7         132,669,927        8.6%
 2.00 -- 2.24             1           7,391,234        0.5%
                        ---      --------------      -----
 TOTAL                  126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 1.09x   Max: 2.24x   Wtd. Avg. 1.33x

MORTGAGE RATE (%)

                                    AGGREGATE         % OF
                     NUMBER OF    CUT-OFF DATE       INITIAL
 RANGE OF MORTGAGE   MORTGAGE       PRINCIPAL       MORTGAGE
     RATES (%)         LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
5.4400 -- 5.5999          4      $   43,929,995        2.8%
5.6000 -- 5.6999          5          57,566,088        3.7%
5.7000 -- 5.7999          3          27,880,000        1.8%
5.8000 -- 5.8999          5          56,639,827        3.7%
5.9000 -- 5.9999         16         167,680,000       10.9%
6.0000 -- 6.1499         16         160,024,077       10.4%
6.1500 -- 6.2999         37         721,206,755       46.7%
6.3000 -- 6.4499         27         241,600,057       15.7%
6.4500 -- 6.5999          9          59,523,176        3.9%
6.6000 -- 6.9999          2           3,071,578        0.2%
7.0000 -- 7.1760          2           3,575,000        0.2%
                        ---      --------------      -----
TOTAL                   126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 5.4400   Max: 7.1760   Wtd. Avg. 6.1621

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                   AGGREGATE          % OF
     RANGE OF        NUMBER OF    CUT-OFF DATE       INITIAL
   CUT-OFF DATE       MORTAGE       PRINCIPAL        MORTAGE
  LTV RATIOS (%)       LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
40.95 -- 50.00            2      $    9,889,143        0.6%
50.01 -- 60.00           13         174,210,587       11.3%
60.01 -- 65.00           13         150,642,721        9.8%
65.01 -- 70.00           24         343,475,577       22.3%
70.01 -- 75.00           33         380,954,690       24.7%
75.01 -- 77.50           15         185,646,950       12.0%
77.51 -- 80.00           25         291,776,885       18.9%
80.01 -- 80.26            1           6,100,000        0.4%
                        ---      --------------      -----
TOTAL                   126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 40.95%   Max: 80.26%   Wtd. Avg. 69.91%

MATURITY DATE OR ARD LOAN-TO-VALUE
RATIO (%)

     RANGE OF                      AGGREGATE           % OF
   MATURITY DATE     NUMBER OF    CUT-OFF DATE        INITIAL
    OR ARD LTV        MORTGAGE      PRINCIPAL        MORTGAGE
    RATIOS (%)         LOANS       BALANCE ($)     POOL BALANCE
------------------   ---------   --------------    ------------
Fully Amortizing          2      $   11,650,736        0.8%
34.73 -- 50.00            7         140,129,768        9.1%
50.01 -- 55.00           15         153,628,273       10.0%
55.01 -- 60.00           18         127,534,240        8.3%
60.01 -- 62.50           14          97,184,165        6.3%
62.51 -- 65.00           20         292,655,438       19.0%
65.01 -- 67.50           19         180,821,715       11.7%
67.51 -- 70.00           13         288,701,415       18.7%
70.01 -- 74.09           18         250,390,801       16.2%
                        ---      --------------      -----
TOTAL                   126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 34.73%   Max: 74.09%   Wtd. Avg. 62.95%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                    AGGREGATE         % OF
     RANGE OF        NUMBER OF    CUT-OFF DATE      INITIAL
  ORIGINAL TERMS      MORTGAGE      PRINCIPAL       MORTAGE
TO MATURITY (MOS.)     LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
60 -- 60                  1      $    7,700,000        0.5%
61 -- 84                  2          11,504,849        0.7%
85 -- 120               121       1,511,840,967       98.0%
121 -- 240                2          11,650,736        0.8%
                        ---      --------------      -----
TOTAL                   126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 60   Max: 240   Wtd. Avg. 120

REMAINING TERM TO MATURITY OR ARD (MOS)

                                    AGGREGATE         % OF
     RANGE OF        NUMBER OF    CUT-OFF DATE      INITIAL
  REMAINING TERMS     MORTGAGE      PRINCIPAL       MORTAGE
TO MATURITY (MOS.)     LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
57 -- 84                  3      $   19,204,849        1.2%
85 -- 119                92       1,121,605,967       72.7%
120 -- 240               31         401,885,736       26.1%
                        ---      --------------      -----
TOTAL                   126      $1,542,696,552      100.0%
                        ===      ==============      =====

Min: 57   Max: 240   Wtd. Avg. 119

REMAINING PARTIAL IO TERM (MOS)

                                   AGGREGATE       % OF
    RANGE OF         NUMBER OF   CUT-OFF DATE     INITIAL
    REMAINING         MORTAGE      PRINCIPAL      MORTAGE
PARTIAL IO TERMS       LOANS      BALANCE ($)   POOL BALANCE
------------------   ---------   ------------   ------------
11 -- 14                  3      $ 17,600,000        1.1%
15 -- 24(1)              18       148,340,000        9.6%
25 -- 34                  7        66,340,000        4.3%
35 -- 39                 14       117,480,000        7.6%
40 -- 54                  4       181,367,640       11.8%
55 -- 60                 11       100,870,000        6.5%
                        ---      ------------       ----
TOTAL                    57      $631,997,640       41.0%
                        ===      ============       ====

Min: 11   Max: 60   Wtd. Avg. 38

(1)  Hadley  Center  II (1.2% of IPB)  has a total of 24  months  of IO with the first 12 months and the last 12 months of the loan term IO.

PROPERTY STATE/LOCATION

                                AGGREGATE         % OF
                 NUMBER OF    CUT-OFF DATE      INITIAL
                 MORTGAGED      PRINCIPAL       MORTGAGE
   LOCATION     PROPERTIES     BALANCE ($)    POOL BALANCE
-------------   ----------   --------------   ------------
California           24      $  326,801,340       21.2%
   Southern          12         257,206,994       16.7%
   Northern          12          69,594,346        4.5%
Massachusetts         3          91,736,960        5.9%
Texas                32          88,319,804        5.7%
Florida              12          80,468,350        5.2%
Ohio                  5          74,702,020        4.8%
Other(a)            159         880,668,077       57.1%
                    ---      --------------      -----
TOTAL               235      $1,542,696,552      100.0%
                    ===      ==============      =====

(a)  Includes 33 states

PROPERTY TYPE

                                        AGGREGATE          % OF
                          NUMBER OF    CUT-OFF DATE       INITIAL
                          MORTGAGED      PRINCIPAL        MORTAGE
    PROPERTY TYPE        PROPERTIES     BALANCE ($)    POOL BALANCE
----------------------   ----------   --------------   -------------
Retail                        55      $  494,835,375       32.1%
Multifamily                   83         403,508,302       26.2%
  Multifamily                 24         233,508,302       15.1%
  Manufactured Housing        59         170,000,000       11.0%
Hospitality                   51         245,658,108       15.9%
Office                        27         208,866,615       13.5%
Other                          1         111,805,891        7.2%
Industrial                    11          49,844,623        3.2%
Mixed Use                      5          23,882,828        1.5%
Self Storage                   2           4,294,811        0.3%
                             ---      --------------      -----
TOTAL                        235      $1,542,696,552      100.0%
                             ===      ==============      =====

AMORTIZATION TYPES

                                    AGGREGATE         % OF
                     NUMBER OF    CUT-OFF DATE       INITIAL
                      MORTGAGE      PRINCIPAL       MORTGAGE
AMORTIZATION TYPES     LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
 Balloon                 58      $  629,413,567        40.8%
 IO-Balloon              56         628,922,640        40.8%
 Interest Only            7         254,210,000        16.5%
 ARD                      2          15,424,609         1.0%
 Fully Amortizing         2          11,650,736         0.8%
 IO-ARD                   1           3,075,000         0.2%
                        ---      --------------       -----
 TOTAL                  126      $1,542,696,552       100.0%
                        ===      ==============       =====

REMAINING STATED AMORTIZATION TERM (MOS)

     RANGE OF                       AGGREGATE         % OF
 REMAINING STATED    NUMBER OF     CUT-OFF DATE     INITIAL
AMORTIZATION TERMS    MORTGAGE      PRINCIPAL       MORTGAGE
      (MOS.)           LOANS       BALANCE ($)    POOL BALANCE
------------------   ---------   --------------   ------------
Interest Only           7        $  254,210,000       16.5%
235 -- 240              2            11,650,736        0.8%
241 -- 300              6            40,646,060        2.6%
301 -- 360            108         1,200,358,954       77.8%
361 -- 420              3            35,830,801        2.3%
                      ---        --------------      -----
TOTAL                 126        $1,542,696,552      100.0%
                      ===        ==============      =====

Min: 235   Max: 420   Wtd. Avg. 355

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 1

CUT-OFF DATE BALANCE ($)

                                            AGGREGATE
                                             CUT-OFF        % OF
        RANGE OF             NUMBER OF        DATE          LOAN
      CUT-OFF DATE            MORTGAGE      PRINCIPAL     GROUP 1
 PRINCIPAL BALANCES ($)        LOANS       BALANCE ($)    BALANCE
--------------------------   ---------   --------------   -------
958,051 -- 2,999,999             17      $   35,173,701      3.1%
3,000,000 -- 3,999,999           13          44,194,611      3.8%
4,000,000 -- 4,999,999            7          31,595,939      2.7%
5,000,000 -- 5,999,999           19         105,834,291      9.2%
6,000,000 -- 6,999,999            5          32,344,961      2.8%
7,000,000 -- 7,999,999           10          74,288,582      6.5%
8,000,000 -- 9,999,999            7          60,526,391      5.3%
10,000,000 -- 12,999,999          9          99,133,483      8.6%
13,000,000 -- 19,999,999         11         176,331,240     15.3%
20,000,000 -- 49,999,999          4         135,277,032     11.8%
50,000,000 -- 99,999,999          3         242,992,128     21.1%
100,000,000 -- 111,805,891        1         111,805,891      9.7%
                                ---      --------------    -----
TOTAL                           106      $1,149,498,250    100.0%
                                ===      ==============    =====

Min: $958,051   Max: $111,805,891   Avg. $10,844,323

DEBT SERVICE COVERAGE RATIO (X)

                              AGGREGATE
                               CUT-OFF        % OF
               NUMBER OF        DATE          LOAN
  RANGE OF      MORTGAGE      PRINCIPAL     GROUP 1
  DSCRS (X)      LOANS       BALANCE ($)    BALANCE
------------   ---------   --------------   -------
1.09 -- 1.24       55      $  531,678,921     46.3%
1.25 -- 1.29       18         100,371,729      8.7%
1.30 -- 1.34       11         169,347,468     14.7%
1.35 -- 1.39        7         133,942,528     11.7%
1.40 -- 1.44        3          38,596,443      3.4%
1.45 -- 1.49        3          25,000,000      2.2%
1.50 -- 1.59        1          10,500,000      0.9%
1.60 -- 1.99        7         132,669,927     11.5%
2.00 -- 2.24        1           7,391,234      0.6%
                  ---      --------------    -----
TOTAL             106      $1,149,498,250    100.0%
                  ===      ==============    =====

Min: 1.09x   Max: 2.24x   Wtd. Avg. 1.33x

MORTGAGE RATE (%)

                                  AGGREGATE
                                   CUT-OFF        % OF
    RANGE OF       NUMBER OF        DATE          LOAN
    MORTGAGE        MORTGAGE      PRINCIPAL     GROUP 1
    RATES (%)        LOANS       BALANCE ($)    BALANCE
----------------   ---------   --------------   -------
5.4400 -- 5.5999        4      $   43,929,995      3.8%
5.6000 -- 5.6999        3          31,881,235      2.8%
5.7000 -- 5.7999        2          15,000,000      1.3%
5.8000 -- 5.8999        3          29,710,295      2.6%
5.9000 -- 5.9999       13         131,530,000     11.4%
6.0000 -- 6.0999        7          80,072,897      7.0%
6.1000 -- 6.1999       17         130,006,544     11.3%
6.2000 -- 6.2999       20         395,087,323     34.4%
6.3000 -- 6.3999       18         119,347,386     10.4%
6.4000 -- 6.4999        8         111,894,378      9.7%
6.5000 -- 7.1760       11          61,038,197      5.3%
                      ---      --------------    -----
TOTAL                 106      $1,149,498,250    100.0%
                      ===      ==============    =====

Min: 5.4400   Max: 7.1760   Wtd. Avg. 6.1773

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                AGGREGATE
   RANGE OF                      CUT-OFF        % OF
 CUT-OFF DATE    NUMBER OF        DATE          LOAN
   DATE LTV       MORTGAGE      PRINCIPAL      GROUP 1
  RATIOS (%)       LOANS       BALANCE ($)    BALANCE
--------------   ---------   --------------   --------
40.95 -- 50.00        2      $    9,889,143      0.9%
50.01 -- 60.00       11         156,860,587     13.6%
60.01 -- 65.00       12         146,452,871     12.7%
65.01 -- 70.00       19         119,775,577     10.4%
70.01 -- 75.00       30         360,204,690     31.3%
75.01 -- 77.50       13         156,882,098     13.6%
77.51 -- 80.00       18         193,333,285     16.8%
80.01 -- 80.26        1           6,100,000      0.5%
                    ---      --------------    -----
TOTAL               106      $1,149,498,250    100.0%
                    ===      ==============    =====

Min: 40.95%   Max: 80.26%   Wtd. Avg. 69.41%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                  AGGREGATE
    RANGE OF                       CUT-OFF       % OF
  MATURITY DATE    NUMBER OF        DATE          LOAN
   OR ARD LTV       MORTGAGE      PRINCIPAL     GROUP 1
   RATIOS (%)        LOANS       BALANCE ($)    BALANCE
----------------   ---------   --------------   -------
Fully Amortizing       2       $   11,650,736      1.0%
34.73 -- 50.00         6          137,779,768     12.0%
50.01 -- 55.00        14          138,628,273     12.1%
55.01 -- 60.00        16          107,144,391      9.3%
60.01 -- 62.50        12           80,584,165      7.0%
62.51 -- 65.00        17          266,725,438     23.2%
65.01 -- 67.50        16          140,917,664     12.3%
67.51 -- 70.00        10           80,814,454      7.0%
70.01 -- 74.09        13          185,253,360     16.1%
                     ---       --------------    -----
TOTAL                106       $1,149,498,250    100.0%
                     ===      ==============    =====

Min: 34.73%   Max: 74.09%   Wtd. Avg. 61.53%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                    AGGREGATE
                                     CUT-OFF        % OF
     RANGE OF        NUMBER OF        DATE          LOAN
  ORIGINAL TERMS      MORTGAGE      PRINCIPAL     GROUP 1
TO MATURITY (MOS.)     LOANS       BALANCE ($)    BALANCE
------------------   ---------   --------------   -------
84 -- 119                 1      $    7,315,000      0.6%
120 -- 120              103       1,130,532,514     98.4%
121 -- 240                2          11,650,736      1.0%
                        ---      --------------    -----
TOTAL                   106      $1,149,498,250    100.0%
                        ===      ==============    =====

Min: 84   Max: 240   Wtd. Avg. 121

REMAINING TERM TO MATURITY OR ARD (MOS)

                                    AGGREGATE
                                     CUT-OFF        % OF
     RANGE OF        NUMBER OF        DATE          LOAN
  REMAINING TERMS     MORTGAGE      PRINCIPAL     GROUP 1
TO MATURITY (MOS.)     LOANS       BALANCE ($)    BALANCE
------------------   ---------   --------------   -------
82 -- 89                 1       $    7,315,000      0.6%
90 -- 119               80          949,177,514     82.6%
120 -- 124              23          181,355,000     15.8%
125 -- 240               2           11,650,736      1.0%
                       ---       --------------    -----
TOTAL                  106       $1,149,498,250    100.0%
                       ===       ==============    =====

Min: 82   Max: 240   Wtd. Avg. 120

REMAINING PARTIAL IO TERM (MOS)

                                 AGGREGATE      % OF
    RANGE OF       NUMBER OF   CUT-OFF DATE     LOAN
    REMAINING       MORTAGE      PRINCIPAL    GROUP 1
PARTIAL IO TERMS     LOANS      BALANCE ($)   BALANCE
----------------   ---------   ------------   -------
11 -- 12                3      $ 17,600,000      1.5%
13 -- 24(1)            14       109,090,000      9.5%
25 -- 36               18       154,870,000     13.5%
37 -- 54                4       181,367,640     15.8%
55 -- 60                9        72,570,000      6.3%
                      ---      ------------     ----
TOTAL                  48      $535,497,640     46.6%
                      ===      ============     ====

Min: 11   Max: 60   Wtd. Avg. 38

(1)  Hadley Center II (1.6% of Loan Group 1 Balance) has a total of 24 months of
     IO with the first 12 months and the last 12 months of the loan term IO.

                                AGGREGATE
                                 CUT-OFF        % OF
                 NUMBER OF        DATE          LOAN
                 MORTGAGED      PRINCIPAL     GROUP 1
   LOCATION     PROPERTIES     BALANCE ($)    BALANCE
-------------   ----------   --------------   -------
California           23      $  310,601,340     27.0%
   Southern          12         257,206,994     22.4%
   Northern          11          53,394,346      4.6%
Massachusetts         1          74,750,000      6.5%
Ohio                  5          74,702,020      6.5%
Illinois             12          57,374,080      5.0%
Texas                16          54,235,172      4.7%
Other(a)             96         577,835,637     50.3%
                    ---      --------------    -----
TOTAL               153      $1,149,498,250    100.0%
                    ===      ==============    =====

(a)  Includes 28 states

PROPERTY TYPE

                               AGGREGATE
                                CUT-OFF        % OF
                NUMBER OF        DATE          LOAN
  PROPERTY      MORTGAGED      PRINCIPAL     GROUP 1
    TYPE       PROPERTIES     BALANCE ($)    BALANCE
------------   ----------   --------------   -------
Retail              55      $  494,835,375     43.0%
Hospitality         51         245,658,108     21.4%
Office              27         208,866,615     18.2%
Other                1         111,805,891      9.7%
Industrial          11          49,844,623      4.3%
Mixed Use            5          23,882,828      2.1%
Multifamily          1          10,310,000      0.9%
Self Storage         2           4,294,811      0.4%
                   ---      --------------    -----
TOTAL              153      $1,149,498,250    100.0%
                   ===      ==============    =====

AMORTIZATION TYPES

                                    AGGREGATE
                                     CUT-OFF        % OF
                     NUMBER OF        DATE          LOAN
                      MORTGAGE      PRINCIPAL     GROUP 1
AMORTIZATION TYPES     LOANS       BALANCE ($)    BALANCE
------------------   ---------   --------------   -------
Balloon                  50      $  534,344,797     46.5%
IO-Balloon               47         532,422,640     46.3%
Interest Only             5          63,310,000      5.5%
Fully Amortizing          2          11,650,736      1.0%
ARD                       1           4,695,077      0.4%
IO-ARD                    1           3,075,000      0.3%
                        ---      --------------    -----
TOTAL                   106      $1,149,498,250    100.0%
                        ===      ==============    =====

REMAINING STATED AMORTIZATION TERM (MOS)

    RANGE OF                      AGGREGATE      % OF
REMAINING STATED   NUMBER OF    CUT-OFF DATE      LOAN
  AMORTIZATION      MORTGAGE      PRINCIPAL     GROUP 1
  TERMS (MOS.)       LOANS       BALANCE ($)    BALANCE
----------------   ---------   --------------   -------
Interest Only           5      $   63,310,000      5.5%
235 -- 240              2          11,650,736      1.0%
241 -- 300              6          40,646,060      3.5%
301 -- 360             91       1,023,048,093     89.0%
361 -- 420              2          10,843,360      0.9%
                       --      --------------    -----
TOTAL                 106      $1,149,498,250    100.0%
                      ===      ==============    =====

Min: 235   Max: 420   Wtd. Avg. 353

PROPERTY STATE/LOCATION

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 2

CUT-OFF DATE BALANCE ($)

                                          AGGREGATE      % OF
        RANGE OF            NUMBER OF    CUT-OFF DATE     LOAN
      CUT-OFF DATE           MORTGAGE     PRINCIPAL     GROUP 2
 PRINCIPAL BALANCE ($)        LOANS      BALANCE ($)    BALANCE
-------------------------   ---------   -------------   --------
2,350,000 -- 3,999,999           1      $  2,350,000       0.6%
4,000,000 -- 5,999,999           2         8,689,849       2.2%
6,000,000 -- 8,999,999           4        30,900,000       7.9%
9,000,000 -- 10,999,999          2        20,529,532       5.2%
11,000,000 -- 12,999,999         2        24,180,000       6.1%
13,000,000 -- 14,999,999         2        26,589,667       6.8%
15,000,000 -- 19,999,999         4        64,071,813      16.3%
20,000,000 -- 170,000,000        3       215,887,441      54.9%
                               ---      ------------     -----
TOTAL                           20      $393,198,302     100.0%
                               ===      ============     =====

Min: $2,350,000   Max: $170,000,000   Avg. $19,659,915

DEBT SERVICE COVERAGE RATIO (X)

                             AGGREGATE      % OF
               NUMBER OF   CUT-OFF DATE     LOAN
  RANGE OF      MORTGAGE     PRINCIPAL    GROUP 2
  DSCRS (X)     LOANS      BALANCE ($)   BALANCE
------------   ---------   ------------   -------
1.11 -- 1.19        2      $ 29,500,000      7.5%
1.20 -- 1.24        9       113,613,449     28.9%
1.25 -- 1.29        7        77,734,853     19.8%
1.30 -- 1.39        1         2,350,000      0.6%
1.40 -- 1.51        1       170,000,000     43.2%
                  ---      ------------    -----
TOTAL              20      $393,198,302    100.0%
                  ===      ============    =====

Min: 1.11x  Max: 1.51x   Wtd. Avg. 1.35x

MORTGAGE RATE (%)

                                 AGGREGATE      % OF
    RANGE OF       NUMBER OF   CUT-OFF DATE     LOAN
    MORTGAGE        MORTGAGE     PRINCIPAL    GROUP 2
   RATES (%)         LOANS      BALANCE ($)   BALANCE
----------------   ---------   ------------   -------
5.6700 -- 5.7999        3      $ 38,564,853      9.8%
5.8000 -- 5.9999        5        63,079,532     16.0%
6.0000 -- 6.1999        4        65,737,441     16.7%
6.2000 -- 6.2999        5       210,326,628     53.5%
6.3000 -- 6.4100        3        15,489,849      3.9%
                      ---      ------------    -----
TOTAL                  20      $393,198,302    100.0%
                      ===      ============    =====

Min: 5.6700  Max: 6.4100   Wtd. Avg. 6.1174

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                               AGGREGATE      % OF
   RANGE OF      NUMBER OF   CUT-OFF DATE     LOAN
 CUT-OFF DATE     MORTGAGE     PRINCIPAL    GROUP 2
LTV RATIOS (%)     LOANS      BALANCE ($)   BALANCE
--------------   ---------   ------------   -------
57.32 -- 70.00        8      $245,239,849     62.4%
70.01 -- 72.50        1         8,550,000      2.2%
72.51 -- 75.00        2        12,200,000      3.1%
75.01 -- 77.50        2        28,764,853      7.3%
77.51 -- 79.38        7        98,443,600     25.0%
                    ---      ------------    -----
TOTAL                20      $393,198,302    100.0%
                    ===      ============    =====

Min: 57.32%  Max: 79.38%  Wtd. Avg. 71.38%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

   RANGE OF                    AGGREGATE     % OF
MATURITY DATE    NUMBER OF   CUT-OFF DATE    LOAN
  OR ARD LTV      MORTGAGE     PRINCIPAL    GROUP 2
  RATIOS (%)       LOANS      BALANCE ($)   BALANCE
--------------   ---------   ------------   -------
48.98 -- 60.00        4      $ 37,739,849      9.6%
60.01 -- 65.00        5        42,530,000     10.8%
65.01 -- 67.50        3        39,904,051     10.1%
67.51 -- 70.00        3       207,886,960     52.9%
70.01 -- 74.03        5        65,137,441     16.6%
                    ---      ------------    -----
TOTAL                20      $393,198,302    100.0%
                    ===      ============    =====

Min: 48.98%  Max: 74.03%  Wtd. Avg. 67.07%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

   RANGE OF                    AGGREGATE      % OF
ORIGINAL TERMS   NUMBER OF   CUT-OFF DATE     LOAN
  TO MATURITY     MORTGAGE     PRINCIPAL    GROUP 2
    (MOS.)         LOANS      BALANCE ($)   BALANCE
--------------   ---------   ------------   -------
60 -- 61              2      $ 11,889,849      3.0%
120-120              18       381,308,453     97.0%
                    ---      ------------    -----
TOTAL                20      $393,198,302    100.0%
                    ===      ============    =====

Min: 60  Max: 120   Wtd. Avg. 118

REMAINING TERM TO MATURITY OR ARD (MOS)

 RANGE OF
REMAINING                 AGGREGATE      % OF
 TERMS TO   NUMBER OF   CUT-OFF DATE     LOAN
 MATURITY    MORTGAGE     PRINCIPAL    GROUP 2
  (MOS.)      LOANS      BALANCE ($)   BALANCE
---------   ---------   ------------   -------
57 -- 60         2      $ 11,889,849      3.0%
113-120         18       381,308,453     97.0%
               ---      ------------    -----
TOTAL           20      $393,198,302    100.0%
               ===      ============    =====

Min: 57  Max: 120   Wtd. Avg. 117

REMAINING PARTIAL IO TERM (MOS)

                                 AGGREGATE      % OF
    RANGE OF       NUMBER OF   CUT-OFF DATE     LOAN
    REMAINING       MORTAGE      PRINCIPAL    GROUP 2
PARTIAL IO TERMS     LOANS      BALANCE ($)   BALANCE
----------------   ---------   ------------   -------
21 -- 24               4        $39,250,000    10.0%
25 -- 36               3         28,950,000     7.4%
37 -- 59               2         28,300,000     7.2%
                     ---        -----------    ----
TOTAL                  9        $96,500,000    24.5%
                     ===        ===========    ====

Min: 21  Max: 59   Wtd. Avg. 36

PROPERTY STATE/LOCATION

                          AGGREGATE      % OF
            NUMBER OF   CUT-OFF DATE     LOAN
            MORTGAGED     PRINCIPAL    GROUP 2
LOCATION   PROPERTIES    BALANCE ($)   BALANCE
--------   ----------   ------------   -------
Indiana         7       $ 40,741,406     10.4%
Florida         5         38,435,722      9.8%
Georgia         7         34,842,609      8.9%
Texas          16         34,084,632      8.7%
Arizona         2         29,450,000      7.5%
Michigan        2         28,860,485      7.3%
Other(a)       43        186,783,449     47.5%
              ---       ------------    -----
TOTAL          82       $393,198,302    100.0%
              ===       ============    =====

(a)  Includes 18 states

PROPERTY TYPE

                                      AGGREGATE      % OF
                        NUMBER OF   CUT-OFF DATE     LOAN
      PROPERTY          MORTGAGED     PRINCIPAL    GROUP 2
        TYPE           PROPERTIES    BALANCE ($)   BALANCE
--------------------   ----------   ------------   -------
Multifamily                23       $223,198,302     56.8%
Manufactured Housing       59        170,000,000     43.2%
                          ---       ------------    -----
TOTAL                      82       $393,198,302    100.0%
                          ===       ============    =====

AMORTIZATION TYPES

                                   AGGREGATE      % OF
                     NUMBER OF   CUT-OFF DATE     LOAN
                      MORTGAGE     PRINCIPAL    GROUP 2
AMORTIZATION TYPES     LOANS      BALANCE ($)   BALANCE
------------------   ---------   ------------   -------
Interest Only             2      $190,900,000     48.6%
IO-Balloon                9        96,500,000     24.5%
Balloon                   8        95,068,770     24.2%
ARD                       1        10,729,532      2.7%
                        ---      ------------    -----
TOTAL                    20      $393,198,302    100.0%
                        ===      ============    =====

REMAINING STATED AMORTIZATION TERM (MOS)

    RANGE OF                     AGGREGATE     % OF
REMAINING STATED   NUMBER OF   CUT-OFF DATE    LOAN
  AMORTIZATION      MORTGAGE     PRINCIPAL    GROUP 2
  TERMS (MOS.)       LOANS      BALANCE ($)   BALANCE
----------------   ---------   ------------   -------
Interest Only          2       $190,900,000     48.6%
353 -- 360            17        177,310,861     45.1%
361 -- 419             1         24,987,441      6.4%
                     ---       ------------    -----
TOTAL                 20       $393,198,302    100.0%
                     ===       ============    =====

Min: 353  Max: 419   Wtd. Avg. 366

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                       PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                                    % OF
                                                     REM        % OF REM
                                                   MORTGAGE      MORTGAGE
           MONTHS                  AGGREGATE         POOL         POOL
           SINCE   NUMBER OF       REMAINING       BALANCE        BALANCE
          CUT-OFF   MORTGAGE       PRINCIPAL       LOCK OUT/       YIELD
 PERIOD     DATE     LOANS          BALANCE      DEFEASANCE(2) MAINTENANCE(3)
--------  -------  ---------  -----------------  ------------- --------------

2/1/2007      6       126     $1,539,102,063.93      88.28%        11.72%
2/1/2008     18       126     $1,530,968,804.44      87.54%        12.46%
2/1/2009     30       126     $1,521,431,957.44      84.78%        15.22%
2/1/2010     42       126     $1,509,197,178.29      84.68%        15.32%
2/1/2011     54       126     $1,493,792,421.37      78.09%        21.41%
2/1/2012     66       124     $1,465,008,826.34      77.41%        21.57%
2/1/2013     78       124     $1,446,266,517.69      77.27%        21.71%
2/1/2014     90       123     $1,419,295,021.56      70.62%        21.97%
2/1/2015    102       123     $1,397,949,128.94      70.45%        22.14%
2/1/2016    114       117     $1,331,417,962.37      66.73%        22.47%
2/1/2017    126         2     $    7,343,855.62     100.00%         0.00%
2/1/2018    138         2     $    6,764,552.47     100.00%         0.00%
2/1/2019    150         2     $    6,147,633.75     100.00%         0.00%
2/1/2020    162         2     $    5,490,653.02     100.00%         0.00%
2/1/2021    174         2     $    4,792,012.46     100.00%         0.00%
2/1/2022    186         2     $    4,046,986.28     100.00%         0.00%
2/1/2023    198         2     $    3,253,564.63     100.00%         0.00%
2/1/2024    210         2     $    2,408,598.73     100.00%         0.00%
2/1/2025    222         2     $    1,509,177.80     100.00%         0.00%
2/1/2026    234         2     $      550,871.78      59.17%         0.00%

          % OF REM  % OF REM  % OF REM  % OF REM  % OF REM  % OF REM  % OF REM
          MORTGAGE  MORTGAGE  MORTGAGE  MORTGAGE  MORTGAGE  MORTGAGE  MORTGAGE
            POOL      POOL      POOL      POOL      POOL      POOL      POOL
           BALANCE   BALANCE   BALANCE   BALANCE   BALANCE   BALANCE   BALANCE
             6%        5%         4%        3%        2%        1%      LOCK
 PERIOD    PENALTY   PENALTY   PENALTY   PENALTY   PENALTY   PENALTY    OPEN     TOTAL
--------  --------  --------  --------  --------  --------  --------  --------  -------

2/1/2007    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2008    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2009    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2010    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2011    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.50%   100.00%
2/1/2012    0.00%     1.01%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2013    0.00%     0.00%     1.01%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2014    0.00%     0.00%     0.00%     1.02%     0.00%     0.00%     6.40%   100.00%
2/1/2015    0.00%     0.00%     0.00%     0.00%     1.02%     0.00%     6.40%   100.00%
2/1/2016    0.00%     0.00%     0.00%     0.00%     0.00%     1.05%     9.76%   100.00%
2/1/2017    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2018    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2019    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2020    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2021    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2022    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2023    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2024    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2025    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%   100.00%
2/1/2026    0.00%     0.00%     0.00%     0.00%     0.00%     0.00%    40.83%   100.00%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
     Assumptions to be described in the offering prospectus.

(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)  Loans which allow either defeasance or yield maintenance are shown as having yield maintenance.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

The following table and summaries describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool as measured by cut-off date principal balance:

                                                   NUMBER OF
                                                   MORTGAGE
                                                    LOANS/
                                                   MORTGAGED   CUT-OFF DATE
                                      MORTGAGE       REAL       PRINCIPAL
NO.           LOAN NAME             LOAN SELLER   PROPERTIES     BALANCE
---   ---------------------------   -----------   ----------   ------------

1.    ARC Portfolio                     MLML        1     59   $170,000,000

2.    California Market Center          IXIS        1      1    111,805,891
3.    RLJ Portfolio                     MLML        1     43     95,367,640
4.    Mall at Whitney Field             IXIS        1      1     74,750,000
5.    Embassy Suites -- San Diego       PMCF        1      1     72,874,488
6.    The Promenade of Westlake         PMCF        1      1     42,371,817
7.    Maui Coast Hotel                  IXIS        1      1     41,465,012
8.    City Centre Building              AMCC        1      1     30,000,000
9.    Pavilion Court Apartments         MLML        1      1     24,987,441
10.   The Shops of Fairlawn             PMCF        1      1     21,440,203
                                                   --    ---   ------------
      TOTAL/WTD. AVG.                              10    110   $685,062,492
                                                   ==    ===   ============

                    % OF
       SHADOW      INITIAL
       RATING      MORTGAGE                                                         CUT-OFF
      MOODY'S/       POOL       PROPERTY      PROPERTY    LOAN BALANCE     DSCR     DATE LTV
NO.     S&P(1)      BALANCE       TYPE         SIZE(2)    PER SF/UNIT(3)  (X)(3)  RATIO (%)(3)
---   ----------   --------   ------------   ---------   --------------   -----    -----------

1.                   11.0%    Manufactured      14,930      $ 15,405       1.51       68.83
                                Housing
2.    Baa3/BBB--      7.2        Other       1,911,458            58       1.84       54.54
3.                    6.2     Hospitality        5,427        92,970       1.37       70.50
4.                    4.8        Retail        664,974           112       1.09       78.60
5.                    4.7     Hospitality          337       216,245       1.30       60.23
6.                    2.7        Retail        258,054           164       1.15       76.21
7.                    2.7     Hospitality          265       156,472       1.33       70.76
8.                    1.9        Office        220,368           136       1.41       71.86
9.                    1.6     Multifamily          377        66,280       1.20       78.09
10.                   1.4        Retail        133,334           161       1.18       74.45
                     ----                                                  ----       -----
                     44.4%                                                1.42X       68.10
                     ====                                                 =====       =====

----------
(1)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, the credit characteristics of the related loan is consistent with investment-grade rated obligations.

(2)  Property Size is indicated in rooms (for hospitality properties), square feet (for office, retail and "other" properties), pads (for manufactured housing properties) and units (for multifamily properties).

(3)  Calculations with respect to the ARC Portfolio Loan are based on the aggregate principal balance of the ARC Portfolio Whole Loan (as defined herein). The DSCR(x) assumes a LIBOR of 6.5% (LIBOR cap) with respect to the ARC Portfolio A-Note Floating.

     Calculations with respect to the RLJ Hotel Portfolio Loan are based on the aggregate principal balance of the RLJ Hotel Portfolio Loan Combination (as defined herein).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

ARC PORTFOLIO

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           59
Location (City/State)                                                  See Table
Property Type                                               Manufactured Housing
Size (Pads)                                                               14,930
Percentage Physical Occupancy as of April 30, 2006                         76.2%
Year Built                                                             See Table
Year Renovated                                                           Various
Appraisal Value                                                     $334,175,000
# of Tenants                                                                 NAP
Average Monthly Rent Per Pad                                                $302
Underwritten Economic Occupancy                                            76.4%
Underwritten Revenues                                               $ 46,118,374
Underwritten Total Expenses                                         $ 22,426,017
Underwritten Net Operating Income (NOI)                             $ 23,692,357
Underwritten Net Cash Flow (NCF)                                    $ 22,945,857
Trailing 12 NOI as of April 30, 2006                                $ 21,642,698
2005 NOI                                                            $ 19,380,614
2004 NOI(4)                                                         $ 20,151,740

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     2
Origination Date                                                   July 11, 2006
Cut-off Date Principal Balance                                      $170,000,000
Cut-off Date Loan Balance Per Pad                                     $15,405(1)
Percentage of Initial Mortgage Pool Balance                                11.0%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            6.2390%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   GRTR of YM or 1%(24),
                                                                     Def or GRTR
                                                        of YM or 1%(95), O(1)(2)
Lockbox                                                         Soft at Closing,
                                                                  Springing Hard
Cut-off Date LTV Ratio                                                  68.8%(1)
LTV Ratio at Maturity or ARD                                            68.8%(1)
Underwritten DSCR on NOI                                              1.56x(1,3)
Underwritten DSCR on NCF                                              1.51x(1,3)

(1)  Calculations are based on the aggregate principal balance of the ARC
     Portfolio Whole Loan (as defined herein).

(2)  See "Prepayment," "Property Release," and "Defeasance" herein for additional information.

(3)  The DSCR calculations assume a LIBOR of 6.5% (LIBOR cap) with respect to the ARC Portfolio A-Note Floating.

(4)  2004 NOI reflects annualized operating performance for certain properties acquired throughout the course of the year.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The largest mortgage loan (the "ARC Portfolio Loan") is evidenced by two fixed rate notes and is secured by a first mortgage encumbering fifty-nine
(59) manufactured housing communities located in eighteen (18) states
(collectively, the "ARC Portfolio"). One of the fixed rate notes evidencing the
ARC Portfolio Loan (the "ARC Portfolio A-Note Fixed") has an initial principal balance of $90,000,000 and the other fixed rate note evidencing the ARC
Portfolio Loan (the "ARC Portfolio B-Note Fixed") has an initial principal balance of $80,000,000. The ARC Portfolio Loan represents approximately 11.0% of the initial mortgage pool balance and approximately 43.2% of the initial loan group 2 balance.

The ARC Portfolio Loan was originated on July 11, 2006 and has a principal balance as of the cut-off date of $170,000,000. The ARC Portfolio Loan has a remaining term of 120 months to its scheduled maturity date of August 1, 2016.
The ARC Portfolio Loan is interest-only for the term of the loan. The ARC
Portfolio Loan permits prepayment and defeasance as described in the sections entitled "Prepayment" and "Defeasance" below.

The ARC Portfolio Loan is the fixed rate portion of a whole mortgage loan with an original principal amount of $230,000,000 (the "ARC Portfolio Whole Loan").
The companion loan to the ARC Portfolio Loan (the "ARC Portfolio Companion
Loan") is evidenced by a separate floating rate note (the "ARC Portfolio A-Note
Floating") with an interest rate of one month LIBOR + 0.80% per annum and an outstanding principal balance as of the cut-off date of $60,000,000. The maturity date of the ARC Portfolio Companion Loan is initially the payment date in August 2009 subject to two one-year extension options. The ARC Portfolio
Companion Loan will not be an asset of the trust. All three notes are secured by first mortgages (collectively, the "Mortgage") encumbering the ARC Portfolio.

The ARC Portfolio Loan and the ARC Portfolio Companion Loan are governed by an intercreditor agreement, as described in the prospectus supplement under
"Description of the Mortgage Pool -- The Loan Combinations" and will be serviced pursuant to the terms of the Merrill Lynch Mortgage Trust 2006-C2 pooling and servicing agreement. Generally, pursuant to the intercreditor agreement, following certain events of default, collections on the ARC Portfolio Whole Loan will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) in the following manner, to the extent of available funds: (a) first, to the ARC Portfolio A-Note Fixed and to the ARC Portfolio A-Note Floating, on a pari passu and pro rata basis in an amount equal to accrued and unpaid interest thereon (excluding default interest); (b) next, to the ARC Portfolio A-Note Fixed and to the ARC Portfolio
A-Note Floating on a pari passu and pro rata basis in an amount equal to all principal payments received until the principal balances are reduced to zero;
(c) next, to the ARC Portfolio B-Note Fixed, in an amount equal to accrued and unpaid interest thereon (excluding default interest); and (d) next, to the ARC
Portfolio B-Note Fixed until the principal balance is reduced to zero.

              ------------------------------------------------------------------
                                              |
                ARC Portfolio A - Note Fixed  | ARC Portfolio A - Note Floating
                        $90,000,000           |          $60,000,000
                       Rate = 6.2390%         |     Rate = LIBOR + 0.80%
ARC Portfolio                                 |
 Whole Loan   ------------------------------------------------------------------
$230,000,000
                                 ARC Portfolio B - Note Fixed
                                          $80,000,000
                                         Rate =6.2390%
              ------------------------------------------------------------------

THE BORROWER. The "Borrowers" are (i) ARC18TX LP, (ii) ARCML06 LLC, (iii)
ARC18FLD LLC, (iv) ARC18FLSH LLC, (v) ARCFLMC LLC and (vi) ARCFLSV LLC, each a single purpose bankruptcy-remote entity owned and controlled directly or indirectly by Affordable Residential Communities, LP, of which Affordable
Residential Communities, Inc. is the sole general partner and owned 96.5% as of
March 31, 2006.

Affordable Residential Communities, Inc. ("ARC") is a Maryland corporation that is engaged in the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities, the retail sale and financing of manufactured homes, the rental of manufactured homes and other related businesses including acting as an agent in the sale of homeowners' insurance and related products, all exclusively to residents in its communities. ARC was organized in 1998 and operates primarily through Affordable Residential
Communities, LP and its subsidiaries. ARC is publicly traded on the NYSE under the ticker "ARC". As of March 31, 2006 ARC owned and operated 278 communities consisting of 57,578 home sites across 24 states. The company employs approximately 960 employees with 2005 revenue of approximately $254.5M.

LOCKBOX. The ARC Portfolio Whole Loan is structured so that all monies are deposited by the Borrowers or manager into either a central collection account or local collection accounts (all of which are under the control of the lender and to which the Borrowers have no access (other than to security deposits which are deposited into a separate security deposit account)). Funds in the local collection accounts are periodically swept into the central collection account.
If an event of default exists, the lender can require the Borrowers to deliver payment direction letters to the tenants directing the tenants to make all rental payments directly into the central collection account or (at the lender's option) a local collection account.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE PROPERTIES.(1) The ARC Portfolio consists of 59 manufactured housing communities located across 18 states. The ARC Portfolio in the aggregate contains approximately 14,930 home sites ranging in size from 17 to 850 pads per community. As of the closing of the ARC Portfolio Loan, approximately 2,267 pads were leased to affiliates of ARC (which have financed their position), under one or more leases, which leases provide for rent to be payable for each leased pad in the event the pad is subleased to a third party or the related manufactured housing community is more than 97% leased. Any such rents are to be no less than the greater of the subrental rate for the pad or market rates.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

The following table presents certain information relating to the ARC Portfolio:

                                      ARC PORTFOLIO

                                                         YEAR   NUMBER OF   % OF TOTAL
PROPERTY                                LOCATION        BUILT     PADS         PADS
--------------------------------   ------------------   -----   ---------   ----------

Shadow Hills ...................      Orlando, FL        1968      665        4.45%
Hunter Ridge ...................     Jonesboro, GA       1987      850        5.69%
Landmark Village ...............     Fairburn, GA        1973      509        3.41%
Carnes Crossing ................    Summerville, SC      1985      602        4.03%
Southwind Village ..............       Naples, FL        1968      362        2.42%
Woodlands of Kennesaw ..........     Kennesaw, GA        1974      266        1.78%
Casual Estates .................     Liverpool, NY       1967      806        5.40%
Columbia Heights ...............    Grand Forks, ND      1971      302        2.02%
Broadmore ......................       Goshen, IN        1950      360        2.41%
Castlewood Estates .............     Mableton, GA        1968      300        2.01%
Country Club Crossing ..........      Altoona, IA        1995      226        1.51%
Twin Pines .....................      Goshen, IN         1956      232        1.55%
Enchanted Village ..............       Alton, IL         1970      520        3.48%
Villa ..........................       Flint, MI         1969      319        2.14%
Oak Ridge ......................      Elkhart, IN        1988      205        1.37%
Evergreen Village ..............   Pleasant View, UT     1974      237        1.59%
Highland .......................      Elkhart, IN        1969      245        1.64%
Oakwood Forest .................     Greensboro, NC      1960      468        3.13%
Meadowbrook ....................       Pueblo, CO        1973      387        2.59%
Silver Creek ...................      Davenport, IA      1972      270        1.81%
Five Seasons Davenport .........      Davenport, IA      1971      259        1.73%
Forest Creek ...................      Elkhart, IN        1995      167        1.12%
Deerpointe .....................    Jacksonville, FL     1985      210        1.41%
Loveland .......................     Loveland, CO        1968      113        0.76%
Valley Verde ...................    Las Cruces, NM       1996      220        1.47%
Quail Run ......................     Hutchins, TX        1969      216        1.45%
Cedar Terrace ..................    Cedar Rapids, IA     1968      234        1.57%
President's Park ...............    Grand Forks, ND      1963      156        1.04%
Shiloh Pines ...................       Tyler, TX         1971      299        2.00%
Overpass Point MHC .............      Tooele, UT         1999      179        1.20%
Meadow Glen ....................      Keller, TX         1985      409        2.74%
Woodlake .......................     Greensboro, NC      1971      306        2.05%
Lakewood -- TX .................     Royse City, TX      1971      226        1.51%
Chisholm Creek .................     Park City, KS       1983      254        1.70%
Plantation Estates .............    Douglasville, GA     1970      130        0.87%
Magnolia Circle ................   Jacksonville, FL      1972      126        0.84%
Willow Creek Estates ...........       Ogden, UT         1973      137        0.92%
Seascape .......................   Corpus Christi, TX    1982      254        1.70%
Silver Leaf ....................     Mansfield, TX       1985      145        0.97%
Lakeside -- GA .................   Lithia Springs, GA    1970      102        0.68%
Lakeside -- IA .................     Davenport, IA       1958      123        0.82%
Terrell Crossing ...............      Terrell, TX        1971      191        1.28%
Shady Hills ....................     Nashville, TN       1953      191        1.28%

                                               AVERAGE               CUT-OFF DATE
                                    AVERAGE    MARKET     CURRENT     ALLOCATED      APPRAISED
PROPERTY                           RENT/PAD   RENT/PAD   OCCUPANCY     BALANCE         VALUE
--------------------------------   --------   --------   ---------   ------------   -----------

Shadow Hills ...................     $375       $375       85.1%      $12,195,652   $22,000,000
Hunter Ridge ...................     $328       $328       84.0%      $11,892,609   $24,525,000
Landmark Village ...............     $345       $345       82.7%      $ 8,182,174   $15,800,000
Carnes Crossing ................     $282       $282       74.4%      $ 7,487,391   $13,500,000
Southwind Village ..............     $392       $400       89.5%      $ 6,053,478   $12,500,000
Woodlands of Kennesaw ..........     $396       $396       91.7%      $ 5,543,478   $10,250,000
Casual Estates .................     $357       $357       60.8%      $ 5,543,478   $17,000,000
Columbia Heights ...............     $340       $340       95.4%      $ 5,454,783   $ 9,950,000
Broadmore ......................     $324       $324       73.1%      $ 4,944,783   $ 9,060,000
Castlewood Estates .............     $344       $344       97.3%      $ 4,826,522   $ 8,900,000
Country Club Crossing ..........     $370       $370       92.0%      $ 4,420,000   $ 9,200,000
Twin Pines .....................     $325       $325       95.7%      $ 4,375,652   $ 7,900,000
Enchanted Village ..............     $276       $276       56.9%      $ 4,360,870   $ 9,120,000
Villa ..........................     $380       $350       58.6%      $ 3,873,043   $ 8,060,000
Oak Ridge ......................     $325       $325       97.6%      $ 3,806,522   $ 7,210,000
Evergreen Village ..............     $325       $325       78.5%      $ 3,695,652   $ 6,990,000
Highland .......................     $265       $265       94.3%      $ 3,666,087   $ 6,630,000
Oakwood Forest .................     $287       $287       73.5%      $ 3,547,826   $ 6,400,000
Meadowbrook ....................     $276       $276       57.6%      $ 3,266,957   $ 7,200,000
Silver Creek ...................     $260       $260       82.6%      $ 3,067,391   $ 6,210,000
Five Seasons Davenport .........     $260       $260       79.2%      $ 2,934,348   $ 6,100,000
Forest Creek ...................     $340       $340       86.8%      $ 2,808,696   $ 5,740,000
Deerpointe .....................     $273       $273       86.7%      $ 2,712,609   $ 5,600,000
Loveland .......................     $405       $405       95.6%      $ 2,609,130   $ 4,700,000
Valley Verde ...................     $260       $260       75.5%      $ 2,609,130   $ 4,700,000
Quail Run ......................     $285       $285       81.0%      $ 2,431,739   $ 4,350,000
Cedar Terrace ..................     $288       $280       76.5%      $ 2,402,174   $ 5,000,000
President's Park ...............     $300       $300       91.7%      $ 2,217,391   $ 4,050,000
Shiloh Pines ...................     $256       $256       73.6%      $ 2,017,826   $ 3,290,000
Overpass Point MHC .............     $260       $260       72.6%      $ 1,951,304   $ 4,060,000
Meadow Glen ....................     $288       $288       58.7%      $ 1,803,478   $ 3,540,000
Woodlake .......................     $304       $304       63.1%      $ 1,773,913   $ 3,400,000
Lakewood -- TX .................     $262       $262       76.1%      $ 1,759,130   $ 3,210,000
Chisholm Creek .................     $252       $252       63.4%      $ 1,751,739   $ 3,575,000
Plantation Estates .............     $298       $298       92.3%      $ 1,677,826   $ 2,950,000
Magnolia Circle ................     $262       $262       96.0%      $ 1,589,130   $ 3,300,000
Willow Creek Estates ...........     $200       $200       97.1%      $ 1,544,783   $ 2,880,000
Seascape .......................     $262       $262       57.1%      $ 1,515,217   $ 2,730,000
Silver Leaf ....................     $281       $281       91.7%      $ 1,485,652   $ 2,680,000
Lakeside -- GA .................     $295       $295       94.1%      $ 1,456,087   $ 2,650,000
Lakeside -- IA .................     $305       $305       75.6%      $ 1,441,304   $ 3,060,000
Terrell Crossing ...............     $285       $285       67.0%      $ 1,426,522   $ 2,570,000
Shady Hills ....................     $269       $269       80.6%      $ 1,389,565   $ 2,700,000

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

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--------------------------------------------------------------------------------

                                  ARC PORTFOLIO

                                                          YEAR    NUMBER OF   % OF TOTAL
PROPERTY                                LOCATION          BUILT     PADS         PADS
--------------------------------   --------------------   -----   ---------   ----------

Crestview ......................      Stillwater, OK       1970        237         1.59%
Golden Valley ..................     Douglasville, GA      1974        126         0.84%
Autumn Forest ..................     Browns Summit, NC     1972        297         1.99%
Eagle Creek ....................         Tyler, TX         1995        181         1.21%
Amber Village ..................        Dallas, TX         1968        190         1.27%
The Pines ......................        Ladson, SC         1966        157         1.05%
Birch Meadows ..................        Wilton, NY         1971         62         0.42%
Bluebonnet Estates .............        Temple, TX         1972        174         1.17%
Kopper View MHC ................   West Valley City, UT    1995         61         0.41%
Seamist ........................   Corpus Christi, TX      1971        157         1.05%
Chambersburg I & II ............     Chambersburg, PA      1955         98         0.66%
Shawnee Hills ..................        Topeka, KS         1960        109         0.73%
Sherwood Acres .................       Wichita, KS         1987        110         0.74%
Mulberry Heights ...............     Fort Worth, TX        1966         68         0.46%
Sunset Village .................     Gainesville, TX       1972        108         0.72%
Park D'Antoine .................       Wilton, NY          1969         17         0.11%
                                                                    ------       ------
   TOTAL/WEIGHTED AVERAGE ......                                    14,930       100.00%
                                                                    ======       ======

                                               AVERAGE               CUT-OFF DATE
                                    AVERAGE    MARKET     CURRENT      ALLOCATED      APPRAISED
PROPERTY                           RENT/PAD   RENT/PAD   OCCUPANCY      BALANCE         VALUE
--------------------------------   --------   --------   ---------   ------------   ------------

Crestview ......................     $246       $246        54.4%    $  1,382,174   $  2,490,000
Golden Valley ..................     $326       $326        71.4%    $  1,263,913   $  2,900,000
Autumn Forest ..................     $252       $252        45.5%    $  1,234,348   $  2,500,000
Eagle Creek ....................     $210       $210        90.6%    $  1,175,217   $  2,700,000
Amber Village ..................     $282       $282        65.8%    $  1,145,652   $  2,070,000
The Pines ......................     $200       $200        78.3%    $  1,042,174   $  1,875,000
Birch Meadows ..................     $337       $350        98.4%    $  1,012,609   $  2,100,000
Bluebonnet Estates .............     $241       $241        67.2%    $  1,012,609   $  1,900,000
Kopper View MHC ................     $305       $305        75.4%    $    975,652   $  1,920,000
Seamist ........................     $262       $262        68.2%    $    953,478   $  1,760,000
Chambersburg I & II ............     $215       $215        92.9%    $    864,783   $  1,850,000
Shawnee Hills ..................     $208       $208        66.1%    $    628,261   $  1,300,000
Sherwood Acres .................     $230       $230        63.6%    $    576,522   $  1,200,000
Mulberry Heights ...............     $280       $280        57.4%    $    487,826   $    990,000
Sunset Village .................     $225       $225        72.2%    $    480,435   $    870,000
Park D'Antoine .................     $300       $300       100.0%    $    251,304   $    510,000
                                     ----       ----        ----     ------------   ------------
   TOTAL/WEIGHTED AVERAGE ......     $302       $301        76.2%    $170,000,000   $334,175,000
                                     ====       ====        ====     ============   ============

COMPETITIVE CONDITIONS. The mortgaged real property identified as Meadowbrook, representing 2.59% of total pads in the ARC Portfolio, is subject to competitive conditions. According to a third-party appraisal, three manufactured housing communities are located within a 10-mile radius in relation to Meadowbrook. Additionally, comparable properties reported occupancy rates of 70% to 95%, with an average of 83%. Although Meadowbrook's occupancy is lower than the average of comparable properties, it is the largest community in terms of pad sites.

ESCROWS. The following escrows/reserve accounts have been established with respect to ARC Portfolio Loan:

                                ESCROWS/RESERVES

TYPE:                                     INITIAL      MONTHLY
-------------------------------------   -----------   --------
Environmental Remediation ...........    $520,000     $      0
Immediate Repairs ...................    $      0     $      0
Master Lease ........................    $568,837     $      0
Security Deposit ....................    $      0(1)  $      0
Prepaid Rent ........................    $      0     $      0
Tax .................................    $857,057     $196,145
Insurance ...........................    $204,078(2)  $      0
Replacement Reserve .................    $ 62,208     $ 62,208

(1)  SECURITY DEPOSIT ESCROW: As of the closing date of the ARC Portfolio Loan, the Borrowers held $1,526,902 at its bank for Security Deposits.

(2)  INSURANCE RESERVE: Borrower will be required to maintain an insurance reserve account balance in an amount equal to 1/2 of the annual premium amount.

PREPAYMENT. The ARC Portfolio Whole Loan may be prepaid, in whole or in part, without release of individual properties, at any time, provided that, among other things, (i) the principal portion of any such prepayment shall be applied first to the ARC Portfolio A-Note Floating until the principal amount thereof is reduced to $0 and (ii) with respect to any prepayment of the ARC Portfolio
A-Note Fixed or ARC Portfolio B-Note Fixed, Borrowers shall also pay a prepayment premium. In addition, Borrowers may prepay the ARC Portfolio Whole
Loan at any time with a release of one or more individual properties as set forth in the section entitled "Property Release" below.

PROPERTY RELEASE. The Borrowers may obtain a release of one or more individual properties from the lien of the Mortgage subject to fulfillment of certain conditions including payment of a release price equal to 100% of the then-current allocated loan amount for such property(ies), the payment of a prepayment premium (with respect to a prepayment of the fixed rate notes) and satisfaction of a debt service coverage test. The principal portion of the release price will be used to pay down the ARC Portfolio Whole Loan in accordance with the priorities among notes as set forth in the prospectus supplement.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

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--------------------------------------------------------------------------------

DEFEASANCE. After the later of (i) the date that the principal balance of the
ARC Portfolio A-Note Floating has been reduced to $0 and (ii) the earlier of (a)
the date that is 2 years after the final securitization of the entire ARC
Portfolio Whole Loan (including all notes) and (b) July 11, 2009, the ARC
Portfolio Loan may be defeased with United States government obligations. The
Borrowers may obtain a release of one or more individual properties from the lien of the Mortgage in connection with a partial defeasance subject to fulfillment of certain conditions, including providing defeasance collateral in an amount equal to 125% of the then-current allocated loan amount for the property(ies) being defeased.

SUBSTITUTION PROVISIONS. The Borrowers have the right, only after the earlier of the date the entire ARC Portfolio Whole Loan (including all notes) has been securitized and January 1, 2007, on one or more occasions, to obtain the release of one or more of the properties from the lien of the Mortgage by substituting one or more manufactured housing community properties of like kind and quality
(which shall include, among other things, the geographic diversity of the substituted property vis-a-vis the other properties) acquired by the applicable
Borrower, subject, in each case, to the fulfillment of certain conditions described in the loan documents including, without limitation, delivery of appraisals, environmental reports, title policies, opinions, loan documents and rating agency confirmation that any rating issued in connection with a securitization will not, as a result of the proposed substitution, be downgraded from the then-current ratings thereof, qualified or withdrawn. See "Description of Mortgage Pool -- Terms and Conditions of the Mortgage Loans -- Collateral
Substitution and Partial Releases Other Than In Connection With Defeasance --
Property Substitutions" in the prospectus supplement.

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business not to exceed two percent (2%) of the principal indebtedness. There is also an ARC Portfolio A-Note Floating which is not held by the trust.

RELEASE PROVISIONS. At any time after January 1, 2007, the Borrowers may obtain the release of any of five specified non-income-producing parcels of individual properties from the lien of the Mortgage upon fulfillment of certain requirements including delivery of appraisals, title policy endorsements and opinions.

PROPERTY MANAGEMENT. ARC Management Services, Inc. is the property manager for all the ARC Portfolio properties. The property manager is affiliated with the
Borrowers.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

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--------------------------------------------------------------------------------

CALIFORNIA MARKET CENTER

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                            Los Angeles, CA
Property Type                                                              Other
Size (Square Feet)                                                     1,911,458
Percentage Physical Occupancy as of April 1, 2006                          72.1%
Year Built                                                                  1957
Year Renovated                                                              2001
Appraisal Value                                                     $205,000,000
# of Tenant Leases                                                           771
Average Rent Per Square Foot                                              $19.68
Underwritten Economic Occupancy                                            72.1%
Underwritten Revenues                                                $29,634,231
Underwritten Total Expenses                                          $13,154,462
Underwritten Net Operating Income (NOI)                              $16,479,769
Underwritten Net Cash Flow (NCF)                                     $15,234,161
Trailing 12 NOI as of March 31, 2006                                 $17,029,067
2005 NOI                                                             $15,010,514
2004 NOI                                                              $9,862,287

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                               IXIS Real Estate Capital Inc.
Loan Group                                                                     1
Origination Date                                                     May 9, 2006
Cut-off Date Principal Balance                                      $111,805,891
Cut-off Date Loan Balance Per SF/Unit                                       $58
Percentage of Initial Mortgage Pool Balance                                 7.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.2400%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                    LO(26), Def(90),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     54.5%
LTV Ratio at Maturity or ARD                                               46.7%
Underwritten DSCR on NOI                                                   1.99x
Underwritten DSCR on NCF                                                   1.84x
Shadow Rating (Moody's/S&P)                                            Baa3/BBB-

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 2nd largest mortgage loan (the "CalMart Loan") is evidenced by a single promissory note and is secured by a first priority mortgage encumbering the 1,911,458 square foot apparel and giftware mart known as the California
Market Center, located in Los Angeles, California (the "CalMart Property"). The
CalMart Loan has a principal balance of $111,805,891 as of the cut-off date and represents approximately 7.2% of the initial mortgage pool balance and approximately 9.7% of the initial loan group 1 balance.

The CalMart Loan was originated on May 9, 2006 by IXIS Real Estate Capital Inc.
and has a remaining term of 118 months to its maturity date on June 5, 2016. The
CalMart Loan may be voluntarily prepaid without payment of a prepayment premium on or after March 5, 2016. The CalMart Loan may be voluntarily prepaid, in whole but not in part on or after March 5, 2016 without a prepayment premium and permits defeasance with United States government obligations beginning 2 years after securitization.

THE PROPERTY. The CalMart Property is a 1,911,458 rentable square foot apparel and giftware mart consisting of three interconnected 13 story buildings comprising approximately 1.77 million square feet (known as buildings A, B, &
C), a 59,000 square foot six story building with street level retail space (Mart
South), a separate 32,000 square foot bank building, and a 2,200 space parking garage. The CalMart Property is located on a 5.6-acre site comprised of two individual parcels in the Los Angeles Central Business District. The main campus consists of a full city block bounded by Olympic Boulevard, Main Street, 9th
Street, and Los Angeles Street. The Mart South and parking garage structures are located along the south side of Olympic Boulevard between Main Street and Los
Angeles Street on two separate parcels. Both sites are situated in the center of
Los Angeles' $22.5 billion wholesale fashion and textile community, one of the largest manufacturing centers in the country.

The existing structures were built in four phases in 1963, 1965, 1973 and 1979.
The two-story bank branch building was built in 1981 and the adjacent parking garage was constructed in 1985. The CalMart Property is considered to be one of the West Coast's premier mart facilities and is home to over 5,000 producers of apparel, accessories, gifts, home decor and textiles, including leading apparel and giftware designers and manufacturers from around the country. Tenants of the
CalMart Property include high-end designers, publishers and manufacturing representatives. Notably, the Otis College of Art and Design is located at the property. A sample of designer apparel and giftware tenants include BCBG, Lucky
Brand, Jessica McClintock, Laundry, Guess and Max Studio. The CalMart Property's
collection of leading designers attracts such retailers as Bloomingdales, Henri
Bendel, Lord and Taylor, Macy's, Mervyn's, Neiman Marcus, Nordstrom, Old Navy,
Saks Fifth Avenue, Sears and Victoria's Secret. Additionally, the center is renowned for hosting various trade shows, designed to promote the multiple sectors of the fashion and giftware business.

The following table presents certain information relating to the major tenants at the CalMart Property:

                               TENANT INFORMATION

                                                                   CREDIT RATINGS     SQUARE    % OF    BASE RENT      LEASE
TENANT NAME                                PARENT COMPANY          (MOODY'S/S&P)(1)    FEET      GLA       PSF      EXPIRATION
---------------------------------   ----------------------------   ----------------   -------   -----   ---------   ----------

California Marketing Associate ..                NA                      NR/NR         40,636    2.13%    $ 7.44    12/31/2009
Otis College of Art and Design ..                NA                      NR/NR         31,958    1.67%     16.32     7/31/2012
Bank of America N.T. & S.A ......    Bank of America Corporation        Aa2/AA-        21,440    1.12%     27.08     3/31/2010
Charlotte Russe, Inc. ...........   Charlotte Russe Holding, Inc         NR/NR         16,214    0.85%     18.96     4/30/2010
Russ Berrie and Company .........                NA                      NR/NR         13,962    0.73%     18.60    12/31/2009
                                                                                      -------    ----     ------
TOTAL/WEIGHTED AVERAGE ..........                                                     124,210    6.50%    $15.87
                                                                                      =======    ====     ======

----------
(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the CalMart Property:

                            LEASE ROLLOVER SCHEDULE(1)

                      NUMBER OF    SQUARE                          % OF BASE   CUMULATIVE  CUMULATIVE %  CUMULATIVE  CUMULATIVE %
                        LEASES      FEET    % OF GLA   BASE RENT      RENT    SQUARE FEET     OF GLA      BASE RENT  OF BASE RENT
        YEAR           EXPIRING   EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING
--------------------  ---------  ---------  --------  -----------  ---------  -----------  ------------  ----------  ------------

Vacant .............               532,897    27.9%                              532,897        27.9%
Permanent Exhibition
   Space ...........       1       203,863    10.7                     0.0       736,760        38.5                       0.0
MTM ................     195       194,391    10.2      3,859,595     16.7       931,151        48.7      3,859,595       16.7
2006 ...............     122       160,260     8.4      3,194,761     13.8     1,091,411        57.1      7,054,355       30.5
2007 ...............     171       220,047    11.5      4,561,568     19.7     1,311,458        68.6     11,615,923       50.3
2008 ...............     165       234,994    12.3      4,630,784     20.0     1,546,452        80.9     16,246,707       70.3
2009 ...............      67       167,654     8.8      2,803,374     12.1     1,714,106        89.7     19,050,081       82.4
2010 ...............      30        91,568     4.8      2,024,707      8.8     1,805,674        94.5     21,074,788       91.2
2011 ...............      13        42,035     2.2      1,135,840      4.9     1,847,709        96.7     22,210,628       96.1
2012 ...............       3        36,372     1.9        572,638      2.5     1,884,081        98.6     22,783,266       98.6
2014 ...............       1         6,673     0.3         72,000      0.3     1,890,754        98.9     22,855,266       98.9
2015 ...............       3        20,704     1.1        258,000      1.1     1,911,458       100.0     23,113,266      100.0
                         ---     ---------   -----    -----------    -----
TOTAL ..............     771     1,911,458   100.0%   $23,113,266    100.0%
                         ===     =========   =====    ===========    =====

----------
(1)  Information obtained from borrower's rent roll dated April 1, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE MARKET.(1) The California Market Center is located in the Los Angeles'
Fashion District (also known as the Garment District), in the heart of the Los
Angeles CBD and is a major center for the garment industry in the U.S. As a result, this affords the California Market Center with ample hotel accommodations and easy access to all transportation systems. This is particularly advantageous for the the various trade shows that are held at the
California Market Center throughout the year. In addition, being located in Los
Angeles, the California Market Center has easy access to markets in the Pacific
Rim and Asia which further enhances its appeal and attraction to the many trade shows that are held in the U.S. The 82-block district includes manufacturers, wholesalers, retailers, sewing contractors, pattern makers, dye houses, designers, and apparel marts. Responsible for 80% of California's apparel production, this multi-faceted district is an efficient hub of fashion-related business providing service to both the trade and general public. The downtown
Fashion District accounts for $8 billion in annual revenues.

Primary competition for the California Market Center comes from The New Mart, which sells primarily soft goods and is located on 9th Street between Main
Street and Los Angeles Street, and the L.A. Mart, which sells primarily hard goods and is located at the corner of Broadway and Washington Streets. There are very few major apparel marts and wholesale marts in the U.S. The marts are generally located in major metropolitan areas. Several centers are located in renovated historic or industrial buildings, and others such as the California
Market Center are of relatively recent construction and were conceived and built to house a wholesale mart.

THE BORROWER. The borrower is Jamison California Market Center, L.P., a Delaware
limited partnership, and a special purpose entity. The borrower is 99% owned by its sole limited partner, California Market Center, L.P., a Delaware limited partnership, and 1% owned by CalMart, Inc., its general partner. The general partner is wholly owned by Dr. David Lee, the majority indirect owner of the borrower.

Dr. David Lee owns and controls Jamison Properties Inc. a privately held, full service real estate investment and management firm based in Los Angeles.
Jamison's comprehensive approach incorporates acquisition, management and leasing services for commercial properties. With over 100 properties totaling over 20 million square feet, Jamison is one of the top three landlords of commercial office buildings in Southern California. While a majority of
Jamison's holdings are office buildings, Jamison's portfolio includes medical buildings, shopping centers, and residential developments. Jamison has a market capitalization of over $1 billion.

PROPERTY MANAGEMENT. The CalMart Property is managed by Jamison Services, Inc., a California corporation, which is an affiliate of the borrower.

LOCKBOX. The CalMart Loan requires a hard lockbox and springing cash management.
At origination, the borrower was required to establish a lockbox account. The loan documents require the borrower to direct tenants to pay their rents directly to the lockbox account. Other than during a cash management period, all funds in the lockbox account are transferred to an account designated by the borrower. During a cash management period, all amounts are transferred to a lender controlled account and applied in accordance with the loan documents. A cash management period will commence upon the occurrence of any of the following
(i) the stated maturity date of the CalMart Loan, (ii) a default or an event of default under the loan documents, (iii) the finding by lender that less than 95%
of rents have been deposited into the lockbox account or (iv) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least
1.05:1; and will end if (1) the CalMart Loan, and all other obligations under the loan documents have been repaid in full or (2) for one year since the end of the last cash management period (A) no default or event of default has occurred,
(B) no event that could trigger another cash management period has occurred and
(C) the DSCR is at least equal to 1.10:1.

ESCROWS/HOLDBACKS. The following escrow/reserve accounts have been established with respect to CalMart Loan:

                               ESCROWS / RESERVES

TYPE:                                   INITIAL               MONTHLY
------------------------------------   --------   ------------------------------
Taxes ..............................   $490,598              $125,230
Insurance ..........................   $251,131              $ 62,782
Immediate Repairs ..................   $      0              $      0
Capital Expenditures ...............   $      0              $ 31,858
Rollover Reserve ...................   $      0   $77,698 (capped at $1,500,000)

ADDITIONAL DEBT. An affiliate of the borrower has a committed $20 million revolving credit facility with IXIS Real Estate Capital Inc., as lender, secured by, among other things, 49% of the equity interest in the borrower.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

RLJ PORTFOLIO

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Properties                                                43
Location (City/State)                                                  See Table
Property Type                                                        Hospitality
Size (Rooms)                                                               5,427
Percentage Physical Occupancy as of
   April 30, 2006                                                          72.5%
Year Built                                                             See Table
Appraised Value                                                     $715,700,000
Underwritten Occupancy                                                     73.3%
Underwritten Revenues                                               $183,819,220
Underwritten Total Expenses                                         $124,884,215
Underwritten Net Operating Income (NOI)                              $58,935,005
Underwritten Net Cash Flow (NCF)                                     $51,147,635
Trailing 12 NOI as of April 30, 2006                                 $55,867,317
2005 NOI                                                             $51,492,137
2004 NOI                                                             $37,590,202

                                LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                   June 14, 2006
Cut-off Date Principal Balance                                       $95,367,640
Cut-off Date Loan Balance Per Room                                    $92,970(1)
Percentage of Initial Mortgage Pool Balance                                 6.2%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            6.2940%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            42
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                LO(25), Def (59), O (36)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                  70.5%(1)
LTV Ratio at Maturity or ARD                                            64.6%(1)
Underwritten DSCR on NOI                                             1.57x(1, 2)
Underwritten DSCR on NCF                                             1.37x(1, 3)

(1)  Based on the aggregate principal balance of the RLJ Hotel Portfolio Loan
     ($95,367,640) and the non-trust RLJ Hotel Portfolio Pari Passu Notes
     ($409,181,230) evidencing the RLJ Hotel Portfolio Loan Combination.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.83x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.59x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 3rd largest mortgage loan (the "RLJ Hotel Portfolio Loan") is evidenced by two promissory notes secured by a first mortgage encumbering the fee interest in 43 hotels. The hotels, which total 5,427 rooms, are flagged by
Marriott, Courtyard, Residence Inn, Fairfield Inn, Hilton Garden Inn, Springhill
Suites, Hampton Inn, Holiday Inn Express, Renaissance, Holiday Inn Select and
Sleep Inn (each, an "RLJ Hotel Portfolio Property" and collectively the "RLJ
Hotel Portfolio Properties"). The RLJ Hotel Portfolio Loan represents approximately 6.2% of the initial mortgage pool balance and approximately 8.3%
of the initial loan group 1 balance.

The RLJ Hotel Portfolio Loan was originated on June 14, 2006 and has a principal balance as of the cut-off date of $95,367,640. The RLJ Hotel Portfolio Loan has a remaining term of 119 months to its scheduled maturity date of July 1, 2016.
The RLJ Hotel Portfolio Loan may be prepaid without premium after July 1, 2013.

The RLJ Hotel Portfolio Loan is pari passu with other promissory notes (the "RLJ
Hotel Portfolio Pari Passu Notes" and collectively, the "RLJ Hotel Portfolio
Loan Combination") that have an aggregate principal balance of $409,181,230 as of the cut-off date. The RLJ Hotel Portfolio Pari Passu Notes are secured by the same mortgages as the RLJ Hotel Portfolio Loan. The RLJ Hotel Portfolio Pari
Passu Notes are pari passu in right of payment and in other respects to the RLJ
Hotel Portfolio Loan and have the same interest rate, maturity date and amortization term as the RLJ Hotel Portfolio Loan. The RLJ Hotel Portfolio Pari
Passu Notes will be held outside of the trust and are expected to be securitizied in various transactions. The pooling and servicing agreement for the Wachovia Bank Commercial Mortgage Trust Commercial Pass-Through Certificates
Series 2006-C27 (the "Wachovia 2006-C27 Securitization") transaction will govern the servicing of the RLJ Hotel Portfolio Loan Combination. The controlling class representative of the Wachovia 2006-C27 Securitization will have the right, in lieu of the controlling class representative of the 2006-C2 securitization, to direct and advise the master servicer and the special servicer under the
Wachovia 2006-C27 Securitization pooling and servicing agreement on various servicing matters with respect to the mortgage loans in the related loan combination and the related mortgaged real property. See "Description of the
Mortgage Pool--The Loan Combinations" in the prospectus supplement.

THE BORROWER. The borrowers (the "RLJ Hotel Portfolio Borrowers") are each single purpose bankruptcy remote entities owned and controlled indirectly by RLJ
Lodging Fund II, LLC ("Fund II" or "Sponsor"), an affiliate of RLJ Development,
LLC. Fund II is controlled by RLJ Capital Partners II, LLC, the general partner of Fund II. RLJ Capital Partners II, LLC is also the general partner in RLJ
Urban Lodging Fund I, LLC, which owns 18 hotel assets valued at approximately
$600 million.

RLJ Development, LLC is a privately held real estate investment company founded in 2000 and led by Chairman and CEO Robert L. Johnson and President Thomas J.
Baltimore, Jr. The firm actively acquires, repositions, renovates, and re-brands institutional-quality hotel properties throughout North America and the
Caribbean. Prior to this transaction, RLJ Development owned eleven hotels valued at approximately $450 million. In 2004, the firm launched its first private equity fund, the RLJ Urban Lodging Fund, LP ("Fund I"), which currently has $315 million in equity commitments and total purchasing power in excess of $900 million. As of July 16, 2006, the Fund was approximately 80% committed, with 22 assets closed at an aggregate gross acquisition value of approximately $680 million. Fund I has seven institutional investors including several major public and corporate pension funds, financial institutions and two dominant hospitality entities. The Fund's strategy is to acquire and develop upscale focused-service hotels and compact full-service hotels in urban markets primarily under Hilton and Marriott brands. Upon final closing, Fund II is expected to have over $700 million of equity commitments. The following investors, which also participated in a prior RLJ fund, have made equity commitments to Fund II: CalPERS, CalSTRS, the State of North Carolina, the State of Connecticut, Marriott, Wells Fargo,
GE, Allstate Insurance and Church Pension, among other investors. With this acquisition, RLJ will become the one of the largest Marriott franchisee in the
United States.

THE LOCKBOX. The RLJ Hotel Portfolio Borrowers and manager shall collect all rents and other gross revenues and shall, within seven days, deposit all rents and other gross revenues from the RLJ Hotel Portfolio Properties into a rent account. Unless and until a sweep event has occurred, funds from the rent account will be transferred daily into a borrower account. A sweep event occurs when the aggregate debt service coverage ratio is less than 1.10x for each of the two prior quarters and ends when the aggregate debt service coverage ratio equals or exceeds 1.20x for each of two quarters. Upon the occurrence of a sweep event, funds will be automatically transferred into a central account. Borrower shall pay to the central account sums required to fund the following sub-accounts (and all funds in the central account shall be allocated to the following sub-accounts): (i) to the basic carrying costs sub-account, until an amount equal to the basic carrying costs monthly installment for such payment date has been allocated to the basic carrying costs sub-account, (ii) to the debt service payment sub-account, until an amount equal to the required debt service payment for such payment date has been allocated to the debt service payment sub-account, (iii) to the recurring replacement reserve sub-account, until an amount equal to the recurring replacement reserve monthly installment for such payment date has been allocated to the recurring replacement reserve sub-account, (iv) only if an event of default exits, to the operations and maintenance expense sub-account, until an amount equal to the cash expenses, other than management fees payable to affiliates of borrower, for the interest accrual period ending immediately prior to such payment date pursuant to the related approved annual budget, (v) only if an event of default exists, to the operation and maintenance expense sub-account until an amount equal to the amount, if any, of the net capital expenditures for the interest accrual period ending immediately prior to the payment date pursuant to the related approved annual budget, (vi) only during an O&M operative period, to the operation and maintenance expense sub-account until an amount equal to the amount, if any, of the extraordinary expenses approved by Lender for the interest accrual period ending immediately prior to such payment date, and (vii) only during an O&M operative period, the balance, if any, to the curtailment reserve sub-account.

THE PROPERTIES. The RLJ Hotel Portfolio Loan is collateralized by 43 properties containing a total of 5,427 rooms. The properties are located in eight states.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

The following tables present certain information relating to the RLJ Hotel
Portfolio Properties:

                         RLJ HOTEL PORTFOLIO PROPERTIES

                                                                    CUT-OFF DATE
                                            PROPERTY                  ALLOCATED                   APPRAISAL
PROPERTY NAME                               LOCATION        ROOMS      BALANCE     YEAR BUILT       VALUE        U/W NCF
------------------------------------   ------------------   -----   ------------   ----------   ------------   -----------

Marriott Denver South ..............      Lone Tree, CO       279    $ 7,481,051      2003      $ 49,200,000   $ 3,843,645
Marriott Midway ....................    Bedford Park, IL      200      5,355,005      2002        36,700,000     2,626,265
Renaissance Plantation .............     Plantation, FL       250      4,845,594      2002        42,200,000     3,060,307
HGI Midway .........................    Bedford Park, IL      174      4,092,308      2005        29,200,000     2,006,998
Residence Inn Plantation ...........     Plantation, FL       138      3,810,452      1996        25,600,000     2,188,133
Rennaissance Broomfield ............     Broomfield, CO       232      3,598,275      2002        41,000,000     1,887,216
Courtyard Salt Lake City ...........   Salt Lake City, UT     154      3,472,069      1999        23,100,000     1,702,813
Residence Inn Houston Galleria .....       Houston, TX        146      3,363,976      1960        21,900,000     1,885,784
Springhill Suites Austin South .....       Austin, TX         152      3,258,074      2000        17,000,000     1,317,843
Marriott Austin South ..............       Austin, TX         211      3,258,074      2001        33,100,000     2,324,585
Hampton Inn Midway .................    Bedford Park, IL      170      3,163,143      1990        25,000,000     1,558,815
Marriott Pontiac ...................       Pontiac, MI        290      2,637,858      2000        36,800,000     1,767,883
Holiday Inn Express Midway .........    Bedford Park, IL      104      2,463,287      1999        16,400,000     1,342,242
Courtyard Austin Northwest .........       Austin, TX         102      2,397,271      1996        16,200,000     1,254,103
Residence Inn Round Rock ...........     Round Rock, TX        96      2,209,971      1999        14,800,000     1,198,136
Residence Inn Austin Northwest .....       Austin, TX          84      2,192,835      1996        15,500,000     1,091,737
Courtyard Brandon ..................        Tampa, FL          90      2,028,611      1997        13,000,000     1,185,532
Residence Inn Pontiac ..............       Pontiac, MI        114      2,006,568      1998        14,300,000       984,085
Residence Inn Schaumberg ...........     Schaumburg, IL       125      1,978,960      2001        15,100,000     1,051,201
Sleep Inn Midway ...................    Bedford Park, IL      120      1,972,888      1995        13,200,000       992,040
Springhill Suites Schaumberg .......     Schaumburg, IL       132      1,934,363      2001        15,700,000     1,008,337
Fairfield Inn Brandon ..............        Tampa, FL         107      1,924,435      1997        12,200,000     1,096,157
Courtyard Fort Wayne ...............     Fort Wayne, IN       142      1,855,744      1986        13,000,000       942,646
Courtyard Louisville NE ............     Louisville, KY       114      1,805,242      2004        14,800,000       885,348
Courtyard Merrillville .............    Merrillville, IN      112      1,747,072      1987        11,700,000       897,987
Residence Inn Louisville, CO .......     Louisville, CO        88      1,610,939      2000        12,300,000       790,056
Residence Inn Fishers ..............       Fishers, IN         78      1,592,633      1996        11,000,000       781,078
Courtyard Sugarland ................      Stafford, TX        112      1,576,580      1997        10,000,000       908,567
Residence Inn Sugarland ............      Sugarland, TX        78      1,433,006      1997         9,800,000       820,466
Fairfield Inn Merrillville .........    Merrillville, IN      111      1,428,958      1990         9,000,000       848,728
Courtyard Mesquite .................      Mesquite, TX        101      1,382,461      1998         9,200,000       850,459
Residence Inn Merrillville .........    Merrillville, IN       78      1,358,834      1996         9,100,000       701,649
Courtyard Mishawaka ................      Mishawaka, IN        78      1,342,011      1995         9,000,000       750,656
Courtyard Pontiac ..................       Pontiac, MI        110      1,320,304      1998         9,800,000       647,519
Residence Inn Austin South .........       Austin, TX          66      1,309,448      1996         9,300,000       688,514
Hampton Inn Merrillville ...........    Merrillville, IN       64      1,104,986      1995         7,400,000       589,570
Holiday Inn Express Merrillville ...    Merrillville, IN       62        985,528      1995         6,600,000       504,326
Courtyard Valparaiso ...............     Vaplaraiso, IN       111        896,068      1985         7,400,000       439,460
Fairfield Inn Austin South .........       Austin, TX          63        821,273      1995         5,500,000       405,782
Holiday Inn Select Grand Rapids ....    Grand Rapids, MI      148        774,681      2003         8,800,000       379,928
Residence Inn South Bend ...........     South Bend, IN        80        647,861      1988         5,600,000       466,761
Courtyard Benton Harbor ............    Benton Harbor, MI      98        495,913      1988         6,300,000       255,449
Fairfield Inn Valparaiso ...........     Valparaiso, IN        63        433,035      1996         2,900,000       218,825
                                                            -----    -----------      ----      ------------   -----------
TOTAL / WEIGHTED AVERAGE ...........                        5,427    $95,367,640      1997      $715,700,000   $51,147,631
                                                            =====    ===========      ====      ============   ===========

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                                                          OPERATIONAL STATISTICS(1)
                                        --------------------------------------------------------------------------------------------
                                                     2003                            2004                           2005
                                        -----------------------------   -----------------------------   ----------------------------
PROPERTY NAME                             ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REVPAR
-------------------------------------   -------   ---------   -------   -------   ---------   -------   -------   ---------   ------

Marriott Pontiac ....................   $101.22     65.90%     $66.71   $107.60     60.36%     $64.95   $111.69     63.30%    $70.70
Marriott Denver South ...............   $ 94.80     54.75%     $51.91   $105.09     67.54%     $70.98   $113.84     71.68%    $81.60
Renaissance Plantation ..............   $ 87.88     72.86%     $64.03   $100.91     79.86%     $80.59   $118.78     77.90%    $92.52
Rennaissance Broomfield .............   $108.75     51.63%     $56.15   $111.37     64.73%     $72.08   $124.69     66.48%    $82.89
Marriott Austin South ...............   $ 89.41     59.87%     $53.53   $ 89.46     64.01%     $57.26   $100.98     67.55%    $68.22
Marriott Midway .....................   $107.55     67.68%     $72.79   $113.14     73.43%     $83.08   $122.54     69.29%    $84.91
HGI Midway ..........................        --        --          --        --        --          --   $108.10     64.45%    $69.67
Hampton Inn Midway ..................   $101.64     75.47%     $76.70   $107.95     73.28%     $79.11   $114.43     74.23%    $84.94
Courtyard Salt Lake City ............   $ 82.72     66.69%     $55.17   $ 89.76     66.61%     $59.79   $ 88.73     75.10%    $66.63
Springhill Suites Austin South ......   $ 65.72     53.00%     $34.83   $ 65.87     55.14%     $36.32   $ 81.14     68.79%    $55.82
Holiday Inn Select Grand Rapids .....   $ 77.79     29.94%     $23.29   $ 71.69     59.02%     $42.31   $ 73.04     66.41%    $48.50
Residence Inn Houston Galleria ......   $107.86     67.37%     $72.67   $103.18     56.71%     $58.51   $103.19     76.80%    $79.25
Courtyard Fort Wayne ................   $ 77.49     61.16%     $47.39   $ 82.09     60.60%     $49.75   $ 86.72     60.95%    $52.85
Residence Inn Plantation ............   $ 87.08     82.32%     $71.69   $ 97.87     86.47%     $84.63   $113.28     83.74%    $94.86
Springhill Suites Schaumburg ........   $ 82.78     63.60%     $52.64   $ 83.46     67.18%     $56.07   $ 91.79     73.20%    $67.19
Residence Inn Schaumburg ............   $ 98.82     73.54%     $72.68   $ 96.18     75.62%     $72.74   $ 99.25     83.28%    $82.66
Sleep Inn Midway ....................   $ 82.40     77.36%     $63.75   $ 79.76     84.50%     $67.40   $ 81.16     89.79%    $72.87
Courtyard Louisville NE .............        --        --          --   $ 94.55     27.19%     $25.71   $ 91.12     54.29%    $49.47
Residence Inn Pontiac ...............   $ 84.73     78.06%     $66.14   $ 85.97     78.23%     $67.26   $ 87.64     81.32%    $71.27
Fairfield Inn Merrillville ..........   $ 63.87     58.99%     $37.68   $ 66.71     58.33%     $38.91   $ 71.49     63.32%    $45.27
Courtyard Merrillville ..............   $ 89.52     52.73%     $47.21   $ 96.09     57.05%     $54.82   $ 98.39     63.08%    $62.06
Courtyard Sugarland .................   $ 85.24     72.26%     $61.60   $ 84.04     65.56%     $55.09   $ 87.66     70.66%    $61.94
Courtyard Valparaiso ................   $ 72.25     51.06%     $36.89   $ 79.04     53.18%     $42.04   $ 75.22     59.58%    $44.81
Courtyard Pontiac ...................   $ 98.03     57.94%     $56.79   $ 94.38     59.39%     $56.06   $ 93.71     59.01%    $55.30
Fairfield Inn Brandon ...............   $ 70.90     69.78%     $49.47   $ 74.75     73.79%     $55.16   $ 83.67     77.01%    $64.43
Holiday Inn Express Midway ..........   $108.37     78.67%     $85.25   $112.92     78.58%     $88.73   $123.32     78.14%    $96.37
Courtyard Austin Northwest ..........   $105.98     63.71%     $67.51   $ 99.31     67.83%     $67.37   $110.30     70.28%    $77.52
Courtyard Mesquite ..................   $ 80.75     61.45%     $49.62   $ 82.76     67.50%     $55.86   $ 88.58     68.68%    $60.83
Courtyard Benton Harbor .............   $ 75.45     55.82%     $42.11   $ 78.86     56.24%     $44.35   $ 81.56     48.10%    $39.23
Residence Inn Round Rock ............   $ 88.31     65.63%     $57.96   $ 90.19     71.73%     $64.69   $ 97.75     80.79%    $78.97
Courtyard Brandon ...................   $ 94.31     73.31%     $69.13   $101.34     78.83%     $79.89   $110.45     76.65%    $84.66
Residence Inn Louisville, CO ........   $ 94.06     64.35%     $60.53   $ 91.53     73.65%     $67.41   $ 97.97     68.34%    $66.95
Residence Inn Austin Northwest ......   $ 93.30     77.45%     $72.25   $ 91.29     83.66%     $76.37   $104.61     80.31%    $84.01
Residence Inn South Bend ............   $ 80.15     75.15%     $60.24   $ 80.03     82.28%     $65.86   $ 88.11     81.79%    $72.07
Courtyard Mishawaka .................   $ 93.28     69.28%     $64.62   $ 99.55     68.12%     $67.82   $104.04     72.62%    $75.56
Residence Inn Fishers ...............   $ 79.97     84.23%     $67.35   $ 96.52     73.13%     $70.58   $ 94.46     81.78%    $77.25
Residence Inn Merrillville ..........   $ 93.41     76.26%     $71.23   $ 99.55     78.06%     $77.71   $102.03     75.81%    $77.35
Residence Inn Sugarland .............   $ 96.04     76.82%     $73.77   $ 89.99     77.27%     $69.53   $ 94.74     84.03%    $79.61
Residence Inn Austin South ..........   $ 88.68     63.67%     $56.46   $ 86.97     73.74%     $64.13   $ 97.64     80.81%    $78.91
Hampton Inn Merrillville ............   $ 81.62     64.79%     $52.88   $ 86.70     64.89%     $56.25   $ 91.75     73.77%    $67.68
Fairfield Inn Austin South ..........   $ 65.94     54.14%     $35.70   $ 61.03     62.87%     $38.37   $ 76.86     69.47%    $53.40
Fairfield Inn Valparaiso ............   $ 66.93     63.24%     $42.32   $ 71.22     57.06%     $40.64   $ 68.97     61.45%    $42.39
Holiday Inn Express Merrillville ....   $ 84.32     71.22%     $60.05   $ 86.44     68.61%     $59.30   $ 89.77     71.26%    $63.97
                                        -------     -----      ------   -------     -----      ------   -------     -----     ------
TOTAL / WEIGHTED AVERAGE ............   $ 84.69     61.46%     $55.22   $ 89.73     65.35%     $60.87   $ 99.58     71.17%    $71.08
                                        =======     =====      ======   =======     =====      ======   =======     =====     ======

                                                          OPERATIONAL STATISTICS(1)
                                        -------------------------------------------------------------
                                         TRAILING 12-MONTH APRIL 2006          ML UNDERWRITING
                                        -----------------------------   -----------------------------
PROPERTY NAME                             ADR     OCCUPANCY    REVPAR     ADR     OCCUPANCY    REVPAR
-------------------------------------   -------   ---------   -------   -------   ---------   -------

Marriott Pontiac ....................   $117.97     62.52%    $ 73.76   $117.97     62.52%    $ 73.76
Marriott Denver South ...............   $117.47     72.39%    $ 85.03   $125.00     72.51%    $ 90.64
Renaissance Plantation ..............   $128.85     78.81%    $101.54   $128.85     78.81%    $101.54
Rennaissance Broomfield .............   $128.32     64.38%    $ 82.62   $128.32     64.38%    $ 82.62
Marriott Austin South ...............   $108.15     71.35%    $ 77.16   $108.15     71.35%    $ 77.16
Marriott Midway .....................   $129.79     64.18%    $ 83.30   $150.00     75.00%    $112.50
HGI Midway ..........................   $108.40     69.37%    $ 75.20   $118.00     75.00%    $ 88.50
Hampton Inn Midway ..................   $116.69     74.54%    $ 86.98   $116.69     74.54%    $ 86.98
Courtyard Salt Lake City ............   $ 92.56     75.95%    $ 70.30   $ 92.56     75.95%    $ 70.30
Springhill Suites Austin South ......   $ 84.10     77.60%    $ 65.26   $ 84.10     77.60%    $ 65.26
Holiday Inn Select Grand Rapids .....   $ 72.26     69.45%    $ 50.19   $ 72.26     69.45%    $ 50.19
Residence Inn Houston Galleria ......   $108.70     82.92%    $ 90.13   $109.73     80.00%    $ 87.79
Courtyard Fort Wayne ................   $ 86.82     64.57%    $ 56.06   $ 86.82     64.57%    $ 56.06
Residence Inn Plantation ............   $117.04     85.81%    $100.43   $117.04     85.81%    $100.43
Springhill Suites Schaumburg ........   $ 94.19     74.30%    $ 69.98   $ 94.19     74.30%    $ 69.98
Residence Inn Schaumburg ............   $ 99.14     82.92%    $ 82.21   $ 99.14     82.92%    $ 82.21
Sleep Inn Midway ....................   $ 83.71     89.57%    $ 74.97   $ 83.71     89.57%    $ 74.97
Courtyard Louisville NE .............   $ 93.00     58.81%    $ 54.69   $ 95.98     60.00%    $ 57.59
Residence Inn Pontiac ...............   $ 90.92     81.31%    $ 73.92   $ 90.92     80.00%    $ 72.73
Fairfield Inn Merrillville ..........   $ 73.74     62.45%    $ 46.05   $ 84.00     68.00%    $ 57.12
Courtyard Merrillville ..............   $ 99.86     65.33%    $ 65.24   $ 99.86     65.33%    $ 65.24
Courtyard Sugarland .................   $ 91.39     73.08%    $ 66.79   $ 91.39     73.08%    $ 66.79
Courtyard Valparaiso ................   $ 75.51     59.33%    $ 44.80   $ 75.51     59.33%    $ 44.80
Courtyard Pontiac ...................   $ 95.38     62.71%    $ 59.81   $ 95.38     62.00%    $ 59.13
Fairfield Inn Brandon ...............   $ 89.01     76.87%    $ 68.42   $ 94.49     72.00%    $ 68.04
Holiday Inn Express Midway ..........   $126.39     81.45%    $102.94   $126.39     80.00%    $101.11
Courtyard Austin Northwest ..........   $112.33     73.82%    $ 82.93   $112.33     73.82%    $ 82.93
Courtyard Mesquite ..................   $ 90.70     71.15%    $ 64.53   $ 90.70     71.15%    $ 64.53
Courtyard Benton Harbor .............   $ 82.14     53.74%    $ 44.14   $ 82.14     53.74%    $ 44.14
Residence Inn Round Rock ............   $102.00     82.60%    $ 84.25   $106.41     80.00%    $ 85.13
Courtyard Brandon ...................   $115.10     76.13%    $ 87.63   $115.10     76.13%    $ 87.63
Residence Inn Louisville, CO ........   $ 99.66     65.80%    $ 65.58   $ 99.66     65.80%    $ 65.58
Residence Inn Austin Northwest ......   $107.30     82.64%    $ 88.67   $107.30     82.64%    $ 88.67
Residence Inn South Bend ............   $ 90.15     78.99%    $ 71.21   $ 90.15     78.99%    $ 71.21
Courtyard Mishawaka .................   $103.41     74.38%    $ 76.92   $103.41     72.62%    $ 75.10
Residence Inn Fishers ...............   $ 94.99     82.93%    $ 78.77   $ 96.75     80.00%    $ 77.40
Residence Inn Merrillville ..........   $103.15     74.19%    $ 76.53   $103.15     74.19%    $ 76.53
Residence Inn Sugarland .............   $ 98.06     86.35%    $ 84.68   $ 98.06     86.35%    $ 84.68
Residence Inn Austin South ..........   $103.35     83.24%    $ 86.03   $103.35     83.24%    $ 86.03
Hampton Inn Merrillville ............   $ 93.49     75.41%    $ 70.50   $ 93.49     75.41%    $ 70.50
Fairfield Inn Austin South ..........   $ 82.47     69.85%    $ 57.60   $ 85.60     70.00%    $ 59.92
Fairfield Inn Valparaiso ............   $ 70.15     57.37%    $ 40.24   $ 73.25     62.96%    $ 46.12
Holiday Inn Express Merrillville ....   $ 92.40     72.11%    $ 66.62   $ 92.40     72.11%    $ 66.62
                                        -------     -----     -------   -------     -----     -------
TOTAL / WEIGHTED AVERAGE ............   $102.94     72.49%    $ 74.75   $104.96     72.92%    $ 76.75
                                        =======     =====     =======   =======     =====     =======

(1)  RLJ Hotel Portfolio Properties ADR, Occupancy and RevPAR information obtained from Smith Travel Research ("STR") Reports as of April 2006 with the exception of Holiday Inn Select Grand Rapids for which the STR Report is as of March 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                             PENETRATION INDICES(1)

PROPERTY NAME                                ADR INDEX   OCCUPANCY INDEX   REV PAR INDEX
-------------                                ---------   ---------------   -------------

Marriott Pontiac .........................      97.3%          93.7%            91.2%
Marriott Denver South ....................     113.0%         123.3%           139.3%
Renaissance Plantation ...................     120.6%         107.5%           129.7%
Rennaissance Broomfield ..................     106.1%         102.5%           108.8%
Marriott Austin South ....................     115.2%         108.6%           125.0%
Marriott Midway ..........................     119.5%         102.0%           121.9%
HGI Midway ...............................     101.1%          99.8%           100.8%
Hampton Inn Midway .......................     110.0%         103.3%           113.6%
Courtyard Salt Lake City .................     117.5%         113.7%           133.6%
Springhill Suites Austin South ...........     111.4%         121.6%           135.4%
Holiday Inn Select Grand Rapids ..........      95.8%         116.9%           112.0%
Residence Inn Houston Galleria ...........      99.1%         110.8%           109.8%
Courtyard Fort Wayne .....................     122.7%         142.3%           174.5%
Residence Inn Plantation .................     111.8%         115.8%           129.4%
Springhill Suites Schaumberg .............     121.2%         108.1%           131.1%
Residence Inn Schaumberg .................     114.2%         117.4%           134.0%
Sleep Inn Midway .........................      90.6%         125.2%           113.5%
Courtyard Louisville NE ..................     104.6%          95.1%            99.5%
Residence Inn Pontiac ....................     102.1%         121.2%           123.8%
Courtyard Merrillville ...................     117.6%         110.9%           130.5%
Courtyard Sugarland ......................     123.4%          99.5%           122.8%
Courtyard Valparaiso .....................      89.2%          93.8%            83.6%
Fairfield Inn Merrillville ...............     109.4%         104.6%           114.4%
Courtyard Pontiac ........................     104.7%          91.8%            96.1%
Fairfield Inn Brandon ....................     116.7%         100.1%           116.8%
Holiday Inn Express Midway ...............     114.5%         117.0%           134.0%
Courtyard Austin Northwest ...............     135.1%         103.4%           139.8%
Courtyard Mesquite .......................     132.0%         114.7%           151.4%
Courtyard Benton Harbor ..................     103.9%          99.0%           102.8%
Residence Inn Round Rock .................     129.9%         123.3%           160.2%
Courtyard Brandon ........................     125.4%          98.5%           123.4%
Residence Inn Louisville, CO .............     119.4%          96.4%           115.2%
Residence Inn Austin Northwest ...........     121.2%         106.7%           129.4%
Residence Inn South Bend .................      91.2%         130.2%           118.8%
Courtyard Mishawaka ......................     112.1%         113.8%           127.6%
Residence Inn Fishers ....................     110.7%         125.7%           139.1%
Residence Inn Merrillville ...............     104.9%         121.9%           127.8%
Residence Inn Sugarland ..................     123.3%         134.1%           165.3%
Residence Inn Austin South ...............     136.7%         122.2%           167.1%
Hampton Inn Merrillville .................     124.9%         127.7%           159.5%
Fairfield Inn Austin South ...............     132.6%         100.0%           132.7%
Fairfield Inn Valparaiso .................      94.4%          93.7%            88.4%
Holiday Inn Express Merrillville .........     120.8%         118.2%           142.8%
                                               -----          -----            -----
TOTAL/WEIGHTED AVERAGE .................       112.1%         110.2%           123.8%
                                               =====          =====            =====

(1)  RLJ Hotel Portfolio Properties ADR, Occupancy and RevPAR statistics and
     Competitive Set ADR, Occupancy and RevPAR information obtained from Smith
     Travel Research ("STR") Reports as of April 2006 with the exception of
     Holiday Inn Select Grand Rapids for which the STR Report is as of March
     2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

ESCROWS/RESERVES. The following escrows/reserves have been established with respect to the RLJ Hotel Portfolio Loan:

                                ESCROWS/RESERVES

TYPE:                                            INITIAL           MONTHLY
-------------------------------------------    -----------  --------------------
Tax: ......................................   $ 3,321,173          $698,847
Insurance: ................................   $   396,648          $113,801
Immediate Repairs: ........................   $   500,555             NAP
Replacement Reserve: ......................       NAP       4% of gross revenues
PIP Reserve(1).............................   $30,479,998             NAP

Curtailment Reserve. In the event that the debt service coverage ratio is less than 1.10x for each of the prior two quarters, 100% of all excess cash flow will be deposited into an account and held until such time as the debt service coverage ratio exceeds equals or exceeds 1.20x for each of the prior two quarters. Notwithstanding the foregoing, the debt service coverage ratio for these tests will not be calculated prior to the payment date occurring in March
2007.

(1)  All PIP Reserves are held pursuant to an escrow agreement between the RLJ
     Hotel Portfolio Borrowers and WLS and will be released to the RLJ Hotel
     Portfolio Borrowers in the event that all PIP work for which sums were escrowed is not completed prior to June 13, 2007. All of the RLJ Portfolio
     Borrowers' rights in the PIP Reserve have been collaterally assigned to lender.

ADDITIONAL DEBT. Several pari passu promissory notes in the aggregate principal amount of $409,181,230 as of the cut-off date (the "RLJ Hotel Portfolio Pari
Passu Notes") are also secured by the first mortgage encumbering the RLJ Hotel
Portfolio Properties. See "The Loan" above.

Subordinate or secondary financing secured by any of the RLJ Hotel Portfolio
Properties or any interest therein without the prior written consent of the
Lender is prohibited and shall be an event of default under the loan documents;
provided, however, the RLJ Hotel Portfolio Borrowers may seek mezzanine financing from lender or a third party investor at any time. Any such mezzanine loan may be secured by direct and/or indirect interests in any of the RLJ Hotel
Portfolio Borrowers provided that, among other items (i) no event of default has occurred and is continuing under the loan documents, (ii) the aggregate amount of the mezzanine loan and the portion of the RLJ Hotel Portfolio Loan allocable to the property or properties the ownership interests of which are subject to the mezzanine loan does not exceed a loan to value ratio in excess of 80% and a debt service coverage ratio equal to 1.30x or greater, (iii) lender has entered into a reasonably acceptable intercreditor agreement with the holder of the mezzanine loan, (iv) lender has received "no downgrade" letters from any of the rating agencies rating the certificates stating that any rating issued in a connection with a securitization will not, as a result of the proposed mezzanine loan, be downgraded from the then current ratings thereof, qualified or withdrawn, and (v) the RLJ Hotel Portfolio Borrowers shall pay lender's reasonable out-of-pocket costs in connection with the mezzanine loan.

DEFEASANCE. At any time subsequent to the earlier to occur of (i) two years after the last securitization involving any portion of the RLJ Hotel Portfolio
Loan Combination or (ii) three years after the loan closing, the RLJ Hotel
Portfolio Loan may be defeased in whole or in part with United States government obligations. The RLJ Hotel Portfolio Borrowers may obtain a release of one or more properties from the lien of the Mortgage in connection with a partial defeasance subject to fulfillment of certain conditions, including providing defeasance collateral in an amount as set forth below in "Property Release".

PROPERTY SUBSTITUTION. Subject to lender's customary requirements for substitution of properties including, without limitation, delivery of satisfactory appraisals, environmental reports, title policies, opinions and loan documents, the RLJ Hotel Portfolio Borrower may substitute properties one time during the term of the loan, of the kind and quality (which shall include, among other things, franchise name and franchise system of the property being substituted, the geographic diversity of the property being substituted vis-a-vis the balance of the RLJ Hotel Portfolio Properties and the demographics, employment rates, vacancy rates, populations, absorption trends, accessibility and visibility and projected new rooms or renovations of the markets in which the RLJ Hotel Portfolio Properties are located, and, if more than 10% in the aggregate (by portfolio principal balance) is substituted or RLJ
Hotel Portfolio Borrower desires to substitute any of the ten largest RLJ Hotel
Portfolio Properties (by allocated loan amount), lender shall require "no downgrade" letters from any of the rating agencies rating the certificates stating that any rating issued in a connection with a securitization will not, as a result of the proposed substitution, be downgraded from the then current ratings thereof, qualified or withdrawn.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

PROPERTY RELEASE. The release of an individual property in its entirety will be permitted at any time upon receipt of a prepayment in an amount equal to 120% of the outstanding principal balance of the allocated loan amount with respect to the largest ten RLJ Hotel Portfolio properties. The release price percentage below is measured exclusive of the allocated loan amounts of the ten largest assets.

  APPLICABLE LOAN AMOUNT PREPAID (INCLUDING ALL PREVIOUSLY
  PREPAID ALLOCATED LOAN AMOUNTS PLUS THE ALLOCATED LOAN     RELEASE PRICE
AMOUNT FOR THE PROPERTY SUBJECT TO THE RELEASE) IS WITHIN:    PERCENTAGE
----------------------------------------------------------   -------------
0-5% .....................................................      105%
Greater than 5% -- 15% ...................................      110%
Greater than 15% -- 20% ..................................      115%
Greater than 20% .........................................      120%

PROPERTY MANAGEMENT. White Lodging Services Corporation ("WLS") will be the manager of the RLJ Hotel Portfolio Properties pursuant to a management agreement. WLS is not affiliated with the Borrower. Established in 1985, WLS is a fully integrated hotel ownership, development and operating company. The scope and depth of capabilities offered by WLS have increased dramatically since inception, expanding into a fully integrated hotel ownership, development, and management company, specializing in leading brand affiliations on a nationwide basis. WLS provides resources and technical expertise to maximize hotel operating and financial performance. Ongoing strategic development planning enables the firm to balance portfolio risk and return levels in order to achieve superior long-term investment returns while mitigating financial risk. Prior to this transaction, 85% of WLS's 108 managed hotels were owned by WLS. Aside from hotel management, WLS also manages restaurants and development sites.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

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--------------------------------------------------------------------------------

MALL AT WHITNEY FIELD

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Leominster, MA
Property Type                                                             Retail
Size (Square Feet)                                                       664,974
Percentage Physical Occupancy as of April 3, 2006                       98.8%(1)
Year Built                                                                  1967
Year Renovated                                                              2002
Appraisal Value                                                      $95,100,000
# of Tenant Leases                                                            72
Average Rent Per Square Foot                                           $10.08(1)
Underwritten Economic Occupancy                                            98.8%
Underwritten Revenues                                                $10,322,160
Underwritten Total Expenses                                           $3,614,376
Underwritten Net Operating Income (NOI)                               $6,707,784
Underwritten Net Cash Flow (NCF)                                      $6,373,805
Trailing 12 NOI as of March 31, 2006                                  $5,815,435
2005 NOI                                                              $5,856,192
2004 NOI                                                              $5,811,096

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                               IXIS Real Estate Capital Inc.
Loan Group                                                                     1
Origination Date                                                    June 8, 2006
Cut-off Date Principal Balance                                       $74,750,000
Cut-off Date Loan Balance Per SF/Unit                                       $112
Percentage of Initial Mortgage Pool Balance                                 4.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.4270%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            48
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          324
Original Call Protection                                     LO(25),Def(91),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     78.6%
LTV Ratio at Maturity or ARD                                               71.2%
Underwritten DSCR on NOI                                                1.15x(2)
Underwritten DSCR on NCF                                                1.09x(3)

(1)  Includes A.C. Moore with respect to which a letter of intent is outstanding and expected occupancy is May 2007.

(2)  The  DSCR on the NOI for the  Mall at  Whitney  Loan is  1.38x  during  the interest only period.

(3)  The  DSCR on the NCF for the  Mall at  Whitney  Loan is  1.31x  during  the interest only period.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 4th largest loan (the "Mall at Whitney Loan") is evidenced by a single promissory note and is secured by a first priority fee mortgage, encumbering the 664,974 square foot retail shopping center known as the Mall at
Whitney Field, located in Leominster, Massachusetts (the "Mall at Whitney
Property"). The Mall at Whitney Loan has a principal balance of $74,750,000 as of the cut-off date and represents 4.8% of the initial mortgage pool balance and 6.5% of the initial loan group 1 balance.

The Mall at Whitney Loan was originated on June 8, 2006 by IXIS Real Estate
Capital Inc. and has a remaining term of 119 months to its maturity date on
July 5, 2016. The Mall at Whitney Field Loan may be voluntarily prepaid, in whole but not in part on or after April 5, 2016 without a prepayment premium and permits defeasance with United States government obligations beginning 2 years after securitization.

THE PROPERTY. The Mall at Whitney Property is a 664,974 square foot single-level, enclosed regional mall located in Leominster, MA; approximately
55 miles northwest of Boston and 23 miles north of Worcester at the intersection of Interstate 190 and State Route Two. The Mall at Whitney
Property is located between the North Nashua River and the Monoosnoc Brook in
Leominster, Massachusetts.

The Mall at Whitney Property is a single-level, enclosed regional shopping center originally constructed in 1967 with three separate buildings. The central mall building is constructed in a linear design with Filene's, Sears and J.C. Penney and two of the three major tenants located along the outer perimeter of a central retail corridor. The second and third buildings are entirely occupied by Toys "R" Us and Sears AutoCenter, respectively. All property structures are one-story with the exception of Filene's department store, which is two stories.

The Mall at Whitney Property is anchored by: Sears (146,177 sf), J.C. Penney
(90,446 sf) and Filene's (142,000 sf) and four junior anchor stores: Circuit
City (40,000 sf), Old Navy (26,125 sf), Steve & Barry's (18,304 sf) and a
freestanding Toys "R" Us (31,535 sf). All of the anchors at the Mall at Whitney
Property are included in the collateral. The in-line space includes tenants such as Aeropostale, American Eagle, Bath & Body Works, BCBG, Victoria's Secret
and Panera Bread Co. The occupancy for the Mall at Whitney Property is 95.6%, however there is a letter of intent signed by A.C. Moore to occupy 21,400 square feet of space, which would bring the physical occupancy of the property to 98.8%. The in-line occupancy is 89.9% and it is expected to be 97.3% once
A.C. Moore takes occupancy. In-line sales for the trailing twelve month period ending February 2006 were $343 per square foot with occupancy costs of 12.9%.

The following table presents certain information relating to the major tenants at the Mall at Whitney Field Property:

                               TENANT INFORMATION

                                                          CREDIT RATINGS     SQUARE    % OF   BASE RENT      LEASE
        TENANT NAME                PARENT COMPANY        (MOODY'S/S&P)(1)     FEET     GLA       PSF      EXPIRATION
--------------------------   -------------------------   ----------------   -------   -----   ---------   ----------

Sears ....................   Sears Holding Corporation        Ba1/BB+       145,629   21.90%   $ 1.35      5/31/2013
Filene's .................   Retail Ventures, Inc.             NR/NR        140,012   21.06      1.79     10/22/2022
J.C. Penney ..............   J.C. Penney Company             Baa3/BBB-       90,446   13.60      3.76     10/31/2009
Circuit City .............   Circuit City Stores, Inc.         NR/NR         40,000    6.02     15.18      1/31/2016
Toys "R" Us ..............   Toys "R" Us, Inc.                 B3/B-         31,535    4.74      9.00      1/31/2018
                                                                            -------   -----    ------
TOTAL/WEIGHTED AVERAGE ...                                                  447,622   67.31%   $ 3.75
                                                                            =======   =====    ======

(1)  Ratings  provided  are for the entity  identified  in the "Parent  Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information  relating to the lease rollover schedule at the Mall at Whitney Field Property:

                           LEASE ROLLOVER SCHEDULE(1)

                  NUMBER OF                                     % OF BASE   CUMULATIVE  CUMULATIVE  CUMULATIVE  CUMULATIVE %
                    LEASES   SQUARE FEET  % OF GLA   BASE RENT     RENT    SQUARE FEET   % OF GLA    BASE RENT  OF BASE RENT
      YEAR         EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING
----------------  ---------  -----------  --------  ----------  ---------  -----------  ----------  ----------  ------------

Vacant .........                 7,708       1.1%                              7,708        1.1%                     0.0%
MTM ............      3          3,680       0.5    $  126,437      1.9%      11,388        1.7     $  126,437       1.9
2007 ...........      4         13,242       1.9       249,937      3.7       24,630        3.7        376,374       5.6
2008 ...........      7          9,242       1.3       330,572      4.9       33,872        5.0        706,946      10.6
2009 ...........      7        104,401      15.7       774,772     11.7      138,273       20.7      1,481,718      22.3
2010 ...........      5         25,273       3.8       530,541      8.0      163,546       24.5      2,012,259      30.3
2011 ...........      8         35,664       5.3       698,223     10.5      199,210       29.9      2,710,482      40.9
2012 ...........      5         11,728       1.7       304,936      4.6      210,938       31.7      3,015,418      45.5
2013 ...........      5        167,452      25.1       558,625      8.4      378,390       56.9      3,574,043      53.9
2014 ...........      8         10,783       1.6       352,809      5.3      389,173       58.5      3,926,853      59.2
2015 ...........      9         24,409       3.6       619,469      9.3      413,582       62.2      4,546,321      68.6
Thereafter .....     11        251,392      37.8     2,076,480     31.3      664,974      100.0      6,622,802     100.0
                    ---        -------     -----    ----------    -----
TOTAL ..........     72        664,974     100.0%   $6,622,802    100.0%
                    ===        =======     =====    ==========    =====

(1)  Information obtained from borrower's rent roll dated April 1, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

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THE MARKET.(1) The Mall at Whitney Property is located between the Nashua River and the Monoosnoc Brook and east of Commercial Drive in Leominster,
Massachusetts which is in the Worcester MSA. The subject property is bound by
Mills Street to the north, North Nashua River to the east, and by the Monoosnoc
Brook to the south and west. The center's formal address is 100 Commercial Road in Leominster, Massachusetts.

According to Claritas, the Mall at Whitney Field's primary trade area had an estimated population of 164,921 in 2005. The population for the total trade area for the Mall at Whitney Field was estimated to total 757,713 in 2005. Between
2000 and 2005, the population in the primary and total trade areas increased at an average annual rate of 0.7% and 0.8%, respectively. This compares to a population increase of 1.0% for the Worcester statistical area during the same period.

Within the trade area for the Mall at Whitney Field, the average household income was $70,868 in 2005, according to Claritas (2005 and 2010 income figures are estimated based on the 2000 census). Between 2000 and 2005, average household income in the primary trade area increased at an annual average growth rate of 3.3%. This compares with a national average increase of 2.8% per year between 2000 and 2005. Between 2000 and 2005, income levels have risen steadily in both the primary and total trade areas. In 2000, only 49.0% of the households in the primary trade area had incomes over $50,000. By 2005, this number had risen to 55.1% within the primary trade area for the Mall at Whitney Field.

THE BORROWER. The borrower is Leominster Partners, L.P., a Delaware limited partnership and a single purpose entity. The sole limited partner of the borrower is Gregory Greenfield & Associates, Ltd. which owns 99.9% of the partnership interest in the borrower. The remaining 0.1% is owned by GG&A
Leominster, Inc. a Delaware corporation. Gregory Greenfield & Associates owns all of the interests in the general partner of the borrower.

Gregory Greenfield & Associates, Ltd (GG&A) is a real estate investment, leasing and development company with a specific focus on and expertise in repositioning retail properties. All of the principals, who are active in the day-to-day operations of the company, were senior officers of Compass Retail, Inc. (Compass was formerly one of the nation's leading regional mall management, leasing and development organizations). GG&A's principals have expertise derived from managing and leasing of more than 43 million square feet of retail space. The estimated value of GG&A's current portfolio of over 10 million square feet is over $1.3 billion.

PROPERTY MANAGEMENT. The Mall at Whitney Property is managed by Jones Lang La
Salle Americas, Inc., a Maryland corporation, a third party manager.

LOCKBOX. The Mall at Whitney Loan requires a hard lockbox and springing cash management. At origination, the borrower was required to establish a lockbox account. The loan documents require the borrower to direct the tenants to pay their rents directly to the lockbox account. Other than during a cash management period, all funds in the lockbox account are transferred to an account designated by the borrower. During a cash management period, all amounts are transferred to a lender controlled account and applied in accordance with the loan documents. A cash management period will commence upon the occurrence of any of the following: (i) the stated maturity date of the Mall at Whitney Loan,
(ii) a default or an event of default, (iii) the finding by the lender that less than ninety-five percent (95%) of the rents have been deposited into the lockbox account for any calendar month, (iv) the failure by the borrower, after the end of a calendar quarter, to maintain the debt service coverage ratio of at least
1.05:1 or (v) the occurrence of an "anchor store/DSCR trigger event" described below; and will end upon the lender giving notice to the lockbox bank that the sweeping of funds into the lender controlled account may cease, which notice the lender shall only be required to give if (1) the Mall at Whitney Loan and all other obligations under the loan documents have been repaid in full or (2) there has been a defeasance of the Mall at Whitney Loan or (3) for twelve consecutive months since the commencement of the existing cash management period (A) no default or event of default under the loan documents has occurred, (B) no event that would trigger another cash management period has occurred and (C) the debt service coverage ratio is at least equal to 1.10:1 or (4) with respect to clause
(v) above only, on the first payment date to occur after the date upon which the debt service coverage ratio shall exceed 1.20:1 for two consecutive calendar quarters with respect to the applicable anchor store/DSCR trigger event.

An "anchor store/DSCR trigger event" means any of the following events: (i) any of the anchor stores specified in the loan documents either (a) does not remain open for business or operate its store in its ordinary manner for conduct of business (other than for the purpose of renovating or refixturing its premises for a period not to exceed one hundred eighty (180) days) or (b) fails to provide notice of renewal of its lease within the time required under such lease and (ii) the borrower fails to maintain debt service coverage ratio of at least
1.10:1.

ESCROWS/HOLDBACKS. An initial deposit of $80,000 is held as security for the payment of disputed items identified in the estoppel provided by Toys "R" Us
($30,000) and (ii) payment of certain approved leasing expenses associated with the space demised to Amy's Hallmark ($50,000).

An upfront reserve of $1,250,000 was deposited at closing for certain approved leasing expenses for accretive leases. Accretive leases are defined as any lease on account of which borrower is then currently requesting a disbursement: (i)
the lease square footage of which, when added to the leased square footage of all other leases in effect at the Mall at Whitney Property on the effective date of the subject lease, causes the aggregate leased square footage of the Mall at
Whitney Property to equal or exceed the sum of (a) 635,866 square feet; (b) the leased square footage of all other leases which have been determined to be accretive leases entered into after the date hereof and (c) the leased square footage of the subject lease and (ii) which causes the sum of (y) the net operating income (without giving effect to the subject lease), as of the date of determination plus (z) the initial fixed rent under the subject lease annualized, to exceed the net operating income as of the date of determination without giving effect to the subject lease.

(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

The following escrow/reserve accounts have been established with respect to the
Mall at Whitney Field Loan:

                                ESCROWS/RESERVES
TYPE:                                                         INITIAL    MONTHLY
---------------------------------------------------------   ----------   -------
Taxes ...................................................   $  215,426   $58,000
Insurance ...............................................   $   55,447   $14,000
Immediate Repairs .......................................   $   19,375   $     0
Capital Expenditures ....................................   $        0   $ 8,250
Rollover Reserve ........................................   $        0   $30,000
Toys "R" Us Reserve .....................................   $   30,000   $     0
Amy's Hallmark Reserve ..................................   $   50,000   $     0
Accretive Leasing Reserve ...............................   $1,250,000   $     0

ADDITIONAL DEBT. None permitted.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

EMBASSY SUITES -- SAN DIEGO

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Properties                                                 1
Location (City/State)                                              San Diego, CA
Property Type                                           Full Service Hospitality
Size (Rooms)                                                                 337
Percentage Physical Occupancy as of April 30, 2006                         80.5%
Year Built                                                                  1988
Year Renovated                                                              2005
Appraisal Value                                                     $121,000,000
Underwritten Economic Occupancy                                            79.5%
Underwritten Revenues                                                $24,479,861
Underwritten Total Expenses                                          $16,470,205
Underwritten Net Operating Income (NOI)                               $8,009,656
Underwritten Net Cash Flow (NCF)                                      $7,030,462
Trailing 12 NOI as of April 30, 2006                                  $7,917,155
2005 NOI                                                              $7,511,778
2004 NOI                                                              $6,391,564

                                LOAN INFORMATION

Mortgage Loan Seller                                                        PMCF
Loan Group                                                                     1
Origination Date                                                    June 1, 2006
Cut-off Date Principal Balance                                      $ 72,874,488
Cut-off Date Loan Balance Per Room                                  $    216,245
Percentage of Initial Mortgage Pool Balance                                 4.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.2750%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                            LO(48), GRTR1%orYM(69), O(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     60.2%
LTV Ratio at Maturity or ARD                                               51.6%
Underwritten DSCR on NOI                                                   1.48x
Underwritten DSCR on NCF                                                   1.30x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 5th largest mortgage loan (the "Embassy Suites -- San Diego Loan")
is evidenced by a single promissory note and is secured by a first mortgage encumbering a full service hotel (the "Embassy Suites -- San Diego Property")
located in San Diego, California. The Embassy Suites -- San Diego Loan
represents approximately 4.7% of the initial mortgage pool balance and approximately 6.3% of the initial loan group 1 balance.

The Embassy Suites -- San Diego Loan was originated on June 1, 2006, and has a principal balance as of the cut-off date of $72,874,488. The Embassy Suites --
San Diego Loan has a remaining term of 118 months and a scheduled maturity date of June 5, 2016. Beginning on July 5, 2010, the Embassy Suites -- San Diego Loan
permits prepayment subject to payment of a prepayment premium equal to the greater of a yield maintenance formula and one percent of the outstanding principal balance of the Embassy Suites -- San Diego Loan on the prepayment date. The Embassy Suites -- San Diego Loan may be voluntarily prepaid without payment of a prepayment premium from and after April 5, 2016.

THE PROPERTY(1). The Embassy Suites -- San Diego Property is an Embassy Suites
flagged, 337-room full service hotel with an adjacent five-level parking garage located in San Diego, California. The Embassy Suites -- San Diego Property is
franchised with Promus Hotels, Inc. through August 21, 2008. The hotel's public space and all-suite guestrooms offer city skyline or bay views and surround a
13-story, indoor atrium that is landscaped with flora, fauna, and fountains.
Between 2000 and 2005, approximately $8.2 million, or approximately $24,332 per room, was invested in the property for refurbishment and renovation programs.
The Embassy Suites -- San Diego Property features six meeting/banquet rooms, an indoor swimming pool, an outdoor whirlpool, a spa (leased), an exercise facility, a gift shop, a business center, retail outlets (deli and barber shop), an airport shuttle, wireless internet access, and guest laundry service.

The following table presents certain information regarding the Embassy Suites
-- San Diego Property:

                             OPERATIONAL STATISTICS

                                                                       TRAILING 12-MONTH
                                 2002      2003      2004      2005        APRIL 2006        UW
                               -------   -------   -------   -------   -----------------   -------

Average Daily Rate (ADR) ...   $172.50   $181.37   $180.85   $192.88        $197.22        $203.50
Occupancy % ................      79.1%     76.8%     76.2%     79.2%          80.5%          79.5%
RevPAR .....................   $136.45   $139.31   $137.83   $152.76        $158.80        $161.78

THE MARKET(1). The Embassy Suites -- San Diego Property is located in the City and County of San Diego, California. The Embassy Suites -- San Diego Property is
located in downtown San Diego, on Pacific Highway, a major thoroughfare along the San Diego Bay, between Harbor Drive and G Street. Harbor Drive is the primary route to the San Diego Convention Center, while Pacific Highway provides direct access from the San Diego International Airport, which is located approximately three miles northwest of the subject site. The subject's neighborhood is known as the Embarcadero Marina Park area of downtown San Diego, and is located in the Gaslamp Quarter/Convention Center submarket. The surrounding development is primarily tourist-related, including lodging facilities, restaurants and bars, retail, and meeting facilities. Located centrally in downtown San Diego, the hotel is in close proximity to the area's primary generators of lodging demand such as the San Diego Convention Center
(0.1 mile), the San Diego Marina (0.1 mile), PETCO Park/Padres Baseball Field
(0.2 mile), the Historic Gaslamp District (0.2 mile), Horton Plaza (0.5 mile),
Balboa Park/San Diego Zoo (1.5 miles), and Sea World (7.8 miles). According to
HVS/STR, market-wide occupancy, average daily room rate, and RevPAR levels exhibited increases of 6.2%, 11.8%, and 15.6%, respectively, in year-to-date through March 2006, compared to the corresponding period the previous year for the downtown area. The twelve months ending December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 77.3%, $188.79, and
$145.91, respectively.

THE BORROWER(2). The borrower, CHIEF San Diego Hotel LLC (the "Embassy Suites --
San Diego Borrower"), is a Delaware limited liability company and a single purpose entity structured with two independent managers. The Embassy Suites --
San Diego Borrower's sole member is Massachusetts Mutual Life Insurance Company, a Massachusetts corporation ("MassMutual"), not for its general account, but for the Cornerstone Hotel Income & Equity Fund ("CHIEF"), a separate investment account. Cornerstone Real Estate Advisers LLC ("Cornerstone") is the non-member manager of the Embassy Suites -- San Diego Borrower. The sponsor of the Embassy
Suites -- San Diego Borrower is CHIEF, which is a commingled, closed-end hotel real estate fund structured as a MassMutual separate account. Recourse to CHIEF under the non-recourse carveout guaranty and the environmental indemnity is limited to the assets of CHIEF. MassMutual manages CHIEF and Cornerstone advises
CHIEF. Cornerstone, an indirect, wholly-owned subsidiary of MassMutual, was established in 1994 to provide private real estate equity investment management and advisory services for MassMutual and tax-exempt and taxable institutions.
Cornerstone is active in acquiring and developing real estate including office, retail, multifamily, industrial, and hotel properties. In October 2005,
Cornerstone was ranked among the top 20 U.S. real estate investment advisers in terms of assets under management by Pensions & Investments magazine. As of
November 28, 2005, Cornerstone had over $5.6 billion of assets under management, and an additional $1.2 billion was committed to acquisitions in process.
Cornerstone also manages over $500 million in REITs.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)  CHIEF has guaranteed the payment and performance of the borrower's obligations to lender under the mortgage loan documents to timely complete the Product Improvement Plan pursuant to the borrower's franchise agreement with Promus Hotels, Inc., within the time periods required under the franchise agreement; provided, however, that CHIEF's liability shall not exceed $7,000,000, all as further set forth in the mortgage loan documents.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT(1). Promus Hotels, Inc. (the "Manager"), a subsidiary of
Hilton Hotels Corporation, manages the Embassy Suites -- San Diego Property. The management agreement expires on August 22, 2008 and provides for three consecutive ten-year renewal terms that will be automatically exercised unless the Manager provides 180 days written notice of non-renewal or unless the franchise agreement is not renewed by the Embassy Suites - San Diego Borrower upon its expiration.

LOCKBOX. The Embassy Suites -- San Diego Borrower and the Manager are required to deposit all rents and gross revenues (including credit card receivables) from the Embassy Suites -- San Diego Property into the applicable clearing accounts
(the "Clearing Accounts"). Provided no Manager Event has occurred, all funds on deposit in the Clearing Accounts will be swept on a daily basis directly into an operating account (in which the lender has a security interest) controlled by the Manager. Prior to the occurrence of a Manager Event, funds in the operating account will be used for payment of the operating expenses of the Embassy Suites
- San Diego Property (including the management fees) and then be applied to the taxes, debt service and the FF&E Reserve, with any remaining proceeds to be disbursed to lender's deposit account (the "Deposit Account"). Upon the occurrence of a Manager Event, funds in the Clearing Accounts will be swept daily, directly into the Deposit Account. Until the occurrence of a Cash
Management Trigger Event (whether or not a Manager Event has occurred), funds in the Deposit Account will be swept daily to an account designated by the Embassy
Suites -- San Diego Borrower. Following the occurrence of a Cash Management
Trigger Event, funds in the Deposit Account will be applied to pay taxes, debt service and payment of the FF&E Reserve, with any remaining balance being remitted to the Embassy Suites -- San Diego Borrower (unless an event of default under the Embassy Suites -- San Diego Loan has occurred) on each monthly payment date. A "Manager Event" shall mean the occurrence of either of the following:
(i) the Management Agreement (or a replacement management agreement) is no longer in full force or effect for any reason, or (ii) the manager of the
Embassy Suites -- San Diego Property is no longer Promus Hotels, Inc., or another "qualified manager" (as such term is defined in the mortgage loan documents). A "Cash Management Trigger Event" shall mean (i) the occurrence of an event of default under the Embassy Suites -- San Diego Loan, and/or (ii) any time the DSCR falls below 1.20x for three consecutive calendar quarters.

ESCROWS. The following escrow / reserve accounts have been established with respect to the Embassy Suites -- San Diego Loan:

                                ESCROWS/RESERVES

TYPE:                                                        INITIAL    MONTHLY
---------------------------------------------------------   --------   ---------
Taxes ...................................................   $685,197   $114,200
Insurance ...............................................   $      0   $      0
Immediate Repairs Reserve(2) ............................   $      0   $      0
Capital Expenditures / FF&E .............................   $      0   See Below

FF&E Reserve. On each monthly payment date, the Embassy Suites -- San Diego
Borrower is required to make a deposit into a reserve account in an amount equal to the greater of (i) 4% of gross revenue during the preceding calendar month or
(ii) the monthly amount set forth in the management agreement (which as of origination was 6%). The FF&E monthly deposit is required to be recalculated within 25 days after the end of each calendar month (or as soon thereafter as gross revenue for the preceding calendar month is determined to lender's satisfaction).

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

----------
(1)  The Embassy Suites -- San Diego Loan will be in default if (i) the management agreement is not extended or renewed upon its current expiration date of August 22, 2008 and a replacement management agreement reasonably acceptable to lender with a qualified manager has not been entered into prior to such expiration date, in accordance with and subject to the terms of the mortgage loan documents, to become effective on such date; (ii)
     without lender's prior consent, the manager under the management agreement
     (or any successor management agreement) resigns (and is not replaced with a qualified manager within 30 days of such resignation) or is removed, or the ownership, management or control of such manager is transferred to a person other than a qualified manager in accordance with and subject to the terms of the mortgage loan documents; and/or (iii) the management agreement (or any successor management agreement) is modified or amended in any material respect or is terminated or otherwise no longer in full force and effect unless it has been replaced in accordance with and subject to the terms of the mortgage loan documents.

(2)  In lieu of an up-front deposit for immediate repairs, the borrower is required to complete the immediate repairs set forth in the engineering report, all of which are to be completed no later than 270 days following origination.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. Provided no event of default under the Embassy Suites
-- San Diego Loan has occurred and is then continuing, the sole member of the
Embassy Suites -- San Diego Borrower is permitted to incur mezzanine debt secured by up to 49% of the ownership interests of such sole member in the
Embassy Suites - San Diego Borrower in connection with the permitted sale or transfer of the Embassy Suites - San Diego Property (the "Permitted Mezzanine
Debt") subject to satisfaction of certain conditions, which include (i) the minimum combined underwritten DSCR of the Embassy Suites -- San Diego Loan and
the Permitted Mezzanine Debt (and assuming no more than a 30-year amortization of the Permitted Mezzanine Debt) is greater than or equal to 1.40x; (ii) the combined LTV ratio with respect to the Embassy Suites -- San Diego Loan and the
Permitted Mezzanine Debt after giving effect to the Permitted Mezzanine Debt is no greater than 65%; (iii) the lender under the Permitted Mezzanine Loan (the
"Permitted Mezzanine Lender") is reasonably acceptable to lender and to the rating agencies; (iv) lender and the Permitted Mezzanine Lender enter into an intercreditor agreement in form and substance reasonably acceptable to lender and to the rating agencies, and the mezzanine loan documents are in form and substance reasonably acceptable to lender and to the rating agencies; and (v)
lender has received confirmation from each of the applicable rating agencies that the Permitted Mezzanine Debt will not, by itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned to any certificates.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

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MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE PROMENADE OF WESTLAKE

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Westlake, OH
Property Type                                                    Anchored Retail
Size (Square Feet)                                                       258,054
Percentage Physical Occupancy as of April 18, 2006                        100.0%
Year Built                                                                  1993
Year Renovated                                                               NAP
Appraisal Value                                                      $55,600,000
# of Tenant Leases                                                            29
Average Rent Per Square Foot                                              $16.28
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $5,242,803
Underwritten Total Expenses                                           $1,550,466
Underwritten Net Operating Income (NOI)                               $3,692,337
Underwritten Net Cash Flow (NCF)                                      $3,501,386
2005 NOI                                                              $4,121,990
2004 NOI                                                              $3,423,228
2003 NOI                                                              $3,402,859

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        PMCF
Loan Group                                                                     1
Origination Date                                                    May 23, 2006
Cut-off Date Principal Balance                                       $42,371,817
Cut-off Date Loan Balance Per SF/Unit                                       $164
Percentage of Initial Mortgage Pool Balance                                 2.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.9700%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                   LO(27), Def(9 1),O(2)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     76.2%
LTV Ratio at Maturity or ARD                                               64.7%
Underwritten DSCR on NOI                                                   1.21x
Underwritten DSCR on NCF                                                   1.15x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 6th largest mortgage loan ("The Promenade of Westlake Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering an anchored community retail center located in Westlake, Ohio ("The
Promenade of Westlake Property"). The Promenade of Westlake Loan has a principal balance of $42,371,817 as of the cut-off date and represents approximately 2.7%
of the initial mortgage pool balance and approximately 3.7% of the initial loan group 1 balance.

The Promenade of Westlake Loan was originated on May 23, 2006 and has a remaining term of 118 months to its maturity date of June 5, 2016. The Promenade of Westlake Loan may be voluntarily prepaid, in whole but not in part, on or after April 6, 2016 without a prepayment premium and permits defeasance with
United States government obligations beginning 25 months after securitization.

THE PROPERTY(1). The Promenade of Westlake Property is a 258,054 square foot anchored community retail center situated on approximately 30 acres. The site is improved with three single-story multi-tenant retail buildings (with the exception of the cinema space that has a mezzanine level) and two outparcel buildings (TGI Friday's and Max & Erma's), one of which (Max & Erma's) is not part of the collateral and is not included in the total GLA of 258,054 sq. ft.
The Promenade of Westlake Property is anchored by Giant Eagle (76,076 sq. ft.),
Regal Cinemas (Crocker Park) (38,360 sq. ft.), Bed Bath & Beyond (29,963 sq.
ft.), Borders (25,000 sq. ft.), and OfficeMax (24,796 sq. ft.), and is 100%
occupied by 29 tenants that are primarily regional and national tenants. The
Promenade of Westlake Property opened 13 years ago, and 17 tenants (71.7% of total GLA) have occupied the property for more than 10 years.

The following table presents certain information relating to the major tenants at The Promenade of Westlake Property:

                               TENANT INFORMATION

                                                                  CREDIT RATINGS     SQUARE   % OF   BASE RENT      LEASE
           TENANT NAME                     PARENT COMPANY        (MOODY'S/S&P)(2)     FEET     GLA      PSF      EXPIRATION
----------------------------------   -------------------------   ----------------   -------   ----   ---------   ----------

Giant Eagle ......................   Giant Eagle, Inc.                  NR           76,076   29.5%    $10.40     8/31/2008
Regal Cinemas (Crocker Park)(3)...   Regal Entertainment Group       B3/BB--         38,360   14.9      13.03     4/30/2020
Bed Bath & Beyond ................   Bed Bath & Beyond, Inc.          NR/BBB         29,963   11.6      14.52     4/30/2009
Borders ..........................   Borders Group, Inc.                NR           25,000    9.7      15.50     4/30/2009
OfficeMax ........................   OfficeMax, Inc.                  Ba2/B+         24,796    9.6      15.00    12/31/2007
                                                                                    -------   ----     ------
TOTAL/WEIGHTED AVERAGE ...........                                                  194,195   75.3%    $12.80
                                                                                    =======   ====     ======

The following table presents certain information relating to the lease rollover schedule at The Promenade of Westlake Property:

                            LEASE ROLLOVER SCHEDULE(4)

                  NUMBER OF                                         % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
                    LEASES    SQUARE FEET   % OF GLA    BASE RENT      RENT     SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
       YEAR        EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
----------------  ---------   -----------   --------   ----------   ---------   -----------   ----------   ----------   ------------

Vacant ........      NAP             0         0.0%                                     0          0.0%
2006 ..........        1          3,065        1.2     $   85,820       2.0%        3,065          1.2     $   85,820         2.0%
2007 ..........        4         28,896       11.2        483,390      11.5        31,961         12.4        569,210        13.6
2008(5) .......        8         89,303       34.6      1,206,620      28.7       121,264         47.0      1,775,830        42.3
2009 ..........        7         70,661       27.4      1,193,840      28.4       191,925         74.4      2,969,670        70.7
2010 ..........        3          6,359        2.5        192,573       4.6       198,284         76.8      3,162,243        75.3
2011 ..........        2          7,304        2.8        168,784       4.0       205,588         79.7      3,331,027        79.3
2012 ..........        1          1,050        0.4         31,500       0.7       206,638         80.1      3,362,527        80.1
2013 ..........        0              0        0.0              0       0.0       206,638         80.1      3,362,527        80.1
2014 ..........        1          4,000        1.6        116,000       2.8       210,638         81.6      3,478,527        82.8
2015 ..........        1          9,056        3.5        221,872       5.3       219,694         85.1      3,700,399        88.1
2016 ..........        0              0        0.0              0       0.0       219,694         85.1      3,700,399        88.1
Thereafter ....        1         38,360       14.9        499,831      11.9       258,054        100.0      4,200,230       100.0
                     ---        -------      -----     ----------     -----
TOTAL .........       29        258,054      100.0%    $4,200,230     100.0%
                     ===        =======      =====     ==========     =====

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(3)  This space is leased by Crocker Park LLC, a borrower affiliate, which in turn subleased the space to Regal Cinemas. Regal Cinemas also occupies an additional 24,442 sq. ft. (five-screen theater space) in the adjacent
     Crocker Park shopping center (which is not part of the collateral for The
     Promenade of Westlake Loan), with a skywalk connecting the two spaces.
     Regal Cinemas expanded their existing 38,360 square foot space upon the development of Crocker Park. Crocker Park LLC has a fee interest in the
     24,442 sq. ft.

(4)  Information obtained from The Promenade of Westlake Borrower's rent roll dated April 18, 2006.

(5)  Includes one ground lease tenant for which a square footage of zero was assigned. Base Rent includes the rental revenue generated by the ground lease tenant, but excludes the square footage.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE MARKET(1). The Promenade of Westlake Property is located in Westlake,
Cuyahoga County, Ohio, in the West Suburban submarket, which is the second largest Cleveland submarket in terms of retail supply and has the second highest rental rates. The Promenade of Westlake Property is located at the southwest corner of Detroit Road and Crocker Road. Interstate 90, which intersects with
Crocker Road, provides primary access to the neighborhood. The subject neighborhood, via Interstate 90, is approximately a 15-minute drive from the
Cleveland central business district.

Adjacent to the south of The Promenade of Westlake Property is the Crocker Park
lifestyle center, owned by a borrower affiliate. The Promenade of Westlake
Property benefits from its location adjacent to the newly constructed (Phase I),
618,817 square foot Class A lifestyle center. The 75-acre Crocker Park is
Greater Cleveland's first lifestyle center to add extensive office and residential space.

Approximately 134,000 residents and over 53,000 households are within five miles of The Promenade of Westlake Property. Westlake is considered one of the most affluent suburban communities of greater Cleveland. The income characteristics of the neighborhood indicate an affluent population, with average, median, and per capita income levels that are well above the levels of the MSA as a whole.
The 2005 median household incomes within a 1, 3, and 5 mile radius of The
Promenade of Westlake Property were $68,331, $77,450, and $67,346, respectively.
The 2005 estimated average household incomes within the 1, 3, and 5 mile radius were $102,678, $105,071, and $88,923, respectively, and the 2005 estimated per capita incomes within the same radius were $49,606, $41,505, and $35,818, respectively. In comparison, the Cleveland MSA has median, average, and per capita income levels of $46,925, $62,329, and $25,218, respectively. The occupancy rate for comparable space in the area is 97.6%.

THE BORROWER. The borrower, Promenade Delaware LLC, is a Delaware limited liability company ("The Promenade of Westlake Borrower"), and a single purpose entity structured with an independent manager. The Promenade of Westlake
Borrower is wholly owned by Promenade Delaware Member LLC (100%), which in turn is wholly owned by Westlake Center Associates Limited Partnership (100%). The
sole General Partner of Westlake Center Associates Limited Partnership is
Westlake Retail Co. (1%), and the Limited Partners are Robert L. Stark (33%),
Leonard Fuchs (33%), and 540 Investment Company Limited Partnership (33%).
Robert L. Stark is the President of Westlake Retail Co. The sponsors are Stark
Family Holdings, LLC and 540 Investment Company Limited Partnership, and have a net worth of $26,370,214 (as of December 31, 2005) and $121,000,000 (as of March
30, 2006), respectively, for a combined net worth in excess of $147,000,000.
Stark Family Holdings, LLC is controlled by Robert L. Stark, and Morry Weiss has a majority ownership interest in 540 Investment Company Limited Partnership.
Robert L. Stark is the President and CEO of Robert L. Stark Enterprises Inc., a
real state investment development and management firm. Mr. Stark has over 25 years of real estate experience and has developed over 5 million square feet.
Morry Weiss is the chairman of the board and former Chief Executive Officer of
American Greetings (NYSE: AM), an international manufacturer of social expression products, which reported total revenues of approximately $1.89 billion for 12 months ending February 2006.

The Promenade of Westlake Borrower is an affiliate of the borrower under The
Shops of Fairlawn loan.

PROPERTY MANAGEMENT. Robert L. Stark Enterprises, Inc., an affiliate of The
Promenade of Westlake Borrower, manages The Promenade of Westlake Property.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to The Promenade of Westlake Loan:

                               ESCROWS / RESERVES

TYPE:                             INITIAL   MONTHLY    CAPPED
------------------------------   --------   -------   --------
Taxes ........................   $281,424   $46,904
Insurance ....................   $  9,975   $ 4,988
Capital Expenditures .........   $      0   $ 3,317   $119,412
Giant Eagle Reserve(2) .......   $543,856   $     0

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)  At origination, the borrower established with lender a reserve relating to the tenant Giant Eagle, which is equal to 100% of Giant Eagle's unpaid expense reimbursements. Provided no event of default exists or is continuing under The Promenade of Westlake Loan, the funds are to be held until lender's receipt of (i) a tenant estoppel certificate stating that, to the best of the tenant's knowledge and belief, the borrower is not in default under any of its obligations under its lease with the tenant, and
     (ii) a letter addressed to lender signed by the borrower stating that its resolution with the tenant of the matters set forth in the certain letter dated March 6, 2006 involved the payment of consideration equal to or less than that initially deposited into the reserve, all as further set forth in the mortgage loan documents.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

ADDITIONAL DEBT. Not permitted, expect for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. The Promenade of Westlake Borrower, at its option and sole cost and expense, may obtain a release of approximately 2.49 acres of The
Promenade of Westlake Property (the "Outparcel"), without payment of a release price but for which no significant market value was attributed, provided certain conditions are satisfied as set forth in the mortgage loan documents.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

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--------------------------------------------------------------------------------

MAUI COAST HOTEL

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Properties                                                 1
Location (City/State)                                                  Kihei, HI
Property Type                                                        Hospitality
Size (Rooms)                                                                 265
Percentage Physical Occupancy as of April 30, 2006                         90.2%
Year Built                                                                  1993
Year Renovated                                                              1999
Appraisal Value                                                      $58,600,000
Underwritten Economic Occupancy                                            91.5%
Underwritten Revenues                                                $10,440,910
Underwritten Total Expenses                                           $6,072,911
Underwritten Net Operating Income (NOI)                               $4,367,999
Underwritten Net Cash Flow (NCF)                                      $3,950,363
Trailing 12 NOI as of April 30, 2006                                  $4,803,308
2005 NOI                                                              $4,476,635
2004 NOI                                                              $4,029,065

                                LOAN INFORMATION

Mortgage Loan Seller                               IXIS Real Estate Capital Inc.
Loan Group                                                                     1
Origination Date                                                   June 13, 2006
Cut-off Date Principal Balance                                       $41,465,012
Cut-off Date Loan Balance Per Room                                      $156,472
Percentage of Initial Mortgage Pool Balance                                 2.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.9350%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(25),Def(91),O(4)
Lockbox                                          None at Closing, Springing Hard
Cut-off Date LTV Ratio                                                     70.8%
LTV Ratio at Maturity or ARD                                               60.0%
Underwritten DSCR on NOI                                                   1.47x
Underwritten DSCR on NCF                                                   1.33x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 7th largest mortgage loan (the "Maui Coast Loan") is evidenced by a single promissory note and is secured by a first priority fee mortgage encumbering the 265 room, full service hotel known as the Maui Coast Hotel, located in Kihei, Hawaii (the "Maui Coast Property"). The Maui Coast Loan has a
principal balance of $41,465,012 as of the cut-off date and represents approximately 2.7% of the initial mortgage pool and approximately 3.6% of the initial loan group 1 balance.

The Maui Coast Loan was originated on June 13, 2006 by IXIS Real Estate Capital
Inc. and has a remaining term of 119 months to its maturity date on July, 5,
2016. The Maui Coast Loan may be voluntarily prepaid on or after April 5, 2016.
The Maui Coast Loan may be voluntarily prepaid, in part on or after April 5,
2016 without a prepayment premium and permits defeasance with United States government obligations beginning 2 years after securitization.

THE PROPERTY. The Maui Coast Property is a six-story, AAA-rated three-diamond, full service hotel, located in Kihei, Maui County, Hawaii. The hotel offers 265 guestrooms including 51 Alcove Suites and 63 One-Bedroom Suites, 980 square feet of meeting space, an open-air lobby, on-site restaurant, pool bar, outdoor swimming pool, children's wading pool, two outdoor Jacuzzis, an extensive fitness center, two night-lit tennis courts, a gift shop, complimentary bicycles and 232 parking spaces. There is also an on-site Hertz rental car desk and a concierge/tour advisor desk, which are manned daily. Standard accommodations include: private lanai, mini refrigerator, coffee maker, hair dryer, ceiling fan and air conditioning. The Alcove and One-Bedroom suites include all of the standard amenities in addition to a wet bar and a whirlpool Jacuzzi bathtub.

The Maui Coast Property is improved with a total of five structures including the main six-story hotel building, a two-story restaurant and fitness center building, a one-story partially open-air pool bar, a one-story maintenance shed and a one-story towel storage shed. The restaurant and fitness center are leased to separate concessions. The Maui Coast Property was constructed in 1993 and underwent a major renovation in 1999 as well as an extensive re-enhancement program, which took place during the second quarter of 2004.

The on-site restaurant is named Spices and it is located on the ground floor of the two-story building, with frontage directly on South Kihei Road. The restaurant has indoor seating and additional outdoor seating on the patio. It has a casual dining atmosphere and caters to hotel guests as well as local residents. Spices can seat up to 200 patrons in addition to providing room service to hotel guests. The Tradewinds Poolside Cafe provides poolside cocktail and food services. Tradewinds also provides nightly entertainment for hotel guests and local residents and can seat up to 120 patrons.

Based on the marketing plan provided by Coast Hotels, the Maui Coast Hotel's demand is driven by Airline contracts. The contract segment has been rising as a result of the additional flight crews added by American Airlines. The second highest demand generator is the wholesale segment. The top five wholesaler accounts for the Maui Coast Hotel in 2005 were: Connoisseur Holidays (806 rooms at $97.44 ADR), Sun Island Hawaii (687 rooms at $91.17 ADR), New World Travel
(590 at $92.51 ADR), Fun Sun Vacations (543 at $109.58 ADR) and Blue Sky Tours
(419 room at $108.68). Many of the airline and wholesaler contracts were negotiated subsequent to September 11, 2001, and are now considered below market. Upon contracts' expiration (most of which occur at the end of 2006), the management intends to negotiate increases in the current contracted air segment
ADR to $113.54, a $10.00 increase from 2005.

The following tables present certain information relating to the Maui Coast
Property:

                            OPERATIONAL STATISTICS(1)

                                                                         TRAILING
                                 2002      2003      2004      2005    12-MONTH 2006      UW
                                ------   -------   -------   -------   -------------   --------

Average Daily Rate (ADR) ....   $96.37   $101.14   $108.04   $115.30     $113.88        $113.88
Occupancy % .................     90.2%     87.5%     86.1%     89.4%       91.5%          91.5%
RevPAR ......................   $86.93   $ 88.50   $ 93.02   $103.08     $104.20        $104.20

(1)  Information obtained from borrower's operating statements.

THE MARKET(2). The Maui Coast Hotel is located across South Kehei Road from one of the top-rated beaches on Maui. Kihei is one of the main tourist towns on Maui and is developed with an abundance of short-term lodging facilities (mostly timeshares and some for-rent condos). The Hotel's address is 2259 South Kihei
Road in the northeast quadrant of the intersection formed by South Kihei Road and Alanui Kealii Drive, an east-west connector between South Kihei Road and
Highway 31. The Hotel is situated approximately 12 miles southwest of Kahului
Airport, and as such, is one of the closest hotels to the airport. The site possesses good accessibility and visibility with 195 feet of frontage along
South Kihei Drive, a mostly two-lane road developed with commercial and residential improvements that runs parallel to Highway 31 and the southwestern
Maui coast. The entrance to the hotel is off South Kihei Road.

Maui is the second largest of the Hawaiian Islands, with a total population of
138,347 in 2004. Wailuku is the main city of the county of Maui, which includes the islands of Kaho'olawe, Lana'i, Maui, and Moloka'i. The central Maui town of
Kahului/Wailuku is the island's business center. West Maui, with the sprawling beaches and upscale hotels of Kaanapali and the historic whaling town of
Lahaina, is one of Maui's major resort areas. Southwest Maui is home to the island's other main resort district, Wailea, and the town of Kihei, which offers affordable alternatives to the resort area of Wailea. The tropical north shore of Maui does not offer hotels; visitors can choose from a collection of bed and breakfasts and rental homes.

(2)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

Tourism is the center of Hawaii's economy, and the strength of its tourism is highly dependent on the health of the national economies generating visitation to the islands. In 2005, total visitor spending rose 8.4% over 2004 to $11.5 billion. Total visitor days increased 6.9% compared to 2004 and the average daily spending also rose to $172 per person, from $170 per person in 2004. Total
Hawaii visitation increased at an average annual compounded rate of 1.4% from
1994 to 2005; however, in 2001, a substantial decrease resulted in an average annual compounded increase of 1.2% between 2000 and 2005.

THE BORROWER. The borrower, Maui Coast, LLC is a Washington limited liability company and a special purpose entity. The borrower is managed by Michael Bashaw and John Zapotocky. Fifty percent (50%) of the membership interests in the borrower is owned by MCHI, LLC, a Washington limited liability company, which is wholly owned by Maui Coast Hotel Investments LLC, a Washington limited liability company, which is owned by Rodney Olson, Michael Bashaw and Stephen Goodfellow,
each of whom is also a guarantor. The remaining fifty percent (50%) of the membership interests in the borrower is owned by Maui June 2006 Resort
Investors, L.L.C., a Washington limited liability company, which is wholly owned by Maui November 1998 Investors LLC, a Washington limited liability company, which is managed by JSG Management, Inc., a Washington corporation, which is wholly owned by Stephen Goodfellow.

COAST HOTELS AND RESORTS. Coast Hotels and Resorts, an affiliate of Maui Coast
Hotel Investments LLC, acquired its first hotel in 1972. Today, the company is headquartered in Vancouver, British Columbia and Seattle Washington. The
company's portfolio includes some of the most distinguished three and four star hotels throughout Western Canada, Alaska, California, Hawaii, Nevada, Oregon and
Washington. In April 2003, Coast Hotels and Resorts of Canada partnered with
Northwest Hospitality Group of Boise, Idaho and Paramount Hotels of Seattle,
Washington, marking the advent of the brand in the United States. Coast Hotels and Resorts currently owns 36 Hotels, totaling approximately 5,750 rooms and
166,000 SF of meeting space.

PROPERTY MANAGEMENT. The Maui Coast Property is managed by Paramount Hotel
Management Company, LLC, a Washington limited liability company.

LOCKBOX. The Maui Coast Loan requires a springing lockbox and springing cash management. At origination, the borrower was not required to establish a lockbox account. Upon the commencement of a cash management period, however, the borrower is required to (i) establish a lockbox account, (ii) deposit all rents received by the borrower or the manager into the lockbox account within one business day of receipt and (iii) cause the immediate direct deposit by all credit card companies of all credit card receipts into the lockbox account.
Funds deposited into the lockbox account will be swept by the lockbox bank on a daily basis into a lender controlled account and applied and disbursed in accordance with the loan documents. A cash management period will commence upon the lender giving notice to the lockbox bank of the occurrence of an event of default and will end upon the lender giving notice to the lockbox bank that the sweeping of funds into the lender controlled account may cease, which notice the lender will only be required to give if (1) the Maui Coast Loan and all other obligations under the loan documents have been repaid in full or (2) there has been a full defeasance of the Maui Coast Loan or (3) for six consecutive months since the commencement of the existing cash management period no default or event of default has occurred.

ESCROWS. The following escrows/reserves have been established with respect to the Maui Coast Loan :

                                ESCROWS/RESERVES

TYPE:                               INITIAL   MONTHLY
---------------------------------   -------   -------
Taxes ...........................   $125,644   $18,000
Insurance .......................   $134,834   $12,284
Capital Expenditure / FF&E(1) ...   $      0   $34,863

(1)  Monthly FF&E: $34,863 thru January 5, 2007; 4% of gross revenues thereafter.

ADDITIONAL DEBT. None Permitted.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

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--------------------------------------------------------------------------------

CITY CENTRE BUILDING

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Properties                                                 1
Location (City/State)                                         Salt Lake City, UT
Property Type                                                             Office
Size (Square Feet)                                                       220,368
Percentage Physical Occupancy as of December 31, 2005                      94.5%
Year Built                                                                  1986
Year Renovated                                                              2004
Appraisal Value                                                      $41,750,000
# of Tenant Leases                                                             9
Average Rent Per Square Foot                                              $14.35
Underwritten Economic Occupancy                                            89.0%
Underwritten Revenues                                                 $4,480,146
Underwritten Total Expenses                                           $1,694,004
Underwritten Net Operating Income (NOI)                               $2,786,142
Underwritten Net Cash Flow (NCF)                                      $2,592,786
2005 NOI                                                              $2,926,187
2004 NOI                                                              $2,810,768

                                LOAN INFORMATION

Mortgage Loan Seller                                                     Artesia
Loan Group                                                                     1
Origination Date                                                   July 31, 2006
Cut-off Date Principal Balance                                       $30,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $136
Percentage of Initial Mortgage Pool Balance                                 1.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.0400%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(36),Def(81),O(3)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     71.9%
LTV Ratio at Maturity or ARD                                               71.9%
Underwritten DSCR on NOI                                                   1.52x
Underwritten DSCR on NCF                                                   1.41x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 8th largest mortgage loan (the "City Centre Building Loan") is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in one office building with parking garage, located in the CBD of Salt
Lake City, Utah. The City Centre Building Loan represents approximately 1.9% of the initial mortgage pool balance and approximately 2.6% of the initial loan group 1 balance.

The City Centre Building Loan was originated on July 31, 2006 and has a principal balance as of the cut-off date of $30,000,000. The City Centre
Building Loan has a remaining term of 120 months and a scheduled maturity date of August 11, 2016. The City Centre Building Loan may be voluntarily prepaid on or after June 11, 2016 without prepayment penalty and permits defeasance with
United States government obligations beginning three years from the first payment date.

THE PROPERTY. The City Centre Building Property is located in the CBD of Salt
Lake City, and has an address of 175 East 400 South, situated on 1.85 acres, and consists of a ten-story, 220,368-square foot office building over two levels of subterranean parking garage levels. The City Centre Building Property was built in 1986 and renovated in 2004. The largest tenant at the City Centre Building
Property is Fidelity Real Estate Company, LLC, whose parent company is FMR Corp.
FMR Corp. is an investment grade company that does business under the better known name of Fidelity Investments. Fidelity Investments is an international provider of financial services and investment resources to individuals and institutions. In addition to more than 300 mutual funds, Fidelity Investments offers discount brokerage services, retirement services, estate planning, wealth management, securities execution and clearance, life insurance and other services. Fidelity Real Estate Company, LLC has been a tenant at City Centre
Building since 1986.

The following table presents certain information relating to the major tenants at the City Centre Building Property:

                              TENANT INFORMATION(1)

                                                       CREDIT RATINGS(3)                            BASE RENT      DATE OF LEASE
TENANT                                PARENT COMPANY     (MOODY'S/S&P)     SQUARE FEET   % OF GLA      PSF          EXPIRATION
-----------------------------------   --------------   -----------------   -----------   --------   ---------   ------------------

Fidelity Real Estate Company LLC ..      FMR Corp.           Aa3/AA          137,246       62.3%      $14.50    Multiple Spaces(2)
Prince Yeates Geldzaldher .........      NAP                  NR/NR           23,270       10.6        12.00       November 2011
Commerce CRG ......................      NAP                  NR/NR           16,984        7.7        13.75       November 2009
                                                                             -------       ----       ------
TOTAL/WEIGHTED AVERAGE ............                                          177,500       80.5%      $14.10
                                                                             =======       ====       ======

(1)  Information obtained from the borrower's 12/31/05 rent roll.

(2)  Under the terms of multiple leases, approximately 12.183 square feet expire in 7/31/06, approximately 54,386 square feet expire in 07/31/07 and approximately 70,677 square feet expire in 07/31/10.

(3)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the City Centre Building Property:

                           LEASE ROLLOVER SCHEDULE(1)

                       NUMBER OF   SQUARE                         % OF BASE   CUMULATIVE  CUMULATIVE  CUMULATIVE  CUMULATIVE %
                         LEASES     FEET    % OF GLA   BASE RENT     RENT    SQUARE FEET   % OF GLA    BASE RENT  OF BASE RENT
        YEAR            EXPIRING  EXPIRING  EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING
--------------------   ---------  --------  --------  ----------  ---------  -----------  ----------  ----------  ------------

Vacant .............      NAP       12,065      5.5%                            12,065         5.5%
MTM ................        0            0        0   $        0        0%      12,065         5.5    $        0          0%
2006 ...............        1       12,183      5.5      176,654      5.9       24,248        11.0       176,654        5.9
2007 ...............        2       57,832     26.2      847,552     28.4       82,080        37.2     1,024,206       34.3
2008 ...............        2       10,292      4.7      202,830      6.8       92,372        41.9     1,227,036       41.0
2009 ...............        1       16,984      7.7      233,530      7.8      109,356        49.6     1,460,566       48.9
2010 ...............        4       87,742     39.8    1,249,354     41.8      197,098        89.4     2,709,920       90.7
2011 ...............        1       23,270     10.6      279,240      9.3      220,368       100.0     2,989,160      100.0
2012 ...............        0            0        0            0        0      220,368       100.0     2,989,160      100.0
2013 ...............        0            0        0            0        0      220,368       100.0     2,989,160      100.0
2014 ...............        0            0        0            0        0      220,368       100.0     2,989,160      100.0
2015 ...............        0            0        0            0        0      220,368       100.0     2,989,160      100.0
Thereafter .........        0            0        0            0        0      220,368       100.0     2,989,160      100.0
                          ---      -------    -----   ----------    -----
TOTAL ..............       11      220,368    100.0%  $2,989,160    100.0%
                          ===      =======    =====   ==========    =====

(1)  Information obtained from 12/31/05 Borrower's rent roll.

THE MARKET. (1) The City Centre building is located within the Salt Lake City
CBD, one block away from the Federal Courthouse building. Salt Lake City is the state capital of Utah and its CBD is the main office and hotel location within the Salt Lake Valley. The Salt Lake City CBD is located 10 minutes east of the
Salt Lake City International Airport which serves more than 21 million passengers annually, and has eight major airlines serving the airport.

The greater Salt Lake City area has been experiencing a period of rapid economic growth, especially in real estate. The forces encouraging this growth have been the increased number of jobs, decreased vacancies, record-breaking absorption, and increased rental rates.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

Vacancy rates have dropped 32% in the overall Salt Lake metropolitan office market since year-end 2004. The most dramatic decrease has been in the Class A sector, with CBD Class A experiencing almost a 75% decrease (from 19.61% to
5.07%) in vacancy rates. The annual weighted average asking lease rate for the
Salt Lake Metropolitan Office market for year-end 2005 increased from $15.27 to
$15.36. However, the existing Class A inventory realized increases by $2.37 to
$22.27 in the Downtown area, an increase of 12%. Absorption in 2005 was
1,736,735 square feet, the greatest ever experienced in Salt Lake with Class A space accounting for over 50% of the total absorption.

The Salt Lake City metro area exhibits a generally healthy economic base, with major employment sectors including a mix of government, high tech, service, trade and manufacturing.

The 2006 estimated average household incomes within a 1, 3, and 5 mile radius of the City Centre Building were $41,732, $56,799, and $59,795, respectively and the 2006 estimated populations within the same radii were 19,790, 127,246, and
213,362.

THE BORROWER. The City Centre Building is owned by 12 separate borrowers, all of which are limited liability companies organized as single purpose entities for the purpose of acquiring, owning, and operating the City Centre Building as tenants in common (collectively, the "Borrower"). The 12 tenant-in-common borrowers are permitted under the loan documents to roll-up into an existing tenant-in-common SPE borrower, City Centre Holdings, LLC. The sponsors are JDJ
Properties, Inc. and Dell Loy Hansen. As of 12/31/05, JDJ Properties, Inc. had a
reported net worth of approximately $41 million. As of 12/31/05, Dell Loy Hansen had a reported net worth of approximately $335 million. Mr. Hansen is a conditional guarantor, where his obligations under the guaranty are triggered only in the event that the net worth of JDJ Properties, Inc. falls below $30 million at any one time during the term of the City Centre Building Loan. JDJ
Properties, Inc. is controlled by Dell Loy Hansen, an experienced Salt Lake City real estate investor. Mr. Hansen is owner and Chief Executive Officer of the
Wasatch development and property management family of companies.

PROPERTY MANAGEMENT. The City Centre Building Property will be managed by
Wasatch Commercial Management, Inc., an affiliate of the borrower. The Wasatch family of development and property management companies is widely invested in
Utah and throughout the United States. Wasatch and its family of development and property management companies maintains a real estate portfolio valued in excess of $1,215,000,000, including downtown Salt Lake City's Wells Fargo Building, the historical landmark Ken Garff Bank Building, and the recently acquired Chase
Tower and Branch Bank Building. Also underway is a $100 million, 21-story office tower at 222 S. Main in Salt Lake City, scheduled for completion in 2008.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the City Centre Building Loan:

                               ESCROWS / RESERVES

TYPE:                             INITIAL    MONTHLY
-----------------------------   ----------   -------
Taxes .......................   $  316,618   $31,662
Insurance ...................   $   13,022   $ 3,255
Multi-Use Reserve ...........   $1,500,000   $     0(1)

(1)  Multi-Use Reserve is being held to cover tenant improvements, leasing commissions, and capital repairs/replacements at the Property during the term of the loan.

ADDITIONAL DEBT. None.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

PAVILION COURT APARTMENTS

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Novi, Michigan
Property Type                                                        Multifamily
Size (Units)                                                                 377
Percentage Physical Occupancy as of June 2, 2006                           96.0%
Year Built                                                                  1986
Year Renovated                                                              2003
Appraisal Value                                                      $32,000,000
# of Tenant Leases                                                           362
Average Rent Per Unit                                                 $      877
Underwritten Economic Occupancy                                            92.6%
Underwritten Revenues                                                 $3,919,859
Underwritten Total Expenses                                           $1,736,622
Underwritten Net Operating Income (NOI)                               $2,183,237
Underwritten Net Cash Flow (NCF)                                      $2,088,987
2005 NOI                                                              $2,321,104
2004 NOI                                                              $1,990,836
2003 NOI                                                              $1,616,916

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     2
Origination Date                                                    June 7, 2006
Cut-off Date Principal Balance                                       $24,987,441
Cut-off Date Loan Balance Per Unit                                       $66,280
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.1760%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          420
Original Call Protection                                     LO(25),Def(91),O(4)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     78.1%
LTV Ratio at Maturity or ARD                                               70.4%
Underwritten DSCR on NOI                                                   1.25x
Underwritten DSCR on NCF                                                   1.20x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 9th largest mortgage loan (the "Pavilion Court Apartments Loan")
is evidenced by a single promissory note secured by a first mortgage encumbering the borrower's fee interest in a multifamily complex located in Novi, Michigan
(the "Pavilion Court Apartments Property"). The Pavilion Court Apartments Loan
has a principal balance of $24,987,441 as of the cut-off date and represents approximately 1.6% of the initial mortgage pool balance and approximately 6.4%
of the initial loan group 2 balance.

The Pavilion Court Apartments Loan was originated June 7, 2006 and has a remaining term of 119 months to its maturity date of July 1, 2016. The Pavilion
Court Apartments Loan may be voluntarily prepaid on or after April 1, 2016 without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the trust.

THE PROPERTY(1). The Pavilion Court Apartments Property is a 33 building, two-story, Class "B+" apartment complex located at 22675 Pavilion Drive in Novi,
Michigan. The site occupies 42.06 acres and is located 20 miles northwest of the
Detroit Central Business District (CBD). The Pavilion Court Apartments Property
is located at the intersection of Haggerty Drive and West 9 Mile Road within what is known as the Haggerty Corridor, a concentration of Class "A" office buildings, big box retail and national hotel chains. Meijers, Office Max, Kohls,
Home Depot, Best Buy and an AMC 20 theater complex are all within one mile of the subject. Also near the subject is the 1.2 million s.f. Twelve Oaks Mall (3 miles), a Taubman-owned retail mall property anchored by Marshall Fields, Sears,
JC Penney, and Lord and Taylor. To the south (2 miles) is Northville, which borders Novi and features a downtown historical district surrounded by restored
Victorian homes. The property is at the hub of suburban Detroit's freeway system with five minute access to I-96, I-696, I-275, M-14 and the new M-5. Novi's major roadway, I-275, is located one block east of the subject and provides access to Toledo to the south and Saginaw to the north. The Pavilion Court
Apartments Property was built in 1986 and has undergone $2.1 million in capital improvements since 2001, primarily for upgrading appliances, replacing the roof and carpets, manicured landscaping, as well as for asphalt and sidewalk repairs.
New roofing was installed on the entire subject property in 2003.

The property features a unit mix consisting of three types of two bedroom units.
There are 188 first floor two bedrooms (1,140 s.f. ), 47 second floor two bedrooms (1,190 s.f.) with regular height ceilings and 142 second floor two bedrooms (1,190 s.f.) with cathedral ceilings. The property offers excellent amenities, including a staffed security entrance, private apartment entrances, covered parking, full size in-unit washer and dryers, central heating and air conditioning, a swimming pool, a fitness center, a tennis court, and an onsite management office. Most of the second floor apartments have cathedral ceilings.
The tenant mix at the subject property is approximately 95% professionals and 5%
retirees.

                           MULTIFAMILY INFORMATION(2)

                                 NO. OF   AVERAGE UNIT       NET           % OF      AVERAGE MONTHLY    AVERAGE MONTHLY
           UNIT MIX               UNITS    SQUARE FEET   RENTABLE SF   TOTAL UNITS     ASKING RENT     MARKET RENT/UNIT
------------------------------   ------   ------------   -----------   -----------   ---------------   ----------------

2BR/2BA ......................     188        1,140        214,320         48.8%           $846              $825
2BR/2BA ......................      47        1,190         55,930         12.7             860               875
2BR/2BA w/ hi ceilings .......     142        1,190        168,980         38.5             923               895
                                   ---        -----        -------        -----            ----              ----
WEIGHTED AVERAGE/TOTAL .......     377        1,165        439,230        100.0%           $877              $858
                                   ===        =====        =======        =====            ====              ====

THE MARKET(1). The Pavilion Court Apartments Property is located in Novi,
Michigan, an affluent community that contains average household incomes exceeding $100,000 within a solid, diverse economy. The property is located in
Oakland County, where thirty-five percent of the global Fortune 500 companies maintain an operational presence. In addition to the presence of the auto industry, Oakland has major technology and health care sectors. The health care industry contains five of Detroit's top ten employers in the region.

Approximately 72% of Oakland County's workforce consists of white collar professionals. Oakland's unemployment rate of 5.7% is lower than the overall
7.4% rate for the Detroit Core MSA, largely due to its more diversified employment base. Oakland is home to Automation Alley, one of the leading technology clusters in the nation with 620 consortium members. Total employment in Automation Alley is 340,000 with a total annual payroll of $24 billion.
Nearby universities, including University of Michigan, spend roughly $1 billion annually for research and development. There are also a number of large non-automotive employers in the region, including Kelly Services (headquarters),
Pulte Homes (headquarters), SBC Communications (13,800 employees), EDS
Corporation (12,000), Comerica Bank (7,800), Sears (6,800), and LaSalle Bank
(2,700). The health care industry is another major employer with Trinity Health
Systems (19,681), St. John Health (13,210), Detroit Medical (11,573), and
William Beaumont Hospital (11,745) being five of the top ten employers in the
Detroit CMSA. Providence Hospital, which is less than three miles from the subject property, is currently building a $200 million health care addition to its facility. The diversity of tech and health care employers in the area help to provide economic stability to the local job base.

The Pavilion Court Apartments Property is located within the Detroit metropolitan statistical area (MSA), which contains 207,972 apartment units with a vacancy rate of 7.3%. The Novi/Livonia submarket, contains 19,329 apartment units and a group of six comparable properties report a 7.3% vacancy rate. Net absorption in the Novi/Livonia submarket has been positive over each of the past ten years. Average asking rents are approximately $900 per unit and have been steady over the past several years. New product delivered to the submarket is anticipated to be minimal over the next two years.

----------
(1)  Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy.

(2)  Information obtained from the Pavilion Court Apartments Borrower's rent roll dated June 2, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE BORROWER. The borrower, El-Ad Pavilion LLC (the "Borrower"), is a Delaware limited liability company and a special purpose entity. The Borrower is 100%
owned by El-Ad Pavilion Management LLC, which is 100% owned by El-Ad Group
Florida (2005) LLC. El-Ad Group Florida (2005) LLC is 100% owned by El-Ad Group
Florida LLC, which is in turn 100% owned by The El-Ad Group Ltd.

El-Ad Group Florida LLC was formed in March 12, 2004 and currently owns 18 properties containing 2,411 residential units. According to the December 31,
2005 financial statements, El-Ad Group Florida LLC had a net worth of $127.4 million on assets of $576.7 million. Liquidity was $14.0 million. The El-Ad
Group Ltd was formed in 1992 and, per the financial statements for the period ending September 30, 2005, reported a net worth of $93.5 million on assets of
$2.0 billion. Liquidity was $111.6 million. Shaoul Mishal is president and CEO of El-Ad Pavilion LLC, El-Ad Pavilion Management LLC, El-Ad Group Florida (2005)
LLC, and El-Ad Group Florida LLC. Mr. Mishal is a real estate attorney and has worked for the El-Ad Group since 1999.

PROPERTY MANAGEMENT. Property management and leasing will be handled by the
Altman Management Company, a third party property manager. Altman has been in business since 1968 and currently manages approximately 12,850 residential units in 8 states.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Pavilion Court Apartments Loan:

                                ESCROWS/RESERVES

TYPE:                             INITIAL   MONTHLY
------------------------------   --------   -------
Taxes ........................   $317,929   $38,527
Insurance ....................   $ 21,288   $10,644
Immediate Repairs ............   $      0   $     0
Capital Expenditures .........   $      0   $ 7,854
Rollover Reserve .............   $      0   $     0

ADDITIONAL DEBT. Not permitted.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE SHOPS OF FAIRLAWN

                                [PHOTOS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Fairlawn, OH
Property Type                                                    Anchored Retail
Size (Square Feet)                                                       133,334
Percentage Physical Occupancy as of April 17, 2006                        100.0%
Year Built                                                                  1994
Year Renovated                                                               NAP
Appraisal Value                                                      $28,800,000
# of Tenant Leases                                                            12
Average Rent Per Square Foot                                              $16.50
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $2,505,906
Underwritten Total Expenses                                           $  610,397
Underwritten Net Operating Income (NOI)                               $1,895,509
Underwritten Net Cash Flow (NCF)                                      $1,788,289
2005 NOI                                                              $1,932,380
2004 NOI                                                              $1,912,685
2003 NOI                                                              $1,767,142

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        PMCF
Loan Group                                                                     1
Origination Date                                                  April 28, 2006
Cut-off Date Principal Balance                                       $21,440,203
Cut-off Date Loan Balance Per SF/Unit                                       $161
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8200%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(28),Def(90),O(2)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     74.5%
LTV Ratio at Maturity or ARD                                               63.0%
Underwritten DSCR on NOI                                                   1.25x
Underwritten DSCR on NCF                                                   1.18x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       61

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE LOAN. The 10th largest mortgage loan ("The Shops of Fairlawn Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering an anchored neighborhood retail center located in Fairlawn, Summit
County, Ohio ("The Shops of Fairlawn Property"). The Shops of Fairlawn Loan has
a principal balance of $21,440,203 as of the cut-off date and represents approximately 1.4% of the initial mortgage pool balance and approximately 1.9%
of the initial loan group 1 balance.

The Shops of Fairlawn Loan was originated on April 28, 2006 and has a remaining term of 117 months to its maturity date of May 5, 2016. The Shops of Fairlawn
Loan may be voluntarily prepaid, in whole but not in part, on or after March 6,
2016 without a prepayment premium and permits defeasance with United States government obligations beginning 25 months after securitization.

THE PROPERTY(1). The Shops of Fairlawn Property is a 133,334 square foot anchored neighborhood retail center situated on approximately 12 acres. The site is improved with a single-story retail building, a portion of which also has a mezzanine level of 20,000 sq. ft. in the Sofa Express and More tenant space that is not included in the total GLA of 133,334 sq. ft. The Shops of Fairlawn
Property is anchored by Sofa Express and More (27,196 sq. ft.), CompUSA (25,000
sq. ft.), Borders (25,000 sq. ft.), and Sears Hardware (20,640 sq. ft.), and is
100% occupied by 12 tenants that are primarily regional and national tenants with a majority (7 tenants comprising 67.2% of total GLA) having been in occupancy since the property's opening.

The following table presents certain information relating to the major tenants at The Shops of Fairlawn Property:

                               TENANT INFORMATION

                                                                 CREDIT RATINGS    SQUARE    % OF   BASE RENT      LEASE
TENANT NAME                             PARENT COMPANY          (MOODY'S/S&P)(2)    FEET     GLA       PSF      EXPIRATION
-----------------------------   -----------------------------   ----------------   ------   -----   ---------   ----------

Sofa Express and More .......         Sofa Express, Inc.               NR          27,196    20.4%    $16.18     7/31/2010
CompUSA .....................   U.S. Commercial, S.A. de C.V.          NR          25,000    18.7      12.50     3/31/2009
Borders .....................        Borders Group, Inc.               NR          25,000    18.7      15.50     3/31/2009
Sears Hardware ..............     Sears Holdings Corporation         Ba1/BB+       20,640    15.5      12.00      1/8/2009
                                                                                   ------    ----     ------
TOTAL/WEIGHTED AVERAGE ......                                                      97,836    73.4%    $14.18
                                                                                   ======    ====     ======

The following table presents certain information relating to the lease rollover schedule at The Shops of Fairlawn Property:

                       LEASE ROLLOVER SCHEDULE(3)

                   NUMBER OF
                     LEASES    SQUARE FEET   % OF GLA    BASE RENT
      YEAR          EXPIRING     EXPIRING    EXPIRING    EXPIRING
----------------   ---------   -----------   --------   ----------

Vacant .........      NAP              0         0.0%
2006 ...........        0              0         0.0    $        0
2007 ...........        0              0         0.0             0
2008 ...........        1          3,686         2.8        88,464
2009 ...........        7         89,592        67.2     1,387,420
2010 ...........        1         27,196        20.4       440,000
2011 ...........        2         11,340         8.5       235,790
2012 ...........        0              0         0.0             0
2013 ...........        0              0         0.0             0
2014 ...........        0              0         0.0             0
2015 ...........        1          1,520         1.1        48,640
Thereafter .....        0              0         0.0             0
                      ---        -------       -----    ----------
TOTAL ..........       12        133,334       100.0%   $2,200,314
                      ===        =======       =====    ==========

                   % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                      RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
      YEAR          EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
----------------   ---------   -----------   ------------   ----------   ------------

Vacant .........                       0           0.0%
2006 ...........       0.0%            0           0.0      $        0         0.0%
2007 ...........       0.0             0           0.0               0         0.0
2008 ...........       4.0         3,686           2.8          88,464         4.0
2009 ...........      63.1        93,278          70.0       1,475,884        67.1
2010 ...........      20.0       120,474          90.4       1,915,884        87.1
2011 ...........      10.7       131,814          98.9       2,151,674        97.8
2012 ...........       0.0       131,814          98.9       2,151,674        97.8
2013 ...........       0.0       131,814          98.9       2,151,674        97.8
2014 ...........       0.0       131,814          98.9       2,151,674        97.8
2015 ...........       2.2       133,334         100.0       2,200,314       100.0
Thereafter .....       0.0       133,334         100.0       2,200,314       100.0
                     -----
TOTAL ..........     100.0%
                     =====

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(3)  Information obtained from The Shops of Fairlawn Borrower's rent roll dated
     April 17, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       62

MERRILL LYNCH MORTGAGE TRUST 2006-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
--------------------------------------------------------------------------------

THE MARKET(1). The Shops of Fairlawn Property is situated in the northwest sector of Akron, and is located on the north side of State Route 18, also known as West Market Street, just east of its intersection with Cleveland Massillon
Road. Primary access to the subject neighborhood is provided by State Route 18, an east/west roadway, and Interstate 77, a north/south interstate that serves eastern Ohio and connects the subject neighborhood with Cleveland to the north and Akron/Canton to the south. State Route 18 is the primary commercial corridor that is densely developed with commercial land uses. Approximately 67,000 residents and 27,000 households are within five miles of The Shops of Fairlawn
Property. The 2005 estimated average household incomes within a 1, 3, and 5 mile radius of The Shops of Fairlawn Property were $88,261, $102,303, and $84,316, respectively. Based on Akron MSA's estimated average household income level of
$62,521, the subject's trade area exhibits a more favorable income profile than the MSA. The population in the immediate area is projected to increase approximately 7% by 2010. The vacancy rate for comparable retail space in the area is 0.5% and 2.0% for the subject's Fairlawn/Montrose submarket. Projections through 2008 indicate that construction activity is expected to be minimal.

THE BORROWER. The borrower, Shops of Fairlawn Delaware LLC, is a Delaware limited liability company ( "The Shops of Fairlawn Borrower"), and a single purpose entity. The Shops of Fairlawn Borrower is wholly owned by Shops of
Fairlawn Delaware Member LLC (100%), which in turn is wholly owned by Shops of
Fairlawn Retail Limited Partnership (100%). The sponsors are 613 Holdings, LLC and 540 Investment Company Limited Partnership, and have a net worth of
$14,358,849 (as of December 31, 2005) and $121,000,000 (as of March 30, 2006),
respectively, for a combined net worth in excess of $135,000,000. Robert L.
Stark is the President of Shops of Fairlawn Delaware Member LLC as well as of
Shops of Fairlawn Retail Co., and is the sole member and manager of 613
Holdings, LLC. Morry Weiss has a majority ownership interest in 540 Investment
Company Limited Partnership. Robert L. Stark is the President and CEO of Robert
L. Stark Enterprises Inc., a real state investment development and management firm. Mr. Stark has over 25 years of real estate experience and has developed over 5 million square feet. Morry Weiss is the chairman of the board and former
Chief Executive Officer of American Greetings (NYSE: AM), an international manufacturer of social expression products, which reported total revenues of approximately $1.89 billion for 12 months ending February 2006.

The Shops of Fairlawn Borrower is an affiliate of the borrower under The
Promenade of Westlake loan.

PROPERTY MANAGEMENT. Robert L. Stark Enterprises, Inc., an affiliate of The
Shops of Fairlawn Borrower, manages The Shops of Fairlawn Property.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to The Shops of Fairlawn Loan:

                                ESCROWS/RESERVES

TYPE:                          INITIAL   MONTHLY    CAPPED
----------------------------   -------   -------   --------
Taxes ......................   $93,015   $18,603
Insurance ..................   $ 5,075   $ 2,538
Capital Expenditures .......   $     0   $ 1,690   $ 60,840
Leasing Reserve(2) .........   $     0   $19,355   $600,000

ADDITIONAL DEBT. Not permitted, expect for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)  No funds in the Leasing Reserve are permitted to be released prior to
     January 1, 2009.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, IXIS Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION
IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       63

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                                                            ANNEX D

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
135 S. LaSalle Street, Suite 1625                                                                      Next Payment:     12-Oct-06
Chicago, IL 60603                                                                                      Record Date:      30-Aug-06
USA

                                                         ABN AMRO ACCT: 723670.1
Administrator:                                                                                    Analyst:
Deanna Murphy 312.904.7989                          REPORTING PACKAGE TABLE OF CONTENTS           Patrick Gong 714.259.6253
deanna.murphy@abnamro.com                                                                         patrick.gong@abnamro.com

------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------  --------------------------------------------------------       ----------------------------
                                                                                    Page(s)
                                                                                   ---------

Issue Id:                      MLMT06C2  Statements to Certificateholders            Page 2             Closing Date:   17-Aug-2006
                                         Cash Recon                                  Page 3
Monthly Data File                        Bond Interest Reconciliation                Page 4             First Payment
Name:             MLMT06C2_200605_3.ZIP  Bond Interest Reconciliation                Page 5             Date:           12-Sep-2006
                                         Shortfall Summary Report                    Page 6             Rated Final
---------------------------------------  Asset-Backed Facts ~ 15 Month                                  Payment Date:   12-Aug-2043
                                         Loan Status Summary                         Page 7
                                         Asset-Backed Facts ~ 15 Month
                                         Loan Payoff/Loss Summary                    Page 8             Determination Date:
                                         Mortgage Loan Characteristics               Page 9-11
                                         Delinquent Loan Detail                      Page 12             -------------------------
                                         Loan Level Detail                           Page 13              Trust Collection Period
                                         Realized Loss Detail                        Page 14             -------------------------
                                         Collateral Realized Loss                    Page 15
                                         Appraisal Reduction Detail                  Page 16            ----------------------------
                                         Material Breaches Detail                    Page 17
                                         Historical Collateral Prepayment            Page 18
                                         Specially Serviced (Part I) -
                                         Loan Detail                                 Page 19
                                         Specially Serviced (Part II) -
                                         Servicer Comments                           Page 20
                                         Summary of Loan Maturity Extensions         Page 21
                                         Rating Information                          Page 22
                                         Other Related Information                   Page 23
                                         --------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                          Depositor: Merrill Lynch Mortgage Investors, Inc.
   Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated/IXIS Securities North America Inc./Goldman Sachs & Co./Morgan
                                                     Stanley & Co. Incorporated
                        Master Servicer: Wachovia Bank, National Association/Prudential Asset Resources, Inc.
                                             Special Servicer: J.E. Robert Company, Inc.
   Rating Agency: Moody's Investors Service, Inc./Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

------------------------------------------------------------------------------------------------------------------------------------

                        ---------------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                        ---------------------------------------------------------------------------------------

                         LaSalle Web Site                                                    www.etrustee.net

                         LaSalle Factor Line                                                 800.246.5761

                        ---------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                      ABN AMRO ACCT: 723670.1

------------------------------------------------------------------------------------------------------------------------------------
            ORIGINAL       OPENING    PRINCIPAL      PRINCIPAL       NEGATIVE     CLOSING    INTEREST     INTEREST     PASS-THROUGH
 CLASS    FACE VALUE (1)   BALANCE     PAYMENT      ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)  ADJUSTMENT        RATE
CUSIP                                                                                                                  Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                                ---------------------------------
                                                                                  Total P&I Payment
                                                                                ---------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                             ABN AMRO ACCT: 723670.1

                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------

SCHEDULED PRINCIPAL:

Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                               Balance                   Count
--------------------------------------------------------------------------------
Beginning Pool                                      0.00                      0
Scheduled Principal                                 0.00                      0
Unscheduled Principal                               0.00                      0
Deferred Interest                                   0.00
Liquidations                                        0.00                      0
Repurchases                                         0.00                      0
--------------------------------------------------------------------------------
Ending Pool                                         0.00                      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                         Amount
--------------------------------------------------------------------------------
Prior Outstanding

Plus Current Period

Less Recovered

Less Non Recovered

Ending Outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------
Accretion Amt                                                               0.00
Distributable                                                               0.00
Interest
Distributable                                                               0.00
Principal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
PPIS Reducing Scheduled Interest                                            0.00
PPIS Reducing Servicing Fee                                                 0.00
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                 Principal            Interest
--------------------------------------------------------------------------------
Prior Outstanding                                      0.00               0.00
Plus Current Period                                    0.00               0.00
Less Recovered                                         0.00               0.00
Less Non Recovered                                     0.00               0.00
Ending Outstanding                                     0.00               0.00
--------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                               ABN AMRO ACCT: 723670.1

                         BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------
                         Opening  Pass-Through    Accrued      Total       Total
Class       Accrual      Balance      Rate      Certificate  Interest    Interest
                                                  Interest   Additions  Deductions
        --------------
        Method    Days
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                                                ------------------------------------

------------------------------------------------------------------------------------
          Distributable  Interest   Current     Remaining           Credit
Class      Certificate    Payment    Period    Outstanding          Support
            Interest      Amount   Shortfall     Interest
                                    Recovery    Shorfalls    -----------------------
                                                             Original    Current (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

        ---------------------------------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B)
the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                      ABN AMRO ACCT: 723670.1

                                BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------
         Prior      Current                                Additions
Class   Interest    Interest   -----------------------------------------------------------------------------------
        Due Date    Due Date   Prior Interest    Interest Accrual       Prepayment     Yield       Other Interest
                               Shortfall Due   on Prior Shortfall        Premiums    Maintenance    Proceeds (1)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                               -----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                           Deductions
Class     -------------------------------------------   Distributable    Interest
          Allocable   Deferred &      Interest           Certificate     Payment
            PPIS       Accretion    Loss Expense          Interest        Amount
                       Interest
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

        ---------------------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable
Interest.

                                                                                                                        PAGE 5 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                             ABN AMRO ACCT: 723670.1

                          INTEREST ADJUSTMENTS SUMMARY

--------------------------------------------------------------------------------
SHORTFALL ALLOCATED TO THE BONDS:
---------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds                     0.00

Special Servicing Fees                                                    0.00

Workout Fees                                                              0.00

Liquidation Fees                                                          0.00

Legal Fees                                                                0.00

Misc. Fees & Expenses Paid by/to Servicer                                 0.00

Interest Paid to Servicer on Outstanding Advances                         0.00

ASER Interest Advance Reduction                                           0.00

Interest Not Advanced (Current Period)                                    0.00

Recoup of Prior Advances by Servicer                                      0.00

Servicing Fees Paid Servicer on Loans Not Advanced                        0.00

Misc. Fees & Expenses Paid by Trust                                       0.00

Shortfall Due to Rate Modification                                        0.00

Other Interest Loss                                                       0.00
                                                                  ------------
Total Shortfall Allocated to the Bonds                                    0.00
                                                                  ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXCESS ALLOCATED TO THE BONDS:
------------------------------
Other Interest Proceeds Due the Bonds                                     0.00

Prepayment Interest Excess Due the Bonds                                  0.00

Interest Income                                                           0.00

Yield Maintenance Penalties Due the Bonds                                 0.00

Prepayment Penalties Due the Bonds                                        0.00

Recovered ASER Interest Due the Bonds                                     0.00

Recovered Interest Due the Bonds                                          0.00

ARD Excess Interest                                                       0.00
                                                                  ------------
Total Excess Allocated to the Bonds                                       0.00
                                                                  ============
--------------------------------------------------------------------------------

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
   ----------------------------------------------------------------------------
   Total Excess Allocated to the Bonds                                    0.00

   Less Total Shortfall Allocated to the Bonds                            0.00
                                                                   -----------
   Total Interest Adjustment to the Bonds                                 0.00
                                                                   ===========
   ----------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                       ABN AMRO ACCT: 723670.1

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

-------------  -------------------------------------------------------------------------------------------------
                                                 Delinquency Aging  Categories
               -------------------------------------------------------------------------------------------------
Distribution    Delinq 1 Month     Delinq 2 Months    Delinq 3+ Months        Foreclosure            REO
   Date
                #      Balance     #       Balance   #          Balance      #      Balance     #      Balance
-------------  -------------------------------------------------------------------------------------------------

-------------  -------------------------------------------------------------------------------------------------

-------------  --------------------------------------------------------------
                             Special Event Categories (1)
               --------------------------------------------------------------
Distribution      Modifications     Specially Serviced       Bankruptcy
   Date
                 #       Balance    #          Balance     #       Balance
-------------  --------------------------------------------------------------

-------------  --------------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                 ABN AMRO ACCT: 723670.1

                              ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

-------------  --------------------------------------------------------------------------------------------------------
Distribution    Ending Pool (1)        Payoffs (2)          Penalties       Appraisal Reduct. (2)    Liquidations (2)
   Date
                #       Balance      #      Balance       #      Amount       #         Balance      #       Balance
-------------  --------------------------------------------------------------------------------------------------------

-------------  --------------------------------------------------------------------------------------------------------

-------------  -------------------  ---------------------------------------
Distribution   Realized Losses (2)   Remaining Term     Curr Weighted Avg.
   Date
                #        Amount       Life               Coupon     Remit
-------------  -------------------  ---------------------------------------

-------------  ------------------------------------------------------------

                                                                                                                        PAGE 8 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                             ABN AMRO ACCT: 723670.1

                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES
--------------------------------------------------------------------------------

  Current Scheduled     # of      Scheduled     % of        Weighted Average
       Balance          Loans      Balance     Balance   -----------------------
                                                          Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        0               0       0.00%
--------------------------------------------------------------------------------

Average Schedule Balance                       0
Maximum Schedule Balance         (9,999,999,999)
Minimum Schedule Balance           9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
--------------------------------------------------------------------------------

 Fully Amortizing       # of      Scheduled     % of        Weighted Average
  Mortgage Loans        Loans      Balance     Balance   -----------------------
                                                          Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        0               0       0.00%
--------------------------------------------------------------------------------

                          DISTRIBUTION OF MORTGAGE INTEREST
--------------------------------------------------------------------------------

  Current Mortgage      # of      Scheduled     % of        Weighted Average
   Interest Rate        Loans      Balance     Balance   -----------------------
                                                          Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        0               0       0.00%
--------------------------------------------------------------------------------

Minimum Mortgage Interest Rate          900.000%
Maximum Mortgage Interest Rate          900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       Balloon          # of      Scheduled     % of        Weighted Average
   Mortgage Loans       Loans      Balance     Balance   -----------------------
                                                          Term  Coupon  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        0               0       0.00%
--------------------------------------------------------------------------------

                                                                                                                        PAGE 9 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                             ABN AMRO ACCT: 723670.1

                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)
--------------------------------------------------------------------------------
    Debt Service     # of       Scheduled      % of
   Coverage Ratio    Loans       Balance      Balance    WAMM     WAC  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        0              0       0.00%
--------------------------------------------------------------------------------

Maximum DSCR             0.000
Minimum DSCR             0.000

                          DISTRIBUTION OF DSCR (CUTOFF)
--------------------------------------------------------------------------------
    Debt Service     # of       Scheduled      % of
   Coverage Ratio    Loans       Balance      Balance    WAMM     WAC  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        0              0       0.00%
--------------------------------------------------------------------------------

Maximum DSCR             0.000
Minimum DSCR             0.000

                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
    Geographic       # of       Scheduled      % of
     Location        Loans       Balance      Balance    WAMM     WAC  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        0              0       0.00%
--------------------------------------------------------------------------------

                                                                                                                       PAGE 10 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                             ABN AMRO ACCT: 723670.1

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------
                     # of       Scheduled      % of
   Property Types    Loans       Balance      Balance    WAMM     WAC  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        0              0       0.00%
--------------------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                     # of       Scheduled      % of
Amortization Type    Loans       Balance      Balance    WAMM     WAC  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        0              0       0.00%
--------------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING
--------------------------------------------------------------------------------
                     # of       Scheduled      % of
 Number of Months    Loans       Balance      Balance    WAMM     WAC  PFY DSCR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        0              0       0.00%
--------------------------------------------------------------------------------

                    DISTRIBUTION OF YEAR LOANS MATURING
--------------------------------------------------------------------------------
                     # of       Scheduled      % of
       Year          Loans       Balance      Balance    WAMM     WAC   PFY DSCR
--------------------------------------------------------------------------------
        2006            0               0      0.00%         0    0.00%     0.00
        2007            0               0      0.00%         0    0.00%     0.00
        2008            0               0      0.00%         0    0.00%     0.00
        2009            0               0      0.00%         0    0.00%     0.00
        2010            0               0      0.00%         0    0.00%     0.00
        2011            0               0      0.00%         0    0.00%     0.00
        2012            0               0      0.00%         0    0.00%     0.00
        2013            0               0      0.00%         0    0.00%     0.00
        2014            0               0      0.00%         0    0.00%     0.00
        2015            0               0      0.00%         0    0.00%     0.00
        2016            0               0      0.00%         0    0.00%     0.00
  2017 & Greater        0               0      0.00%         0    0.00%     0.00
--------------------------------------------------------------------------------
                        0               0      0.00%
--------------------------------------------------------------------------------

                                                                                                                       PAGE 11 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                       ABN AMRO ACCT: 723670.1

                                                       DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                      Paid               Outstanding   Out. Property   Loan Status     Special
     Disclosure       Thru  Current P&I      P&I         Protection     Code (1)      Servicer     Foreclosure   Bankruptcy    REO
      Control #       Date    Advance     Advances**      Advances                  Transfer Date     Date          Date       Date
------------------------------------------------------------------------------------------------------------------------------------

 TOTAL
------------------------------------------------------------------------------------------------------------------------------------

A. IN GRACE PERIOD        1. DELINQ. 1 MONTH    3. DELINQUENT 3 + MONTHS        5. NON PERFORMING MATURED BALLOON      9. REO

B. LATE PAYMENT BUT < 1   2. DELINQ. 2 MONTHS   4. PERFORMING MATURED BALLOON   7. FORECLOSURE
   MONTH DELINQ.

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                                                                       PAGE 12 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                       ABN AMRO ACCT: 723670.1

                                                          LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                Operating             Ending                                                 Loan
Disclosure           Property  Maturity   PFY   Statement    Geo.    Principal   Note   Scheduled   Prepayment  Prepayment   Status
 Control #   Group     Type      Date     DSCR    Date     Location   Balance    Rate      P&I        Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:  A. In Grace Period        1. Delinquent 1 month     3. Delinquent 3+ months      5. Non Performing            9. REO
                                                                                                 Matured Ballon

             B. Late Payment but < 1   2. Delinquent 2 months    4. Performing Matured        7. Foreclosure
                month delinq                                        Balloon

                                                                                                                       PAGE 13 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                       ABN AMRO ACCT: 723670.1

                                                        REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                             Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
          Disclosure   Appraisal  Appraisal  Scheduled   Gross       as a % of    Liquidation  Liquidation    as a % of     Realized
Period    Control #       Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                                                                       PAGE 14 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                       ABN AMRO ACCT: 723670.1

                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                                                        Interest
                                  Beginning                                                                           (Shortages)/
                                Balance of the       Aggregate        Prior Realized        Amounts Covered by      Excesses applied
   Prospectus                      Loan at         Realized Loss      Loss Applied to     Overcollateralization       to Realized
       ID           Period       Liquidation          on Loans         Certificates          and other Credit            Losses
                                                                             A                     B                        C
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                                  Additional                                                        (Recoveries)/
                        Modification            (Recoveries)/         Current Realized      Recoveries of           Realized Loss
   Prospectus      Adjustments/Appraisal     Expenses applied to      Loss Applied to      Realized Losses           Applied to
       ID           Reduction Adjustment       Realized Losses         Certififcates*        paid as Cash       Certificate Interest
                             D                         E
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

* In the Initial Period the Current  Realized Loss Applied to Certificates  will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields

    A     Prior Realized Loss Applied to Certificates

    B     Reduction  to Realized  Loss  applied to bonds  (could  represent  OC, insurance policies, reserve accounts, etc)

    C     Amounts classified by the Master as interest  adjustments from general loan with a Realized collections on a Loss

    D     Adjustments  that are based on  principal  haircut or future  interest foregone due to modification

    E     Realized Loss  Adjustments,  Supplemental  Recoveries or Expenses on a
          previously liquidated loan

                                                                                                                       PAGE 15 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                  ABN AMRO ACCT: 723670.1

                                                 APPRAISAL REDUCTION DETAIL

---------------------------  ----------------------------------------------------  ----------------------------------------
Disclosure      Appraisal       Scheduled      AR        Current P&I      ASER          Note     Maturity   Remaining Term
 Control#       Red. Date        Balance     Amount        Advance                      Rate       Date     --------------
                                                                                                            Life
---------------------------  ----------------------------------------------------  ----------------------------------------

             -------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

--------------------------------------- ------------------
 Property          Geographic                 Appraisal
   Type            Location       DSCR   -----------------
                                          Value     Date
--------------------------------------- ------------------

----------------------------------------------------------

                                                                                                                       PAGE 16 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                       ABN AMRO ACCT: 723670.1

                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                    Ending         Material
  Disclosure       Principal       Breach                      Material Breach and Material Document Defect
   Control #        Balance         Date                                       Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                                                                       PAGE 17 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                       ABN AMRO ACCT: 723670.1

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

-----------------------  ----------------------------------------------------   ----------------------------------------------------
  Disclosure    Payoff     Initial                    Payoff       Penalty       Prepayment    Maturity      Property    Geographic
   Control #    Period     Balance       Type         Amount       Amount           Date         Date          Type       Location
-----------------------  ----------------------------------------------------   ----------------------------------------------------

-----------------------  ----------------------------------------------------   ----------------------------------------------------

CURRENT
CUMULATIVE

                                                                                                                       PAGE 18 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                       ABN AMRO ACCT: 723670.1

                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

------------------------------------------------------------------------------------------------------------------------------------
                           Loan
Disclosure    Servicing   Status         Balance        Note   Maturity   Remaining    Property     Geo.                       NOI
Control #     Xfer Date   Code(1)   -----------------   Rate     Date     -----------    Type     Location     NOI     DSCR    Date
                                    Schedule   Actual                     Life
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                               Not      Not     Not
                                                                                                              Avail    Avail   Avail

              ---------             -----------------

------------------------------------------------------------------------------------------------------------------------------------

(1) Legend:   A. P&I Adv - in Grace     1. P&I Adv - delinquent 1   3. P&I Adv - delinquent 3+     5. Non Performing Mat.  9. REO
                 Period                    month                       months                         Balloon
              B. P&I Adv - < one month  2. P&I Adv - delinquent 2   4. Mat. Balloon/Assumed P&I    7. Foreclosure
                 delinq                    months

                                                                                                                       PAGE 19 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                       ABN AMRO ACCT: 723670.1

                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

------------------------------------------------------------------------------------------------------------------------------------
  Disclosure                      Resolution
   Control #                       Strategy                                              Comments
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                             ABN AMRO ACCT: 723670.1

                           MATURITY EXTENSION SUMMARY

--------------------------------------------------------------------------------

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED

   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED

   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS

   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS

   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

--------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                                                       ABN AMRO ACCT: 723670.1

                                                         RATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                             ORIGINAL RATINGS                                  RATING CHANGE/CHANGE DATE(1)

CLASS       CUSIP              FITCH             MOODY'S              S&P               FITCH             MOODY'S           S&P
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                                                                       PAGE 22 OF 23

[LOGO] LASALLE BANK                                  MERRILL LYNCH MORGAGE TRUST 2006-C2               Statement Date:   12-Sep-06
       ABN AMRO                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:     12-Sep-06
                                                               SERIES 2006-C2                          Prior Payment:          N/A
                                                                                                       Next Payment:     12-Oct-06
                                                                                                       Record Date:      30-Aug-06

                             ABN AMRO ACCT: 723670.1

                                     LEGEND

--------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

--------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 23

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Merrill Lynch
Mortgage Trust 2006-C2, Commercial Mortgage Pass-Through Certificates, Series
2006-C2, class A-1, class A-2, class A-3, class A-4, class A-1A, class AM, class
AJ, class B, class C and class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       E-1

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of
Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not

                                       E-2

completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or
Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)    stating the name, permanent residence address and
                      qualified intermediary employer identification number of
                      the qualified intermediary and the country

                                       E-3

                      under the laws of which the qualified intermediary is
                      created, incorporated or governed;

               (ii)   certifying that the qualified intermediary has provided,
                      or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                      Regulations;

               (iii)  certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                      not acting for its own account but is acting as a
                      qualified intermediary: and

               (iv)   providing any other information, certifications, or
                      statements that may be required by the IRS Form W-8IMY or
                      accompanying instructions in addition to, or in lieu of,
                      the information and certifications described in section
                      1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                      Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)    stating the name and permanent residence address of the
                      nonqualified intermediary and the country under the laws
                      of which the nonqualified intermediary is created,
                      incorporated or governed;

               (ii)   certifying that the nonqualified intermediary is not
                      acting for its own account;

               (iii)  certifying that the nonqualified intermediary has
                      provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9
                      required to substantiate exemptions from withholding on
                      behalf of such nonqualified intermediary's beneficial
                      owners; and

               (iv)   providing any other information, certifications or
                      statements that may be required by the IRS Form W-8IMY or
                      accompanying instructions in addition to, or in lieu of,
                      the information, certifications, and statements described
                      in section 1.1441-1(e)(3)(iii) or (iv) of the U.S.
                      Treasury Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

                                       E-4

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-5

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

      We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

--------------------------------------------------------------------------------

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will--

o   have its own series designation, and

o   consist of one or more classes with various payment characteristics.

The offered certificates will represent interests only in the issuing entity.
The offered certificates will not represent interests in or obligations of the depositor, any of the sponsors or any of our or their respective affiliates.

                          ASSETS OF THE ISSUING ENTITY:

The assets of each issuing entity will include--

o   mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o   mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans,
    or

o   some combination of those types of mortgage loans and mortgage-backed securities.

The assets of the issuing entity may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.
--------------------------------------------------------------------------------

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the assets of the related issuing entity, which may consist of any of the assets described under "THE TRUST FUND." In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

      Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

--------------------------------------------------------------------------------
      YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 19 IN
THIS PROSPECTUS PRIOR TO INVESTING.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                  The date of this prospectus is July 28, 2006.

                                       -2-

                                       -3-

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-130408. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       -4-

                              SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.............................   We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 4 World Financial Center,
                                             10th Floor, 250 Vesey Street, New York, New York 10080. Our main telephone number is 212-449-1000. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See "THE DEPOSITOR."

THE SPONSOR...............................   Unless we state otherwise in the related prospectus supplement, Merrill
                                             Lynch Mortgage Lending, Inc., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates. If and to the extent that there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES......................   The issuing entity with respect to each series of offered certificates will be a statutory or common law trust created at our direction. Each issuing entity will own and hold assets of the type described under "THE TRUST
                                             FUND" and be the entity in whose name the subject offered certificates are issued.

THE ORIGINATORS...........................   Some or all of the mortgage loans backing a series of offered certificates may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of our
                                             other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See "THE
                                             TRUST FUND--Mortgage Loans--Originators." We will identify in the related prospectus supplement for each series of offered certificates any originator or group of affiliated originators--apart from a sponsor and/or its affiliates--that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..............   The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through

                                       -5-

                                             certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each series of offered certificates will evidence interests only in the issuing entity. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "RATING."

THE OFFERED CERTIFICATES MAY
  BE ISSUED WITH OTHER
  CERTIFICATES...........................    We may not publicly offer all the mortgage pass-through certificates evidencing interests in an issuing entity established by us. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United
                                             States or to deliver some to the applicable seller as partial consideration for the mortgage assets that such seller is contributing to the subject securitization transaction. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under
                                             "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS...................   In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                             o     the issuance of each series of offered certificates,

                                             o     the creation of and transfer of assets to the issuing entity, and

                                             o     the servicing and administration of those assets.

                                             The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                       -6-

                                             If the assets of any issuing entity include mortgage loans, the parties to the applicable governing document(s) will also include--

                                             o     one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                                             o     one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including performing work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                             The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts. Notwithstanding the reference to the duties of a special servicer above, we will not transfer to an issuing entity any mortgage loan that is more than 90 days delinquent or in foreclosure or any foreclosure property. However, any mortgage loan that we transfer to an issuing entity may subsequently become non-performing or the related mortgaged real property may subsequently become foreclosure property.

                                             If the assets of any issuing entity include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                             Compensation arrangements for a trustee, master servicer, special servicer or manager for any issuing entity may vary from securitization transaction to securitization transaction.

                                             In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See "DESCRIPTION OF THE GOVERNING DOCUMENTS."

                                             Any servicer, master servicer or special servicer for any issuing entity may perform any or all of its servicing duties under the applicable governing document(s) through one or more primary servicers or sub-servicers. In the related prospectus supplement, we will identify any such primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is

                                       -7-

                                             (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage asset pool, by balance.

CHARACTERISTICS OF THE
  MORTGAGE ASSETS.........................   The assets of any issuing entity will, in general, include mortgage loans.
                                             Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                             o     rental or cooperatively-owned buildings with multiple dwelling units;

                                             o     retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                             o     office buildings;

                                             o     hospitality properties;

                                             o     casino properties;

                                             o     health care-related facilities;

                                             o     industrial facilities;

                                             o     warehouse facilities, mini-warehouse facilities and self-storage facilities;

                                             o     restaurants, taverns and other establishments involved in the food and beverage industry;

                                             o     manufactured housing communities, mobile home parks and recreational vehicle parks;

                                             o     recreational and resort properties;

                                             o     arenas and stadiums;

                                             o     churches and other religious facilities;

                                             o     parking lots and garages;

                                             o     mixed use properties;

                                             o     other income-producing properties; and/or

                                       -8-

                                             o     unimproved land.

                                             The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                             o     may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                             o     may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                             o     may provide for no accrual of interest;

                                             o     may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                             o     may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                             o     may permit the negative amortization or deferral of accrued interest;

                                             o     may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                             o     may permit defeasance and the release of real property collateral in connection with that defeasance;

                                             o     may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                             o     may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                             Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the
                                             United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not

                                       -9-

                                             represent more than 10% of the related mortgage asset pool, by balance.

                                             We, the depositor, do not originate mortgage loans. However, some or all of the mortgage loans held by an issuing entity may be originated by our affiliates.

                                             Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.
                                             Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

                                             The assets of any issuing entity may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not transfer a mortgage-backed security to any issuing entity unless--

                                             o     the security has been registered under the Securities Act of 1933, as amended, or

                                             o     we would be free to publicly resell the security without
                                                   registration.

                                             In addition to the asset classes described above in this "--Characteristics of the Mortgage Assets" subsection, we may transfer to an issuing entity loans secured by equipment or inventory related to the real property collateral securing a mortgage loan held by that issuing entity, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

                                             We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                             Assets held by an issuing entity will also include: (a) cash, including in the form of initial deposits and collections on the related mortgage loans, mortgage-backed securities and instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and currency exchange agreements; (b)
                                             bank accounts; (c) permitted investments; and (d) following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

                                      -10-

                                             See "THE TRUST FUND--Mortgage Loans" and "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
  REMOVAL OF MORTGAGE ASSETS..............   We will generally acquire the mortgage assets to be securitized from
                                             Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

                                             If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of an issuing entity various representations and warranties, or may be obligated to deliver to an issuing entity various documents, in either case relating to some or all of the mortgage assets transferred to that issuing entity. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) from the subject issuing entity or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

                                             In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular issuing entity will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                      -11-

                                             If the subject securitization transaction involves a prefunding feature, then we will indicate in the related prospectus supplement, among other things:

                                             o     the term or duration of the prefunding period, which may not extend beyond one year from the date of initial issuance of the related offered certificates;

                                             o     the amount of proceeds to be deposited in the applicable prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;
                                                   and

                                             o     any limitation on the ability to add pool assets.

                                             If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related issuing entity particular mortgage assets underlying a series of certificates in exchange for:

                                             o     cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                             o     other mortgage loans or mortgage-backed securities that--

                                                   1.   conform to the description of mortgage assets in this
                                                        prospectus, and

                                                   2.   satisfy the criteria set forth in the related prospectus
                                                        supplement.

                                             For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

                                             In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

                                             Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our securitizations may be obligated, under the circumstances

                                      -12-

                                             described in that prospectus supplement, to sell on behalf of the related issuing entity a delinquent or defaulted mortgage asset.

                                             See also "--Optional or Mandatory Redemption or Termination" below.

CHARACTERISTICS OF THE OFFERED
  CERTIFICATES............................   An offered certificate may entitle the holder to receive:

                                             o     a stated principal amount, which will be represented by its principal balance, if any;

                                             o     interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which
                                                   pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

                                             o     specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

                                             o     payments of principal, with disproportionate, nominal or no payments of interest;

                                             o     payments of interest, with disproportionate, nominal or no payments of principal;

                                             o     payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

                                             o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                             o     payments of interest or principal that are, in whole or in part, calculated based on or payable specifically from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

                                      -13-

                                             o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                   1.   faster and, in some cases, substantially faster, or

                                                   2.   slower and, in some cases, substantially slower,

                                                   than the rate at which payments or other collections of principal are received on the related underlying mortgage loans or mortgage-backed securities;

                                             o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

                                             o     payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

                                             o     payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities, such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

                                             o     payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

                                             o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

                                             Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                             A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in

                                      -14-

                                             this prospectus as being attributable to separate and distinct classes.

                                             Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

                                             We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds. See "DESCRIPTION OF THE CERTIFICATES."

CREDIT SUPPORT AND REINVESTMENT,
  INTEREST RATE AND CURRENCY-RELATED
  PROTECTION FOR THE OFFERED
  CERTIFICATES............................   Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related underlying mortgage loans or mortgage-backed securities through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include overcollateralization or a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

                                             The assets of an issuing entity with respect to any series of offered certificates may also include any of the following agreements:

                                             o     guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                      -15-

                                             o     interest rate exchange agreements or interest rate cap or floor agreements; or

                                             o     currency exchange agreements.

                                             We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

                                             See "RISK FACTORS," "THE TRUST FUND" and "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
  MORTGAGE ASSETS.........................   If the assets of an issuing entity for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                             o     delinquent scheduled payments of principal and/or interest, other than balloon payments,

                                             o     property protection expenses,

                                             o     other servicing expenses, or

                                             o     any other items specified in the related prospectus supplement.

                                             Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See
                                             "DESCRIPTION OF THE GOVERNING DOCUMENTS--Advances."

                                             If the assets of an issuing entity for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL OR MANDATORY
  REDEMPTION OR TERMINATION...............   We will describe in the related prospectus supplement any circumstances involving an optional or mandatory redemption of offered certificates or an optional or mandatory termination of the related issuing entity. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                      -16-

                                             o     all the mortgage assets held by any particular issuing entity, thereby resulting in a termination of that issuing entity, or

                                             o     that portion of the mortgage assets held by any particular issuing entity as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                             See "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

FEDERAL INCOME TAX CONSEQUENCES...........   Any class of offered certificates will constitute or evidence ownership of:

                                             o     regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal
                                                   Revenue Code of 1986; or

                                             o     interests in a grantor trust under Subpart E of Part I of Subchapter
                                                   J of the Internal Revenue Code of 1986.

                                             See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS......................   If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..........................   If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary
                                             Mortgage Market Enhancement Act of 1984, as amended. See "LEGAL
                                             INVESTMENT."

                                      -17-

                                  RISK FACTORS

      YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET
FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING
WHETHER TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

      The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

                                      -18-

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

      o     the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

      o     legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

      o     investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      o     investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

      The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related issuing entity. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the assets of the related issuing entity are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the assets of the related issuing entity. If the assets of the related issuing entity are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

      The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related underlying mortgage loans or mortgage-backed securities. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE
CERTIFICATES--Allocation of Losses and Shortfalls"

                                      -19-

and "DESCRIPTION OF CREDIT SUPPORT." If actual losses on the related underlying mortgage loans or mortgage-backed securities exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

      Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o     an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      o     a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      o     the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

                                      -20-

      o     the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related underlying mortgage loans or mortgage-backed securities.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o     vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

      o     be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on

                                      -21-

the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      There Is an Increased Risk of Default Associated with Balloon Payments.
Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      o     the fair market value and condition of the underlying real property;

      o     the level of interest rates;

      o     the borrower's equity in the underlying real property;

      o     the borrower's financial condition;

      o     occupancy levels at or near the time of refinancing;

      o     the operating history of the underlying real property;

                                      -22-

      o     changes in zoning and tax laws;

      o     changes in competition in the relevant geographic area;

      o     changes in rental rates in the relevant geographic area;

      o     changes in governmental regulation and fiscal policy;

      o     prevailing general and regional economic conditions;

      o     the state of the fixed income and mortgage markets; and

      o     the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

      Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

      In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

      o     the sufficiency of the net operating income of the applicable real property;

      o     the market value of the applicable real property at or prior to maturity; and

      o     the ability of the related borrower to refinance or sell the applicable real property.

                                      -23-

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

      Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      o     the location, age, functionality, design and construction quality of the subject property;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     the characteristics of the neighborhood where the property is located;

      o     the degree to which the subject property competes with other properties in the area;

      o     the proximity and attractiveness of competing properties;

      o     the existence and construction of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     tenant mix and concentration;

      o     national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o     local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      o     demographic factors;

      o     customer confidence, tastes and preferences;

      o     retroactive changes in building codes and other applicable laws;

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

      o     vulnerability to litigation by tenants and patrons.

                                      -24-

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      o     an increase in interest rates, real estate taxes and other operating expenses;

      o     an increase in the capital expenditures needed to maintain the property or make improvements;

      o     a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      o     an increase in vacancy rates;

      o     a decline in rental rates as leases are renewed or replaced;

      o     natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

      o     environmental contamination.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the rental rates at which leases are renewed or replaced;

      o     the percentage of total property expenses in relation to revenue;

      o     the ratio of fixed operating expenses to those that vary with revenues; and

      o     the level of capital expenditures required to maintain the property and to maintain or replace tenants.

      Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

      o     to pay for maintenance and other operating expenses associated with the property;

      o     to fund repairs, replacements and capital improvements at the property; and

      o     to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

                                      -25-

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

      Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

      o     a general inability to lease space;

      o     an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      o     an increase in tenant payment defaults or any other inability to collect rental payments;

      o     a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      o     an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

      o     an increase in the capital expenditures needed to maintain the property or to make improvements; and

      o     a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

      With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

      Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

      Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

                                      -26-

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

      Accordingly, factors that will affect the operation and value of a commercial property include:

      o     the business operated by the tenants;

      o     the creditworthiness of the tenants; and

      o     the number of tenants.

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      o     the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

      o     an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected Even When Current Operating
Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      o     changes in interest rates;

      o     the availability of refinancing sources;

      o     changes in governmental regulations, licensing or fiscal policy;

      o     changes in zoning or tax laws; and

      o     potential environmental or other legal liabilities.

                                      -27-

      Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      o     maintain or improve occupancy rates, business and cash flow,

      o     reduce operating and repair costs, and

      o     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

      Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

      Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      o     rental rates;

      o     location;

      o     type of business or services and amenities offered; and

      o     nature and condition of the particular property.

                                      -28-

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      o     offers lower rents;

      o     has lower operating costs;

      o     offers a more favorable location; or

      o     offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

      General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

                                      -29-

      Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

      o     the physical attributes of the property, such as its age,
            appearance, amenities and construction quality in relation to competing buildings;

      o     the types of services or amenities offered at the property;

      o     the location of the property;

      o     distance from employment centers and shopping areas;

      o     local factory or other large employer closings;

      o     the characteristics of the surrounding neighborhood, which may change over time;

      o     the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the property's reputation;

      o     the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o     the existence or construction of competing or alternative
            residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

      o     compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

      o     the ability of management to respond to competition;

      o     the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base;

      o     in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

      o     adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o     state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

      o     the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

                                      -30-

      o     the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

      o     the extent to which increases in operating costs may be passed through to tenants; and

      o     the financial condition of the owner of the property.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;

      o     require good cause for eviction;

      o     require disclosure of fees;

      o     prohibit unreasonable rules;

      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;

      o     limit the bases on which a landlord may increase rent; or

      o     prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

                                      -31-

      In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

      o     mortgage loan payments,

      o     real property taxes,

      o     maintenance expenses, and

      o     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders, and

      o     any rental income from units or commercial space that the
            cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned

                                      -32-

property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

      o     the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

      o     the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      o     shopping centers,

      o     factory outlet centers,

      o     malls,

      o     automotive sales and service centers,

      o     consumer oriented businesses,

      o     department stores,

      o     grocery stores,

      o     convenience stores,

                                      -33-

      o     specialty shops,

      o     gas stations,

      o     movie theaters,

      o     fitness centers,

      o     bowling alleys,

      o     salons, and

      o     dry cleaners.

      A number of factors may affect the value and operation of a retail property. Some of these factors include:

      o     the strength, stability, number and quality of the tenants;

      o     tenants' sales;

      o     tenant mix;

      o     whether the property is in a desirable location;

      o     the physical condition and amenities of the building in relation to competing buildings;

      o     whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

      o     the financial condition of the owner of the property.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

      o     lower rents,

      o     grant a potential tenant a free rent or reduced rent period,

      o     improve the condition of the property generally, or

      o     make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

      o     competition from other retail properties;

                                      -34-

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     perceptions regarding the safety of the surrounding area;

      o     demographics of the surrounding area;

      o     the strength and stability of the local, regional and national economies;

      o     traffic patterns and access to major thoroughfares;

      o     the visibility of the property;

      o     availability of parking;

      o     the particular mixture of the goods and services offered at the property;

      o     customer tastes, preferences and spending patterns; and

      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

      A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not

                                      -35-

control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

      In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

      Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

      o     an anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's lease;

      o     the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

      o     the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
            or

      o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o     factory outlet centers;

      o     discount shopping centers and clubs;

      o     catalogue retailers;

      o     home shopping networks and programs;

      o     internet web sites and electronic media shopping; and

      o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include:

      o     the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

                                      -36-

      o     the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system.
            parking and the building's compatibility with current business wiring requirements;

      o     whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

      o     the location of the property with respect to the central business district or population centers;

      o     demographic trends within the metropolitan area to move away from or towards the central business district;

      o     social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      o     tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      o     local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

      o     the quality and philosophy of building management;

      o     access to mass transportation;

      o     accessibility from surrounding highways/streets;

      o     changes in zoning laws; and

      o     the financial condition of the owner.

      With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      o     rental rates;

      o     the building's age, condition and design, including floor sizes and layout;

      o     access to public transportation and availability of parking; and

      o     amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

                                      -37-

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

      o     the cost and quality of labor;

      o     tax incentives; and

      o     quality of life considerations, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      o     full service hotels;

      o     resort hotels with many amenities;

      o     limited service hotels;

      o     hotels and motels associated with national or regional franchise chains;

      o     hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      o     other lodging facilities.

      Factors affecting the value, operation and economic performance of a hospitality property include:

      o     the location of the property and its proximity to major population centers or attractions;

      o     the seasonal nature of business at the property;

      o     the level of room rates relative to those charged by competitors;

      o     quality and perception of the franchise affiliation, if any;

      o     economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      o     the existence or construction of competing hospitality properties;

      o     nature and quality of the services and facilities;

      o     financial strength and capabilities of the owner and operator;

      o     the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

                                      -38-

      o     increases in operating costs, which may not be offset by increased room rates;

      o     the property's dependence on business and commercial travelers and tourism;

      o     changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

      o     changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      o     the continued existence and financial strength of the franchisor;

      o     the public perception of the franchise service mark; and

      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other

                                      -39-

licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      o     location, including proximity to or easy access from major population centers;

      o     appearance;

      o     economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      o     the existence or construction of competing casinos;

      o     dependence on tourism; and

      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      o     providing alternate forms of entertainment, such as performers and sporting events, and

      o     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

      The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties.  Health care-related properties include:

      o     hospitals;

      o     medical offices;

      o     skilled nursing facilities;

                                      -40-

      o     nursing homes;

      o     congregate care facilities; and

      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

      o     statutory and regulatory changes;

      o     retroactive rate adjustments;

      o     administrative rulings;

      o     policy interpretations;

      o     delays by fiscal intermediaries; and

      o     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      o     federal and state licensing requirements;

      o     facility inspections;

      o     rate setting;

      o     reimbursement policies; and

      o     laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own

                                      -41-

right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

      The value and operation of an industrial property depends on:

      o     location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3.    accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o     building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8.    adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized
                  activities; and

      o     the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                      -42-

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

      o     building design,

      o     location and visibility,

      o     tenant privacy,

      o     efficient access to the property,

      o     proximity to potential users, including apartment complexes or commercial users,

      o     services provided at the property, such as security,

      o     age and appearance of the improvements, and

      o     quality of management.

      In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      o     competition from facilities having businesses similar to a particular restaurant or tavern;

      o     perceptions by prospective customers of safety, convenience, services and attractiveness;

      o     the cost, quality and availability of food and beverage products;

      o     negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      o     changes in demographics, consumer habits and traffic patterns;

      o     the ability to provide or contract for capable management; and

      o     retroactive changes to building codes, similar ordinances and other legal requirements.

                                      -43-

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     market segment,

      o     product,

      o     price,

      o     value,

      o     quality,

      o     service,

      o     convenience,

      o     location, and

      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs,

      o     more favorable locations,

      o     more effective marketing,

      o     more efficient operations, or

      o     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      o     actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

            2.    require renovation, refurbishment, expansion or other
                  expenditures;

                                      -44-

      o     the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      o     the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

      o     location of the manufactured housing property;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the number of comparable competing properties in the local market;

      o     the age, appearance, condition and reputation of the property;

      o     the quality of management; and

      o     the types of facilities and services it provides.

                                      -45-

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      o     multifamily rental properties,

      o     cooperatively-owned apartment buildings,

      o     condominium complexes, and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

      o     the location and appearance of the property;

                                      -46-

      o     the appeal of the recreational activities offered;

      o     the existence or construction of competing properties, whether are not they offer the same activities;

      o     the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      o     geographic location and dependence on tourism;

      o     changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      o     seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      o     sensitivity to weather and climate changes; and

      o     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      o     sporting events;

      o     musical events;

      o     theatrical events;

      o     animal shows; and/or

      o     circuses.

      The ability to attract patrons is dependent on, among others, the following factors:

      o     the appeal of the particular event;

      o     the cost of admission;

      o     perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

                                      -47-

      o     perceptions by prospective patrons of the safety of the surrounding area; and

      o     the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      o     the number of rentable parking spaces and rates charged;

      o     the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      o     the amount of alternative parking spaces in the area;

      o     the availability of mass transit; and

      o     the perceptions of the safety, convenience and services of the lot or garage.

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o     its location,

      o     its size,

      o     the surrounding neighborhood, and

      o     local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

      Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      o     the successful operation of the property, and

                                      -48-

      o     its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

      o     the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      o     make the loan payments on the related mortgage loan,

      o     cover operating expenses, and

      o     fund capital improvements at any given time.

      Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

      o     some health care-related facilities,

      o     hotels and motels,

      o     recreational vehicle parks, and

      o     mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      o     warehouses,

      o     retail stores,

      o     office buildings, and

      o     industrial facilities.

                                      -49-

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      o     increases in energy costs and labor costs;

      o     increases in interest rates and real estate tax rates; and

      o     changes in governmental rules, regulations and fiscal policies.

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

      o     the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      o     the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

      o     the lender has greater protection against loss on liquidation following a borrower default.

      However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o     the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

                                      -50-

      o     the income capitalization method, which takes into account the property's projected net cash flow; or

      o     a selection from the values derived from the foregoing methods.

      Each of these appraisal methods presents analytical difficulties. For example--

      o     it is often difficult to find truly comparable properties that have recently been sold;

      o     the replacement cost of a property may have little to do with its current market value; and

      o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
            capitalization rate and discount rate.

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

      o     the operation of all of the related real properties, and

      o     the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

                                      -51-

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

      o     any adverse economic developments that occur in the locale, state or region where the properties are located;

      o     changes in the real estate market where the properties are located;

      o     changes in governmental rules and fiscal policies in the
            governmental jurisdiction where the properties are located; and

      o     acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

      Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

      Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                      -52-

      The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

      Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts--or, if applicable, any representative, designee or assignee of that holder with respect to the particular right--will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

      In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans
That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the

                                      -53-

origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy
Laws."

      The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

                                      -54-

While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter a mortgage loan's repayment schedule.

      Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

                                      -55-

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

      There can be no assurance--

      o     as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      o     that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      o     that the results of the environmental testing were accurately evaluated in all cases;

      o     that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o     that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      o     tenants at the property, such as gasoline stations or dry cleaners,
            or

      o     conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our

                                      -56-

trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o     agents or employees of the lender are deemed to have participated in the management of the borrower, or

      o     the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to
1978--

      o     to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

      o     to deliver to potential residents or purchasers a United States
            Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

            4.    was not able to pay its debts as they matured; and

                                      -57-

      o     the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      o     the related real property, or

      o     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

      o     the default is deemed to be immaterial,

      o     the exercise of those remedies would be inequitable or unjust, or

      o     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of

                                      -58-

the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

      Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North
LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

      The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

                                      -59-

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

      Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional--and perhaps significant additional--delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules. See
"LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

      o     war,

      o     riot, strike and civil commotion,

      o     terrorism,

      o     nuclear, biological or chemical materials,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     wet or dry rot,

      o     mold,

      o     vermin, and

      o     domestic animals.

                                      -60-

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

      Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

      There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

      Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

      Some mortgage loans underlying the offered certificates will be secured by--

      o     the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

      o     the related voting rights in the owners' association for the subject building, development or project.

      Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

      Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

                                      -61-

      There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

                                      -62-

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

      Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

      From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      o     breach of contract involving a tenant, a supplier or other party;

      o     negligence resulting in a personal injury, or

      o     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.
The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

                                      -63-

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

      o     any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code of 1986, and

      o     any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

      In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and
California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

      Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

      Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

      o     generally will not be reduced by losses from other activities,

                                      -64-

      o     for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o     for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals,

      o     estates,

      o     trusts beneficially owned by any individual or estate, and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

      o     a foreign person under the Internal Revenue Code of 1986, or

      o     a U.S. person that is classified as a partnership under the Internal
            Revenue Code of 1986, unless all of its beneficial owners are U.S.
            persons, or

      o     a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

      It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

      See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

      To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered

                                      -65-

certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

      The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o     you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its
            participating organizations;

      o     you may have only limited access to information regarding your offered certificates;

      o     you may suffer delays in the receipt of payments on your offered certificates; and

      o     your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

      A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

      In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For

                                      -66-

example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

      It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

      As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                 THE TRUST FUND

ISSUING ENTITIES

      The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related underlying mortgage loans or mortgage-backed securities and in whose name those certificates will be issued.
Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust.
However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

                                      -67-

DESCRIPTION OF THE TRUST ASSETS

      The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

      o     various types of multifamily and/or commercial mortgage loans;

      o     mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

      o     a combination of mortgage loans and mortgage-backed securities of the types described above.

      In addition to the asset classes described above in this "--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

      We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

      Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

      Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

MORTGAGE LOANS

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

      o     rental or cooperatively-owned buildings with multiple dwelling units;

      o     retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops,
            convenience stores and gas stations;

      o     retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      o     office properties;

                                      -68-

      o     hospitality properties, such as hotels, motels and other lodging facilities;

      o     casino properties;

      o     health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      o     industrial properties;

      o     warehouse facilities, mini-warehouse facilities and self-storage facilities;

      o     restaurants, taverns and other establishments involved in the food and beverage industry;

      o     manufactured housing communities, mobile home parks and recreational vehicle parks;

      o     recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

      o     arenas and stadiums;

      o     churches and other religious facilities;

      o     parking lots and garages;

      o     mixed use properties;

      o     other income-producing properties; and

      o     unimproved land.

      The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing
Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

      o     a fee interest or estate, which consists of ownership of the property for an indefinite period,

      o     an estate for years, which consists of ownership of the property for a specified period of years,

      o     a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

      o     shares in a cooperative corporation which owns the property, or

      o     any other real estate interest under applicable local law.

                                      -69-

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

      o     first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to the payment of real estate taxes, and

      o     third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

      o     the period of the delinquency,

      o     any forbearance arrangement then in effect,

      o     the condition of the related real property, and

      o     the ability of the related real property to generate income to service the mortgage debt.

      We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      o     an original term to maturity of not more than approximately 40 years; and

                                      -70-

      o     scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

      o     provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      o     provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o     provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      o     be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;

      o     permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

      o     prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With
Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property
or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One
(1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of
the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests."

                                      -71-

      Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      o     the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o     the type or types of property that provide security for repayment of the mortgage loans;

      o     the earliest and latest maturity date for the mortgage loans;

      o     the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o     loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      o     the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      o     if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

      o     information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o     debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      o     the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

      o     more general information in the related prospectus supplement, and

      o     specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

      In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the

                                      -72-

mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

      Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

      Method and Criteria by Which Mortgage Loans are Selected for Inclusion in
a Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

      Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property
"stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback.
Likewise, we could request another sponsor or mortgage loan seller that is contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

MORTGAGE-BACKED SECURITIES

      The mortgage-backed securities underlying a series of offered certificates may include:

      o     mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      o     certificates issued and/or insured or guaranteed by Freddie Mac,
            Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

                                      -73-

      Each mortgage-backed security included in one of our trusts--

      o     will have been registered under the Securities Act, or

      o     will be exempt from the registration requirements of the Securities
            Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

      o     may otherwise be resold by us publicly without registration under the Securities Act.

      We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if--

      o     the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

      o     the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

      o     the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securities
            Act.

      Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

      o     the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

      o     the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

      If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

      o     the initial and outstanding principal amount(s) and type of the securities;

                                      -74-

      o     the original and remaining term(s) to stated maturity of the securities;

      o     the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      o     the payment characteristics of the securities;

      o     the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      o     a description of the related credit support, if any;

      o     the type of mortgage loans underlying the securities;

      o     the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      o     the terms and conditions for substituting mortgage loans backing the securities; and

      o     the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

      We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

      If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets

                                      -75-

sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

      o     the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

      o     the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;

      o     triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

      o     when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

      o     the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

      o     which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

      o     any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

      o     if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

      o     the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

      o     a statement of whether, and if so, how investors will be notified of changes to the asset pool.

      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

      o     cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                      -76-

      o     other mortgage loans or mortgage-backed securities that--

            1.    conform to the description of mortgage assets in this
                  prospectus, and

            2.    satisfy the criteria set forth in the related prospectus
                  supplement.

      For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

      In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

      Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

      See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

      The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as applicable.

      The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

      Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description of those Permitted
Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related underlying mortgage loans or mortgage-backed securities. The types of credit support that may benefit the holders of a class of offered certificates include:

      o     the subordination of one or more other classes of certificates of the same series;

                                      -77-

      o     overcollateralization;

      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;

      o     a guarantee; and/or

      o     a reserve fund.

      See "DESCRIPTION OF CREDIT SUPPORT."

      In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

      o     interest rate exchange agreements;

      o     interest rate cap agreements;

      o     interest rate floor agreements; or

      o     currency exchange agreements.

      An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

      An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

      An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of

                                      -78-

an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment. If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

      A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

      Unless otherwise specified in the related prospectus supplement, Merrill
Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

      MLML is a Delaware corporation formerly known as ML Health Care Servicing,
Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

      MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a small number of
FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

      MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

      MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards--and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

                                      -79-

      In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates.
The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

      In connection with its commercial mortgage securitization transactions,
MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

      In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

      o     file and/or record various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

      General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting

                                      -80-

guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

      Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

      Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more--depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses, capital
            expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

                                      -81-

      o     the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

                                      -82-

      We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

      Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

      o     the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

      Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

      The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

      Assessments of Property Condition. As part of the underwriting process,
MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually

                                      -83-

include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.
In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase
II environmental assessment with respect to the subject real property collateral.

      Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

                                      -84-

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            MLML to be sufficient to pay off the related mortgage loan in full;

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance.

      Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. Our principal executive offices are located at 4 World Financial Center, 10th Floor 250 Vesey Street, New York, New
York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the
Exchange Act.

      We were organized, among other things, for the purposes of:

      o     issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

      o     selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan
            agreements, evidencing those interests with pass-through
            certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan
            agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional

                                      -85-

            sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

      o     acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

      o     doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

      Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

      We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions.
We will thereupon transfer those mortgage assets to the related trust.

      After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

      o     to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

      o     to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

      o     to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

      o     to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

      Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                                      -86-

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates,

      o     the pass-through rate on your offered certificates, and

      o     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

      o     the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      o     the dates on which any balloon payments are due; and

      o     the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

                                      -87-

      Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      o     whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

      o     when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered
            certificates.

      If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

      o     be based on the principal balances of some or all of the mortgage assets in the related trust, or

      o     equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      o     payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

      o     payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

      o     the availability of mortgage credit;

      o     the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

                                      -88-

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      In general, those factors that increase--

      o     the attractiveness of selling or refinancing a commercial or multifamily property, or

      o     the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      o     prepayment lock-out periods, and

      o     requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      o     to convert to a fixed rate loan and thereby lock in that rate, or

      o     to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property,

      o     meet cash flow needs or

      o     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

      o     the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      o     the relative importance of those factors,

                                      -89-

      o     the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

      o     the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      o     scheduled amortization, or

      o     prepayments, including--

            1.    voluntary prepayments by borrowers, and

            2.    involuntary prepayments resulting from liquidations,
                  casualties or condemnations and purchases of mortgage loans out of the related trust.

      In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

                                      -90-

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      o     to refinance the loan, or

      o     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      o     the bankruptcy of the borrower, or

      o     adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

      o     limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o     provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o     provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

                                      -91-

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

      o     the number of foreclosures with respect to the underlying mortgage loans; and

      o     the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      o     a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      o     the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                      -92-

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

      If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

      At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage loans or mortgage-backed

                                      -93-

securities and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related underlying mortgage loans or mortgage-backed securities in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

      o     in the case of a mortgage loan--

            1.    the address of the related real property,

            2.    the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
                  information,

            3.    the remaining term to maturity,

            4.    if the mortgage loan is a balloon loan, the remaining
                  amortization term, and

            5.    the outstanding principal balance; and

      o     in the case of a mortgage-backed security--

            1.    the outstanding principal balance, and

            2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

      If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

      o     the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
            Governing Document for that series;

      o     the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

      o     in the case of a mortgage loan--

            1.    the enforceability of the related mortgage note and mortgage,

            2.    the existence of title insurance insuring the lien priority of the related mortgage, and

            3.    the payment status of the mortgage loan.

                                      -94-

      We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

      The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      o     maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related properties are properly insured;

      o     attempting to collect delinquent payments;

      o     supervising foreclosures;

      o     negotiating modifications;

      o     responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

      o     protecting the interests of certificateholders with respect to senior lienholders;

      o     conducting inspections of the related real properties on a periodic or other basis;

                                      -95-

      o     collecting and evaluating financial statements for the related real properties;

      o     managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o     maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      o     mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      o     mortgage loans as to which there is a material non-monetary default;

      o     mortgage loans as to which the related borrower has--

            1.    entered into or consented to bankruptcy, appointment of a
                  receiver or conservator or similar insolvency proceeding, or

            2.    become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

      o     real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

      o     make the initial determination of appropriate action,

      o     evaluate the success of corrective action,

      o     develop additional initiatives,

                                      -96-

      o     institute foreclosure proceedings and actually foreclose, or

      o     accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      o     performing property inspections and collecting, and

      o     evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      o     continuing to receive payments on the mortgage loan,

      o     making calculations with respect to the mortgage loan, and

      o     making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

      Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan
Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

                                      -97-

PRIMARY SERVICERS AND SUB-SERVICERS

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

      We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

      Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      o     that mortgage-backed security will be registered in the name of the related trustee or its designee;

      o     the related trustee will receive payments on that mortgage-backed security; and

      o     subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

      o     delinquent payments of principal and/or interest, other than balloon payments,

      o     property protection expenses,

                                      -98-

      o     other servicing expenses, or

      o     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      o     subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

      o     any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      o     periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

      o     at any other times and from any sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

      Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

      o     the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      o     a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as

                                      -99-

applicable, that accrues or otherwise becomes payable under the Governing
Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

      o     willful misfeasance, bad faith or gross negligence in the
            performance of obligations or duties under the related Governing
            Document for any series of offered certificates, or

      o     reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

      o     specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

      o     incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

      o     incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

      o     the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      o     either--

            1.    that party is specifically required to bear the expense of the action, or

            2.    the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
                  reimbursed under the Governing Document for the affected
                  series of offered certificates.

                                      -100-

      However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity--

      o     into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

      o     resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

      o     succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

      We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that
Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

      1.    to cure any ambiguity;

      2.    to correct, modify or supplement any provision in the Governing
            Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

                                      -101-

      3.    to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

      4.    to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the
            Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      5.    to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that
            Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      6.    to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing
            Document;

      7.    to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

      8.    to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

      9.    to otherwise modify or delete existing provisions of the Governing
            Document.

      However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series. However, the Governing Document for a series of offered certificates may not be amended to--

      o     reduce in any manner the amount of, or delay the timing of, payments received on the related underlying mortgage loans or mortgage-backed securities that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

      o     adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

      o     modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

                                      -102-

      o     modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o     if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

      Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

      The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of offered certificates will not--

      o     make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

      o     be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

      If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

                                      -103-

MATTERS REGARDING THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

      The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

      No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

      No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

      The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                                      -104-

      In general, if--

      o     at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

      o     if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o     if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing
            Document after receipt of written notice by the trustee of such failure, or

      o     if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

      In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

      In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing
Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered

                                      -105-

certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      o     have the same series designation;

      o     were issued under the same Governing Document; and

      o     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      o     a stated principal amount, which will be represented by its principal balance, if any;

      o     interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which
            pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

      o     specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

      o     payments of principal, with disproportionate, nominal or no payments of interest;

      o     payments of interest, with disproportionate, nominal or no payments of principal;

      o     payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

      o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
            outstanding on one or more other classes of certificates of the same series;

      o     payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

      o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

                                      -106-

            2.    slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are
                  received on the related underlying mortgage loans or
                  mortgage-backed securities;

      o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

      o     payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

      o     payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

      o     payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

      o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

      Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related underlying mortgage loans or mortgage-backed securities, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related underlying mortgage loans or mortgage-backed securities.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any

                                      -107-

service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

      o     the frequency of distributions and the periodic distribution date for that series,

      o     the relevant collection period for payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities that are payable on that series on any particular distribution date; and

      o     the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

      All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

      o     by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

      o     by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

      o     the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

      o     any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

      o     any credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements,

                                      -108-

            that are designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

      o     how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the
            transaction accounts or account activity; and

      o     an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related underlying mortgage loans or mortgage-backed securities.

      In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets--such as to reserve accounts, cash collateral accounts or expenses--and the purpose and operation of those requirements.

      Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related underlying mortgage loans or mortgage-backed securities or on a particular related underlying mortgage loan or mortgage-backed security.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

      o     a specified fixed rate;

      o     a rate based on the interest rate for a particular related mortgage asset;

      o     a rate based on a weighted average of the interest rates for some or all of the related underlying mortgage loans or mortgage-backed securities, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

      o     a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

      o     a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on

                                      -109-

            a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

      o     a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

      o     a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered
            certificates;

      o     a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

      o     the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

      o     a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

      We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

      Interest may accrue with respect to any offered certificate on the basis of:

      o     a 360-day year consisting of 12 30-day months,

      o     the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      o     the actual number of days elapsed during each relevant period in a normal calendar year, or

      o     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

                                      -110-

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

      o     based on the principal balances of some or all of the related underlying mortgage loans or mortgage-backed securities; or

      o     equal to the total principal balances of one or more other classes of certificates of the same series.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related underlying mortgage loans or mortgage-backed securities.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related underlying mortgage loans or mortgage-backed securities and the other related trust assets (which will be of the type described under "THE TRUST FUND").

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      o     payments of principal actually made to the holders of that class,
            and

      o     if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related underlying mortgage loans or mortgage-backed securities that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a

                                      -111-

percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities that we transfer to the trust

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

      The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related underlying mortgage loans or mortgage-backed securities to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      o     by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      o     by establishing a priority of payments among those classes.

                                      -112-

      See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

      All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

      o     Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
            Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

      o     Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

      o     Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
            containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

      o     Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of
            2002.

      We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE
INFORMATION."

      We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the

                                      -113-

applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

      We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

      On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

      o     the payments made on that distribution date with respect to the applicable class of offered certificates, and

      o     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      o     that calendar year, or

      o     the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

      Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

                                      -114-

VOTING RIGHTS

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      o     with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment,"
            or

      o     as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

      The trust for each series of offered certificates will terminate and cease to exist following:

      o     the final payment or other liquidation of the last mortgage asset in that trust; and

      o     the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii)
            to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

      Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

      If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids

                                      -115-

must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

      The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg
for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream.  DTC is:

      o     a limited-purpose trust company organized under the New York Banking
            Law,

      o     a "banking corporation" within the meaning of the New York Banking
            Law,

      o     a member of the Federal Reserve System,

      o     a "clearing corporation" within the meaning of the New York Uniform
            Commercial Code, and

      o     a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

      It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional

                                      -116-

depositary, Clearstream is subject to regulation by the Luxembourg Monetary
Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose

                                      -117-

accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

      o     governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

      o     the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related distribution date.

                                      -118-

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      o     we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

      o     we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

      Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related underlying mortgage loans or mortgage-backed securities. That credit support may be in the form of any of the following:

      o     the subordination of one or more other classes of certificates of the same series;

      o     overcollateralization, whether in the form of mortgage assets or otherwise;

      o     the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

      o     the establishment of one or more reserve funds; or

                                      -119-

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related underlying mortgage loans or mortgage-backed securities exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

      o     the nature and amount of coverage under that credit support;

      o     any conditions to payment not otherwise described in this
            prospectus;

      o     any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

      o     the material provisions relating to that credit support.

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION

      If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust

                                      -120-

that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related underlying mortgage loans or mortgage-backed securities as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the

                                      -121-

extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage,

      o     the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

                                      -122-

      o     in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage--

      o     a mortgagor, who is the owner of the encumbered interest in the real property, and

      o     a mortgagee, who is the lender.

      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor,

      o     the trustee to whom the real property is conveyed, and

      o     the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

      o     the express provisions of the related instrument,

      o     the law of the state in which the real property is located,

      o     various federal laws, and

      o     in some deed of trust transactions, the directions of the
            beneficiary.

INSTALLMENT CONTRACTS

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment

                                      -123-

contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent, or

                                      -124-

      o     unless the lender's interest in the room rates is given adequate protection.

      For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary From State to State.  The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings, and

      o     nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o     all parties having a subordinate interest of record in the real property, and

      o     all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of

                                      -125-

a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

      Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

      o     alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      o     require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o     require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      o     limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

            1.    a failure to adequately maintain the mortgaged property, or

            2.    an impermissible further encumbrance of the mortgaged
                  property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions, or

      o     found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
            constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o     a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      o     notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale, and

      o     send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

                                      -126-

      In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o     the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

      o     the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption.  The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security, and

      o     to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must

                                      -127-

generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These

                                      -128-

other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

      o     requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

      o     permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

      o     contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

                                      -129-

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o     reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the
            then-current value of the property and the outstanding balance of the loan;

      o     reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      o     extend or shorten the term to maturity of the loan;

      o     permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      o     permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under

                                      -130-

the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

      o     past due rent,

      o     accelerated rent,

      o     damages, or

      o     a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

      o     assume the lease and either retain it or assign it to a third party,
            or

      o     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

      o     the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

      o     unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or

                                      -131-

otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called
"secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      o     it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices,
            or

      o     assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      o     impose liability for releases of or exposure to asbestos-containing materials, and

                                      -132-

      o     provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default

                                      -133-

and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

      o     first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to real estate taxes;

      o     third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o     last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

      o     the borrower may have difficulty servicing and repaying multiple loans;

      o     if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o     if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o     the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of

                                      -134-

prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of

                                     -135-

credit support provided in connection with the certificates. In addition, the
Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that--

      o     its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

      o     the lender was, at the time of execution of the mortgage,
            "reasonably without cause to believe" that the property was subject to forfeiture.

      However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

      o     banks,

      o     insurance companies,

      o     foreign investors,

      o     tax exempt investors,

      o     holders whose "functional currency" is not the United States dollar,

      o     United States expatriates, and

                                      -136-

      o     holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

      Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

      This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the
IRS may take contrary positions.

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o     given with respect to events that have occurred at the time the advice is rendered, and

      o     is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND
OTHER TAX CONSEQUENCES."

      The following discussion addresses securities of two general types:

      o     REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or
            REMIC, election under Sections 860A through 860G of the Internal
            Revenue Code; and

      o     grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

      The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under

                                      -137-

those sections. It is also based in part on the rules governing REMICs in
Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

      General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

      o     the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

      o     those offered certificates will represent--

            1.    regular interests in the REMIC, or

            2.    residual interests in the REMIC.

      Any and all offered certificates representing interests in a REMIC will be either--

      o     REMIC regular certificates, representing regular interests in the
            REMIC, or

      o     REMIC residual certificates, representing residual interests in the
            REMIC.

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

      o     "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
            the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of

                                      -138-

the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

      In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans--

      o     collections on mortgage loans held pending payment on the related offered certificates, and

      o     any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

      It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                      -139-

      Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

      o     whether the related REMIC certificates will be "real estate assets"
            within the meaning of Section 856(c)(5)(B) of the Internal Revenue
            Code,

      o     whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
            Internal Revenue Code, and

      o     whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
            Code.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The
Treasury Department has issued regulations under Sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the
Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

                                      -140-

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

      o     a single fixed rate,

      o     a "qualified floating rate,"

      o     an "objective rate,"

      o     a combination of a single fixed rate and one or more "qualified floating rates,"

      o     a combination of a single fixed rate and one "qualified inverse floating rate," or

      o     a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

      Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered

                                      -141-

entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

      o     the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2.    the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            1.    the numerator of which is the amount of the principal payment,
                  and

            2.    the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

                                      -142-

      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      o     the sum of:

            1.    the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC
                  regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2.    the payments made on that certificate during the accrual
                  period of amounts included in the stated redemption price, over

      o     the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

      The adjusted issue price of a REMIC regular certificate is:

      o     the issue price of the certificate, increased by

      o     the total amount of original issue discount previously accrued on the certificate, reduced by

      o     the amount of all prior payments of amounts included in its stated
            redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

      o     assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o     using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o     taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

                                      -143-

      o     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

      o     the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The
Investment Performance of Your Offered Certificate Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable."

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

      The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

      The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section

                                     -144-

166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether
IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o     in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

      o     in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Premium" below.

      Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury

                                      -145-

Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

      o     on the basis of a constant yield method,

      o     in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

      o     in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

                                      -146-

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      o     the purchase price paid for your offered certificate, and

      o     the payments remaining to be made on your offered certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

      Realized Losses. Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o     you will not be entitled to deduct a loss under Section 166 of the
            Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

      o     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will

                                      -147-

be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

      The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

      o     other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

      o     unrelated deductions against which income may be offset.

                                      -148-

See, however, the rules discussed below relating to:

      o     excess inclusions,

      o     residual interests without significant value, and

      o     noneconomic residual interests.

      The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

      Taxable Income of the REMIC. The taxable income of a REMIC will equal:

      o     the income from the mortgage loans and other assets of the REMIC;
            plus

      o     any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

            1.    the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                  issuance, on any class of REMIC certificates constituting
                  regular interests in the REMIC, whether offered or not,

            2.    amortization of any premium on the mortgage loans held by the
                  REMIC,

            3.    bad debt losses with respect to the mortgage loans held by the
                  REMIC, and

            4.    except as described below in this "--Taxable Income of the
                  REMIC" subsection, servicing, administrative and other
                  expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market

                                     -149-

discount in income currently, as it accrues, on a constant yield basis. See
"--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

      o     the amount paid for that REMIC residual certificate,

      o     increased by amounts included in the income of the holder of that
            REMIC residual certificate, and

      o     decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

                                      -150-

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

      o     through distributions,

      o     through the deduction of any net losses of the REMIC, or

      o     upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o     the daily portions of REMIC taxable income allocable to that certificate, over

      o     the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

                                      -151-

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

      o     the issue price of the certificate, increased by

      o     the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

      o     any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o     will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax:

      o     excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

      o     alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be

                                      -152-

reduced, but not below zero, by any REIT taxable income, within the meaning of
Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain.
Treasury regulations yet to be issued could apply a similar rule to:

      o     regulated investment companies,

      o     common trusts, and

      o     some cooperatives.

The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

      o     the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o     the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

      o     from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

      o     from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax
            liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

      o     from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

                                      -153-

      Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

      o     the present value of any consideration given to the transferee to acquire the interest,

      o     the present value of the expected future distributions on the interest, and

      o     the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

      If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

      The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

      Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

      We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon

                                      -154-

various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

      See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

      Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

      Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

      then--

      o     an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

      o     the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
            Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

      o     3% of the excess, if any, of such taxpayer's adjusted gross income,
            or

                                      -155-

      o     80% of the amount of itemized deductions otherwise allowable for such tax year.

      Under current law, the applicable limitation is reduced by one-third for taxable years beginning in 2006 and 2007, and by two-thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

      We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

      o     the cost of the certificate to that certificateholder, increased by

      o     income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

      o     payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

                                      -156-

      In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

      o     the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

      o     the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a

                                      -157-

"conversion transaction" within the meaning of Section 1258 of the Internal
Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

      o     reacquires that same REMIC residual certificate,

      o     acquires any other residual interest in a REMIC, or

      o     acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

      o     the disposition of a non-defaulted mortgage loan,

      o     the receipt of income from a source other than a mortgage loan or other Permitted Investments,

      o     the receipt of compensation for services, or

      o     the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.

                                      -158-

However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "Permitted Investment" under Section
860G(a)(5) of the Internal Revenue Code.

      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so, and

      o     the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

      o     the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

      o     events that have occurred up to the time of the transfer,

      o     the prepayment assumption, and

      o     any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

      o     the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

      o     as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

                                      -159-

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o     the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
            Disqualified Organization, and

      o     the highest marginal federal income tax rate imposed on
            corporations.

      A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

      o     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

      o     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

      If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     the residual interests in the entity are not held by Disqualified
            Organizations, and

      o     the information necessary for the application of the tax described in this prospectus will be made available.

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a
REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf

                                      -160-

of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

      As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income,

      o     deductions,

      o     gains,

      o     losses, and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

      o     corporations,

      o     trusts,

      o     securities dealers, and

      o     various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

      o     30 days after the end of the quarter for which the information was requested, or

      o     two weeks after the receipt of the request.

                                      -161-

      Reporting with respect to REMIC residual certificates, including--

      o     income,

      o     excess inclusions,

      o     investment expenses, and

      o     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

      Backup Withholding with Respect to REMIC Certificates. Distributions made on the REMIC regular certificates, and proceeds from the sale of the REMIC regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 28%
(increasing to 31% after 2010) on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the recipient is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations section 1.6049-4(c)(1)(ii).
Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded or allowed as a credit against the recipient's federal income tax liability.

      Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

      o     a foreign person, and

      o     not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting

                                      -162-

documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form
W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      For these purposes, a foreign person is anyone other than a U.S. Person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors, or

      o     if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

      o     foreign persons, or

      o     U.S. Persons, if classified as a partnership under the Internal
            Revenue Code, unless all of their beneficial owners are U.S.
            Persons.

GRANTOR TRUSTS

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust

                                      -163-

under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

      A grantor trust certificate may be classified as either of the following types of certificate:

      o     a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

      o     a grantor trust strip certificate representing ownership of all or a portion of the difference between--

            1.    interest paid on the mortgage loans constituting the related grantor trust, minus

            2.    the sum of:

                  o     normal administration fees, and

                  o     interest paid to the holders of grantor trust fractional
                        interest certificates issued with respect to that
                        grantor trust

      A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

      o     "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,
            but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

      o     "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section
            860G(a)(3) of the Internal Revenue Code; and

      o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

      Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      o     consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
            7701(a)(19)(C)(v) of the Internal Revenue Code,

      o     consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,
            and

                                      -164-

      o     the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section
            856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

      o     The grantor trust strip certificates will be "obligation[s]
            (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the
            Internal Revenue Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates.

      General. Holders of a particular series of grantor trust fractional interest certificates generally:

      o     will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o     will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

      Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable limitation is reduced by one-third for taxable years beginning in 2006 and 2007, and by two-thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

                                      -165-

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

      o     a class of grantor trust strip certificates is issued as part of the same series, or

      o     we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

      o     a master servicer,

      o     a special servicer,

      o     any sub-servicer, or

      o     their respective affiliates.

      With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

      Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

      In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

                                      -166-

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

      o     the treatment of some stripped bonds as market discount bonds, and

      o     de minimis market discount.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below.

      The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

      o     the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
            "--Grantor Trusts--Sales of Grantor Trust Certificates," and

      o     the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would

                                      -167-

increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate,
            or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o     there is no original issue discount or only a de minimis amount of original issue discount, or

      o     the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

      o     0.25% of the stated redemption price, and

      o     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

                                      -168-

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between:

      o     the stated redemption price of the mortgage loans, and

      o     their issue price.

      For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

      o     the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      o     the daily portions of original issue discount for all days during the accrual period prior to that day.

                                     -169-

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

      o     the issue price of the mortgage loan, increased by

      o     the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

      o     the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      o     in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated
            redemption price, or

      o     in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

                                      -170-

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

      o     be allocated among the payments of stated redemption price on the mortgage loan, and

      o     be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

                                     -171-

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

      o     the price paid for that grantor trust strip certificate by you, and

      o     the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

      o     an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

      Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

      o     the prepayment assumption we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                      -172-

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

      o     the amount realized on the sale or exchange of a grantor trust certificate, and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal:

      o     its cost, increased by

      o     any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

      o     any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

                                     -173-

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On January 24, 2006, the Treasury Department published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

      o     a custodian of a person's account,

      o     a nominee, and

      o     a broker holding an interest for a customer in street name.

      The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS

                                     -174-

and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

      Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

      The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

      ERISA imposes various requirements on--

      o     ERISA Plans, and

      o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

      Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and

                                     -175-

exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue
Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

      o     investment prudence and diversification, and

      o     compliance with the investing ERISA Plan's governing documents.

      Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory, regulatory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

      The types of transactions between Plans and Parties in Interest that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

      o     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal
Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

      1.    those with discretionary authority or control over the assets of the entity,

      2.    those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

      3.    those who are affiliates of the persons described in the preceding clauses 1. and 2.

                                     -176-

      In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing Plan is any person who--

      o     has discretionary authority or control over the management or disposition of the assets of the Plan, or

      o     provides investment advice with respect to the assets of the Plan for a fee.

      If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      o     deemed to be a fiduciary with respect to the investing Plan, and

      o     subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal
Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that
Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

      The Plan Asset Regulation provides that when a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

      In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

      If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

      If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

      o     Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

                                     -177-

      o     Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

      o     Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and
            Parties in Interest;

      o     Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
            "qualified professional asset manager;"

      o     Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

      o     Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
            "in-house asset manager."

      We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

      It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

      o     the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

      o     the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch,
            Pierce, Fenner & Smith Incorporated or any person affiliated with
            Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

      Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally

                                     -178-

provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

      If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

      o     consider your general fiduciary obligations under ERISA, and

      o     consult with your legal counsel as to--

            1.    the potential applicability of ERISA and Section 4975 of the
                  Internal Revenue Code to that investment, and

            2.    the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

      A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

      See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

      If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

      Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant

                                     -179-

interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

      Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

      o     that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

      o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

      o     federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

      Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss. 1.5, some Type IV securities, which are defined in 12 C.F.R. ss. 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related

                                     -180-

security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

      The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to
12 C.F.R. ss. 742.4(b)(2).

      The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment

                                     -181-

laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

      o     the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      o     if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

      1.    by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2.    by placements by us with institutional investors through dealers;
            and

      3.    by direct placements by us with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus

                                     -182-

supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o     the obligations of the underwriters will be subject to various conditions precedent,

      o     the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

      o     in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

      It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

      o     Sidley Austin LLP;

      o     Latham & Watkins LLP; or

      o     Cadwalader, Wickersham & Taft LLP.

                                     -183-

                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

      o     whether the price paid for those certificates is fair;

      o     whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o     the yield to maturity or, if they have principal balances, the average life of those certificates;

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      o     the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o     the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o     if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -184-

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

      "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "Disqualified Organization" means:

      o     the United States,

      o     any State or political subdivision of the United States,

      o     any foreign government,

      o     any international organization,

      o     any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
            Revenue Code or the Freddie Mac,

      o     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o     any organization described in Section 1381(a)(2)(C) of the Internal
            Revenue Code.

      "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

      "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

      "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

      "Exchange Act" means the Exchange Act of 1934, as amended.

                                     -185-

      "Fannie Mae" means the Federal National Mortgage Association.

      "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

      "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

      "Ginnie Mae" means the Government National Mortgage Association.

      "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

      "IRS" means the Internal Revenue Service.

      "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

      "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "NCUA" means the National Credit Union Administration.

      "OCC" means the Office of the Comptroller of the Currency.

      "OTS" means the Office of Thrift Supervision.

      "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

      "Pass-Through Entity" means any:

      o     regulated investment company,

      o     real estate investment trust,

      o     trust,

      o     partnership, or

      o     other entities described in Section 860E(e)(6) of the Internal
            Revenue Code.

                                     -186-

      "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

      o     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

      o     repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

      o     federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

      o     commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

      o     money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

      o     any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

      "Plan" means an ERISA Plan or an I.R.C. Plan.

      "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

      "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

      "RCRA" means the federal Resource Conservation and Recovery Act.

      "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended.

                                     -187-

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

      "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

      "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

      "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SPA" means standard prepayment assumption.

      "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

      "Treasury Department" means the United States Department of the Treasury.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

      "U.S. Person" means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o     an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

      o     a trust as to which--

            1.    a court in the United States is able to exercise primary
                  supervision over the administration of the trust, and

            2.    one or more United States persons have the authority to
                  control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -188-

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached CD-ROM contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "MLMT
2006-C2.xls" The spreadsheet file "MLMT 2006-C2.xls" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2, A-4 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

--------------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
     Until October   , 2006, all dealers that effect transactions in the
offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                 $1,417,352,000
                                  (Approximate)

                      MERRILL LYNCH MORTGAGE TRUST 2006-C2
                                as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                          IXIS REAL ESTATE CAPITAL INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                          as Sponsors and Loan Sellers

                            -----------------------
                              PROSPECTUS SUPPLEMENT
                            -----------------------

                               MERRILL LYNCH & CO.

                          IXIS SECURITIES NORTH AMERICA

                              GOLDMAN, SACHS & CO.

                                 MORGAN STANLEY

                                  JULY 28, 2006

================================================================================